                                                Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.:  333-130536

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 28, 2006)

                                     [LOGO]

  Banc of America Funding Corporation       Banc of America Funding 2006-J Trust
             Depositor                                 Issuing Entity
Bank of America, National Association              Wells Fargo Bank, N.A.
              Sponsor                                 Master Servicer

                          $1,156,229,100 (Approximate)
                Mortgage Pass-Through Certificates, Series 2006-J
      Principal and/or interest payable monthly, beginning in January 2007

You should carefully consider the "Risk Factors" beginning on page S-23 of this prospectus supplement.

Neither the Offered Certificates nor the mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The Offered Certificates represent interests in the Issuing Entity only and will not be obligations of the Depositor, the Sponsor or any other entity.

This  prospectus   supplement  may  be  used  to  offer  and  sell  the  Offered
Certificates only if accompanied by the prospectus. Please read both documents carefully to understand the risks associated with these investments.

The Issuing Entity will Issue --

o Five groups consisting of twenty-three classes of Senior Certificates.

o Six classes of Subordinate Certificates which are subordinated to, and provide credit enhancement for, the Senior Certificates. Each class of Subordinate Certificates is also subordinated to each class of Subordinate Certificates, if any, higher in order of payment priority.

The classes of Offered  Certificates  are listed in the table  beginning on page
S-6.

The Assets of the Issuing Entity will Consist Primarily of --

o Five loan groups of fully-amortizing, adjustable -rate, one- to four-family, first lien mortgage loans, substantially all of which have original terms to maturity of approximately 30 to 40 years.

Credit Enhancement will Consist of --

o Subordination of the Subordinate Certificates to the Senior Certificates and to those classes of Subordinate Certificates higher in order of payment priority for the distributions of principal and interest and the allocation of losses.

o Subordination of the Super Senior Support Certificates to the related Super Senior Certificates for the allocation of losses if the Subordinate Certificates are no longer outstanding.

o Cross-collateralization of the loan groups and the related Certificates.

o Shifting interest in prepayments through the allocation, subject to certain exceptions, of most principal collections on the mortgage loans in a loan group to the Senior Certificates of the related group of Certificates for the first seven years and a lesser, but still disproportionately large, allocation of these collections to the Senior Certificates of the related group of Certificates during the following four years.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Offered Certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Offered Certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. The anticipated delivery date for the Offered Certificates is December 29, 2006. Total proceeds to the Depositor for the Offered Certificates will be approximately 100.704% of the initial class balance of the Offered Certificates, plus accrued interest, if applicable, before deducting expenses payable by the Depositor.

                         Banc of America Securities LLC

                                December 28, 2006

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
  AND THE PROSPECTUS.........................................................S-4
SUMMARY OF TERMS.............................................................S-9
RISK FACTORS................................................................S-23
     Mortgage Loans Paying Interest Only During the Related Interest
        Only Period May Have a Higher Risk of Delinquency, Default or
        Rates of Prepayment.................................................S-23
     The Rate of Principal Payments on the Mortgage Loans Will Affect
        the Yield on the Offered Certificates...............................S-23
     Delinquencies and Losses on the Mortgage Loans Will Adversely Affect
        Your Yield..........................................................S-25
     Alternative Underwriting Standards May Increase Risk of Loss...........S-25
     The Rate of Default on Mortgage Loans that Are Secured by Investor
        Properties May be Higher than on Other Mortgage Loans...............S-25
     Inclusion of Mortgage Loans that have been
        Delinquent in the Past May Increase Risk of Loss....................S-25
     There Are Risks Relating to Mortgaged Properties Subject to Second
        Lien Mortgage Loans.................................................S-25
     Credit Scores May Not Accurately Predict the Likelihood of Default.....S-26
     Decrement and Sensitivity Tables Are Based Upon Assumptions
        and Models..........................................................S-26
     There Is a Risk that Interest Payments on the Mortgage Loans May Be
        Insufficient to Pay Interest on Your Certificates...................S-26
     Mortgage Loans with Large Principal Balances May Increase Risk of
        Loss on Certificates................................................S-27
     Risks Related to Exchangeable REMIC and Exchangeable Certificates......S-27
     Subordination of Super Senior Support and Subordinate Certificates
        Increases Risk of Loss..............................................S-27
     Subordinate Certificates Provide Credit Support for the Senior
        Certificates........................................................S-28
     The Timing of Changes in the Rate of Prepayments May Significantly
        Affect the Actual Yield to You, Even If the Average Rate of
        Principal Prepayments is Consistent with Your Expectations..........S-28
     The Variable Rate of Interest on the Mortgage Loans May Affect
        Your Yield..........................................................S-28
     Adjustable-Rate Mortgage Loan Borrowers May Be More Likely to
        Prepay..............................................................S-28
     Limited Source of Payments - No Recourse to Depositor, Sponsor,
        Originators, Servicers, Master Servicer, Securities Administrator
        or Trustee..........................................................S-29
     Limited Liquidity......................................................S-29
     Geographic Concentrations May Increase Risk of Loss Due to Adverse
        Economic Conditions or Natural Disaster.............................S-29
     Residential Real Estate Values May Fluctuate and Adversely Affect
        Your Investment.....................................................S-29
     The Recording of the Mortgages in the Name of MERS May Affect the
        Yield on the Certificates...........................................S-30
     Rights of Beneficial Owners May Be Limited by Book-Entry System........S-30
     The Sponsor or the Originators May Not Be Able to Repurchase
        Defective Mortgage Loans............................................S-30
     Tax Consequences of Residual Certificate...............................S-31
     United States Military Operations May Increase Risk of Relief Act
        Shortfalls..........................................................S-31
THE MORTGAGE POOL...........................................................S-32
THE ORIGINATORS.............................................................S-36
     Bank of America, National Association..................................S-36
     Washington Mutual Bank.................................................S-36
     Wells Fargo Bank, N.A..................................................S-37
MORTGAGE LOAN UNDERWRITING STANDARDS........................................S-39
     Bank of America's Underwriting Standards...............................S-39
     WaMu's Underwriting Standards..........................................S-46
     Wells Fargo Bank's Underwriting Standards..............................S-49
THE SPONSOR.................................................................S-53
STATIC POOL INFORMATION.....................................................S-53
THE DEPOSITOR...............................................................S-53
THE ISSUING ENTITY..........................................................S-54
SERVICING OF MORTGAGE LOANS.................................................S-54
     The Master Servicer....................................................S-55
     Bank of America's Servicing Experience and Procedures..................S-55
     WaMu's Servicing Experience and Procedures.............................S-59
     Wells Fargo Bank's Servicing Experience and Procedures.................S-61
THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS............S-63
     Assignment of Mortgage Loans...........................................S-63
     Repurchases of Mortgage Loans..........................................S-64
     Payments on Mortgage Loans; Accounts...................................S-65
     Compensating Interest..................................................S-66
     Advances...............................................................S-66
     Optional Termination...................................................S-67
     The Securities Administrator...........................................S-67
     The Trustee............................................................S-68

     Compensation and Payment of Expenses of the Transaction Parties........S-69
     Voting Rights..........................................................S-70
DESCRIPTION OF CERTIFICATES.................................................S-71
     Form...................................................................S-71
     Exchangeable REMIC and Exchangeable Certificates.......................S-72
     Distributions..........................................................S-73
     Pool Distribution Amount...............................................S-75
     Priority of Distributions..............................................S-75
     Interest...............................................................S-76
     Principal..............................................................S-77
     Cross-Collateralization................................................S-82
     Allocation of Losses...................................................S-82
     Restrictions on Transfer of the Class 1-A-R Certificate................S-83
PREPAYMENT AND YIELD CONSIDERATIONS.........................................S-86
     Assumptions Relating to Tables.........................................S-88
     Weighted Average Lives of the Offered Certificates.....................S-89
     Yield on the Class 1-A-R Certificate...................................S-90
     Yield on the Interest Only Certificates................................S-90
     Yield on the Subordinate Certificates..................................S-91
     Yield Considerations on the Class B-2 and Class B-3 Certificates.......S-92
USE OF PROCEEDS.............................................................S-93
FEDERAL INCOME TAX CONSEQUENCES.............................................S-93
     Regular Certificates...................................................S-93
     Residual Certificate...................................................S-94
     Exchangeable Certificates..............................................S-94
     Backup Withholding and Reporting Requirements..........................S-95
STATE TAXES.................................................................S-95
ERISA CONSIDERATIONS........................................................S-95
REPORTS TO CERTIFICATEHOLDERS...............................................S-96
METHOD OF DISTRIBUTION......................................................S-97
LEGAL MATTERS...............................................................S-97
CERTIFICATE RATINGS.........................................................S-97
INDEX TO DEFINED TERMS......................................................S-99

Appendix A:  Mortgage Loan Data..............................................A-1
Appendix B:  Decrement Tables................................................B-1
Appendix C:  Hypothetical Mortgage Loans.....................................C-1
Appendix D:  Sensitivity and Aggregate Realized Loss Tables..................D-1
Appendix E:  Available Combinations of Exchangeable REMIC and Exchangeable
             Certificates....................................................E-1

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     The Offered Certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of Certificates such as your Certificates; and (ii) this prospectus supplement, which incorporates and includes the appendices and describes the specific terms of your Certificates.

     Information regarding certain entities that are not affiliates of the Depositor has been provided in this prospectus supplement. See in particular "The Originators--Washington Mutual Bank," "--Wells Fargo Bank, N.A.," "Mortgage Loan Underwriting Standards--WaMu's Underwriting Standards," "--Wells Fargo Bank's Underwriting Standards," "Servicing of Mortgage Loans--The Master Servicer," "--WaMu's Servicing Experience and Procedures," ""--Wells Fargo Bank's Servicing Experience and Procedures," "The Pooling and Servicing Agreement and the Servicing Agreements--The Securities Administrator" and "--The Trustee" in this prospectus supplement. The information contained in each of those sections of this prospectus supplement was prepared solely by the party described in that section without any input from the Depositor.

     If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the Depositor or from the underwriter.

     Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The "Table of Contents" in this prospectus supplement and the "Table of Contents" in the prospectus provide the locations of these captions.

     The "Index to Defined Terms" beginning on page S-99 of this prospectus supplement and the "Index of Defined Terms" beginning on page 127 of the prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

     Banc of America Funding Corporation's principal offices are located at 214 North Tryon Street, Charlotte, North Carolina 28255, and its phone number is
(704) 386-2400.

                             ---------------------

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings "Risk Factors" and "Prepayment and Yield Considerations" and in the appendices. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the Depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the Depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                             EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Certificates to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of Certificates to the public" in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

     The underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

          (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

     The distribution of this prospectus supplement and accompanying prospectus, if made by a person who is not an authorized person under the Financial Services and Markets Act, is being made only to, or directed only at persons who (1) are outside the United Kingdom or (2) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement and accompanying prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement and accompanying prospectus relates, including the Offered Certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the Offered Certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                         THE SERIES 2006-J CERTIFICATES

                                                                                                               Initial Rating of
                                                                                                                 Certificate(3)
                           Initial
                            Class      Pass-Through
        Class            Balance(1)       Rate             Principal Type(2)            Interest Type(2)        S&P        Fitch
--------------------   --------------  ------------  -----------------------------    ------------------       -----       -----
Offered Certificates

Class 1-A-1.......         $8,264,000      (4)           Senior, Pass-Through            Variable Rate          AAA         AAA
Class 1-A-R.......               $100      (4)          Senior, Sequential Pay           Variable Rate          AAA         AAA
Class 2-A-1.......       $368,000,000      (5)        Super Senior, Pass-Through,        Variable Rate          AAA         AAA
                                                          Exchangeable REMIC
Class 2-A-2.......       $216,293,000      (5)       Super Senior, Sequential Pay        Variable Rate          AAA         AAA
Class 2-A-3.......        $64,461,000      (5)       Super Senior, Sequential Pay        Variable Rate          AAA         AAA
Class 2-A-4.......        $38,056,000      (5)           Super Senior Support,           Variable Rate          AAA         AAA
                                                             Pass-Through
Class 2-A-5.......       $368,000,000      (6)        Super Senior, Pass-Through,        Variable Rate          AAA         AAA
                                                             Exchangeable
Class 2-A-6.......           (7)           (7)         Senior, Notional Amount,       Fixed Rate, Interest      AAA         AAA
                                                             Exchangeable                     Only
Class 2-A-7.......       $368,000,000      (8)        Super Senior, Pass-Through,        Variable Rate          AAA         AAA
                                                             Exchangeable
Class 2-A-8.......           (9)           (9)         Senior, Notional Amount,       Fixed Rate, Interest      AAA         AAA
                                                             Exchangeable                     Only
Class 3-A-1.......        $57,877,000     (10)        Super Senior, Pass-Through         Variable Rate          AAA         AAA
Class 3-A-2.......         $3,395,000     (10)           Super Senior Support,           Variable Rate          AAA         AAA
                                                             Pass-Through
Class 4-A-1.......       $113,583,000     (11)        Super Senior, Pass-Through,        Variable Rate          AAA         AAA
                                                          Exchangeable REMIC
Class 4-A-2.......       $100,000,000     (12)        Super Senior, Pass-Through         Variable Rate          AAA         AAA
Class 4-A-3.......          (13)          (13)          Senior, Notional Amount       Fixed Rate, Interest      AAA         AAA
                                                                                              Only
Class 4-A-4.......        $12,528,000     (11)           Super Senior Support,           Variable Rate          AAA         AAA
                                                             Pass-Through
Class 4-A-5.......       $113,583,000     (14)        Super Senior, Pass-Through,        Variable Rate          AAA         AAA
                                                             Exchangeable
Class 4-A-6.......          (15)          (15)         Senior, Notional Amount,       Fixed Rate, Interest      AAA         AAA
                                                             Exchangeable                     Only
Class 4-A-7.......       $113,583,000     (16)        Super Senior, Pass-Through,        Variable Rate          AAA         AAA
                                                             Exchangeable
Class 4-A-8.......          (17)          (17)         Senior, Notional Amount,       Fixed Rate, Interest      AAA         AAA
                                                             Exchangeable                     Only
Class 5-A-1.......        $94,539,000     (18)          Senior, Sequential Pay           Variable Rate          AAA         AAA
Class 5-A-2.......        $29,595,000     (19)          Senior, Sequential Pay           Variable Rate          AAA         AAA
Class 5-A-3.......          (20)          (20)          Senior, Notional Amount       Fixed Rate, Interest      AAA         AAA
                                                                                              Only
Class B-1.........        $30,952,000     (21)                Subordinate                Variable Rate          None         AA
Class B-2.........         $9,927,000     (21)                Subordinate                Variable Rate          None         A
Class B-3.........         $8,759,000     (21)                Subordinate                Variable Rate          None        BBB

Non-Offered Certificates

Class B-4.........         $4,672,000     (21)                Subordinate                Variable Rate          None         BB
Class B-5.........         $3,504,000     (21)                Subordinate                Variable Rate          None         B
Class B-6.........         $3,503,754     (21)                Subordinate                Variable Rate          None        None

--------------------

(1) Approximate. The initial class balances of the Offered Certificates may vary by a total of plus or minus 5%. The initial class balance or initial notional amount shown for a class of Exchangeable REMIC or Exchangeable Certificates represents the approximate maximum initial class balance or maximum initial notional amount of such class.

(2) See "Description of Certificates--Categories of Classes of Certificates" in the prospectus for a description of these principal and interest types and see "Description of Certificates--Priority of Distributions" and "--Allocation of Losses" in this prospectus supplement for a description of the effects of subordination.

(3) The Offered Certificates will not be issued unless they receive at least the ratings set forth in this table. See "Certificate Ratings" in this prospectus supplement.

(4) Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 1 Mortgage Loans (based on the Stated Principal Balances of the Group 1 Mortgage Loans on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in January 2007, this rate is expected to be approximately 6.121023% per annum.

(5) Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Mortgage Loans (based on the Stated Principal Balances of the Group 2 Mortgage Loans on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in January 2007, this rate is expected to be approximately 5.904690% per annum.

(6) For each Distribution Date occurring prior to and including the Distribution Date in December 2011, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Mortgage Loans (based on the Stated Principal Balances of the Group 2 Mortgage Loans on the due date in the month preceding the month of such Distribution Date) less approximately 0.400000%. For the initial Distribution Date in January 2007, this rate is expected to be approximately 5.504690% per annum. For each Distribution Date occurring on and after the Distribution Date in January 2012, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Mortgage Loans

     (based on the Stated Principal Balances of the Group 2 Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

(7) The Class 2-A-6 Certificates are interest only certificates, have no class balance and will bear interest on their notional amount. The maximum initial notional amount for the Class 2-A-6 Certificates is approximately $368,000,000. For each Distribution Date occurring prior to and including the Distribution Date in December 2011, interest will accrue on the Class 2-A-6 Certificates at a per annum rate equal to approximately 0.400000%. For each Distribution Date occurring on and after the Distribution Date in January 2012, no interest will accrue on the Class 2-A-6 Certificates.

(8) For each Distribution Date occurring prior to and including the Distribution Date in December 2011, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Mortgage Loans (based on the Stated Principal Balances of the Group 2 Mortgage Loans on the due date in the month preceding the month of such Distribution Date) less approximately 0.650000%. For the initial Distribution Date in January 2007, this rate is expected to be approximately 5.254690% per annum. For each Distribution Date occurring on and after the Distribution Date in January 2012, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Mortgage Loans (based on the Stated Principal Balances of the Group 2 Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

(9) The Class 2-A-8 Certificates are interest only certificates, have no class balance and will bear interest on their notional amount. The maximum initial notional amount for the Class 2-A-8 Certificates is approximately $368,000,000. For each Distribution Date occurring prior to and including the Distribution Date in December 2011, interest will accrue on the Class 2-A-8 Certificates at a per annum rate equal to approximately 0.650000%. For each Distribution Date occurring on and after the Distribution Date in January 2012, no interest will accrue on the Class 2-A-8 Certificates.

(10) Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 3 Mortgage Loans (based on the Stated Principal Balances of the Group 3 Mortgage Loans on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in January 2007, this rate is expected to be approximately 6.696083% per annum.

(11) Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 4 Mortgage Loans (based on the Stated Principal Balances of the Group 4 Mortgage Loans on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in January 2007, this rate is expected to be approximately 6.158919% per annum.

(12) For each Distribution Date occurring prior to and including the Distribution Date in December 2013, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 4 Mortgage Loans (based on the Stated Principal Balances of the Group 4 Mortgage Loans on the due date in the month preceding the month of such Distribution Date) less approximately 0.262919%. For the initial Distribution Date in January 2007, this rate is expected to be approximately 5.896000% per annum. For each Distribution Date occurring on and after the Distribution Date in January 2014, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 4 Mortgage Loans (based on the Stated Principal Balances of the Group 4 Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

(13) The Class 4-A-3 Certificates are interest only certificates, have no class balance and will bear interest on their notional amount (initially approximately $100,000,000). For each Distribution Date occurring prior to and including the Distribution Date in December 2013, interest will accrue on the Class 4-A-3 Certificates at a per annum rate equal to approximately 0.262919%. For each Distribution Date occurring on and after the Distribution Date in January 2014, no interest will accrue on the Class 4-A-3 Certificates.

(14) For each Distribution Date occurring prior to and including the Distribution Date in December 2013, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 4 Mortgage Loans (based on the Stated Principal Balances of the Group 4 Mortgage Loans on the due date in the month preceding the month of such Distribution Date) less approximately 0.500000%. For the initial Distribution Date in January 2007, this rate is expected to be approximately 5.658919% per annum. For each Distribution Date occurring on and after the Distribution Date in January 2014, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 4 Mortgage Loans (based on the Stated Principal Balances of the Group 4 Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

(15) The Class 4-A-6 Certificates are interest only certificates, have no class balance and will bear interest on their notional amount. The maximum initial notional amount for the Class 4-A-6 Certificates is approximately $113,583,000. For each Distribution Date occurring prior to and including the Distribution Date in December 2013, interest will accrue on the Class 4-A-6 Certificates at a per annum rate equal to approximately 0.500000%. For each Distribution Date occurring on and after the Distribution Date in January 2014, no interest will accrue on the Class 4-A-6 Certificates.

(16) For each Distribution Date occurring prior to and including the Distribution Date in December 2013, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 4 Mortgage Loans (based on the Stated Principal Balances of the Group 4 Mortgage Loans on the due date in the month preceding the month of such Distribution Date) less approximately 0.750000%. For the initial Distribution Date in January 2007, this rate is expected to be approximately 5.408919% per annum. For each Distribution Date occurring on and after the Distribution Date in January 2014, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 4 Mortgage Loans (based on the Stated Principal Balances of the Group 4 Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

(17) The Class 4-A-8 Certificates are interest only certificates, have no class balance and will bear interest on their notional amount. The maximum initial notional amount for the Class 4-A-8 Certificates is approximately $113,583,000. For each Distribution Date occurring prior to and including the Distribution Date in December 2013, interest will accrue on the Class 4-A-8 Certificates at a per annum rate equal to approximately 0.750000%. For each Distribution Date occurring on and after the Distribution Date in January 2014, no interest will accrue on the Class 4-A-8 Certificates.

(18) Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage Loans (based on the Stated Principal Balances of the Group 5 Mortgage Loans on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in January 2007, this rate is expected to be approximately 6.157535% per annum.

(19) For each Distribution Date occurring prior to and including the Distribution Date in December 2016, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage Loans (based on the Stated Principal Balances of the Group 5 Mortgage Loans on the due date in the month preceding the month of such Distribution Date) less approximately 0.407535%. For the initial Distribution Date in January 2007, this rate is expected to be approximately 5.750000% per annum. For each Distribution Date occurring on and after the Distribution Date in January 2017, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage Loans (based on the Stated Principal Balances of the Group 5 Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

(20) The Class 5-A-3 Certificates are interest only certificates, have no class balance and will bear interest on their notional amount (initially approximately $29,595,000). For each Distribution Date occurring prior to and including the Distribution Date in December 2016, interest will accrue on the Class 5-A-3 Certificates at a per annum rate equal to approximately 0.407535%. For each Distribution Date occurring on and after the Distribution Date in January 2017, no interest will accrue on the Class 5-A-3 Certificates.

(21) Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For the initial Distribution Date in January 2007, this rate is expected to be approximately 6.030440% per annum.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.



Title of Series:  Banc of America Funding
                  Corporation, Mortgage Pass-
                  Through Certificates, Series 2006-J

Depositor:        Banc of America Funding Corporation

Issuing Entity:   Banc of America Funding 2006-J Trust

Sponsor:          Bank of America, National Association

Originators:      Bank of America, National Association,
                  Washington Mutual Bank and Wells Fargo Bank, N.A.

Servicers:        Bank of America, National Association,
                  Washington Mutual Bank and Wells Fargo Bank, N.A.

Master
Servicer:         Wells Fargo Bank, N.A.

Securities
Administrator:    Wells Fargo Bank, N.A.

Trustee:          U.S. Bank National Association

Distribution
Date: The 20th day of each month (or, if not a business day, the next business day) beginning January 22, 2007.

Closing Date:     On or about December 29, 2006.

Collection
Period: The period from the second day of the calendar month preceding the month in which a Distribution Date occurs through the first day of the calendar month in which the Distribution Date occurs.

Cut-off Date:     December 1, 2006.

Prepayment
Period: The calendar month preceding the month in which a Distribution Date occurs.

Record Date:      The last business day of the month preceding the month of such
                  Distribution Date.

                          -----------------------------

The Transaction Parties

     On the Closing Date, the Sponsor will sell the Mortgage Loans to the Depositor, who will in turn deposit them into a New York common law trust, which is the Issuing Entity. The Issuing Entity will be formed by a pooling and servicing agreement, to be dated the Closing Date, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee. The Master Servicer will monitor the servicing of the Mortgage Loans by each Servicer in accordance with the pooling and servicing agreement. The Securities Administrator will calculate distributions and other information regarding the Certificates.

     The transfers of the mortgage loans from the Sponsor to the Depositor to the Issuing Entity in exchange for the Certificates are illustrated below:

                 ------------------
                 |     Sponsor     |
                 ------------------
                        |   ^                 Offered
Mortgage Loans          |   |               Certificates
                        |   |  Cash
                        V   |                                ---------------
                ------------------ ------------------------->|             |
                |                |                           | Underwriter |
                |    Depositor   |                           |             |
                |                |                           |             |
                ------------------ <------------------------ ---------------
                        |  ^                 Cash                 |   ^
Mortgage Loans          |  |                              Offered |   |
                        |  |  All Certificates       Certificates |   |   Cash
                        V  |                                      V   |
                ------------------                            -------------
                |     Issuing     |                           |           |
                |     Entity      |                           | Investors |
                ------------------                            |           |
                                                              -------------

Offered Certificates

     A summary table of the initial class balances, maximum initial class balances, initial notional amounts, maximum initial notional amounts, principal types, pass-through rates, interest types and ratings of the Offered
Certificates offered by this prospectus supplement is set forth in the table beginning on page S-6.

     The Certificates represent all of the beneficial ownership interest in the Issuing Entity.

                   Classifications of Classes of Certificates
--------------------------------------------------------------------------------
Certificates:                      1-A-1, 1-A-R, 2-A-1, 2-A-2, 2-A-3, 2-A-4,
                                   2-A-5, 2-A-6, 2-A-7, 2-A-8, 3-A-1, 3-A-2,
                                   4-A-1, 4-A-2, 4-A-3, 4-A-4, 4-A-5, 4-A-6,
                                   4-A-7, 4-A-8, 5-A-1, 5-A-2, 5-A-3, B-1, B-2,
                                   B-3, B-4, B-5 and B-6
--------------------------------------------------------------------------------
Offered Certificates:              1-A-1, 1-A-R, 2-A-1, 2-A-2, 2-A-3, 2-A-4,
                                   2-A-5, 2-A-6, 2-A-7, 2-A-8, 3-A-1, 3-A-2,
                                   4-A-1, 4-A-2, 4-A-3, 4-A-4, 4-A-5, 4-A-6,
                                   4-A-7, 4-A-8, 5-A-1, 5-A-2, 5-A-3, B-1, B-2
                                   and B-3
--------------------------------------------------------------------------------
Non-Offered Certificates:          B-4, B-5 and B-6
--------------------------------------------------------------------------------
Senior Certificates:               1-A-1, 1-A-R, 2-A-1, 2-A-2, 2-A-3, 2-A-4,
                                   2-A-5, 2-A-6, 2-A-7, 2-A-8, 3-A-1, 3-A-2,
                                   4-A-1, 4-A-2, 4-A-3, 4-A-4, 4-A-5, 4-A-6,
                                   4-A-7, 4-A-8, 5-A-1, 5-A-2 and 5-A-3
--------------------------------------------------------------------------------
Group 1 Certificates:              1-A-1 and 1-A-R
--------------------------------------------------------------------------------
Group 2 Certificates:              2-A-1, 2-A-2, 2-A-3, 2-A-4, 2-A-5, 2-A-6,
                                   2-A-7 and 2-A-8
--------------------------------------------------------------------------------
Group 3 Certificates:              3-A-1 and 3-A-2
--------------------------------------------------------------------------------
Group 4 Certificates:              4-A-1, 4-A-2, 4-A-3, 4-A-4, 4-A-5, 4-A-6,
                                   4-A-7 and 4-A-8
--------------------------------------------------------------------------------
Group 5 Certificates:              5-A-1, 5-A-2 and 5-A-3
--------------------------------------------------------------------------------
Subordinate Certificates:          B-1, B-2, B-3, B-4, B-5 and B-6
--------------------------------------------------------------------------------
Interest Only Certificates:        2-A-6, 2-A-8, 4-A-3, 4-A-6, 4-A-8 and 5-A-3
--------------------------------------------------------------------------------
Exchangeable REMIC Certificates:   2-A-1 and 4-A-1
--------------------------------------------------------------------------------
Exchangeable Certificates:         2-A-5, 2-A-6, 2-A-7, 2-A-8, 4-A-5, 4-A-6,
                                   4-A-7 and 4-A-8
--------------------------------------------------------------------------------
Super Senior Certificates:         2-A-1, 2-A-2, 2-A-3, 2-A-5, 2-A-7, 3-A-1,
                                   4-A-1, 4-A-2, 4-A-5 and 4-A-7
--------------------------------------------------------------------------------
Super Senior Support Certificates: 2-A-4, 3-A-2 and 4-A-4
--------------------------------------------------------------------------------
Residual Certificate:              1-A-R
--------------------------------------------------------------------------------

     The senior certificates are divided into five groups (each, a "Group"). The Group 1 Certificates form "Group 1," the Group 2 Certificates form "Group 2," the Group 3 Certificates form "Group 3," the Group 4 Certificates form "Group 4" and the Group 5 Certificates form "Group 5."

     The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.

     Except to the extent of cross-collateralization payments described under "Description of Certificates--Cross-Collateralization," the numeric prefix for each class of Senior Certificates designates the Group of Senior Certificates to which that class belongs and represents an interest in the Loan Group with the same number (e.g. the Senior Certificates whose class designations begin with "1" correspond to the Group 1 Mortgage Loans, the Senior Certificates whose class designations begin with "2" correspond to the Group 2 Mortgage Loans and so forth).

     Only the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates are offered by this prospectus supplement.

     The Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement.

     The Subordinate Certificates are subordinated to the Senior Certificates for distributions of principal and interest and for allocations of losses on the Mortgage Loans, and the Subordinate Certificates lower in order of payment priority are subordinated to the Subordinate Certificates higher in order of payment priority for distributions of principal and interest and for allocations of losses on the Mortgage Loans.

     Information provided about Non-Offered Certificates is included in this prospectus supplement to aid your understanding of the Offered Certificates.

     A class of Exchangeable REMIC Certificates may be exchanged for a combination of classes of Exchangeable Certificates and vice versa. The four Combinations of classes of Certificates that are exchangeable for one another are described in further detail in Appendix E to this prospectus supplement. See also "Description of Certificates--Exchangeable REMIC and Exchangeable Certificates" in this prospectus supplement and the prospectus for a detailed description of the Exchangeable REMIC and Exchangeable Certificates, exchange procedures and fees.

Mortgage Pool

     The Issuing Entity will consist of five loan groups ("Loan Group 1," "Loan Group 2," "Loan Group 3," "Loan Group 4" and "Loan Group 5," and each a "Loan Group") of adjustable-rate mortgage loans (the "Group 1 Mortgage Loans," the "Group 2 Mortgage Loans," the "Group 3 Mortgage Loans," the "Group 4 Mortgage Loans" and the "Group 5 Mortgage Loans," and collectively, the "Mortgage Loans") secured by first liens on one- to four-family properties.

     The Mortgage Loans provide for a fixed interest rate during an initial period of 3, 5, 7 or 10 years and thereafter provide for adjustments to the interest rate on an annual basis. The interest rate of each Mortgage Loan will adjust to equal the sum of an index and a gross margin. Interest rate adjustments generally will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment. In addition, interest rate adjustments will be subject to an overall maximum mortgage interest rate and a minimum mortgage interest rate generally equal to the related gross margin. The index for each Mortgage Loan will be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board and published in Federal Reserve Statistical Release H.15 (519), or the arithmetic mean of the London interbank offered rate quotations for one-year U.S. Dollar-denominated deposits, as published in The Wall Street Journal.

     The Mortgage Loans in each Loan Group generally have the following characteristics:

                             Interest Rate    Payment                        Original Interest
Loan      Initial Fixed       Adjustment     Adjustment                         Only Period
Group      Rate Periods        Frequency     Frequency         Index          (if applicable)
-----      ------------        ---------     ---------         -----          --------------

----------------------------------------------------------------------------------------------
   1        3 years         12 months       12 months     One-Year LIBOR         3 years
----------------------------------------------------------------------------------------------
   2        5 years         12 months       12 months    One-Year LIBOR or 5 years or 10 years
                                                           One-Year CMT
----------------------------------------------------------------------------------------------
   3        5 years         12 months       12 months    One-Year LIBOR or 5 years or 10 years
                                                           One-Year CMT
----------------------------------------------------------------------------------------------
   4        7 years         12 months       12 months    One-Year LIBOR or 7 years or 10 years
                                                           One-Year CMT
----------------------------------------------------------------------------------------------
   5       10 years         12 months       12 months    One-Year LIBOR or      10 years
                                                           One-Year CMT
----------------------------------------------------------------------------------------------

     The Mortgage Loans were originated or acquired by Bank of America, National Association, Washington Mutual Bank and Wells Fargo Bank, N.A. (collectively, the "Originators"). The percentage of the Mortgage Loans in each Loan Group and in the Mortgage Pool that were originated by each of the Originators is set forth in the applicable table under "The Mortgage Pool" in this prospectus supplement.

     The Depositor expects the Mortgage Loans to have the following approximate characteristics:


           Selected Group 1 Mortgage Loan Data as of December 1, 2006
--------------------------------------------------------------------------------------------------------------------
                                                                  Range, Total or Percentage     Weighted Average
--------------------------------------------------------------------------------------------------------------------

Number of Mortgage Loans                                                      13                        --
--------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                        $8,722,619                    --
--------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                            $436,000 to $1,412,000         $670,971(1)
--------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                6.000% to 8.000%               6.497%
--------------------------------------------------------------------------------------------------------------------
Gross Margin                                                                2.250%                      --
--------------------------------------------------------------------------------------------------------------------
Rate Ceiling                                                          12.000% to 14.000%             12.497%
--------------------------------------------------------------------------------------------------------------------
Months to Next Adjustment Date                                          35 to 36 months             35 months
--------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                     0.376%                      --
--------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                     359 to 360 months            359 months
--------------------------------------------------------------------------------------------------------------------
Original Term                                                             360 months                    --
--------------------------------------------------------------------------------------------------------------------
Loan Age                                                                 0 to 1 months               1 month
--------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                           45.45% to 80.00%               74.75%
--------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio                                                   13.70% to 46.00%               34.20%
--------------------------------------------------------------------------------------------------------------------
Credit Scores                                                             639 to 802                   712
--------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                   December 1, 2036                 --
--------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(2)                               67.41%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(2)                     0.00%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(2)              12.40%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(2)                                              0.00%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with BPP(2)                                     0.00%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(2)                                         0.00%                      --
--------------------------------------------------------------------------------------------------------------------
Geographic  Concentration  of Mortgaged  Properties in Excess of
5% of the Aggregate Unpaid Principal Balance:
      California                                                            46.10%                      --
      South Carolina                                                        16.31%                      --
      Florida                                                               15.24%                      --
      Tennessee                                                             11.45%                      --
      New York                                                               5.90%                      --
--------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                                    16.19%                      --
--------------------------------------------------------------------------------------------------------------------

(1) The balance shown is the average unpaid principal balance of the Group 1 Mortgage Loans.
(2)  As a  percentage  of the unpaid  principal  balance of the Group 1 Mortgage
     Loans.


           Selected Group 2 Mortgage Loan Data as of December 1, 2006
--------------------------------------------------------------------------------------------------------------------
                                                                  Range, Total or Percentage     Weighted Average
--------------------------------------------------------------------------------------------------------------------

Number of Mortgage Loans                                                      962                       --
--------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                       $724,865,726                   --
--------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                            $134,330 to $3,000,000         $753,499(1)
--------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                4.375% to 6.850%               6.195%
--------------------------------------------------------------------------------------------------------------------
Gross Margin                                                           2.000% to 3.150%               2.321%
--------------------------------------------------------------------------------------------------------------------
Rate Ceiling                                                           9.375% to 12.255%             11.196%
--------------------------------------------------------------------------------------------------------------------
Months to Next Adjustment Date                                          52 to 60 months             59 months
--------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                0.251% to 0.376%               0.291%
--------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                     352 to 480 months            359 months
--------------------------------------------------------------------------------------------------------------------
Original Term                                                          360 to 480 months            360 months
--------------------------------------------------------------------------------------------------------------------
Loan Age                                                                 0 to 8 months               1 month
--------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                           24.60% to 100.00%              70.89%
--------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio                                                    4.65% to 67.50%               36.37%
--------------------------------------------------------------------------------------------------------------------
Credit Scores(2)                                                          599 to 813                   716
--------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                   December 1, 2046                 --
--------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(3)                               95.93%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(3)                     0.12%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(3)               2.82%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(3)                                              0.47%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with BPP(3)                                     0.67%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(3)                                         0.36%                      --
--------------------------------------------------------------------------------------------------------------------
Geographic  Concentration  of Mortgaged  Properties in Excess of
5% of the Aggregate Unpaid Principal Balance:
      California                                                            64.29%                      --
      Illinois                                                               5.42%                      --
--------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(3)                                     1.28%                      --
--------------------------------------------------------------------------------------------------------------------

(1) The balance shown is the average unpaid principal balance of the Group 2 Mortgage Loans.
(2) Excluding the Group 2 Mortgage Loans for which Credit Scores are not available.
(3)  As a  percentage  of the unpaid  principal  balance of the Group 2 Mortgage
     Loans.


           Selected Group 3 Mortgage Loan Data as of December 1, 2006
--------------------------------------------------------------------------------------------------------------------
                                                                  Range, Total or Percentage     Weighted Average
--------------------------------------------------------------------------------------------------------------------

Number of Mortgage Loans                                                      99                        --
--------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                        $64,667,130                   --
--------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                            $420,000 to $2,400,000         $653,203(1)
--------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                6.750% to 7.800%               6.993%
--------------------------------------------------------------------------------------------------------------------
Gross Margin                                                           2.250% to 3.700%               2.518%
--------------------------------------------------------------------------------------------------------------------
Rate Ceiling                                                          11.750% to 12.800%             11.997%
--------------------------------------------------------------------------------------------------------------------
Months to Next Adjustment Date                                          56 to 60 months             59 months
--------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                0.251% to 0.376%               0.297%
--------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                     356 to 479 months            360 months
--------------------------------------------------------------------------------------------------------------------
Original Term                                                          360 to 480 months            361 months
--------------------------------------------------------------------------------------------------------------------
Loan Age                                                                 0 to 4 months               1 month
--------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                           40.00% to 100.00%              74.71%
--------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio                                                   16.00% to 62.70%               37.28%
--------------------------------------------------------------------------------------------------------------------
Credit Scores                                                             614 to 797                   688
--------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                   November 1, 2046                 --
--------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(2)                               97.75%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(2)                     1.30%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(2)              15.08%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(2)                                              0.00%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with BPP(2)                                     1.49%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(2)                                         0.00%                      --
--------------------------------------------------------------------------------------------------------------------
Geographic  Concentration  of Mortgaged  Properties in Excess of
5% of the Aggregate Unpaid Principal Balance:
      California                                                            57.00%                      --
      Illinois                                                              11.67%                      --
      Florida                                                                7.38%                      --
--------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                                     3.71%                      --
--------------------------------------------------------------------------------------------------------------------

(1) The balance shown is the average unpaid principal balance of the Group 3 Mortgage Loans.
(2)  As a  percentage  of the unpaid  principal  balance of the Group 3 Mortgage
     Loans.


           Selected Group 4 Mortgage Loan Data as of December 1, 2006
--------------------------------------------------------------------------------------------------------------------
                                                                  Range, Total or Percentage     Weighted Average
--------------------------------------------------------------------------------------------------------------------

Number of Mortgage Loans                                                      366                       --
--------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                       $238,640,457                   --
--------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                             $63,611 to $2,800,000         $652,023(1)
--------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                4.750% to 7.625%               6.410%
--------------------------------------------------------------------------------------------------------------------
Gross Margin                                                           2.250% to 2.750%               2.436%
--------------------------------------------------------------------------------------------------------------------
Rate Ceiling                                                           9.750% to 12.625%             11.410%
--------------------------------------------------------------------------------------------------------------------
Months to Next Adjustment Date                                          45 to 84 months             82 months
--------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                     0.251%                      --
--------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                     321 to 480 months            359 months
--------------------------------------------------------------------------------------------------------------------
Original Term                                                          360 to 480 months            361 months
--------------------------------------------------------------------------------------------------------------------
Loan Age                                                                0 to 39 months               2 months
--------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                           24.55% to 100.00%              73.43%
--------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio(2)                                                 9.31% to 67.39%               36.70%
--------------------------------------------------------------------------------------------------------------------
Credit Scores(3)                                                          628 to 813                   716
--------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                   December 1, 2046                 --
--------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(4)                               87.64%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(4)                     0.00%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(4)               3.61%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(4)                                              1.65%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with BPP(4)                                     0.67%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(4)                                         0.37%                      --
--------------------------------------------------------------------------------------------------------------------
Geographic  Concentration  of Mortgaged  Properties in Excess of
5% of the Aggregate Unpaid Principal Balance:
      California                                                            54.22%                      --
      Florida                                                                9.41%                      --
--------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(4)                                     1.36%                      --
--------------------------------------------------------------------------------------------------------------------

(1) The balance shown is the average unpaid principal balance of the Group 4 Mortgage Loans.
(2) Excluding the Group 4 Mortgage Loans for which no Debt-to-Income Ratio was calculated.
(3) Excluding the Group 4 Mortgage Loan for which a Credit Score is not available.
(4)  As a  percentage  of the unpaid  principal  balance of the Group 4 Mortgage
     Loans.


           Selected Group 5 Mortgage Loan Data as of December 1, 2006
--------------------------------------------------------------------------------------------------------------------
                                                                  Range, Total or Percentage     Weighted Average
--------------------------------------------------------------------------------------------------------------------

Number of Mortgage Loans                                                      152                       --
--------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                       $131,012,921                   --
--------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                            $125,164 to $5,975,351         $861,927(1)
--------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                5.000% to 7.125%               6.409%
--------------------------------------------------------------------------------------------------------------------
Gross Margin                                                           2.150% to 2.750%               2.514%
--------------------------------------------------------------------------------------------------------------------
Rate Ceiling                                                          10.000% to 12.125%             11.409%
--------------------------------------------------------------------------------------------------------------------
Months to Next Adjustment Date                                         106 to 120 months            118 months
--------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                     0.251%                      --
--------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                     346 to 360 months            358 months
--------------------------------------------------------------------------------------------------------------------
Original Term                                                             360 months                    --
--------------------------------------------------------------------------------------------------------------------
Loan Age                                                                0 to 14 months               2 months
--------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                           28.46% to 95.00%               67.90%
--------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio                                                    6.48% to 69.90%               35.49%
--------------------------------------------------------------------------------------------------------------------
Credit Scores(2)                                                          612 to 805                   730
--------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                   December 1, 2036                 --
--------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(3)                               87.01%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(3)                     0.00%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(3)               1.25%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(3)                                              0.45%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with BPP(3)                                     1.35%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(3)                                         1.52%                      --
--------------------------------------------------------------------------------------------------------------------
Geographic  Concentration  of Mortgaged  Properties in Excess of
5% of the Aggregate Unpaid Principal Balance:
      California                                                            49.92%                      --
      New York                                                               8.24%                      --
      Colorado                                                               7.07%                      --
--------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(3)                                     4.56%                      --
--------------------------------------------------------------------------------------------------------------------

(1) The balance shown is the average unpaid principal balance of the Group 5 Mortgage Loans.
(2) Excluding the Group 5 Mortgage Loans for which Credit Scores are not available.
(3)  As a  percentage  of the unpaid  principal  balance of the Group 5 Mortgage
     Loans.


          Selected Aggregate Mortgage Loan Data as of December 1, 2006
--------------------------------------------------------------------------------------------------------------------
                                                                  Range, Total or Percentage     Weighted Average
--------------------------------------------------------------------------------------------------------------------

Number of Mortgage Loans                                                     1,592                      --
--------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                      $1,167,908,854                  --
--------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                             $63,611 to $5,975,351         $733,611(1)
--------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                4.375% to 8.000%               6.310%
--------------------------------------------------------------------------------------------------------------------
Gross Margin                                                           2.000% to 3.700%               2.377%
--------------------------------------------------------------------------------------------------------------------
Rate Ceiling                                                           9.375% to 14.000%             11.317%
--------------------------------------------------------------------------------------------------------------------
Months to Next Adjustment Date                                         35 to 120 months             70 months
--------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                0.251% to 0.376%               0.279%
--------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                     321 to 480 months            359 months
--------------------------------------------------------------------------------------------------------------------
Original Term                                                          360 to 480 months            360 months
--------------------------------------------------------------------------------------------------------------------
Loan Age                                                                0 to 39 months               1 month
--------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                           24.55% to 100.00%              71.31%
--------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio(2)                                                 4.65% to 69.90%               36.37%
--------------------------------------------------------------------------------------------------------------------
Credit Scores(3)                                                          599 to 813                   716
--------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                   December 1, 2046                 --
--------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(4)                               93.12%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(4)                     0.15%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(4)               3.56%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(4)                                              0.68%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with BPP(4)                                     0.79%                      --
--------------------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(4)                                         0.47%                      --
--------------------------------------------------------------------------------------------------------------------
Geographic  Concentration  of Mortgaged  Properties in Excess of
5% of the Aggregate Unpaid Principal Balance:
      California                                                            60.08%                      --
      Florida                                                                5.34%                      --
--------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(4)                                     0.83%                      --
--------------------------------------------------------------------------------------------------------------------

(1) The balance shown is the average unpaid principal balance of the Mortgage Loans.
(2) Excluding the Mortgage Loans for which no Debt-to-Income Ratio was calculated.
(3)  Excluding the Mortgage Loans for which Credit Scores are not available.
(4)  As a percentage of the unpaid principal balance of the Mortgage Loans.

     The characteristics of any Loan Group may change because:

     o Prior to the issuance of the Certificates, the Depositor may remove Mortgage Loans from a Loan Group. The Depositor also may substitute new Mortgage Loans for Mortgage Loans in a Loan Group prior to the Closing Date.

     o After the issuance of the Certificates, Mortgage Loans in a Loan Group may be removed from the Issuing Entity because of repurchases by the Depositor, the Sponsor or an Originator, as applicable, for breaches of representations or failure to deliver required documents. Under certain circumstances and generally only during the two-year period following the Closing Date, the Depositor, the Sponsor or an Originator may make substitutions for these Mortgage Loans.

     See "The Pooling and Servicing Agreement and the Servicing Agreements--Repurchases of Mortgage Loans" in this prospectus supplement for a discussion of the circumstances under which the Depositor, the Sponsor or an Originator may be required to repurchase or substitute for Mortgage Loans. These removals and/or substitutions may result in changes in the Loan Group characteristics. These changes may affect the weighted average lives and yields to maturity of the Offered Certificates.

     Additional information on each Loan Group and the Mortgage Pool appears under "The Mortgage Pool" in this prospectus supplement and in the tables in Appendix A to this prospectus supplement, and information regarding repurchases and substitutions of the Mortgage Loans after the Closing Date will be available on the Issuing Entity's monthly distribution reports on Form 10-D. See "Reports to Certificateholders" in this prospectus supplement.

Administrative Fees

     The servicing fees and securities administration fees for the Mortgage Loans are payable out of the interest payments on the Mortgage Loans, prior to any distributions to certificateholders. The servicing fees and securities administration fees accrue on the Mortgage Loans at the rates set forth in the table below. In addition to the servicing fees, each Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees, prepayment premiums and other similar charges, (ii) net income from investment of funds in the related servicer custodial account and (iii) any profits from the liquidation of Mortgage Loans serviced by such Servicer.


                            Administrative Fee Rates
                                                                    Rate
 Fee                                                            (per annum)
----------------------------------------------------       ---------------------
Servicing Fee Rate for Loan Group 1                               0.3750%
Servicing Fee Rate for Loan Group 2 and Loan Group 3        0.2500% to 0.3750%
Servicing Fee Rate for Loan Group 4 and Loan Group 5              0.2500%
Securities Administration Fee Rate                                0.0010%

     In addition to the securities administration fee, the Securities Administrator will also be entitled to net income from the investment of funds in the certificate account. The Master Servicer will receive as its compensation net income from the investment of funds in the master servicer custodial account.

     See "The Pooling and Servicing Agreement and the Servicing Agreements--Compensation and Payment of Expenses of the Transaction Parties" in this prospectus supplement for more information about fees and expenses of the Servicers, the Securities Administrator and the Master Servicer.

Optional Termination

     The Master Servicer will have the option to purchase all the Mortgage Loans and any properties that the Issuing Entity acquired in satisfaction of any of the Mortgage Loans, subject to certain conditions described under "The Pooling and Servicing Agreement and the Servicing Agreements--Optional Termination" in this prospectus supplement. This option can be exercised when the aggregate Stated Principal Balance Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date; provided, however, any such optional termination will be permitted only pursuant to a "qualified liquidation" as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

     If this option is exercised, the Certificates outstanding at that time will be retired earlier than would otherwise be the case.

     See "Payment and Yield Considerations" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the prospectus.

Final Scheduled Distribution Date

     The final scheduled distribution date for the Offered Certificates will be the Distribution Date in January 2047. The final scheduled distribution date represents the Distribution Date in the month following the latest maturity date of any Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the final scheduled distribution date.

Denominations and Form

     The Offered Certificates (other than the Class 1-A-R Certificate) will be issuable in book-entry form only. The Class 1-A-R Certificate will be issued in definitive, fully-registered form. The following table sets forth the original certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

                 Form and Denominations of Offered Certificates


                                                                            Original         Minimum     Incremental
Class                                                                   Certificate Form  Denomination   Denomination
---------------------------------------------------------------------------------------------------------------------
Senior Certificates (other than as indicated below)................     Book-Entry        $1,000         $1
Class 1-A-R Certificate............................................     Definitive        $100           N/A
Class 2-A-6, 2-A-8, 4-A-3, 4-A-6, 4-A-8 and 5-A-3 Certificates(1)..     Book-Entry        $1,000,000     $1
Class B-1, B-2 and B-3 Certificates................................     Book-Entry        $25,000        $1
---------------------------------------------------------------------------------------------------------------------

(1)  Denomination expressed in initial notional amount.

Priority of Distributions

     On each Distribution Date, (a) distributions on each Group of Senior Certificates will be made from the Pool Distribution Amount for the related Loan Group and (b) distributions on the Subordinate Certificates will be made from the Pool Distribution Amounts for all Loan Groups, in the following order of priority:

    ------------------------------------------------------------------------
    |first, to the Senior Certificates of the related Group to pay interest;|
    ------------------------------------------------------------------------
                                       |
                                       |
                                       V
    ------------------------------------------------------------------------
    | second, to the Senior Certificates of the related Group entitled to   |
    | receive distributions of principal, as set forth in this prospectus   |
    | supplement under "Description of Certificates--Principal," to pay     |
    |                        principal;                                     |
    ------------------------------------------------------------------------
                                       |
                                       |
                                       V
    ------------------------------------------------------------------------
    |   third, to each class of Subordinate Certificates, first to pay      |
    | interest and then to pay principal in the order of numerical class    |
    |    designations, beginning with the Class B-1 Certificates; and       |
    -------------------------------------------------------------------------
                                       |
                                       |
                                       V
    ------------------------------------------------------------------------
    |   fourth, to the Class 1-A-R Certificate, any remaining amounts.      |
    ------------------------------------------------------------------------

     All of the distributions described above are subject to the limitations set
forth    in    this    prospectus     supplement    under     "Description    of
Certificates--Interest" and "--Principal."

     Under certain circumstances described in this prospectus supplement, certain principal payments that would otherwise be made on the Subordinate Certificates may be made instead on the Senior Certificates of one or more Groups. See "Description of Certificates--Cross-Collateralization" in this prospectus supplement.

     Prepayment premiums on the Mortgage Loans will be retained by the applicable Servicer as additional servicing compensation and will not be paid to the holders of Certificates.

     The source of the distributions to certificateholders is more fully described under "Description of Certificates--Pool Distribution Amount" in this prospectus supplement. The amount of interest and principal distributions on each class of Certificates is more fully described under "Description of Certificates--Interest" and "--Principal" in this prospectus supplement.

Interest Distributions

     The amount of interest that will accrue on each class of Offered Certificates during each interest accrual period is equal to:

     o interest accrued at the applicable pass-through rate on your certificate during the related interest accrual period, minus

     o the amount allocated to your certificate of certain interest shortfalls arising from the timing of prepayments on the Mortgage Loans and interest rate limitations applicable to certain military or similar personnel, as described under "The Pooling and Servicing Agreement and the Servicing Agreements--Compensating Interest" and "Description of Certificates--Interest" in this prospectus supplement.

     In the event Exchangeable REMIC Certificates are exchanged for Related Exchangeable Certificates, the classes of Exchangeable Certificates in the Combination, in the aggregate, will be entitled to the interest distributions on the class of Exchangeable REMIC Certificates in such Combination.

     See "Description of Certificates--Distributions" and "--Interest" in this prospectus supplement.

Principal Distributions

     On each Distribution Date, principal distributions in respect of the Certificates will be made in the order and priority described under "Description of Certificates--Priority of Distributions" in this prospectus supplement.

     The Class 2-A-6, Class 2-A-8, Class 4-A-3, Class 4-A-6, Class 4-A-8 and Class 5-A-3 Certificates are Interest Only Certificates and are not entitled to distributions of principal.

Exchangeable REMIC and Exchangeable Certificates

     In the event Exchangeable REMIC Certificates are exchanged for Related Exchangeable Certificates, the aggregate principal balance, amount of interest and principal distributable and amount of principal and interest losses and interest shortfalls on the Exchangeable Certificates will equal the amount that would have been distributed or allocated on the Exchangeable REMIC Certificates.

     The classes of Exchangeable Certificates in a Combination in the aggregate will be entitled to the principal distributions and principal losses that would have been otherwise distributed on or allocated to the Related Exchangeable REMIC Certificates. Appendix E shows the Combinations of the Exchangeable REMIC and Exchangeable Certificates. See "Description of Certificates--Exchangeable REMIC and Exchangeable Certificates--Procedures" in this prospectus supplement and "Description of Certificates--Exchangeable REMIC and Exchangeable Certificates" in the prospectus for a description of Exchangeable REMIC and Exchangeable Certificates and exchange procedures and fees.

Credit Support

     Credit support for the Certificates is provided by the following forms of credit enhancement:

     Subordination

     Credit support for the Certificates is provided by subordination as follows:

                  Subordination of Subordinate Certificates(1)

                            ---------------------------
  Priority of               |  Senior Certificates    |
    Payment                 | (Credit Support 5.25% ) |
                            ---------------------------
       |                    |       Class B-1         |            ^
       |                    |  (Credit Support 2.60%) |            |
       |                    ---------------------------            |
       |                    |        Class B-2        |            |
       |                    | (Credit Support 1.75%)  |            |
       |                    ---------------------------            |
       |                    |        Class B-3        |            |
       |                    | (Credit Support 1.00%)  |            |
       |                    ---------------------------            |
       |                    |       Class B-4         |            |
       |                    | (Credit Support 0.60%)  |            |
       V                    ---------------------------            |
                            |        Class B-5        |
                            | (Credit Support 0.30%)  |
                            ---------------------------       Order of
                            |        Class B-6        |    Loss Allocation
                            | (Credit Support 0.00%)  |
                            ---------------------------

--------------
(1) The credit support percentage set forth in this chart shows the initial class balance of the classes of Certificates subordinate to a class or classes as a percentage of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date.

     See   "Description  of   Certificates--Priority   of   Distributions"   and
"--Allocation of Losses" in this prospectus supplement.

     Super Senior Support Certificates

     After the Subordinate Certificates are no longer outstanding, any principal losses allocated to a class or classes of Super Senior Certificates will be borne by the related class of Super Senior Support Certificates, for so long as such class of Super Senior Support Certificates is outstanding.

     Cross-Collateralization

     Under certain circumstances, certain principal payments on the Mortgage Loans in a Loan Group otherwise distributable to the Subordinate Certificates may be allocated to the Senior Certificates of an unrelated Group or Groups as discussed in "Description of Certificates--Cross-Collateralization" in this prospectus supplement.

     Shifting Interest in Prepayments

     Additional credit enhancement for the Senior Certificates is provided by the allocation, subject to certain exceptions, of principal prepayments and certain liquidation proceeds on the Mortgage Loans in a Loan Group to the Senior Certificates of the related Group for the first seven years after the closing date and the disproportionately greater allocation of these principal collections to such Senior Certificates over the following four years. This disproportionate allocation of prepayments and certain liquidation proceeds will accelerate the amortization of those Senior Certificates relative to the amortization of the Subordinate Certificates. As a result, the credit support percentage for the Senior Certificates of a Group should be maintained and may be increased during the first eleven years.

     See "Description of Certificates--Principal" in this prospectus supplement.

Prepayment and Yield Considerations

     The  yields  to  maturity  and  weighted   average  lives  of  the  Offered
Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the applicable Mortgage Loans, the allocation of interest and principal collections to various classes of Offered Certificates, the amount and timing of mortgagor delinquencies and defaults on the applicable Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various classes of Offered Certificates.

     Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Certain of the Mortgage Loans require that the mortgagor pay the lender a prepayment premium on certain prepayments. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the Offered Certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Offered Certificates.

     See "Prepayment and Yield Considerations" in this prospectus supplement and in the prospectus.

                      Weighted Average Lives (in years)(1)

                                     CPR(2)
            -----------------------------------------------------------
Class          0%      10%       20%     25%     30%      40%     50%
-------     -------- -------- -------- ------- -------- ------- -------
1-A-1        20.49    7.68     4.12     3.24    2.63     1.84    1.35
1-A-R        0.06     0.06     0.06     0.06    0.06     0.06    0.06
2-A-1        21.15    7.87     4.19     3.29    2.66     1.85    1.36
2-A-2        18.94    4.81     2.37     1.84    1.48     1.04    0.77
2-A-3        28.60    18.13    10.30    8.15    6.62     4.59    3.34
2-A-4        21.15    7.87     4.19     3.29    2.66     1.85    1.36
2-A-5        21.15    7.87     4.19     3.29    2.66     1.85    1.36
2-A-6        4.97     3.81     2.92     2.56    2.24     1.72    1.32
2-A-7        21.15    7.87     4.19     3.29    2.66     1.85    1.36
2-A-8        4.97     3.81     2.92     2.56    2.24     1.72    1.32
3-A-1        21.31    7.90     4.20     3.29    2.66     1.85    1.36
3-A-2        21.31    7.90     4.20     3.29    2.66     1.85    1.36
4-A-1        21.45    7.93     4.21     3.30    2.66     1.85    1.36
4-A-2        21.45    7.93     4.21     3.30    2.66     1.85    1.36
4-A-3        6.94     4.81     3.41     2.89    2.46     1.81    1.35
4-A-4        21.45    7.93     4.21     3.30    2.66     1.85    1.36
4-A-5        21.45    7.93     4.21     3.30    2.66     1.85    1.36
4-A-6        6.94     4.81     3.41     2.89    2.46     1.81    1.35
4-A-7        21.45    7.93     4.21     3.30    2.66     1.85    1.36
4-A-8        6.94     4.81     3.41     2.89    2.46     1.81    1.35
5-A-1        19.87    4.82     2.32     1.80    1.45     1.02    0.75
5-A-2        28.52    18.26    10.31    8.11    6.55     4.52    3.28
5-A-3        9.98     9.98     8.70     7.43    6.27     4.48    3.28
B-1          21.31    13.47    7.40     6.07    5.22     4.03    3.25
B-2          21.31    13.47    7.40     6.07    5.22     4.03    3.25
B-3          21.31    13.47    7.40     6.07    5.22     4.03    3.25

-----------------

(1) Determined as described under "Prepayment and Yield Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of Offered Certificates are likely to differ from those shown, perhaps significantly.
(2) "CPR" is the Constant Prepayment Rate, which is described under "Prepayment and Yield Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

Federal Income Tax Consequences

     For federal income tax purposes, elections will be made to treat certain portions of the Issuing Entity as one or more separate "real estate mortgage investment conduits" (each, a "REMIC").

     o Each class of Offered Certificates (other than the Class 1-A-R Certificate and the Exchangeable Certificates) will constitute a "regular interest" in a REMIC that will be treated as a debt instrument for federal income tax purposes.

     o The Class 1-A-R Certificate will constitute the sole "residual interest" in each REMIC.

     Interest on the Offered Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer. See "Federal Income Tax Consequences--Federal Income Tax Consequences of Exchangeable Certificates" in the prospectus for a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates.

     The Interest Only Certificates (other than the Interest Only Certificates that are Exchangeable Certificates) will, and certain other classes of Offered Certificates may, depending on their respective issue prices, be issued with original issue discount for federal income tax purposes. If you hold such a Certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount. See "Federal Income Tax Consequences--Federal Income Tax Consequences for Exchangeable Certificates" in the prospectus for a discussion of original issue discount with respect to the Exchangeable Certificates.

     The holder of the Class 1-A-R Certificate will be required to report as ordinary income or loss the net income or the net loss of each REMIC and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class 1-A-R Certificate other than the distribution of its class balance and interest on that balance.

     For federal income tax purposes, the arrangement under which the Exchangeable Certificates are created will be classified as one or more grantor trusts and the Exchangeable Certificates will represent beneficial ownership of a proportionate interest in the related Exchangeable REMIC Certificates, which represent regular interests in a REMIC for federal income tax purposes.

     See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Legal Investment

     If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Certificates. You are encouraged to consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of Offered Certificates.

     o The Senior Certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or "SMMEA," so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     o The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under SMMEA.

     See "Legal Investment Considerations" in the prospectus.

ERISA Considerations

     If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended, or "ERISA," the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law which is similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of an Offered

Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

     Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement, it is expected that the Offered Certificates (other than the Class 1-A-R Certificate) may be purchased by benefit plans if certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a prohibited transaction under applicable law.

     The Class 1-A-R Certificate may not be purchased by, on behalf of or with the assets of a benefit plan.

     See "ERISA Considerations" in this prospectus supplement and "Benefit Plan Considerations" in the prospectus.

Affiliations

     Bank of America, National Association, which is the Sponsor, an Originator and a Servicer, is the direct parent of the Depositor and is an affiliate of Banc of America Securities LLC. Further, Wells Fargo Bank, N.A., which is the Securities Administrator and Master Servicer, is also an Originator and a Servicer. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

     Wells Fargo Bank, N.A. serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank, N.A. are customary for the residential mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                  RISK FACTORS

     o The risk factors discussed below and under the heading "Risk Factors" in the prospectus describe the material risks of an investment in the Offered Certificates and should be carefully considered by all potential investors.

     o  The Offered Certificates are not suitable investments for all investors.

     o The Offered Certificates are complex financial instruments, so you should not purchase any Offered Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

     o You should not purchase any Offered Certificate s unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those Offered Certificates.

Mortgage Loans Paying Interest Only During the Related  Interest Only Period May
  Have a Higher Risk of Delinquency, Default or Rates of Prepayment

     Certain of the Mortgage Loans in each Loan Group have an initial interest only period of up to ten years after the date of origination. During this interest only period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of the Mortgage Loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related Certificates from these Mortgage Loans during their interest only period except in the case of a prepayment.

     After the initial interest only period, payments on a Mortgage Loan with an interest only period will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of delinquency, default or prepayment under the related Mortgage Loan. In underwriting Mortgage Loans with interest only periods, originators generally do not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these Mortgage Loans because they do not amortize during the related interest only period. Losses, to the extent not covered by credit enhancement, will be allocated to the related Certificates.

     Mortgage loans with an initial interest only period are relatively new in the secondary mortgage market. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on the Offered Certificates

         Because principal prepayments on the Mortgage Loans will be distributed currently on the related Senior Certificates and the Subordinate Certificates, the rate of distributions of principal and the yield to maturity on your Certificates will be directly related to (i) the rate of payments of principal on the related Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in losses on the related Mortgage Loans. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the related Mortgage Loans.

         The rate of principal payments on the Mortgage Loans will be affected by the following:

     o  the amortization schedules of the Mortgage Loans;

     o the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

     o  liquidations of the properties that secure defaulted Mortgage Loans;

     o repurchases of Mortgage Loans by the Depositor, the Sponsor or the Originators, as applicable, as a result of defective documentation or breaches of representations or warranties;

     o the exercise of due-on-sale clauses by the Servicers in connection with transfers of mortgaged properties;

     o the optional repurchase of all the Mortgage Loans by the Master Servicer under the circumstances set forth under "The Pooling and Servicing Agreement and the Servicing Agreements--Optional Termination"; and

     o  general  and  targeted   solicitations   for  refinancing   by  mortgage
        originators.

     The rate of principal payments on the Mortgage Loans will depend greatly on the level of mortgage interest rates:

     o If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans in the Issuing Entity, the rate of prepayment is likely to increase.

     o Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans in the Issuing Entity, the rate of prepayment is likely to decrease.

     The rate of prepayment on the Mortgage Loans may be affected by prepayment premiums. Certain of the Mortgage Loans require that the mortgagor pay to the lender a penalty under certain circumstances on certain prepayments equal to a percentage of the principal amount prepaid. Substantially all of these prepayment premiums are scheduled to expire by the end of September 2009. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period.

     If you are purchasing Offered Certificates at a discount, you should consider the risk that if principal payments on the related Mortgage Loans occur at a rate slower than you expected, your yield will be lower than you expected.

     If you are purchasing Offered Certificates at a premium or you are purchasing Interest Only Certificates, you should consider the risk that if principal payments on the related Mortgage Loans, occur at a rate faster than you expected, your yield may be lower than you expected.

     In addition, the multiple class structure of the Subordinate Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such Certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of Certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of Certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing of those losses), to the extent such losses are not covered by a class of Subordinate Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Subordinate Certificates may be adversely affected by losses even if such classes of Certificates do not ultimately bear such loss.

     See "Summary of Terms--Prepayment and Yield Considerations" and "Prepayment and Yield Considerations" in this prospectus supplement.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

     Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the related Servicer (because that Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. A Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds or other recoveries in respect of the Mortgage Loan. Because of the priorities of distributions, shortfalls resulting from delinquencies that are not covered by advances or available credit enhancement will be borne first by the Subordinate Certificates (in reverse numerical order), then by the related Super Senior Support Certificates, if any, and finally by the related Senior Certificates.

Alternative Underwriting Standards May Increase Risk of Loss

     Certain  of  the  Mortgage  Loans  may  have  been   originated   using  an
Originator's "alternative" or "modified" underwriting standards.

     These underwriting standards are different from and, in certain respects, less stringent than the general underwriting standards employed by the applicable Originator. For example, certain of the mortgage loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. Accordingly, the mortgage loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the applicable Originator's general underwriting standards. See "Prepayment and Yield Considerations" in this prospectus supplement.

The Rate of Default on Mortgage  Loans that Are  Secured by Investor  Properties
  May be Higher than on Other Mortgage Loans

     The tables under the heading "Summary of Terms--The Mortgage Pool" list the expected approximate percentage of Mortgage Loans in each Loan Group and the Mortgage Pool (in each case, by aggregate Stated Principal Balance as of the Cut-off Date) secured by investor properties.

     An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

Inclusion of Mortgage  Loans that have been  Delinquent in the Past May Increase
  Risk of Loss

     Although all of the Mortgage Loans were current as of the Cut-off Date, certain of the Mortgage Loans have been delinquent in the past. Historical delinquency information with respect to the Mortgage Loans in each Loan Group and the Mortgage Pool is set forth in Appendix A to this prospectus supplement. A mortgage loan that has been delinquent more than once in the recent past may be more likely than other mortgage loans to become delinquent in the future.

There Are Risks Relating to Mortgaged Properties Subject to Second Lien Mortgage
  Loans

     At the time of origination of certain of the Mortgage Loans, a lender other than the applicable Originator may have originated a second lien mortgage loan. Mortgage loans that have second lien mortgage loans encumbering the same mortgaged property may have higher rates of delinquency and foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them. This may be due to changes in the mortgagor's debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors. You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any lender.

Credit Scores May Not Accurately Predict the Likelihood of Default

     The Originators generally use credit scores as part of their underwriting processes. The tables in Appendix A to this prospectus supplement show credit scores for the mortgagors obtained at the time of origination of their Mortgage Loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the Depositor, the Sponsor or the Originators makes any representations or warranties as to any borrower's current credit score or the actual performance of any Mortgage Loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models

     The decrement tables set forth in Appendix B to this prospectus supplement and the sensitivity tables set forth in Appendix D to this prospectus supplement have been prepared on the basis of the modeling assumptions described under "Prepayment and Yield Considerations--Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the assumed mortgage loans used in preparing the related decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances or maximum initial class balances (or initial notional amounts or maximum initial notional amounts) outstanding set forth in the decrement tables (and the weighted average lives on the Offered Certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the related decrement tables and the sensitivity tables, the class balance or notional amount of a related class of Offered Certificates could be reduced to zero earlier or later than indicated by the related decrement tables and the yield to maturity may be higher or lower than indicated in the related sensitivity tables.

     The models used in this prospectus supplement for prepayments and defaults also do not purport to be an historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the Mortgage Loans contained in the Issuing Entity. It is highly unlikely that the Mortgage Loans will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of CPR and the loss severity percentages are for illustrative purposes only. For a description of CPR, see "Prepayment and Yield Considerations" in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the Offered Certificates may differ from the weighted average lives shown in the tables on page S-20 of this prospectus supplement and in Appendix B to this prospectus supplement.

There Is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Pay Interest on Your Certificates

     When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a Mortgage Loan, the mortgagor is not charged interest on the prepayment for the month in which the principal prepayment was received. This may result in a shortfall in interest collections available for payment on the next Distribution Date. Each Servicer is required to cover a portion of the shortfall in interest collections that is attributable to prepayments in full and partial prepayments on the Mortgage Loans it services during the related prepayment period, but in each case only up to the amount of compensating interest for such Distribution Date as described herein under "The Pooling and Servicing Agreement and the Servicing Agreements--Compensating Interest."

Mortgage  Loans with  Large  Principal  Balances  May  Increase  Risk of Loss on
  Certificates

     Mortgage Loans with large principal balances relative to the class balances of the more subordinated Subordinate Certificates may, in the event of liquidation, result in realized losses large enough to significantly reduce or eliminate the class balance of one or more of such classes.

     In addition, any realized loss that reduces the class balance of a class of Subordinate Certificates decreases the subordination provided to the Senior Certificates.

     The current principal balances of the Mortgage Loans and the percentages they represent of each Loan Group and the Mortgage Pool are specified in Appendix A to this prospectus supplement.

Risks Related to Exchangeable REMIC and Exchangeable Certificates

     The characteristics of the Exchangeable Certificates in any Combination will reflect the characteristics of the related Exchangeable REMIC Certificates in the Combination. You should consider a number of factors that will limit your ability to exchange Exchangeable REMIC Certificates for Related Exchangeable Certificates and vice versa:

     o At the time of the proposed exchange, a certificateholder must own Certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Appendix E;

     o A certificateholder that does not own the Certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates because the needed Certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange;

     o The certificateholder of needed Certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them;

     o Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges; and Only the Combinations listed on Appendix E are permitted.

Subordination  of Super Senior Support and  Subordinate  Certificates  Increases
  Risk of Loss

     If you purchase Subordinate Certificates, you are more likely to suffer losses as a result of losses or delinquencies on the Mortgage Loans than are holders of the related Senior Certificates.

     o The rights of each class of Subordinate Certificates to receive distributions of interest and principal are subordinated to the rights of the Senior Certificates and each class of Subordinate Certificates with a lower numerical designation. For example, the Class B-2 Certificates will not receive principal or interest on a Distribution Date until the Senior Certificates and the Class B-1 Certificates have received the amounts to which they are entitled on that Distribution Date.

     o Losses that are realized on the Mortgage Loans will be allocated first to the Class B-6 Certificates, then to the Class B-5 Certificates, and so on, in reverse numerical order of the Subordinate Certificates, until the outstanding class balances of those classes have been reduced to zero.

     If you purchase a class of Super Senior Support Certificates, you should consider the risk that after the Subordinate Certificates are no longer outstanding, the principal portion of losses realized on the Mortgage Loans in the related Loan Group that is allocated to the related class or classes of Super Senior Certificates will be borne by your class of Super Senior Support Certificates, rather than the related class or classes of Super Senior Certificates, for so long as your class of Super Senior Support Certificates is outstanding. See "Description of Certificates--Allocation of Losses" in this prospectus supplement.

     For a  more  detailed  description  of  the  subordination  feature  of the
Subordinate  Certificates,   see  "Description  of  Certificates--Allocation  of
Losses" and "--Cross-Collateralization" in this prospectus supplement.

Subordinate Certificates Provide Credit Support for the Senior Certificates

     Because the Subordinate Certificates provide credit support for the Senior Certificates of all Groups, the outstanding class balances of the Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one or more of the Loan Groups. Therefore, Realized Losses on the Mortgage Loans in any of the Loan Groups will reduce the subordination provided by the Subordinate Certificates to all of the Senior Certificates and increase the likelihood that Realized Losses may be allocated to the Senior Certificates. See "Description of Certificates--Allocation of Losses" herein.

     Under certain circumstances principal payments on the Mortgage Loans in a Loan Group otherwise distributable to the Subordinate Certificates will be paid to the Senior Certificates, as described under "Description of Certificates--Cross-Collateralization" in this prospectus supplement.

The Timing of Changes in the Rate of Prepayments  May  Significantly  Affect the
  Actual Yield to You, Even If the Average Rate of Principal Prepayments is Consistent with Your Expectations

     In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on the yield to maturity of the related Certificates. As a result, the effect on yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipated during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

The Variable Rate of Interest on the Mortgage Loans May Affect Your Yield

     The mortgage interest rate on each Mortgage Loan will be fixed for an initial period ranging from approximately three to ten years from its date of origination. After the applicable fixed-rate period, the mortgage interest rate on each Mortgage Loan will adjust annually to equal the sum of the applicable index and a gross margin. Mortgage interest rate adjustments will be subject to the limitations stated in the mortgage note on increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the mortgage interest rate for each Mortgage Loan will be subject to an overall maximum mortgage interest rate and a minimum mortgage interest rate generally equal to the applicable gross margin. Because the interest rates on the Certificates are equal to or based upon the mortgage interest rates of the applicable Mortgage Loans, the interest rate on each class of Certificate may decrease, and may decrease significantly, after the mortgage interest rates on the applicable Mortgage Loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the applicable index. In addition, even if the applicable index increases, a rate ceiling or a periodic cap may limit the mortgage interest rate, which could adversely affect the yield on the related Certificates.

Adjustable-Rate Mortgage Loan Borrowers May Be More Likely to Prepay

     Mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors' adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

Limited  Source of Payments - No Recourse to  Depositor,  Sponsor,  Originators,
  Servicers, Master Servicer, Securities Administrator or Trustee

     Proceeds of the Mortgage Loans will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsor, the Originators, the Servicers, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor, the Sponsor and the Originators with respect to certain breaches of representations and warranties, and limited obligations of the Servicers with respect to their servicing obligations.

     Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Sponsor, the Originators, the Servicers, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. Consequently, if payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Sponsor, the Originators, the Servicers, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates.

Limited Liquidity

     The Underwriter intends to make a market for purchase and sale of the Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates. Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Super Senior Support Certificates, the Interest Only Certificates and the Subordinate Certificates) will experience illiquidity.

Geographic  Concentrations  May  Increase  Risk of Loss Due to Adverse  Economic
  Conditions or Natural Disaster

     At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. Any concentration of mortgaged properties in a state or region may present unique risk considerations. The tables in Appendix A to this prospectus supplement list the expected concentrations of mortgaged properties in each Loan Group and the Mortgage Pool (in each case, by aggregate Stated Principal Balance as of the Cut-off Date).

     Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans, may result in losses on the Mortgage Loans. Any losses may adversely affect the yield to maturity of the related Offered Certificates.

Residential   Real  Estate  Values  May  Fluctuate  and  Adversely  Affect  Your
  Investment

     There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the tables in Appendix A to this prospectus supplement might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the Mortgage Loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the Sponsor's prior securitizations involving the Depositor.

     In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates

     The mortgages or assignments of mortgage for some of the Mortgage Loans may have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the related Originator and its successors and assigns, including the Issuing Entity. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the Trustee, any related expenses will be paid by the Issuing Entity and will reduce the amount available to make distributions on the related Certificates.

     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the Mortgage Loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

Rights of Beneficial Owners May Be Limited by Book-Entry System

     All of the Offered Certificates, other than the Class 1-A-R Certificate, are Book-Entry Certificates and will be held through the book-entry system of The Depository Trust Company.

     Transactions in the Book-Entry Certificates generally can be effected only through DTC and Participants. As a result:

     o your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your Certificates; and

     o  under a book-entry format, you  may experience delays  in the receipt of
        payments,  since   distributions   will  be   made by   the   Securities
        Administrator to DTC, and not directly to you.

     For a more detailed discussion of the Book-Entry Certificates, see "Description of Certificates--Book-entry Form" in the prospectus.

The Sponsor or the Originators May Not Be Able to Repurchase  Defective Mortgage
  Loans

     The Sponsor and the Originators will make various representations and warranties related to the Mortgage Loans. If the Sponsor or an Originator, as applicable, fails to cure a material breach of its representations and warranties with respect to any Mortgage Loan sold by it in a timely manner, then the Sponsor or that Originator, as applicable, would be required to repurchase, or in certain circumstances and other than in the case of Washington Mutual Bank, substitute for, the defective Mortgage Loan. It is possible that the Sponsor or an Originator may not be capable of repurchasing or substituting for any defective Mortgage Loans, for financial or other reasons. The inability of the Sponsor or an Originator to repurchase or substitute for defective Mortgage Loans would likely cause the Mortgage Loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the related Certificates could occur.

Tax Consequences of Residual Certificate

     o The Class 1-A-R Certificate will be the sole "residual interest" in each REMIC for federal income tax purposes.

     o The holder of the Class 1-A-R Certificate must report as ordinary income or loss the net income or the net loss of each REMIC, whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class 1-A-R Certificate other than the distribution of its class balance and interest on that balance.

     o Treasury regulations require a seller of the Class 1-A-R Certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for "safe harbor" protection from possible disregard of such a transfer.

     o Due to its tax consequences, the Class 1-A-R Certificate will be subject to restrictions on transfer that may affect its liquidity. In addition, the Class 1-A-R Certificate may not be acquired by benefit plans.

     See "Description of the Certificates--Restrictions on Transfer of the Class 1-A-R Certificate," "Prepayment and Yield Considerations-- Yield on the Class 1-A-R Certificate," "ERISA Considerations" and "Federal Income Tax Consequences" in this prospectus supplement.

United States Military Operations May Increase Risk of Relief Act Shortfalls

     As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a Mortgage Loan, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the Mortgage Loans which will be borne by all classes of Certificates. Neither the Sponsor nor the Depositor has taken any action to determine whether any of the Mortgage Loans would be affected by these interest rate limitations. See "Description of Certificates--Interest" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and Similar Laws" in the prospectus.

                                THE MORTGAGE POOL

     The following descriptions of the Mortgage Loans and the mortgaged properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from the Loan Groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Loan Groups as they will be constituted on the Closing Date. Unless the context requires otherwise, references below and in Appendix A to this prospectus supplement to percentages of the Mortgage Loans in a Loan Group or the Mortgage Pool are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group or the Mortgage Pool as of the Cut-off Date.

     The "Stated Principal Balance" of a Mortgage Loan means, as to any due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

     As used in this prospectus supplement, a "Deficient Valuation" occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the applicable Servicer without giving effect to any Debt Service Reduction.

     The Mortgage Loans in each Loan Group and in the Mortgage Pool have the characteristics set forth in the tables under "Summary of Terms--Mortgage Pool."

     The Mortgage Pool consists of Mortgage Loans either originated by the Sponsor or purchased by the Sponsor directly or indirectly from the other Originators and either (i) originated by those Originators or (ii) purchased by those Originators from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities.

     The table below sets forth the percentage of Mortgage Loans in each Loan Group and in the Mortgage Pool that were originated or acquired by each of the
Originators:

 ----------------------------------------------------------------------
|               |  Bank of America   |    WaMu     |  Wells Fargo Bank |
 ----------------------------------------------------------------------
| Loan Group 1  |     100.00%        |    0.00%    |        0.00%      |
 ----------------------------------------------------------------------
| Loan Group 2  |      53.95%        |   31.75%    |       14.31%      |
 ----------------------------------------------------------------------
| Loan Group 3  |      51.95%        |   36.99%    |       11.06%      |
 ----------------------------------------------------------------------
| Loan Group 4  |      45.79%        |    0.00%    |       54.21%      |
 ----------------------------------------------------------------------
| Loan Group 5  |      42.11%        |    1.38%    |       56.51%      |
 ----------------------------------------------------------------------
| Mortgage Pool |      51.19%        |   21.91%    |       26.91%      |
 ----------------------------------------------------------------------

     For a description of the origination programs of the Originators, see "The Originators--Bank of America, National Association," "--Washington Mutual Bank" and "--Wells Fargo Bank, N.A." in this prospectus supplement.

     For a description of the underwriting standards of the Originators, see "Mortgage Loan Underwriting Standards--Bank of America's Underwriting Standards," "--WaMu's Underwriting Standards" and "--Wells Fargo Bank's Underwriting Standards" in this prospectus supplement.

     Certain of the Mortgage Loans were originated using underwriting standards that are different from, and in certain respects, less stringent than the general underwriting standards of the applicable Originators. See "Risk
Factors--Alternative Underwriting Standards May Increase Risk of Loss," "Mortgage Loan Underwriting Standards--Bank of America's Underwriting Standards," "--WaMu's Underwriting Standards" and "--Wells Fargo Bank's Underwriting Standards" in this prospectus supplement.

     The Mortgage Loans will be sold by the Sponsor to the Depositor on the Closing Date pursuant to a mortgage loan purchase agreement between the Sponsor and the Depositor (the "Mortgage Loan Purchase Agreement"). See "The Pooling and Servicing Agreement and the Servicing Agreements--Repurchases of Mortgage Loans" in this prospectus supplement.

     The Mortgage Loans will have scheduled monthly payments of interest and, except for those with initial interest only periods (which Mortgage Loans will have no scheduled payments of principal during such initial interest only period) principal due on the first day of each month. Each Mortgage Loan bears interest initially at a fixed rate and then at a variable rate of interest, based upon the applicable Index.

     The Mortgage Loans were selected by the Sponsor, with advice from Banc of America Securities LLC as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from the Sponsor's originated and acquired portfolio of first lien, closed-end, adjustable-rate mortgage loans, and were chosen to meet the requirements imposed by the rating agencies to achieve the credit support percentages listed under "Summary of Terms--Credit Support--Subordination."

     As of the Cut-off Date, no Mortgage Loan was delinquent. See the applicable tables in Appendix A to this prospectus supplement for statistical information regarding historical delinquencies with respect to the Mortgage Loans in each Loan Group and in the Mortgage Pool.

     As of the Cut-off Date, certain of the Mortgage Loans will be subject to buydown agreements. See "Summary of Terms--Mortgage Pool" for the percentages of these Mortgage Loans in each Loan Group and in the Mortgage Pool. See "The Trust Funds--The Mortgage Loans--Payment Provisions of the Mortgage Loans" in the prospectus for a description of mortgage loans with buydown agreements.

     As of the Cut-off Date, certain of the Mortgage Loans will be secured by leases on real property meeting the requirements of the prospectus and the Pooling and Servicing Agreement. See "Summary of Terms--Mortgage Pool" for the percentages of these Mortgage Loans in each Loan Group and the Mortgage Pool. See "The Trust Estates--The Mortgage Loans--Single Family and Cooperative Loans" in the prospectus.

     The "Loan-to-Value Ratio" of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal balance of the Mortgage Loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property, as established by an appraisal (or in certain cases, an automated valuation model or tax assessed value) obtained by the applicable Originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such mortgaged property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the applicable Originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any mortgage loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal (or automated valuation model or tax assessed value) obtained in connection with the origination of the replacement loan. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the "Original Loan-to-Value Ratios" tables in Appendix A to this prospectus supplement. Certain of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% may be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or Freddie Mac. No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%. Notwithstanding the foregoing, a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

     The Originators may have used Credit Scores as part of their origination processes. "Credit Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. A Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Appendix A to this prospectus supplement were obtained at either the time of origination of the Mortgage Loan or more recently. None of the Depositor, the Sponsor or the Originators makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

     The mortgage note for each Mortgage Loan provides for adjustments to the mortgage interest rate thereon at the end of the initial fixed-rate period set forth on the table on page S-12 and adjusts annually thereafter (each, an "Adjustment Date"). Each Mortgage Loan will be fully-amortized by the maturity of such Mortgage Loan.

     On each Adjustment Date, the mortgage interest rate of each Mortgage Loan will adjust to the sum of the applicable Index (as defined below) and the number of basis points specified in the applicable mortgage note (the "Gross Margin"), rounded up as specified in the related note, generally subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the amount specified in the mortgage note (the "Periodic Cap"). The Periodic Caps for the Group 1 Mortgage Loans are 2.00% for each Adjustment Date. The Periodic Caps for the Group 2 Mortgage Loans, Group 3 Mortgage Loans, Group 4 Mortgage Loans and Group 5 Mortgage Loans are 5.00% for the first Adjustment Date and are 2.00% thereafter. On the first due date following each Adjustment Date for each Mortgage Loan, the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity. In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime maximum mortgage interest rate (a "Rate Ceiling"). See the tables in Appendix A to this prospectus supplement for certain statistical information on Rate Ceilings applicable to the Mortgage Loans in each Loan Group. The minimum mortgage interest rate for each Mortgage Loan will be the applicable Gross Margin. Approximately 5.96% of the Group 2 Mortgage Loans, approximately 5.72% of the Group 3 Mortgage Loans and approximately 8.02% of the Group 4 Mortgage Loans have interest only periods in excess of their initial fixed rate period. The monthly payment on these Mortgage Loans will adjust on each Adjustment Date until the end of the interest only period to fully pay the interest accrued at the applicable mortgage interest rate and then the monthly payment will adjust to an amount to fully amortize each such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

     The index for all of the Group 1 Mortgage Loans, approximately 85.69% of the Group 2 Mortgage Loans, approximately 88.94% of the Group 3 Mortgage Loans, approximately 62.73% of the Group 4 Mortgage Loans and approximately 47.21% of the Group 5 Mortgage Loans will be the arithmetic mean of the London interbank offered rate quotations for one-year U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date ("One-Year LIBOR"). In the event One-Year LIBOR is no longer available, the applicable Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

     Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of One-Year LIBOR and may not be indicative of future rates. The source of the values shown below is British Bankers' Association.

                                                Year
                        -----------------------------------------------------
Month                     2006      2005   2004     2003     2002     2001
-----                   -----------------------------------------------------
January..............     4.85%      3.11%  1.48%    1.46%    2.40%    5.94%
February.............     4.95       3.27   1.47     1.46     2.57     5.11
March................     5.12       3.57   1.37     1.38     2.48     4.91
April................     5.29       3.81   1.34     1.27     3.06     4.58
May..................     5.38       3.71   1.82     1.29     2.64     4.44
June.................     5.51       3.76   2.11     1.25     2.60     4.17
July.................     5.68       3.90   2.39     1.16     2.27     4.19
August...............     5.54       4.22   2.35     1.44     1.97     3.80
September............     5.39       4.13   2.26     1.45     1.92     3.59
October..............     5.32       4.48   2.49     1.24     1.66     2.68
November.............     5.30       4.72   2.54     1.48     1.62     2.29
December.............      --        4.82   2.96     1.60     1.73     2.34

     The index for approximately 14.31% of the Group 2 Mortgage Loans, approximately 11.06% of the Group 3 Mortgage Loans, 37.27% of the Group 4 Mortgage Loans and 52.79% of the Group 5 Mortgage Loans will be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15 (519) ("One-Year CMT" and together with One-Year LIBOR, an "Index") and most recently available as of the date 45 days before the applicable Adjustment Date. In the event One-Year CMT is no longer available, the applicable Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

     Listed below are historical average values of One-Year CMT for the months and years shown below. The monthly averages shown are intended only to provide an historical summary of the movements of One-Year CMT and may not be indicative of future rates. The source of the values of One-Year CMT used in determining the monthly averages shown below is Bloomberg Professional Services(R).

                                                 Year
                        ----------------------------------------------------
Month                      2006     2005     2004     2003    2002    2001
-----                   ----------------------------------------------------

January..............      4.45%    2.86%    1.24%    1.36%   2.16%   4.81%
February.............      4.68     3.03     1.24     1.30    2.23    4.68
March................      4.77     3.30     1.19     1.24    2.57    4.30
April................      4.90     3.32     1.43     1.27    2.48    3.98
May..................      5.00     3.33     1.78     1.18    2.35    3.78
June.................      5.16     3.36     2.12     1.01    2.20    3.58
July.................      5.22     3.64     2.10     1.12    1.96    3.62
August...............      5.08     3.87     2.02     1.31    1.76    3.47
September............      4.97     3.85     2.12     1.24    1.72    2.82
October..............      5.01     4.18     2.23     1.25    1.65    2.33
November.............      5.01     4.33     2.50     1.34    1.49    2.18
December.............       --      4.35     2.67     1.31    1.45    2.22

     The tables in Appendix A to this prospectus supplement set forth certain statistical information with respect to the Mortgage Loans in each Loan Group and in the Mortgage Pool. Due to rounding, the percentages shown may not total 100.00%.

                                THE ORIGINATORS

Bank of America, National Association

     Bank of America, National Association ("Bank of America") has been originating mortgage loans in excess of 25 years.

     Bank of America originates mortgage loans (i) directly to consumers; (ii) indirectly through brokers; and (iii) through other loan originators. Bank of America's direct-to-consumer originations include mortgage loans made to:

     o customers applying for a mortgage at one of Bank of America's banking center locations;

     o  customers applying for a Bank of America mortgage via telephone;

     o customers applying for a mortgage utilizing Bank of America's internet site; and

     o customers applying for a mortgage with one of Bank of America's retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

     Bank of America also originates loans indirectly through its wholesale channel where:

     o the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or

     o applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

     The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

     The table below sets forth the number and aggregate principal balance of mortgage loans of the type which may be included in trusts similar to the Issuing Entity, which were originated by Bank of America during the periods indicated:

                                                                       Nine-
                                                                    Months Ended
                                Twelve-Months Ended December 31,   September 30,
                             ---------------------------------------------------
                               2002      2003       2004     2005       2006

     By Number                522,891   792,496   454,683  394,942    272,076
     By Aggregate Principal
     Balance (in billions)     $88.0    $131.1     $87.5    $86.8      $61.8

Washington Mutual Bank

     Washington Mutual Bank ("WaMu") is a federal savings association that provides financial services to consumers and commercial clients. WaMu is an indirect wholly-owned subsidiary of Washington Mutual, Inc. At September 30, 2006, Washington Mutual, Inc. and its subsidiaries had assets of $348.9 billion. WaMu and its affiliates currently operate more than 2,600 retail banking, mortgage lending, commercial banking and financial services offices throughout the United States.

     The following table shows, for each indicated period, the aggregate principal balance of first lien single-family residential mortgage loans originated by WaMu (or purchased by WaMu from correspondent lenders) during that period.


                                        Year Ended          Year Ended     Nine Months Ended
                                    December 31, 2004   December 31, 2005  September 30, 2006

(Dollar Amounts in Millions)
Aggregate Principal Balance of           $212,362            $207,722           $124,210
Mortgage Loans Originated by WaMu

Wells Fargo Bank, N.A.

     Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

     Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

          a. Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans and in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers ("Prime 30-Year Fixed-Rate Relocation Loans");

          b. Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans and which were not originated in connection with any relocation program ("Prime 30-Year Fixed-Rate Non-Relocation Loans");

          c. Fixed-rate mortgage loans having original terms to maturity of approximately ten years to approximately fifteen years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans ("Prime 15-Year Fixed-Rate Loans"); and

          d. Adjustable-rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans ("Prime Adjustable-Rate Loans").

     From and including 1996 and through 2005, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.063 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different "asset types" set forth in the table below:


                                       2003                         2004                        2005
                             --------------------------- ---------------------------- ----------------------------

                                           Aggregate                  Aggregate                    Aggregate
                                           Original                   Original                     Original
                                           Principal                  Principal                    Principal
                               No. of      Balance of     No. of      Balance of       No. of      Balance of
        Asset Type              Loans        Loans        Loans         Loans           Loans        Loans
        ----------           ---------- ---------------- --------- ------------------ ---------- -----------------
Prime 30-Year Fixed-Rate
Relocation Loans                 1,812    $ 844,941,789       861      $ 405,719,632      1,250     $ 636,020,072

Prime 30-Year Fixed-Rate       111,425   40,134,188,567    24,267      9,865,227,462     44,978    21,686,693,836
Non-Relocation Loans

Prime 15-Year Fixed-Rate        29,622   10,106,128,064     5,394      2,560,373,384      4,536     2,430,641,359
Loans
                               142,930   56,515,937,239   125,454     54,089,704,631    113,744    53,072,900,484
Prime Adjustable-Rate Loans


     Mortgage Loan Production Sources

     Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

     The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

     Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

     Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

     A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

     Acquisition of Mortgage Loans from Correspondents

     In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

     The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards.


                      MORTGAGE LOAN UNDERWRITING STANDARDS

     The Depositor will purchase the Mortgage Loans from Bank of America, as the Sponsor. The Mortgage Loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America directly or indirectly from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. The Mortgage Loans originated by Bank of America and originated or acquired by WaMu or Wells Fargo Bank will have been underwritten materially in accordance with the applicable underwriting standards set forth below under "--Bank of America's Underwriting Standards," "--WaMu's Underwriting Standards" and "--Wells Fargo Bank's Underwriting Standards."

     The underwriting standards used by the Originators are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

Bank of America's Underwriting Standards

     General Underwriting Standards

     The Application and Use of Credit Scoring. Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the mortgagor's credit standing, capacity to repay the loan and adequacy of the mortgaged property as collateral for the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant's credit history with merchants and lenders and any record of bankruptcy or prior foreclosure. This credit information may be obtained from either a single credit repository or from up to three credit repositories. The credit bureau inquiry also includes a request for the applicant's Credit Score. If the credit bureaus cannot generate a Credit Score due to insufficient information about an applicant, Bank of America will consider proof of an applicant's alternative credit history, such as a history of consistent rent and utility payments.

     In addition to a Credit Score, Bank of America may obtain a Custom Mortgage Score. In order to generate a Custom Mortgage Score, the applicant must have at least one trade line on his or her credit report and also have a Credit Score. The "Custom Mortgage Score" was developed on a population of mortgage loans serviced by Bank of America and is designed to assess the likelihood that a mortgage loan will become 60 days or more delinquent within two years of application. The Custom Mortgage Score used by Bank of America will either have been developed by Bank of America individually or with the assistance of a third party. The Custom Mortgage Score requires a Credit Score and utilizes information obtained from one of the three major credit bureaus. The credit bureau used depends on the geographic location of the applicant's residence at the time of application. Bank of America may evaluate a prospective borrower's creditworthiness with either (i) a Credit Score, (ii) a Custom Mortgage Score or
(iii) a combination of a Credit Score and a Custom Mortgage Score.

     Underwriting Evaluation by Automated Underwriting Decision Engine or Manual Underwriter. Each mortgage loan underwritten to Bank of America's general underwriting standards is underwritten in accordance with guidelines established in Bank of America's Product and Policy Guides (the "Product Guides"). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants' repayment ability, credit standing, and the adequacy of the mortgage property as collateral for the mortgage loan. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

     Each mortgage application is evaluated by either an automated underwriting decision engine and/or a human underwriter to determine the appropriate credit decision and documentation requirements for the loan transaction. The automated underwriting decision engine may be an engine developed by an outside company and updated by Bank of America risk management personnel to facilitate automated decisions on Bank of America loan transactions. Alternatively, it may be an external decision engine such as Fannie Mae's Desktop Underwriter(R) or Freddie Mac's Loan Prospector(R) decision engines. If the loan is not automatically approved or declined by the automated underwriting decision engine, it is directed to an underwriter who evaluates the application against a set of specific criteria. The underwriter may be an employee of the lender or may be an individual performing underwriting on a contract basis through a third party firm such as a mortgage insurance company.

     Desktop Underwriter(R) is an automated underwriting system developed by Fannie Mae for conventional conforming loans. Desktop Underwriter(R) indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each loan file. Bank of America utilizes Fannie Mae's Custom Desktop Underwriter(R) which allows Bank of America's conditions and policies to display on a customized findings report specific to it.

     Loan Prospector(R) is an automated underwriting system developed by Freddie Mac for conventional conforming loans. Loan Prospector(R) indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each mortgage application.

     Either the automated underwriting decision engine or the underwriter evaluates the application information to the guidelines for the product type under which the applicant has applied. As part of the underwriting evaluation, the loan-to-value ratio is calculated. The "loan-to-value ratio" is the percentage equal to (i) the principal balance of the mortgage loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable product type) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property. In addition to evaluating the loan-to-value ratio, the automated underwriting decision engine or human underwriter will also evaluate the applicant's credit history and/or Credit Score and/or Custom Mortgage Score, the amount of the applicant's debts (including proposed housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income, the intended occupancy of the subject property, the property type, and the purpose of the loan transaction to determine whether the mortgage loan generally meets the guidelines established for the program under which the applicant is applying. If there are multiple applicants on a loan transaction, Bank of America generally utilizes the Credit Score and/or Custom Mortgage Score associated with the highest wage-earner on the transaction as the representative score(s) for the transaction. The automated underwriting decision engine and/or the underwriter may utilize compensating factors to offset one or more features of the loan transaction that may not specifically comply with the product guidelines. Therefore, the application of the underwriting guidelines for a product type by either an underwriter or an automated decision engine does not imply that each specific standard was satisfied individually. A loan is considered to be underwritten in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines.

     As part of the underwriting evaluation, the applicant's "Debt-to-Income Ratio" is calculated as the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income. Bank of America's Debt-to-Income Ratio guidelines are based on the loan instrument, loan term, Credit Score, loan-to-value ratio, property type, and occupancy characteristics of the subject loan transaction. Bank of America permits ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

     For certain mortgage loans, underwriting may be based on data obtained by third parties that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Bank of America to underwrite loans on its behalf, or independent contractors hired by these parties to perform underwriting services on Bank of America's behalf, make initial determinations as to the consistency of loans with established underwriting guidelines. The underwriting of mortgage loans acquired from another lender generally relies on the representations from the originating lender that the mortgage loans were underwritten in accordance with agreed upon underwriting standards that are materially similar to Bank of America's. Generally, Bank of America conducts a post-purchase review of a sampling of all mortgage loans acquired from another lender to determine whether agreed upon requirements were met. In order to be eligible to sell mortgage loans under a delegated underwriting arrangement, the lender must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

     Certain of the mortgage loans may have been purchased by Bank of America in negotiated transactions, and these negotiated transactions may be governed by contractual agreements. The contractual agreements may provide the commitment by Bank of America to accept the delivery of a certain dollar amount of mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the seller. Many of the contractual agreements allow the delegation of all underwriting functions to the seller, who will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Bank of America.

     Loans with Secondary Financing. First lien purchase money mortgage loans may have secondary financing to the borrower contemporaneously with the origination of the first lien mortgage loan. First lien refinance transactions may have existing secondary financing with the applicant that is resubordinated to the new first lien transaction or may have new secondary financing originated simultaneously with the first lien mortgage. The secondary financing may or may not be provided by Bank of America. The Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio are evaluated on each loan with subordinate financing. The "Total Loan-to-Value Ratio" is the principal balance of the first lien mortgage loan at origination plus any secondary financing that was drawn upon at that time divided by the value of the mortgaged property. The "Combined Loan-to-Value Ratio" is the principal balance of the first lien mortgage loan at origination plus the total amount of available secondary financing (including any unused amount on a home equity line of credit) divided by the value of the mortgaged property. A mortgage loan with secondary financing is evaluated to determine if the Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio meet the requirements for the program under which the application is submitted or if the application contains compensating factors to warrant an exception to the applicable guidelines. Some applicants request a first lien mortgage loan with a loan-to-value ratio of 80% with a simultaneously funded second lien transaction in order to avoid the cost of primary mortgage insurance associated with first lien mortgage loans with loan-to-value ratios exceeding 80%.

     Documentation. In assessing an applicant, Bank of America requires supporting documentation (or other verification) for all material data provided by the applicant, such as income and source of down payment, unless the applicant qualifies for one of the Accelerated Processing Programs discussed below.

     Under Bank of America's standard documentation process (the "Standard Documentation Process") the following verifications are required: a salaried applicant's income is verified by either having the applicant provide copies of the previous year's federal withholding form (IRS W-2) and a current payroll earnings statement or by sending a verification of employment form to the applicant's employer. A verification of employment form asks the employer to report the applicant's length of employment with the employer, the current salary and an indication as to whether it is expected that the applicant will continue to be employed in the future. A self-employed applicant is required to provide copies of tax returns for the prior two years. Bank of America verifies down payment funds by (i) obtaining bank or other financial statements covering the most recent 60-day period confirming the existence of these funds, (ii) determining electronically that these funds are on deposit with Bank of America,
(iii) obtaining documentation that these funds are to be obtained from a gift or sale of assets or (iv) asking the applicant's financial institution to complete a verification of deposit form detailing asset information. Asset verifications are not required on refinance transactions.

     If the applicant lacks a traditional credit history, then the loan approval may be conditioned upon the documentation of an acceptable alternative credit history consisting of at least four references showing timely payment of utilities, insurance premiums or rent, or other alternative credit references in the prior twelve months.

     In order to qualify for Bank of America's general underwriting standards, applicants must be willing to have the income and assets stated on their application verified. Applicants who have indicated that they do not wish to have their income and/or assets verified are directed to other Bank of America programs outlined in "--Alternative Underwriting Standards" below. While the applicants under Bank of America's general underwriting standards are willing to have income and asset information stated in the application verified, the level of verifications required (if any) are based on the applicant's credit profile, requested loan terms, and whether the applicant has an existing loan serviced by Bank of America that is being refinanced with the new loan transaction. Bank of America matches documentation requirements on mortgage loans to the overall risk parameters of the loan file under various "Accelerated Processing Programs" such as: (i) Rapid; (ii) PaperSaver(R) (also known as Threshold); (iii) Stated Income, Stated Asset; (iv) All-Ready Home; (v) Mortgage Rewards; (vi) No Ratio or (vii) Stated Income.

     Under Bank of America's "Rapid" documentation program, only the most recent pay stub (if salaried) or first two pages of the most recent tax return (if self-employed) of an applicant is required for income verification and only the most recent bank statement of an applicant is required for asset verification on purchase transactions if the applicant meets the Total Loan-to-Value Ratio and Credit Score requirements for that program.

     Under Bank of America's "PaperSaver(R)" documentation program, verification of the applicant's stated income and stated assets is not requested (with the exception of self-employed applicants who are required to sign the IRS form 4506-T (Request for Transcript of Tax Returns)) if the applicant meets the designated Credit Score, Custom Mortgage Score, Loan-to-Value Ratios and other eligibility requirements. An applicant with a designated higher Credit Score and designated higher Custom Mortgage Score which together indicate a favorable credit history is eligible for PaperSaver(R) documentation. The PaperSaver(R) documentation program has certain limitations relating to occupancy, property type, purpose and principal balance.

     Under Bank of America's "Stated Income, Stated Asset" documentation program, which is only available through the wholesale channel, income or asset verifications are not requested from applicants if they meet the Total Loan-to-Value Ratio, Credit Score and other eligibility requirements for the program. Although the Stated Income, Stated Asset program permits applicants to simply state their income and assets without verification, all applicants are required to sign an IRS form 4506 permitting income verification from tax return data if the file is selected as part of Bank of America's quality assurance audit.

     Bank of America may originate new mortgage loans under its "All-Ready Home" mortgage refinance program or its "Mortgage Rewards" refinance program. Under each of these programs, Bank of America will pay certain closing costs normally paid by the customer. Under these programs, a borrower whose current mortgage loan is serviced by Bank of America does not need to provide income or asset verification documentation if the current mortgage loan has had no 30 day or more delinquent payments in the previous twelve months (or since origination if less than 12 months). In addition, Bank of America typically requires a drive-by appraisal rather than an interior inspection appraisal. Because these programs involve the refinancing of mortgage loans that Bank of America originally underwrote, Bank of America will not apply any significant borrower credit or property underwriting standards (other than a minimum Credit Score). Mortgage Loans initially included in the Issuing Entity may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for the All-Ready Home or Mortgage Rewards program after his or her Mortgage Loan has been included in the Issuing Entity, his or her Mortgage Loan could be more easily refinanced, resulting in a prepayment of the Mortgage Loan. See "Prepayment and Yield Considerations--Weighed Average Life of the Offered Certificates."

     For a description of the No Ratio and Stated Income programs, see "--Alternative Underwriting Standards" below.

     In addition, mortgage applications evaluated by Desktop Underwriter(R) or Loan Prospector(R) follow the Standard Documentation Process unless the applicant's credit profile indicates a more favorable credit history, in which case the mortgage loan may be originated with the applicant furnishing only a recent pay stub showing year-to-date earnings (if salaried) or the first two pages of the most recent tax return (if self-employed) for income verification and only the most recent bank statement for asset verification.

     Collateral Valuation. Bank of America conducts a valuation of the mortgaged property as collateral for each mortgage loan. This collateral valuation may be determined by (i) an interior inspection appraisal, (ii) a tax assessed value,
(iii) a desktop appraisal, (iv) a drive-by appraisal, (v) an automated valuation model, or (vi) reference to the collateral valuation obtained in connection with the origination of the previous loan if the loan is a refinance of a mortgage loan that was previously serviced by Bank of America. An interior inspection appraisal is an appraisal report based on an interior inspection of the subject property. A tax assessed value is a factor applied to the tax value recorded for the subject property that reflects the general relationship between the assessed value and the market value of the property. These factors are established for each county by a third party vendor. A tax assessed value also does not entail any physical inspection of the subject property. A desktop appraisal is a report completed by a certified/licensed appraiser utilizing a sales comparison analysis from a local multiple listing service without conducting a physical inspection of the property. A drive-by appraisal report is a limited, summary appraisal report based on an exterior inspection of the property and comparable sales by a certified/licensed appraiser. An automated valuation model is an electronically generated valuation that utilizes real estate information such as property characteristics, market demographics, sales price data, and regional trends to calculate a value for a specific property. Bank of America utilizes the automated valuation models of several vendors. An automated valuation model does not entail any physical inspection of the subject property. In addition, no updated appraisal valuation may be performed if the loan is a refinance of a loan that was previously serviced by Bank of America and the valuation from the time of origination of the loan being refinanced reflects adequate value for the mortgaged property.

     In certain instances, the interior, desktop or drive-by appraisal reports may be conducted by an employee of Bank of America or an affiliate. The appraisal report, however, may be performed by an independent appraiser contracted by Bank of America or an affiliate of Bank of America on direct channel originations. Appraisal reports on indirect channel originations are generally performed by an appraiser selected by the originating lender but indirect channel appraisers cannot be performed by appraisers that have been deemed to be ineligible to perform appraisals by Bank of America.

     Appraisers may note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a "hold harmless" letter to the lender. Environmental hazards are not noted on collateral valuations where no physical inspection of the property takes place, such as on loans where the collateral valuation is conducted by an automated valuation model or tax assessed value.

Appraisers only note environmental hazards on a desktop appraisal if they generally are known in the area.

     Certain states have "anti-deficiency" laws which, in general, require lenders providing credit on one to four family properties to look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in the prospectus. The underwriting guidelines in all states (including anti deficiency states) require that the value of the property being financed, as indicated by the collateral valuation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that the value will support the outstanding loan balance in the future.

     Flood Determinations and Hazard Insurance. Each mortgage loan is evaluated to determine if the subject property is located in a federal flood zone. If the property is located in a flood zone, then flood insurance is required on the loan transaction with an amount of coverage that meets or exceeds federal law requirements. Generally, evidence of acceptable hazard insurance coverage on the subject property is a requirement for loan approval. This documentation, however, is not required if the mortgage loan is a refinance of an existing Bank of America serviced loan transaction and hazard insurance was documented for the previous loan transaction or the mortgage loan is originated under a program that does not require the review of evidence of hazard insurance.

     Mortgage Insurance and Title. Mortgage loans originated with loan-to-value ratios in excess of 80% may be covered by primary mortgage insurance. Except as noted below in connection with certain refinance transactions, mortgage loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac, or if the related mortgaged property is located in a jurisdiction where these policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdiction in lieu of title insurance will be obtained instead. If required, the title insurance policy may include environmental protection lien endorsement coverage (ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" in the prospectus.

     Mortgage loans on refinance transactions generally do not contain title insurance policies. Title searches are often performed on these refinance transactions in lieu of obtaining a title insurance policy. A title search is a limited search of a specified parcel of land summarizing information concerning current owner(s) and all judgments, mortgages, and tax obligations filed.

     Borrowers Protection Plan(R). Bank of America's Borrowers Protection Plan(R) ("BPP") is a debt-cancellation contract between the borrower and Bank of America. This optional plan can cancel a borrower's monthly principal and interest payment for up to a total of twelve months if the borrower loses his or her job or becomes disabled. Additionally, the outstanding principal balance of a mortgage loan with BPP will be cancelled if the borrower dies as a result of an accident. While Bank of America will cancel payment of the principal, interest and BPP fees, the borrower will still be responsible for the payment of taxes and insurance. Bank of America will be obligated to pay to the Issuing Entity any amounts cancelled due to BPP on a Mortgage Loan.

     The following three protection options are available in a BPP contract: (i) disability, involuntary unemployment and accidental death; (ii) involuntary unemployment and accidental death or (iii) disability and accidental death.

     The benefit period ranges from six to twelve months. A borrower may elect single (i.e., one borrower who is named in the mortgage note) or joint coverage (i.e., any two of the borrowers named in the mortgage note).

     BPP is only available on certain first-lien fixed-rate and adjustable-rate mortgage loan products and programs. The term of protection is the lesser of the loan term and ten years. Upon expiration, BPP is discontinued and the monthly BPP fee is no longer assessed. If the borrower has an active BPP claim prior to the expiration date, however, loan protection can extend beyond the expiration date. BPP is optional and the borrower's choice regarding BPP is not considered when evaluating the loan request. The borrower must select the BPP plan prior to loan closing.

     Alternative Underwriting Standards

     In addition to the general underwriting standards described above under "--General Underwriting Standards," Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which enable the applicant to request reductions in the verification documentation required for the mortgage loan.

     Bank of America's "Stated Income Program" provides applicants the ability to request that income stated on the loan application not be verified. The Debt-to-Income Ratio calculation used by the underwriter to evaluate the applicant's capacity for the loan is based on income the applicant discloses on the application. Under the Stated Income Program, applicants who have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income Program is designed to meet the needs of applicants with a traditional credit history who meet the minimum Credit Score requirement of the program. A verbal verification of employment confirming the applicant's date of employment, job status and title is required. While income information is not provided, the applicant must continue to provide documentation of assets used for down payment, closing costs, and reserves on purchase transactions.

     Bank of America's "No Ratio Loan Program" provides applicants with a minimum Credit Score and a sufficient asset base the ability to obtain mortgage loans with no income verification or Debt-to-Income Ratio calculation. Under this program, the applicant does not state his or her income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the applicant must continue to provide documentation of his or her assets used for down payment, closing costs, and reserves on purchase transactions.

     Bank of America's "100% LTV Program" provides applicants the ability to obtain a mortgage loan with no down payment. The 100% LTV Program is only available if the primary borrower has a minimum Credit Score. The 100% LTV Program also permits loan-to-value ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property). Under this program, Bank of America uses the Standard Documentation Process.

     Bank of America's "97% LTV Program" provides applicants with the opportunity to obtain low down payment mortgage loans. This program allows an applicant to obtain financing for a mortgage loan by requiring only a 3% cash down payment from the applicant's own funds. The 97% LTV Program is only available if the primary borrower has a minimum Credit Score. The 97% LTV Program is a fully amortizing 30-year fixed-rate mortgage that is available on owner-occupied principal residences only. This program is available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

     Bank of America's "Condominium Hotel Loan Program" provides applicants the ability to purchase a unit in a condominium hotel. The Condominium Hotel Loan Program offers a fully amortizing 15-year or 30-year fixed-rate mortgage loan that is available on a primary residence or second home. The Condominium Hotel Loan Program is only available if the primary borrower has a minimum Credit Score. Condominium Hotel Mortgage Loans are available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

     Bank of America's "Non-Resident Alien Loan Program" provides financing to non-resident aliens to purchase or refinance second home properties within the United States. Applicants without a United States credit history must document an acceptable credit history within their primary country of origin. Under this program, Bank of America uses the Standard Documentation Process.

     Bank of America's "80/20 Program" provides applicants with an 80% Loan-to-Value Ratio first lien mortgage that is funded simultaneously with a 20% Loan-to-Value Ratio second lien mortgage so that the Total Loan-to-Value Ratio is 100%. By structuring loans in such a manner, the applicant is able to avoid the cost of primary mortgage insurance on the transaction. The 80/20 Program is only available if the primary borrower has a minimum Credit Score. Bank of America may originate both the first and second lien transactions under an 80/20 transaction or the second lien may be originated by another lender. Under this program, Bank of America uses the Standard Documentation Process.

WaMu's Underwriting Standards

     WaMu's Origination Channels

     The WaMu mortgage loans have either been originated by WaMu or purchased by WaMu from approved mortgage loan correspondent lenders. WaMu originates mortgage loans through its retail lending division, which is a network of its own banks and mortgage lending offices; through its ConsumerDirect lending division, which originates mortgage loans to employees of WaMu and their affiliates, originates mortgage loans through the internet and refinances mortgage loans held in WaMu's mortgage loan portfolio; and through its wholesale lending division, which is a network of independent mortgage loan brokers approved by WaMu. For each mortgage loan originated through WaMu's wholesale lending division, a mortgage loan broker submits a loan application package to WaMu for underwriting and funding, and receives a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

     Some of WaMu's correspondent lenders have delegated underwriting approval. Those correspondent lenders are authorized to underwrite mortgage loans with specified characteristics up to specified loan amounts, and must refer all other mortgage loans to WaMu for underwriting. In the case of mortgage loans underwritten by a correspondent lender, the correspondent lender will represent to WaMu that the mortgage loans have been underwritten in accordance with WaMu's underwriting guidelines. Correspondent lenders without delegated underwriting approval submit loan application packages to WaMu for underwriting and fund each loan only upon approval by WaMu.

     Underwriting Guidelines

     The mortgage loans have been originated generally in accordance with the following underwriting guidelines established by WaMu. The following is a summary of the underwriting guidelines generally applied by WaMu and does not purport to be a complete description of the underwriting standards of WaMu. WaMu's underwriting guidelines generally are intended to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Some mortgage loans are manually underwritten, in which case an underwriter reviews a loan application and supporting documentation, if required, and a credit report of the borrower, and based on that review determines whether to originate a loan in the amount and with the terms stated in the loan application. Some mortgage loans are underwritten through WaMu's automated underwriting system, described below.

     Prospective borrowers are required to complete a standard loan application in which they provide financial information regarding such factors as their assets, liabilities and related monthly payments, income, employment history and credit history. Each borrower also provides an authorization to access a credit report that summarizes the borrower's credit history. In the case of some mortgage loans originated under WaMu's streamline documentation programs (described below), the prospective borrower is not required to provide certain financial information, including information about income and assets.

     Evaluation of the Borrower's Credit Standing

     To evaluate a prospective borrower's credit history, the loan underwriter obtains a credit report relating to the borrower from one or more credit reporting companies, usually in the form of a merged credit report. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most cases the credit report provides a credit score for the borrower, which represents a numerical weighing of the borrower's credit characteristics. Credit scores are designed to assess a borrower's creditworthiness and likelihood to default on an obligation over a defined period (usually two to three years) based on a borrower's credit history. Credit scores do not necessarily correspond to the probability of default over the life of a mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, credit scores only indicate general creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Credit scores range from approximately 250 to approximately 900, with higher scores indicating more favorable credit history. If the loan underwriter obtains credit scores from three credit reporting companies, the middle score generally is used, and if two credit scores are obtained, the lowest score generally is used. In the case of co-borrowers, the credit score for the borrower with the lowest credit score generally is used (determined for each borrower as described in the immediately preceding sentence). Minimum credit scores are required for some loan products and loan programs. For borrowers for which credit scores are not available, the loan underwriter will require alternative documentation indicating the borrower's creditworthiness, such as rental or utility payment history or payment history on other debt.

     Evaluation of the Borrower's Repayment Ability

     In evaluating a prospective borrower's ability to repay a mortgage loan, the loan underwriter considers the ratio of the borrower's mortgage payments, real property taxes and other monthly housing expenses to the borrower's gross income (referred to as the "housing-to-income ratio" or "front end ratio"), and the ratio of the borrower's total monthly debt (including non-housing expenses) to the borrower's gross income (referred to as the "debt-to-income ratio" or "back end ratio"). The maximum acceptable ratios may vary depending on other loan factors, such as loan amount and loan purpose, loan-to-value ratio, credit score and the availability of other liquid assets. Exceptions to the ratio guidelines may be made when compensating factors are present.

     For purposes of calculating the "front end" and "back end" ratios for certain Option ARM Loans, the borrower's monthly mortgage debt is determined based on the fully indexed rate and a predetermined factor as set by WaMu's credit department from time to time (which rate may be greater than the rate in effect for the mortgage loan during the initial fixed-rate period). In addition, for purposes of calculating these ratios for an Option ARM Loan with a 40-year term, the borrower's monthly mortgage debt is determined based on 30-year term.

     Evaluation of the Adequacy of the Collateral

     The adequacy of the mortgaged property as collateral generally is determined by an appraisal made in accordance with pre-established appraisal guidelines. At origination, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation, and are made on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by WaMu or independent appraisers selected in accordance with the pre-established appraisal guidelines. Such guidelines generally require that the appraiser, or an agent on its behalf, personally inspect the property and verify whether the property is in adequate condition and, if the property is new construction, whether it is substantially completed. However, in the case of mortgage loans underwritten through WaMu's automated underwriting system, an automated valuation method may be used, under which the appraiser does not personally inspect the property but instead relies on public records regarding the mortgaged property and/or neighboring properties. In either case, the appraisal normally is based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. For mortgage loans underwritten under WaMu's streamline documentation programs, the appraisal guidelines in some cases permit the appraisal obtained for an existing mortgage loan to be used. Title insurance is required for all mortgage loans, except that for mortgage loans secured by shares of cooperative apartments, title insurance is not required for the cooperative apartment building (but a lien search is provided by the title company). Specific additional title insurance coverage is required for some types of mortgage loans.

     Documentation Programs

     Each mortgage loan has been underwritten under one of three documentation guidelines for verification of the borrower's stated income and assets. Under WaMu's full/alternative documentation program, the prospective borrower's stated income is verified through receipt of the borrower's most recent pay stub and most recent W-2 form or, in the case of self-employed borrowers or borrowers with more than 25% of their income from commissions, two years of personal (and, if applicable, business) tax returns. For self-employed borrowers, profit and loss statements may also be required. Under the full/alternative documentation program, the borrower's stated assets are verified through receipt of the borrower's two most recent bank or brokerage statements. In addition, the borrower's employment is verified with the employer by telephone or by other independent means.

     WaMu's low documentation program places increased reliance on the value and adequacy of the mortgaged property as collateral, the borrower's credit standing and (in some cases) the borrower's assets. It is available to borrowers with certain loan-to-value ratios, loan amounts and credit scores. Under this program, the income as stated in the borrower's loan application is not verified, although the borrower's employment may be verified by telephone. The borrower's stated income must be reasonable for the borrower's occupation and assets (as determined in the underwriter's discretion). Assets may be verified for higher risk transactions and when exceptions are approved, such as when specific loan-to-value ratio or loan amount maximums are exceeded.

     WaMu has several "streamline" documentation programs under which the prospective borrower's income and assets either are not required to be obtained or are obtained but not verified. Eligibility criteria vary but may include minimum credit scores, maximum loan amounts, maximum debt-to-income ratios and specified payment histories on an existing mortgage loan (generally, a history of timely mortgage payments for the past twelve months, or for the duration of the mortgage loan if less than twelve months old) or on other debt. Purchase loans as well as refinance loans may be eligible under the streamline documentation programs. For some mortgage loans that qualify under these programs, the borrower's income and assets are not required to be obtained. For some other mortgage loans that qualify under these programs, the borrower's income and assets are obtained but not verified, the borrower's employment is verified with the employer by telephone, and the borrower's stated income must be reasonable for the borrower's occupation and assets (as determined in the underwriter's discretion).

     A credit report for the borrower generally is required for all mortgage loans underwritten under WaMu's full/alternative and low documentation programs, and for all but a small percentage of mortgage loans underwritten under WaMu's streamline documentation program.

     Exceptions to Program Parameters

     Exceptions to WaMu's loan program parameters may be made on a case-by-case basis if compensating factors are present. In those cases, the basis for the exception is documented, and in some cases the approval of a senior underwriter is required. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit standing, the availability of other liquid assets, stable employment and time in residence at the prospective borrower's current address.

     Automated Underwriting System

     Some mortgage loans originated through WaMu's retail and wholesale lending divisions have been underwritten in whole or in part through WaMu's proprietary automated underwriting system, known as Enterprise Decision Engine or "EDE". Based on the borrower's credit report and the information in the borrower's loan application, the system either (a) approves the loan subject to the satisfaction of specified conditions, which may include the receipt of additional documentation, or (b) refers the loan application to an underwriter for manual underwriting. In making the underwriting decision, EDE evaluates the borrower's default risk based on both the credit score and the characteristics of the loan. WaMu has been using EDE for underwriting of mortgage loans since January 2005. The version of EDE used by WaMu through October 2006 was developed based on a statistical analysis of the past performance of approximately 193,000 mortgage loans originated by WaMu for its own portfolio between 1998 and 2001. The version of EDE used by WaMu since October 2006 was developed based on a statistical analysis of the past performance of approximately one million mortgage loans originated by WaMu between 1998 and 2002. WaMu has also used in the past, and currently uses, other automated underwriting systems. All or some of the mortgage loans originated by WaMu may have been underwritten through EDE or another automated underwriting system.

     Quality Control Review

     WaMu's credit risk oversight department conducts quality control reviews of statistical samplings of previously originated mortgage loans on a regular basis.

Wells Fargo Bank's Underwriting Standards

     The following is a summary of (i) Wells Fargo Bank's "general" underwriting standards, (ii) Wells Fargo Bank's "retention program," and (iii) the underwriting standards of participants in Wells Fargo Bank's non-agency conduit program.

     General Standards. Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans originated by Wells Fargo Bank, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans originated or acquired by Wells Fargo Bank will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

     Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

     The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

     The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

     With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "The Originators--Wells Fargo Bank, N.A.--Acquisition of Mortgage Loans from Correspondents" in this disclosure supplement.

     A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

     Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

     In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including loan-to-value ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

     Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related mortgaged property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

     Mortgage loans will not generally have had at origination a loan-to-value ratio in excess of 95%. The "loan-to-value ratio" used by Wells Fargo Bank is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the loan-to-value ratio of any mortgage loan originated by Wells Fargo Bank that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

     The appraisal of any mortgaged property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a mortgaged property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain mortgaged properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such mortgaged properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

     Wells Fargo Bank originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following table (the "Coverage Percentage") will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%.

     The Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios are as follows:


                              Coverage Percentages

   --------------------   -------------------------   --------------------------
   Loan-to-Value Ratios   Category I Mortgage Loans   Category II Mortgage Loans
   --------------------   -------------------------   --------------------------
     95.01% to 97.00%                30%                          25%
     90.01% to 95.00%                30%                          25%
     85.01% to 90.00%                25%                          12%
     80.01% to 85.00%                12%                          6%

     "Category I Mortgage Loans" includes fixed rate mortgage loans with terms to maturity of 25 or 30 years, balloon loans amortized over 30 years but with 5 or 7 year terms to maturity and adjustable rate mortgage loans with terms to maturity of 30 years and fixed interest rate periods of 5, 7 or 10 years from origination.

     "Category II Mortgage Loans" includes fixed rate mortgage loans with terms to maturity of 10, 15 or 20 years.

     In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained.

     Except as described below, mortgage loans originated by Wells Fargo Bank will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

     Retention Program Standards. A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

     Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

     Underwriter Discretion. During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

                                   THE SPONSOR

     The Sponsor, Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

     See "The Sponsor," "Mortgage Purchase Program" and "The Pooling and Servicing Agreement" in the prospectus for more information about the Sponsor, its securitization programs and its material roles and duties in this securitization.

                             STATIC POOL INFORMATION

     Information concerning the Sponsor's prior residential mortgage loan securitizations related to the Depositor involving fixed- and adjustable-rate first lien mortgage loans, information regarding WaMu's prior residential mortgage loan securitizations related to affiliates of WaMu and information regarding Wells Fargo Bank's prior loan originations and purchases of Prime Adjustable-Rate Loans is available on the internet at www.bofa.com/bafc. On this website, you can view, as applicable, summary pool information as of the applicable securitization cut-off date or for the applicable origination year and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement, or for each origination year for the past five years. Each of the mortgage loan securitizations or origination years identified on this website is unique, and the characteristics of each securitized mortgage loan pool or origination year varies from each other as well as from the Mortgage Loans to be included in the Issuing Entity that will issue the Certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations or origination years described above may have been influenced by factors beyond the Sponsor's, WaMu's or Wells Fargo Bank's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations or origination years is likely not to be indicative of the future performance of the mortgage loans to be included in the Issuing Entity. WaMu's and Wells Fargo Bank's information referred to above was prepared solely by WaMu and Wells Fargo Bank, respectively.

     The static pool data referred to above relating to securitized pools issued prior to January 1, 2006 or to origination years prior to 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

     The performance of prior residential mortgage loan pools may not be indicative of the future performance of the Mortgage Loans.

                                  THE DEPOSITOR

     The Depositor, Banc of America Funding Corporation, is an indirect subsidiary of Bank of America Corporation.

     See "The Depositor," "Mortgage Purchase Program" and "The Pooling and Servicing Agreement" in the prospectus for more information about the Depositor and its material roles and duties in this securitization.

                               THE ISSUING ENTITY

     The issuing entity will be a New York common law trust (the "Issuing Entity"), formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the Issuing Entity under the Pooling and Servicing Agreement as described below under "The Pooling and Servicing Agreement and the Servicing Agreements--Assignment of Mortgage Loans" and in the prospectus under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee." The Issuing Entity will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Issuing Entity will be December 31 of each year.

     The Issuing Entity will be administered by the Trustee pursuant to the terms of the Pooling and Servicing Agreement as described under "The Pooling and Servicing Agreement and the Servicing Agreements" in this prospectus supplement. The Trustee, on behalf of the Issuing Entity, is, prior to an event of default under the Pooling and Servicing Agreement, only permitted to take the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

     The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a "business trust" for purposes of federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a "business trust." In addition, in the event of bankruptcy of the Sponsor, the Depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy of a third party. See "Risk Factors--Special Power of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates" and "--Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans" in the prospectus.

                           SERVICING OF MORTGAGE LOANS

     The table below sets forth the percentage of Mortgage Loans in each Loan Group and the Mortgage Pool that are serviced by each Servicer:

     ----------------------------------------------------------------------
     |                |   Bank of America  |    WaMu   |  Wells Fargo Bank |
     ----------------------------------------------------------------------
     | Loan Group 1   |      100.00%       |   0.00%   |      0.00%        |
     ----------------------------------------------------------------------
     | Loan Group 2   |       53.95%       |  31.75%   |     14.31%        |
     ----------------------------------------------------------------------
     | Loan Group 3   |       51.95%       |  36.99%   |     11.06%        |
     ----------------------------------------------------------------------
     | Loan Group 4   |       45.79%       |   0.00%   |     54.21%        |
     ----------------------------------------------------------------------
     | Loan Group 5   |       42.11%       |   1.38%   |     56.51%        |
     ----------------------------------------------------------------------
     | Mortgage Pool  |        51.19%      |   21.91%  |      26.91%       |
     ----------------------------------------------------------------------

     For a description of the servicing experience and procedures of Bank of America, WaMu and Wells Fargo Bank see "--Bank of America's Servicing Experience and Procedures," "--WaMu's Servicing Experience and Procedures" and "--Wells Fargo Bank's Servicing Experience and Procedures" in this prospectus supplement.

     Bank of America (in its capacity as servicer, a "Servicer") will service the applicable Mortgage Loans pursuant to a servicing agreement, to be dated the Closing Date (the "Bank of America Servicing Agreement"). WaMu (in its capacity as servicer, a "Servicer") will service the applicable Mortgage Loans pursuant to a servicing agreement (amended and restated), dated as of July 1, 2003 (as amended from time to time, and together with a mortgage loan purchase and sale agreement (amended and restated), dated as of July 1, 2003, as amended from time to time, the "WaMu Servicing Agreement"). Wells Fargo Bank (in its capacity as servicer, a "Servicer") will service the applicable Mortgage Loans pursuant to a second amended and restated master seller's warranties and servicing agreement, dated as of May 1, 2006 (as amended from time to time, and together with a second amended and restated master mortgage loan purchase agreement, dated as of May 1, 2006, as amended from time to time, the "Wells Fargo Servicing Agreement," and collectively with the Bank of America Servicing Agreement and the WaMu Servicing Agreement, the "Servicing Agreements"). The Servicers may perform any of their obligations under the Servicing Agreements through one or more subservicers. Despite the existence of subservicing arrangements, each

Servicer will be liable for its servicing duties and obligations under the related Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans.

     All of the Mortgage Loans will be master serviced by Wells Fargo Bank (in such capacity, the "Master Servicer") in accordance with the terms of the Pooling and Servicing Agreement. The Master Servicer will be required to supervise, monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans. In the event of a default by a Servicer (other than Wells Fargo Bank) under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against such Servicer and will be required to either find a successor servicer or assume the primary servicing obligations of the related Mortgage Loans. In the event the default is by Wells Fargo Bank in its capacity as a Servicer, the Trustee will be required to enforce any remedies against Wells Fargo Bank and either appoint a successor servicer or assume the primary servicing obligations of the related Mortgage Loans.

The Master Servicer

     Wells Fargo Bank, a national banking association, will be the Master Servicer under the Pooling and Servicing Agreement.

     Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

     The Master Servicer will be responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer will independently calculate monthly loan balances based on servicer data, compare its results to servicer loan-level reports and reconcile any discrepancies with the Servicers. The Master Servicer also will review the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Bank of America's Servicing Experience and Procedures

     General

     Bank of America has been servicing consumer mortgage loans in excess of 25 years. The table below sets forth information about Bank of America's portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:



First Lien                As of              As of              As of               As of
Mortgage Loans      December 31, 2003  December 31, 2004  December 31, 2005  September 30, 2006
--------------      -----------------  -----------------  -----------------  ------------------
By Number               2,215,425          2,258,581          2,227,378          2,262,083
By Aggregate Unpaid
Principal Balance
(in billions)            $246.5             $273.1             $296.8              $323.3


     Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, Ginnie Mae, Fannie Mae and Freddie Mac. In addition to servicing certain mortgages securitized by the Depositor and its affiliates, Bank of America also services loans that are held in its portfolio and whole loans that are sold to a variety of investors.

     Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the residential mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking consumer communications; (iii) facilitating communication between Bank of America's different internal business units, and between Bank of America and its third-party vendors; (iv) entering and updating transaction data; and (v) generating various reports.

     Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility are automatically transferred to a different undisrupted facility. The facility receiving the transfer of functionality will have access to all data and tools necessary to continue servicing all mortgage loans. Bank of America's business continuity plan is tested and updated annually.

     Bank of America's servicing policies and procedures have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.

     Bank of America may perform any of its obligations under the Bank of America Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions related to customer bankruptcy, certain foreclosure-related activities, hazard insurance, lockbox and document printing.

     Delinquencies, Losses, Bankruptcies and Recoveries

     Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to the Issuer. Those situations include, without limitation, situations where a mortgagor has sold or transferred the mortgaged property, where there has been damage to the mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a description of Bank of America's policies and procedures to respond to each of these situations.

     Property Damage

     Bank of America has retained a vendor to address most of the work related to recovery of proceeds of hazard insurance. This vendor generally performs the following tasks: (i) insurance customer service, (ii) flood processing and tracking, (iii) renewal, (iv) lender-placed hazard insurance tracking and placement and (v) claims processing. The vendor tracks and reports its activities by directly accessing Bank of America's servicing system which reports Bank of America employees actively monitor.

     Collections and Loss Mitigation

     Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

     Initial phone contact is pursued by Bank of America's collections department, which utilizes a predictive dialer and manual efforts to perform strategic call campaigns based on selected criteria including stage of delinquency and industry credit/behavioral risk scoring. Call attempts may begin within several days of the payment due date and continue throughout the delinquency in accordance with investor, mortgage insurance and government agency guidelines. The collection activities of Bank of America are consistent with fair debt collection practices, including, but not limited to placing calls to the mortgagor after 8:00 a.m. or before 9:00 p.m. local time at the customer's location. Each caller in the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor's current financial situation; (iii) verify occupancy; (iv) refer the mortgagor to counseling agencies if appropriate; and (v) determine the best possible loss mitigation option. Systemic stops may be used to prevent accounts from being subject to notices, letters, calls and inspections in certain situations. Some examples of situations subject to a stop of collection activity may include the initial period following the transfer of servicing to Bank of America, certain bankruptcy accounts, and customers who are the victim of fraud or identity theft.

     Bank of America grants a grace period of fifteen days after the due date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the due date. For example, a mortgage loan with a due date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

     Late charges are generally assessed after the due date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived. Also certain systemic stops may prevent the assessment of late fees, such as during the initial period following the transfer of servicing to Bank of America.

     Direct mail contact efforts occur during the various stages of delinquency. Generally a courtesy notice is sent to customers after the due date and expiration of any grace period. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries, and foreclosure notices, if appropriate. More specifically, customer contact is generally made as follows: (i) during the first 30 days of delinquency, Bank of America generally assesses a late fee, sends a late notice and generally calls the customer during the last week of the 30-day period, (ii) during the next 30 days of delinquency, Bank of America again calls the customer, sends a loss mitigation letter (setting forth appropriate options to bring the loan current) within the first 15 days of this period and then, in the third week of this period, sends a formal notice, known as a "breach letter," that is legally required prior to commencing formal foreclosure proceedings, (iii) during the next 15 days of delinquency, Bank of America calls the customer, sends another loss mitigation letter and performs an inspection of the property, and (iv) during the next 15 days of delinquency, Bank of America sends a final loss mitigation solicitation letter before referring the matter to its foreclosure vendor.

     In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

     Bank of America has a dedicated loss mitigation unit that receives case referrals from its collection, foreclosure, and bankruptcy departments as well as from the loss mitigation unit's own contact efforts. Delinquent mortgage loans are reviewed for investor eligible loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, short sale, special forbearance, deed-in-lieu of foreclosure, borrower assistance, partial claim, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrowers financial situation or unwillingness to remain in the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Payment plans are monitored according to the plan due dates.

     During the default process, if Bank of America becomes aware that the borrower cannot continue to make regular scheduled payments and escrow contributions, the loan will be deemed uncollectible. This may occur due to the borrower's inability to bear the payment plan or failure to adhere to the payment plan. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected Servicing Fees, property maintenance fees, attorney fees, and other necessary fees).

     Bankruptcy

     When a mortgagor files for bankruptcy, Bank of America's options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America utilizes a vendor to receive automated notices on all new bankruptcy filings. The vendor is either a law firm or retains a law firm from a pre-approved list of law firms. After validation of the bankruptcy, the loan is automatically added to the mortgage servicing system's bankruptcy workstation and the loan is flagged or coded to prevent collection calls and notices. Bank of America's bankruptcy staff is responsible for the daily monitoring of the bankruptcy cases, including all customer inquiries, debtor and trustee payment application, escrow analysis, strict compliance orders, reaffirmation agreements and compliance with all investor and agency servicing and reporting requirements.

     The vendor is responsible for filing all proof of claims, reviewing plans, making objections and filing motions for relief. Bank of America aggressively monitors the performance of the vendor daily, weekly and monthly via control reports to ensure that investor/agency requirements are met and that service levels are maintained.

     Foreclosure

     Bank of America delegates to a vendor initial responsibility for activities related to foreclosure. Once Bank of America's collections department approves a foreclosure, it places a stop on the mortgage loan and refers the matter to the foreclosure vendor. The foreclosure vendor performs the following services: (a) conducting pre-foreclosure monitoring; (b) retaining and managing counsel to pursue the foreclosure; (c) conducting property inspections and taking appropriate actions to preserve the value of the mortgaged property; (d) obtaining broker price opinions; and (e) if applicable, filing damaged property claims with insurance carriers on foreclosure mortgage loans. Bank of America obtains an inspection of the property for loans that are delinquent sixty days or more.

     Bank of America manages the foreclosure vendor by reviewing monthly automated performance reports that measure the timeliness and efficiency of the foreclosure vendor's processing of loans in the foreclosure process.

WaMu's Servicing Experience and Procedures

     Washington Mutual Bank is a federal savings association that provides financial services to consumers and commercial clients. It is an indirect wholly-owned subsidiary of Washington Mutual, Inc. At September 30, 2006, Washington Mutual, Inc. and its subsidiaries had assets of $348.9 billion.

     WaMu's Servicing Experience

     WaMu has been servicing single-family residential mortgage loans for over 100 years. The single-family residential mortgage loans serviced by WaMu have included, since 2001, sub-prime residential mortgage loans originated by Long Beach Mortgage Company, a division of WaMu, or for its securitization trusts.

     The following table shows the number and aggregate principal balance of single-family residential mortgage loans including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans, and including prime and sub-prime mortgage loans, serviced by WaMu as of the specified date.

            Single-Family Residential Mortgage Loans Serviced by WaMu
                          (Dollar Amounts in Millions)

                                         12/31/2004      12/31/2005    9/30/2006
Number of Mortgage Loans Serviced for      965,841        964,940       974,758
WaMu or Its Affiliates (or Their
Securitization Trusts)
Aggregate Principal Balance               $ 238,360      $ 259,466     $ 275,298
Number of Mortgage Loans Serviced for     3,832,119      3,568,487     3,404,400
Third Parties
Aggregate Principal Balance               $ 445,272      $ 436,293     $ 427,785

     The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans (but excluding sub-prime mortgage loans), serviced by WaMu as of the specified date.

         Single-Family Residential Prime Mortgage Loans Serviced by WaMu
                          (Dollar Amounts in Millions)

                                         12/31/2004      12/31/2005    9/30/2006
Number of Mortgage Loans Serviced for      798,269        766,384       710,431
WaMu or Its Affiliates (or Their
Securitization Trusts)
Aggregate Principal Balance               $ 213,525      $ 226,334     $ 230,132
Number of Mortgage Loans Serviced for     3,820,696      3,527,670     3,403,002
Third Parties
Aggregate Principal Balance               $ 444,595      $ 429,944     $ 427,578


     Servicing Procedures

     Servicing Functions. The functions to be performed by WaMu will include payment collection and payment application, investor reporting and other investor services, default management and escrow administration for the mortgage loans it services. WaMu will perform its servicing functions at loan servicing centers located in Florence, South Carolina; Milwaukee, Wisconsin; Northridge/Chatsworth, California; and Jacksonville, Florida.

     Mortgage Loan Servicing System. In performing its servicing functions, WaMu will use computerized mortgage loan servicing systems that it leases from
Fidelity Information Services, a division of Fidelity National Financial ("Fidelity"), a third party vendor (collectively, the "Fidelity System"). The Fidelity System produces detailed information about the financial status of each mortgage loan, including outstanding principal balance, current interest rate and the amount of any advances, unapplied payments, outstanding fees, escrow deposits or escrow account overdrafts, and about transactions that affect the mortgage loan, including the amount and due date of each payment, the date of receipt of each payment (including scheduled payments and prepayments), and how the payment was applied. The Fidelity System also produces additional information about mortgage loans that are in default, including the amount of any insurance and liquidation proceeds received. WaMu began using the Fidelity System in 1996. Prior to July 2004, WaMu serviced some mortgage loans using a proprietary mortgage loan servicing system; in July 2004, WaMu consolidated servicing into a single servicing platform by converting approximately 1.2 million loan records from the proprietary mortgage loan servicing system to the Fidelity System.

     WaMu's Third Party Vendors. WaMu expects to outsource to third party vendors the following servicing functions: (i) early payment default collections, (ii) management of foreclosure actions, (iii) monitoring of mortgagor bankruptcy proceedings, (iv) preservation of properties related to delinquent loans, (v) maintenance, marketing and sale of REO properties, (vi) assuring that hazard insurance coverage is maintained, (vii) determining whether flood insurance coverage is required and assuring that any required coverage is maintained, (viii) tax bill procurement and tracking of delinquent tax payments,
(ix) printing and mailing billing statements and (x) depositing mortgagor payments into a lockbox account. From time to time, WaMu may cease to outsource one or more of the foregoing servicing functions or may choose to outsource additional servicing functions. Some vendors may perform more than one function, and some functions may be performed by more than one vendor.

     WaMu has entered into service level agreements with some of its vendors, which set forth detailed performance criteria, including in some cases minimum time requirements for completing specified tasks and maximum error rates, and which in some cases impose penalties for non-compliance with such criteria. WaMu will monitor vendor compliance with applicable servicing criteria through procedures that may include reviews of statistical samplings of mortgage loans and reviews of reports on vendor performance prepared by the vendor or WaMu.

     WaMu's Quality Control Procedure. WaMu uses a combination of management controls and technology controls to ensure the accuracy and integrity of servicing records. Management controls include the use of approval levels, the segregation of duties, and reconciliations of servicing data and accounts, among others. Technology controls include the use of data security controls and interface controls to ensure that only authorized persons have the ability to access and change system data or to submit data to or receive data from vendors and investors. Specific security profiles for each job function include a predetermined set of data security controls that are appropriate for that job function. The data center for the Fidelity System, which is located in Jacksonville, Florida, is kept in a fire protected environment, and commercial electrical power is backed up by generators.

     In addition, WaMu conducts periodic internal audits of critical servicing and technology functions. External audits by entities such as Fannie Mae, Freddie Mac and Ginnie Mae and the annual examination by Washington Mutual, Inc.'s independent accountants in connection with their audit of Washington Mutual, Inc. and its subsidiaries may provide independent verification of the adequacy of such functions. Periodic examination by WaMu's regulatory authorities may provide additional independent review of WaMu's management controls.

     Both WaMu and Fidelity maintain detailed business continuity plans to enable each entity to resume critical business functions in the event of a disaster or other serious system outage, which plans are reviewed and updated periodically. Fidelity is contractually obligated to return WaMu to full functionality within 48 hours of a reported system outage. WaMu and Fidelity perform annual disaster recovery tests in which they reroute data and servicing system operations to Fidelity's back-up site, and then process sample transactions from all servicing locations to ensure the functionality of the back-up site.

     It is WaMu's policy to require its other third party vendors to implement measures similar to those described above to ensure the accuracy and integrity of servicing records.

     Servicing of Delinquent Mortgage Loans; Foreclosure. WaMu will make reasonable efforts to collect or cause to be collected all delinquent payments (that is, payments that are more than 30 days past due). Such efforts may include payment reminder telephone calls to the mortgagor, letter campaigns and drive-by property inspections. WaMu will be required to foreclose upon the mortgaged property related to each defaulted mortgage loan as to which no satisfactory arrangements can be made for collection of delinquent payments. WaMu will be permitted, in lieu of foreclosure, if prudent to do so and taking into account the desirability of maximizing net liquidation proceeds, to accept a payment of less than the outstanding principal balance of the defaulted mortgage loan. WaMu will not be permitted to foreclose upon a mortgaged property if it is aware of evidence of toxic waste or other environmental contamination on the mortgaged property and it determines that it would be imprudent to foreclose.

     Maintenance of Primary Mortgage, Hazard and Flood Insurance. For each mortgage loan with an original loan-to-value ratio greater than 80%, WaMu generally will keep in full force and effect a primary mortgage insurance policy. WaMu generally will not maintain such policy if the outstanding principal balance of the mortgage loan is 80% or less of the original appraised value of the related mortgaged property, unless required by applicable law.

     WaMu will also maintain or cause to be maintained hazard insurance and, if applicable, flood insurance for each mortgage loan.

Wells Fargo Bank's Servicing Experience and Procedures

     Servicing Experience

     Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

     Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:



                             As of                        As of                       As of
                       December 31, 2003            December 31, 2004            December 31, 2005
                     ---------------------        ---------------------        -------------------

                                Aggregate                    Aggregate                    Aggregate
                                  Unpaid                       Unpaid                       Unpaid
                      No. of     Principal        No. of      Principal        No. of      Principal
        Asset Type    Loans   Balance of Loans    Loans    Balance of Loans     Loans   Balance of Loans
        ----------    ------  ----------------   -------   ----------------    ------   ----------------
     First Lien
     Non-Conforming,
     Non-Subprime
     Loans           472,694  $141,120,796,584    553,262  $171,086,652,776    635,091  $218,067,611,101

     Servicing Procedures

     Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

     Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

     When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models or programs that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

     Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

     If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

     Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

        THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS

     The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated the Closing Date among the Depositor, the Master Servicer, the Securities Administrator and the Trustee. The prospectus contains important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. See "The Pooling and Servicing Agreement" in the prospectus.

     The following summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement which are incorporated by reference. The Depositor plans to file a final copy of the Pooling and Servicing Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K after the Closing Date.

Assignment of Mortgage Loans

     In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the "Mortgage File"):

     o the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or a certificate signed by an officer of the Depositor certifying that the related original Mortgage Note has been lost;

     o the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee or a custodian of the Trustee as soon as the same is available to the Depositor);

     o except as described below, an assignment in recordable form of the Mortgage (or a copy, if such assignment has been submitted for recording); and

     o if applicable, any riders or modifications to such Mortgage Note and Mortgage;

provided, however, that Wells Fargo Bank will retain possession of certain items in the Mortgage File, including, but not limited to the original or certified copy of the Mortgage and any intervening assignments, for each of the Mortgage Loans originated by Wells Fargo Bank. In the event that Wells Fargo Bank is no longer the Servicer of these Mortgage Loans or the senior, unsecured long-term debt of Wells Fargo & Company is rated less than BBB- by Fitch Ratings, Wells Fargo Bank will deliver to the Trustee, or a custodian for the Trustee, original or certified copies of the Mortgages with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee or a custodian as soon as the same is available to Wells Fargo Bank) and any intervening assignments.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded except in states where recordation is required by the rating agencies to obtain the initial ratings of the Certificates set forth in the table beginning on page S-6 in this prospectus supplement. In addition to the foregoing, assignments of the Mortgage Loans will not be recorded (i) in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Sponsor or the Originator of such Mortgage Loan, or (ii) with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee. With respect to any Mortgage that has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, each Servicer will be required to take all actions as are necessary to cause the Issuing Entity to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee, or a custodian on behalf of the Trustee, will promptly review each Mortgage File after the Closing Date (or promptly after the receipt by the Trustee, or a custodian on behalf of the Trustee, of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents is missing. If any portion of the Mortgage File is not delivered to the Trustee, or a custodian on behalf of the Trustee, and the Depositor does not cure such omission or defect within 90 days, the Depositor will be required to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price described below to the extent such omission or defect materially and adversely affects the value of such Mortgage Loan.

Repurchases of Mortgage Loans

     The Sponsor acquired the Mortgage Loans not originated by it from the other Originators on a servicing-retained basis pursuant to the related Servicing Agreements. WaMu and Wells Fargo Bank, each in its capacity as an Originator, made certain representations and warranties in the related Servicing Agreements with respect to the related Mortgage Loans, as of the date of transfer of those Mortgage Loans to the Sponsor, which will be assigned by the Sponsor to the Depositor, and by the Depositor to the Trustee for the benefit of the certificateholders. Also, under the Mortgage Loan Purchase Agreement, the Sponsor will make certain representations and warranties with respect to the Mortgage Loans serviced by it under the Bank of America Servicing Agreement, which will be assigned by it to the Depositor, and by the Depositor to the Trustee for the benefit of the certificateholders. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of any of these representations made by the Sponsor or an Originator with respect thereto and such breach materially and adversely affects the value of a Mortgage Loan or the interest of the purchaser therein, that Originator or the Sponsor, as applicable, will be obligated to cure such breach. If the related Originator or the Sponsor, as applicable, does not cure such breach in accordance with the applicable Servicing Agreement or the Mortgage Loan Purchase Agreement, as the case may be, that Originator or the Sponsor, as applicable, will be required to either (i) repurchase such Mortgage Loan (or any property acquired in respect thereof) at a price (the "Purchase Price") equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate minus, so long as the entity repurchasing such Mortgage Loan is the servicer of such Mortgage Loan, the related Servicing Fee Rate or (ii) other than in the case of WaMu, substitute an Eligible Substitute Mortgage Loan; however such substitution is permitted only within two years of the Closing Date. In addition, in the case of the breach of the representation made by an Originator or the Sponsor that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, that Originator or the Sponsor, as applicable, will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws.

     Under the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of the certificateholders) certain limited representations and warranties as of the Closing Date generally intended to address the accuracy of the mortgage loan schedule and the payment and delinquency status of each Mortgage Loan acquired by the Sponsor from WaMu and Wells Fargo Bank pursuant to the applicable Servicing Agreements. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by WaMu or Wells Fargo Bank under the applicable Servicing Agreement, as described above, the Sponsor will be required to either (i) to repurchase such Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price or (ii) substitute an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this section is referred to as a "Deleted Mortgage Loan." In addition, in the case of the breach of the representation made by the Sponsor that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, the Sponsor will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws (to the extent not paid by the related Originator).

     An "Eligible Substitute Mortgage Loan" generally will:

     o have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the substituting party to be held for distribution to the certificateholders on the related Distribution Date (a "Substitution Adjustment Amount"));

     o have a mortgage interest rate less the applicable Administrative Fee Rate (the "Net Mortgage Interest Rate") not less than, and not more than 2% greater than, that of the Deleted Mortgage Loan;

     o  be of the same type as the Deleted Mortgage Loan;

     o have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

     o  have a Credit Score not less than that of the Deleted Mortgage Loan;

     o have a credit grade not lower in quality than that of the Deleted Mortgage Loan;

     o  have the same lien priority as the Deleted Mortgage Loan;

     o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

     o comply with all of the applicable representations and warranties in the applicable Servicing Agreement, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement as of the date of substitution.

     To the extent that any fact, condition or event with respect to a Mortgage Loan not originated by the Sponsor constitutes both a breach of a representation and warranty of the Sponsor under the Mortgage Loan Purchase Agreement and a breach of a representation and warranty of WaMu or Wells Fargo Bank under the applicable Servicing Agreement, the only right or remedy of the Trustee or any certificateholder will be the Trustee's right to enforce the obligations of WaMu or Wells Fargo Bank, as the case may be, pursuant to the applicable Servicing Agreement and there will be no remedy against the Sponsor for such breach (other than the Sponsor's obligation to pay any costs or damages incurred by the Issuing Entity as a result of violation of any applicable federal, state or local predatory or abusive lending laws, to the extent not paid by the applicable Originator).

     This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document or for a material breach of a representation or warranty of the Sponsor under the Mortgage Loan Purchase Agreement or another Originator under the applicable Servicing Agreement.

Payments on Mortgage Loans; Accounts

     Each Servicing Agreement requires the related Servicer to establish a trust account, which account may contain funds relating to other mortgage loans serviced by such Servicer (each, a "Servicer Custodial Account"). Funds credited to a Servicer Custodial Account may be invested for the benefit of and at the risk of the related Servicer in certain eligible investments, as described in the applicable Servicing Agreements. On the 18th day of each month or (or if such day is not a business day, the immediately preceding business day) (the "Remittance Date"), each Servicer will withdraw from the applicable Servicer Custodial Account all amounts required to be remitted by such Servicer for such month pursuant to the applicable Servicing Agreement and will remit such amount to the Master Servicer for deposit in an account established by the Master Servicer on or prior to the Closing Date (the "Master Servicer Custodial
Account"). The Master Servicer Custodial Account will be maintained as a separate trust account by the Master Servicer in trust for the benefit of the certificateholders. Funds credited to the Master Servicer Custodial Account may be invested at the direction of the Master Servicer and for the benefit and at the risk of the Master Servicer in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date.

     Not later than the business day prior to each Distribution Date (subject to the immediately following sentence), the Master Servicer will cause all amounts required to be remitted for such month pursuant to the Pooling and Servicing Agreement to be deposited into an account established by the Securities Administrator on or prior to the Closing Date (the "Certificate Account"). For as long as the Securities Administrator is the same as, or an affiliate of, the Master Servicer, the Master Servicer has until each Distribution Date (instead of the business day prior to each Distribution Date, as described in the immediately preceding sentence) to remit funds to the Securities Administrator. The Certificate Account will be maintained as a separate trust account by the Securities Administrator in trust for the benefit of certificateholders. Funds credited to the Certificate Account may be invested at the direction of the Securities Administrator and for the benefit and risk of the Securities Administrator in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date.

Compensating Interest

     When a mortgagor prepays its Mortgage Loan in part or in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

     To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of prepayments on a Mortgage Loan, the Servicers will pass through Compensating Interest to the certificateholders to the limited extent and in the manner described below.

     Pursuant to the applicable Servicing Agreement, the aggregate Servicing Fee payable to a Servicer for any Distribution Date will be reduced (but not below zero) by an amount equal to the lesser of (i) the aggregate Prepayment Interest Shortfall for the Mortgage Loans serviced by such Servicer for such Distribution Date and (ii) (a) with respect to WaMu and Wells Fargo Bank, the aggregate Servicing Fee payable to such Servicer for such Distribution Date and (b) with respect to Bank of America, one-twelfth of the product of 0.2500% and the aggregate Stated Principal Balance of the Mortgage Loans serviced by Bank of America as of the due date in the month preceding the month of the related Distribution Date (such amount, "Compensating Interest").

     A "Prepayment Interest Shortfall" is an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (net of the related Servicing Fee
Rate) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the calendar month in which applied.

     Any Prepayment Interest Shortfalls on the Mortgage Loans in excess of the amount of Compensating Interest paid by the Servicers will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such Prepayment Interest Shortfalls. See "Description of Certificates--Interest" in this prospectus supplement.

Advances

     Subject to the following limitations, each Servicer will be required pursuant to the related Servicing Agreement to advance (any such advance, an "Advance") on or prior to each Remittance Date an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans serviced by such Servicer and which were delinquent on the related Determination Date. Advances made by each Servicer will be made from its own funds or funds in the related Servicer Custodial Account that are not required to be remitted by such Servicer to the Master Servicer for deposit to Master Servicer Custodial Account for the related Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or mortgaged property relating to such Mortgage Loan. An "REO Property" is a mortgaged property that has been acquired by the Issuing Entity through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the "Determination Date" will be as set forth in the applicable Servicing Agreement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If a Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. In the event that a Servicer determines that an Advance previously made is not recoverable from future payments and collections, it is entitled to reimbursement from funds in the related Servicer Custodial Account relating to any Mortgage Loan serviced by such Servicer. In the event a Servicer fails to make a required Advance, such failure will constitute an event of default under the applicable Servicing Agreement and the Master Servicer will be obligated to make the Advance, in accordance with the terms of the Pooling and Servicing Agreement.

Optional Termination

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may, at its option, subject to certain conditions, purchase the Mortgage Loans and any related property of the Issuing Entity; provided, however, any optional termination will be permitted only pursuant to a "qualified liquidation" as defined under Section 860F of the Internal Revenue Code of 1986, as amended. The purchase price will generally be equal to the sum of the unpaid principal balances of the applicable Mortgage Loans and the fair market value of any related REO Properties held by the Issuing Entity together with the amount of any accrued and unpaid interest on such Mortgage Loans at the applicable mortgage interest rate. However, for so long as the Master Servicer is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, it may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and related REO Properties is greater than or equal to the purchase price described in the preceding sentence.

     If this option is exercised, the Certificates outstanding at that time will be retired earlier than would otherwise be the case.

     See "Payment and Yield Considerations" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the prospectus.

     Distributions in respect of an optional termination will be paid to certificateholders in order of their priority of distributions as described below under "Description of Certificates--Priority of Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of any REO Properties and such fair market value is less than the unpaid principal balances of the related Mortgage Loans.

     In no event will the Issuing Entity created by the Pooling and Servicing Agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling and Servicing Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Issuing Entity. The termination of the Issuing Entity will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Issuing Entity.

The Securities Administrator

     Wells Fargo Bank will be the securities administrator (in such capacity, the "Securities Administrator") under the Pooling and Servicing Agreement.

     Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

     Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank will be responsible for securities administration, which includes pool performance calculations, distribution calculations, the preparation of monthly distribution reports and exchanges of Exchangeable REMIC and Exchangeable Certificates. As Securities Administrator, Wells Fargo Bank will be responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Issuing Entity and the preparation and filing of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

     Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Trustee

     U.S. Bank National Association, a national banking association, will act as the trustee (in such capacity, the "Trustee") under the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $217 billion as of September 30, 2006. As of September 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,462 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

     U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

     U.S. Bank has provided corporate trust services since 1924. As of September 30, 2006, U.S. Bank was acting as trustee with respect to over 69,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

     On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

     On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

     On November 10, 2006, U.S. Bank announced that it has entered into a definitive agreement to purchase the municipal bond trustee business of LaSalle Bank National Association, the U.S. subsidiary of ABN AMRO Bank N.V. The transaction is subject to certain regulatory approvals and is expected to close by the end of the fourth quarter 2006 with conversion occurring early in 2007.

     As of September 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 1,027 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $466,527,900,000.

     The Trustee will perform administrative functions on behalf of the Issuing Entity and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the applicable Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by the applicable Servicer); (iv) terminating any custodian; (v) providing any notifications of default; (vi) waiving any permitted defaults; and
(vii) all other administrative functions as set forth under the Pooling and Servicing Agreement.

     In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Issuing Entity or any portion of the Issuing Entity in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

     The Trustee will act as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. The Trustee will hold the Mortgage Files in one of its custodial vaults, which is located in Frederick, Maryland. The Mortgage Files are tracked electronically to identify that they are held by the Trustee pursuant to the Pooling and Servicing Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Files held as Trustee. As of September 30, 2006, U.S. Bank holds approximately 6,632,000 document files for approximately 980 entities and has been acting as a custodian for approximately 20 years.

     In its capacity as custodian, the Trustee will be responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Files on behalf of the certificateholders.

     See "The Pooling and Servicing Agreement--The Trustee" in the prospectus for more information about the Trustee and its obligations under the Pooling and Servicing Agreement.

Compensation and Payment of Expenses of the Transaction Parties

     The fees payable each month from interest payments received on each Mortgage Loan are called the Administrative Fees. The "Administrative Fees" consist of (a) a servicing fee payable to the Servicers in respect of their servicing activities (the "Servicing Fee") and (b) a securities administration fee payable to the Securities Administrator in respect of its securities administration activities (the "Securities Administration Fee"), each payable out of the interest payments received on each Mortgage Loan in the Mortgage Pool. The Administrative Fees will accrue on the Stated Principal Balance of each Mortgage Loan as of the due date in the month preceding the month of the related Distribution Date at a rate (the "Administrative Fee Rate") equal to the sum of the Servicing Fee Rate and the Securities Administration Fee Rate. The "Servicing Fee Rate" and the "Securities Administration Fee Rate" for each Mortgage Loan will be a per annum rate set forth in the table below:

                            Administrative Fee Rates

                                                                  Rate
Fee                                                            (per annum)
----------------------------------------------------    ------------------------
Servicing Fee Rate for Loan Group 1                              0.3750%
Servicing Fee Rate for Loan Group 2 and Loan Group 3       0.2500% to 0.3750%
Servicing Fee Rate for Loan Group 4 and Loan Group 5             0.2500%
Securities Administration Fee Rate                               0.0010%

     Each Servicer is obligated to pay certain ongoing expenses incurred by such Servicer in connection with its responsibilities under the related Servicing Agreement. Those amounts, including the fees of any subservicer hired by a Servicer, will be paid by each Servicer out of its Servicing Fee. For each Mortgage Loan, the amount of the Servicing Fee for each Servicer is subject to adjustment with respect to certain prepayments, as described above under "--Compensating Interest." In the event the Master Servicer succeeds to the role of a Servicer, it will be entitled to the same Servicing Fee as the related predecessor servicer, and if the Master Servicer appoints a successor servicer under the Pooling and Servicing Agreement, the Master Servicer may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the related predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate. Each Servicer is also entitled to receive (i) all late payment fees, assumption fees, prepayment premiums and other similar charges, (ii) all investment income earned on amounts on deposit in the related Servicer Custodial Account and (iii) the excess of the amount by which Liquidation Proceeds on a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable Liquidation Proceeds have been received (a "Liquidated Mortgage Loan") exceeds the unpaid principal balance thereof plus accrued interest thereon at the mortgage interest rate (such excess, "Foreclosure Profits"). Each Servicer is entitled to be reimbursed from collections on the Mortgage Loans for any Advances previously made by it, as described under "The Pooling and Servicing Agreement--Periodic Advances and Servicing Advances" in the prospectus.

     The Securities Administrator will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to the Securities Administration Fee and any income from investment of amounts on deposit in the Certificate Account. The Securities Administrator is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Securities Administrator in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Securities Administrator, without reimbursement from the Issuing Entity.

     The Master Servicer will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investment of amounts on deposit in the Master Servicer Custodial Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement without reimbursement from the Issuing Entity.

     Compensation payable to the Trustee for its responsibilities under the Pooling and Servicing Agreement will be payable by the Securities Administrator, without reimbursement from the Issuing Entity. Any co-trustee, if applicable, will be paid pursuant to the Pooling and Servicing Agreement, without reimbursement from the Issuing Entity. The Securities Administrator, the Master Servicer and the Trustee are entitled to be reimbursed from and indemnified by the Issuing Entity prior to distributions for certificateholders for certain expenses incurred by such parties, in connection with their respective responsibilities under the Pooling and Servicing Agreement.

     The Depositor, the Master Servicer, each Servicer and the Sponsor are entitled to indemnification and reimbursement of certain expenses from the Issuing Entity under the Pooling and Servicing Agreement as discussed in the prospectus under the headings "The Depositor," "Servicing of the Mortgage Loans--The Servicers" and "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Sponsor and the Master Servicer."

Voting Rights

     Voting rights for certain actions specified in the Pooling and Servicing Agreement will be allocated as follows:

    o 93% of all voting rights will be allocated among the holders of the Offered Certificates (other than the Class 1-A-R Certificate and the Interest Only Certificates) based on the outstanding balances of their Certificates.

    o 1% of all voting rights will be allocated to the holders of the Class 1-A-R Certificate.

    o 1% of all voting rights will be allocated to the holders of the Class 2-A-6 Certificates.

    o 1% of all voting rights will be allocated to the holders of the Class 2-A-8 Certificates.

    o 1% of all voting rights will be allocated to the holders of the Class 4-A-3 Certificates.

    o 1% of all voting rights will be allocated to the holders of the Class 4-A-6 Certificates.

    o 1% of all voting rights will be allocated to the holders of the Class 4-A-8 Certificates.

    o 1% of all voting rights will be allocated to the holders of the Class 5-A-3 Certificates.

     The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage Interests.

     The "Percentage Interest" of a Certificate of a class (other than a class of Exchangeable REMIC or Exchangeable Certificates) is the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial class balance or notional amount of such class. The Percentage Interest of a Certificate of a class of Exchangeable REMIC or Exchangeable Certificates is the percentage obtained by dividing the current principal balance or notional amount of such Certificate by the current class balance or notional amount of such class.

                           DESCRIPTION OF CERTIFICATES

     The Certificates will consist of (i) the twenty-six classes of Offered Certificates listed in the table beginning on page S-6 of this prospectus supplement and (ii) the Class B-4, Class B-5 and Class B-6 Certificates, which are not offered by this prospectus supplement.

     The Group 1 Certificates will evidence an initial beneficial ownership interest of approximately 94.74% in Loan Group 1. The Group 2 Certificates, Group 3 Certificates, Group 4 Certificates and Group 5 Certificates will each evidence an initial beneficial ownership interest of approximately 94.75% in Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively. The Subordinate Certificates will evidence the remaining initial beneficial ownership interest in the Mortgage Pool.

     The Class 2-A-6, Class 2-A-8, Class 4-A-3, Class 4-A-6, Class 4-A-8 and Class 5-A-3 Certificates are Interest Only Certificates and are not entitled to distributions in respect of principal.

Form

     The Offered Certificates (other than the Class 1-A-R Certificate) will be issuable in book-entry form only (the "Book-Entry Certificates"). The Class 1-A-R Certificate will be issued in definitive, fully-registered form (such form, the "Definitive Certificates"). The following table sets forth the original certificate form, the minimum denomination and the incremental denomination of each class of Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

Exchangeable REMIC and Exchangeable Certificates

     General

     The holder of the class of Exchangeable REMIC Certificates in any Combination shown in Appendix E (a "REMIC Combination") may exchange all or part of such class of Exchangeable REMIC Certificates for a proportionate interest in each class of Related Exchangeable Certificates in the related Combination as shown in Appendix E (an "Exchangeable Combination") provided such holder owns the necessary Exchangeable REMIC Certificates to make the exchange. The holder of each class of Exchangeable Certificates in an Exchangeable Combination may also exchange all or part of each such class of Exchangeable Certificates for a proportionate interest in the class of Exchangeable REMIC Certificates in the related REMIC Combination provided such holder owns the necessary Exchangeable Certificates to make the exchange. This process may occur repeatedly.

     The classes of Exchangeable REMIC and Exchangeable Certificates that are outstanding at any given time, and the outstanding class balances or notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur. Exchangeable REMIC and Exchangeable Certificates in any Combination may be exchanged only in the proportion that the maximum initial class balances and notional amounts of such Certificates bear to one another as shown in Appendix E.

     Holders of Exchangeable Certificates in any Exchangeable Combination will be the beneficial owners of an interest in the Exchangeable REMIC Certificates in the related REMIC Combination. With respect to any Distribution Date, the aggregate amount of principal and interest distributable to, and amount of principal and interest losses and interest shortfalls on, all of the Exchangeable Certificates in any Exchangeable Combination on such Distribution Date will be identical to the aggregate amount of principal and interest distributable to, and amount of principal and interest losses and interest shortfalls on, all of the Exchangeable REMIC Certificates in the related REMIC Combination on such Distribution Date.

     Procedures

     If a certificateholder wishes to exchange its Exchangeable REMIC or Exchangeable Certificates, the certificateholder must notify the Securities Administrator by e-mail at ctsspgexchanges@wellsfargo.com no later than two business days before the proposed exchange date. The exchange date can be any business day other than the first or last business day of the month, subject to the Securities Administrator's approval. In addition, the certificateholder must provide notice on the certificateholder's letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, the outstanding class balance and/or notional amount and the maximum initial class balance and/or notional amount of the Certificates to be exchanged, the Certificateholder's DTC participant number and the proposed exchange date. After receiving such notice, the Securities Administrator will e-mail the certificateholder with wire payment instructions relating to the exchange fee. The certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.

     The Certificates to be exchanged must be in the correct exchange proportions. The Securities Administrator will verify the proposed proportions to ensure that the principal and interest entitlements of the Certificates received equal the entitlements of the Certificates surrendered. If there is an error, the exchange will not occur until such error is corrected. Unless rejected for error, the notice of exchange will become irrevocable on the second business day before the proposed exchange date.

     In connection with each exchange, the certificateholder must pay the Securities Administrator a fee equal to $5,000.

     The Securities Administrator will make the first distribution on an Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the certificateholder of record as of the close of business on the last day of the month of the exchange.

Distributions

     Distributions  on  the   Certificates   will  be  made  by  the  Securities
Administrator on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the Record Date.

     Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Securities Administrator in Minnesota. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under "Description of Certificates--Book-entry Form" in the prospectus.

     Interest will accrue on each class of Certificates during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an "Interest Accrual Period"). The initial Interest Accrual Period will be deemed to have commenced on December 1, 2006. Interest which accrues on each class of Certificates during an Interest Accrual Period will be calculated on the assumption that distributions in reduction of the class balances or notional amounts thereof on the Distribution Date in that Interest Accrual Period are made on the first day of that Interest Accrual Period. Calculations of interest for each Interest Accrual Period will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

     The "class balance" of a class of Certificates (other than the Interest Only Certificates) at any time will equal its initial class balance or, in the case of a class of Exchangeable REMIC or Exchangeable Certificates, the portion then represented by the outstanding Certificates of such class of the maximum initial class balance, less (i) all distributions of principal made to such class and (ii) losses allocated to such class as described under "Description of Certificates--Allocation of Losses," plus any Recoveries allocated to such class for previous Distribution Dates. The Interest Only Certificates have no class balance.

     The "Combination 1/2 Balance" at any time will equal the sum of the class balances of the Class 2-A-1, Class 2-A-5 and Class 2-A-7 Certificates at such time.

     The "Combination 3/4 Balance" at any time will equal the sum of the class balances of the Class 4-A-1, Class 4-A-5 and Class 4-A-7 Certificates at such time.

     Each of the Combination 1/2 Balance and Combination 3/4 Balance is sometimes referred to in this prospectus supplement as a "Combination Balance."

     The "Class 2-A-6 Notional Amount" with respect to each Distribution Date (through the Distribution Date in December 2011) will be equal to the class balance of the Class 2-A-5 Certificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class 2-A-5 Certificates will result in a corresponding reduction in the notional amount of the Class 2-A-6 Certificates. See "Description of Certificates--Principal" and "--Allocation of Losses" in this prospectus supplement. The Class 2-A-6 Notional Amount on and after the Distribution Date in January 2012 will be zero. The maximum Class 2-A-6 Notional Amount with respect to the first Distribution Date will be approximately $368,000,000.

     The "Class 2-A-8 Notional Amount" with respect to each Distribution Date (through the Distribution Date in December 2011) will be equal to the class balance of the Class 2-A-7 Certificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class 2-A-7 Certificates will result in a corresponding reduction in the notional amount of the Class 2-A-8 Certificates. See "Description of Certificates--Principal" and "--Allocation of Losses" in this prospectus supplement. The Class 2-A-8 Notional Amount on and after the Distribution Date in January 2012 will be zero. The maximum Class 2-A-8 Notional Amount with respect to the first Distribution Date will be approximately $368,000,000.

     The "Class 4-A-3 Notional Amount" with respect to each Distribution Date (through the Distribution Date in December 2013) will be equal to the class balance of the Class 4-A-2 Certificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class 4-A-2 Certificates will result in a corresponding reduction in the notional amount of the Class 4-A-3 Certificates. See "Description of Certificates--Principal" and "--Allocation of Losses" in this prospectus supplement. The Class 4-A-3 Notional Amount on and after the Distribution Date in January 2014 will be zero. The Class 4-A-3 Notional Amount with respect to the first Distribution Date will be approximately $100,000,000.

     The "Class 4-A-6 Notional Amount" with respect to each Distribution Date (through the Distribution Date in December 2013) will be equal to the class balance of the Class 4-A-5 Certificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class 4-A-5 Certificates will result in a corresponding reduction in the notional amount of the Class 4-A-6 Certificates. See "Description of Certificates--Principal" and "--Allocation of Losses" in this prospectus supplement. The Class 4-A-6 Notional Amount on and after the Distribution Date in January 2014 will be zero. The maximum Class 4-A-6 Notional Amount with respect to the first Distribution Date will be approximately $113,583,000.

     The "Class 4-A-8 Notional Amount" with respect to each Distribution Date (through the Distribution Date in December 2013) will be equal to the class balance of the Class 4-A-7 Certificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class 4-A-7 Certificates will result in a corresponding reduction in the notional amount of the Class 4-A-8 Certificates. See "Description of Certificates--Principal" and "--Allocation of Losses" in this prospectus supplement. The Class 4-A-8 Notional Amount on and after the Distribution Date in January 2014 will be zero. The maximum Class 4-A-8 Notional Amount with respect to the first Distribution Date will be approximately $113,583,000.

     The "Class 5-A-3 Notional Amount" with respect to each Distribution Date (through the Distribution Date in December 2016) will be equal to the class balance of the Class 5-A-2 Certificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class 5-A-2 Certificates will result in a corresponding reduction in the notional amount of the Class 5-A-3 Certificates. See "Description of Certificates--Principal" and "--Allocation of Losses" in this prospectus supplement. The Class 5-A-3 Notional Amount on and after the Distribution Date in January 2017 will be zero. The Class 5-A-3 Notional Amount with respect to the first Distribution Date will be approximately $29,595,000.

     Each of the Class 2-A-6 Notional Amount, Class 2-A-8 Notional Amount, Class 4-A-3 Notional Amount, Class 4-A-6 Notional Amount, Class 4-A-8 Notional Amount and Class 5-A-3 Notional Amount is sometimes referred to in this prospectus supplement as a "notional amount."

     The "Final Scheduled Distribution Date" for the Offered Certificates will be the Distribution Date in January 2047. The Final Scheduled Distribution Date represents the Distribution Date in the month following the latest maturity date of any Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the Final Scheduled Distribution Date.

     A "Recovery" is an amount received with respect to a Mortgage Loan in a Loan Group as to which a Realized Loss had previously been allocated to a class of Certificates.

     In general, a "Realized Loss" means (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a Bankruptcy Loss.

     "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions or Deficient Valuations.

Pool Distribution Amount

     The "Pool Distribution Amount" for each Loan Group with respect to any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will be determined by reference to amounts received in connection with the Mortgage Loans in such Loan Group, less certain reimbursable expenses and indemnity payments pursuant to the Pooling and Servicing Agreement, and will generally be equal to the sum of:

     (a) all scheduled installments of interest (net of the related Administrative Fees) and principal due on the Mortgage Loans in such Loan Group on the due date in the calendar month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating Interest allocable to the Mortgage Loans in such Loan Group;

     (b) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in such Loan Group, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the applicable Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Loan Group, by foreclosure or otherwise (collectively, "Liquidation Proceeds"), during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

     (c) all partial or full prepayments received on the Mortgage Loans in such Loan Group during the related Prepayment Period;

     (d) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan in such Loan Group or amounts received relating to such Loan Group in connection with the optional repurchase of the Mortgage Pool by the Master Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the applicable Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement; and

     (e) any amounts required to be paid by the Originators or the Sponsor to the Issuing Entity during the related Prepayment Period with respect to the Mortgage Loans in such Loan Group as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws (the "Reimbursement Amount"), net of any portion thereof used to reimburse any class of Certificates that previously bore a loss as a result of such breach.

Priority of Distributions

     The aggregate amount available for distribution to the Group 1 Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan Group 1. The aggregate amount available for distribution to the Group 2 Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan Group 2. The aggregate amount available for distribution to the Group 3 Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan Group 3. The aggregate amount available for distribution to the Group 4 Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan Group 4. The aggregate amount available for distribution to the Group 5 Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan Group 5. The Subordinate Certificates will be entitled to distributions from the Pool Distribution Amounts for all of the Loan Groups.

     On each Distribution Date, the Pool Distribution Amount for each Loan Group will be allocated in the following order of priority (the "Pool Distribution Amount Allocation"):

     (a) to the Senior Certificates of the related Group to pay interest;

     (b) to the classes of Senior Certificates of the related Group, based on the applicable Senior Principal Distribution Amount, as described below under "--Principal," to pay principal;

     (c) subject to any payments described under "--Cross-Collateralization," to each class of Subordinate Certificates, first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class B-1 Certificates; and

     (d) to the Class 1-A-R Certificate any remaining amounts, subject to the limitations set forth below under "--Interest" and "--Principal."

Interest

     The pass-through rate for each class of Offered Certificates for each Distribution Date is as set forth or described in the table beginning on page S-6 of this prospectus supplement.

     On each Distribution Date, to the extent of the applicable Pool Distribution Amount or Amounts, each class of Certificates will be entitled to receive interest (as to each such class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of Certificates will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related class balance or notional amount, reduced by the applicable portion of any Net Interest Shortfall as described below, and
(ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed.

     The interest entitlement described in clause (i) of the above description of the Interest Distribution Amount for each class of Certificates will be reduced by the amount of Net Interest Shortfalls (regardless of which Loan Group the shortfall is attributable to) for such Distribution Date allocated to such class as described below.

     With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of Certificates based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation. With respect to any Distribution Date, the "Non-Supported Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans for such
Distribution Date exceeds the Compensating Interest with respect to such Mortgage Loans for such Distribution Date. See "The Pooling and Servicing Agreement and the Servicing Agreements--Compensating Interest" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and Similar Laws" in the prospectus.

     Allocations of the interest portion of Realized Losses on the Mortgage Loans in a Loan Group first to the Subordinate Certificates in reverse numerical order will result from the priority of distributions first to the Senior Certificates of the related Group and then to the classes of Subordinate Certificates in numerical order, of the applicable Pool Distribution Amount as described above under "--Priority of Distributions."

     After the Senior Credit Support Depletion Date, the Senior Certificates of each Group will bear the risk of loss for the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group pro rata based on the interest entitlement described in clause (i) of the above description of the applicable Interest Distribution Amount.

     Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates on the basis of the related class balance or notional amount immediately prior to such Distribution Date.

     If on a particular Distribution Date, the applicable Pool Distribution Amount or Amounts applied in the order described above under "--Priority of Distributions" is not sufficient to make a full distribution of the Interest Distribution Amount for each class entitled to distributions therefrom, interest will be distributed on each class of equal priority pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class on the next Distribution Date. No amounts will be payable on any class that is no longer outstanding. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans in a Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

     Under certain circumstances, the unpaid interest amounts for a Group of Senior Certificates will be payable from amounts otherwise distributable as principal on the Subordinate Certificates in reverse order of numerical designation. See "--Cross-Collateralization" in this prospectus supplement.

     The "Group Subordinate Amount" for any Distribution Date and any Loan Group is equal to the excess of the Pool Principal Balance for such Loan Group over the aggregate class balance of the Senior Certificates of the related Group immediately prior to such date.

Principal

     On each Distribution Date, the Principal Amount for a Loan Group will be distributed (i) as principal of the Senior Certificates of the related Group in an amount up to the Senior Principal Distribution Amount for such Loan Group and
(ii) as principal of the Subordinate Certificates in an amount up to the Subordinate Principal Distribution Amount for such Loan Group. The Class 2-A-6, Class 2-A-8, Class 4-A-3, Class 4-A-6, Class 4-A-8 and Class 5-A-3 Certificates are Interest Only Certificates and are not entitled to distributions in respect of principal.

     The "Principal Amount" for any Distribution Date and any Loan Group will equal the sum of:

     (a) all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related due date;

     (b) the principal portion of the Purchase Price (net of unreimbursed Advances and other amounts as to which the related Servicer will be entitled to be reimbursed pursuant to the applicable Servicing Agreement) of each Mortgage Loan in such Loan Group that was purchased by the Depositor, the Sponsor or an Originator as of that Distribution Date and the principal portion of any amount allocated to such Loan Group in connection with the optional repurchase of the Mortgage Loans by the Master Servicer as described under "The Pooling and Servicing Agreement and the Servicing Agreements--Optional Termination";

     (c) any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) in connection with a Deleted Mortgage Loan in such Loan Group received in the related Prepayment Period;

     (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the related Prepayment Period;

     (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than Foreclosure Profits) allocable to principal received with respect to that Mortgage Loan during the related Prepayment Period; and

     (f) all full and partial principal prepayments by mortgagors on the Mortgage Loans in such Loan Group received during the related Prepayment Period.

     The amounts described in clauses (a) through (d) are referred to as "Scheduled Principal Payments." The amounts described in clauses (e) and (f) are referred to as "Unscheduled Principal Payments."

     Senior Principal Distribution Amount

     With respect to the Group 1 Certificates:

     On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 1 for such Distribution Date and
(b) the Pool Distribution Amount for Loan Group 1 remaining after distributions of interest on the Group 1 Certificates will be distributed as principal, sequentially, to the Class 1-A-R and Class 1-A-1 Certificates, in that order, until their class balances have been reduced to zero.

     With respect to the Group 2 Certificates:

     On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date and
(b) the Pool Distribution Amount for Loan Group 2 remaining after distributions of interest on the Group 2 Certificates will be distributed as principal, to the following classes of Group 2 Certificates, concurrently, as follows:

     (a) approximately 94.4590206899%, concurrently, as follows:

          (i) approximately 56.7241203908% to the Class 2-A-1 Certificates, until the Combination 1/2 Balance has been reduced to zero; and

          (ii) approximately 43.2758796092%, sequentially, to the Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their class balances have been reduced to zero; and

     (b) approximately 5.5409793101% to the Class 2-A-4 Certificates, until their class balance has been reduced to zero.

     With respect to the Group 3 Certificates:

     On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 3 for such Distribution Date and
(b) the Pool Distribution Amount for Loan Group 3 remaining after distributions of interest on the Group 3 Certificates will be distributed as principal, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their class balances have been reduced to zero.

     With respect to the Group 4 Certificates:

     On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 4 for such Distribution Date and
(b) the Pool Distribution Amount for Loan Group 4 remaining after distributions of interest on the Group 4 Certificates will be distributed as principal to the following classes of Group 4 Certificates, concurrently, as follows:

     (a) approximately 94.4593584567%, concurrently, as follows:

          (i) approximately 53.1797942720% to the Class 4-A-1 Certificates, until the Combination 3/4 Balance has been reduced to zero; and

          (ii) approximately 46.8202057280% to the Class 4-A-2 Certificates, until their class balance has been reduced to zero; and

     (b) approximately 5.5406415433% to the Class 4-A-4 Certificates, until their class balance has been reduced to zero.

     With respect to the Group 5 Certificates:

     On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 5 for such Distribution Date and
(b) the Pool Distribution Amount for Loan Group 5 remaining after distributions of interest on the Group 5 Certificates will be distributed as principal, sequentially, to the Class 5-A-1 and Class 5-A-2 Certificates, in that order, until their class balances have been reduced to zero.

     The preceding distribution priorities will not apply on any Distribution Date on or after the Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the Senior Certificates of a Group will be distributed, concurrently, as principal of the classes of Senior Certificates of that Group (other than the Exchangeable Certificates) pro rata based on their class balances or, in the case of a class of Exchangeable REMIC Certificates, the sum of its class balance and the related proportionate share of the class balance of the related class of Exchangeable Certificates.

     In the event that all or a portion of a class of Exchangeable REMIC Certificates in any REMIC Combination is exchanged for a proportionate portion of the class of Exchangeable Certificates in the related Exchangeable Combination, the class of such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on the class of Exchangeable REMIC Certificates in the related REMIC Combination, in the order of priority assigned to such class of Exchangeable REMIC Certificates.

     The "Pool Principal Balance" for a Loan Group with respect to any Distribution Date equals the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

     The "Senior Credit Support Depletion Date" is the date on which the aggregate class balance of the Subordinate Certificates has been reduced to zero.

     The "Senior Percentage" for a Loan Group for any Distribution Date will equal (i) the aggregate class balance of the Senior Certificates of the related Group immediately prior to such date, divided by (ii) the Pool Principal Balance of such Loan Group for such date.

     The "Senior Principal Distribution Amount" for a Loan Group for any Distribution Date will equal the sum of:

     (a) the Senior Percentage for such Loan Group of the Scheduled Principal Payments for that Distribution Date; and

     (b) the Senior Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for that Distribution Date.

     The "Subordinate Percentage" for a Loan Group for any Distribution Date will equal 100% minus the Senior Percentage for such Loan Group for such date.

     As of the Cut-off Date, the approximate Senior Percentage and Subordinate Percentage for each Loan Group are expected to be as follows:


                                   Senior           Subordinate
           Loan Group             Percentage        Percentage
           ---------------    -----------------   ----------------
           Loan Group 1            94.7433%          5.2567%
           Loan Group 2            94.7500%          5.2500%
           Loan Group 3            94.7498%          5.2502%
           Loan Group 4            94.7497%          5.2503%
           Loan Group 5            94.7494%          5.2506%

     The "Senior Prepayment Percentage" for a Loan Group will be for any Distribution Date occurring during the periods set forth below will be as follows:


        Distribution Date Occurring In                Senior Prepayment Percentage
        ----------------------------------     ------------------------------------------
        January 2007 through December 2013     100%;
        January 2014 through December 2014     the applicable Senior Percentage, plus 70%
                                               of the applicable Subordinate Percentage;
        January 2015 through December 2015     the applicable Senior Percentage, plus 60%
                                               of the applicable Subordinate Percentage;
        January 2016 through December 2016     the applicable Senior Percentage, plus 40%
                                               of the applicable Subordinate Percentage;
        January 2017 through December 2017     the applicable Senior Percentage, plus 20%
                                               of the applicable Subordinate Percentage; and
        January 2018 and thereafter            the applicable Senior Percentage;


provided, however, (i) if on any Distribution Date the percentage equal to (x) the aggregate class balance of the Senior Certificates divided by (y) the aggregate Pool Principal Balance of all of the Loan Groups (such percentage, the "Total Senior Percentage") exceeds such percentage as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal 100%, (ii) if on any Distribution Date prior to the January 2010 Distribution Date, prior to giving effect to any distributions, the percentage equal to (x) the aggregate class balance of the Subordinate Certificates divided
(y) by the aggregate Pool Principal Balance of all of the Loan Groups (such percentage, the "Total Subordinate Percentage") is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group plus 50% of the Subordinate Percentage for such Loan Group and (iii) if on any Distribution Date on or after the January 2010 Distribution Date, prior to giving effect to any distributions, the Total Subordinate Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group.

     No decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment Percentage) will occur, and the Senior Prepayment Percentages for such prior period will be calculated without regard to clause (ii) or (iii) of the paragraph above, if as of any Distribution Date as to which any such decrease applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loan in foreclosure, any related REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the Subordinate Certificates, is equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed the percentages of the aggregate class balance of the Subordinate Certificates as of the Closing Date (the "Original Subordinate Principal Balance"), indicated below:

                                                    Percentage of Original
        Distribution Date Occurring In         Subordinate Principal Balance
        ----------------------------------     -----------------------------
        January 2007 through December 2009                   20%
        January 2010 through December 2014                   30%
        January 2015 through December 2015                   35%
        January 2016 through December 2016                   40%
        January 2017 through December 2017                   45%
        January 2018 and thereafter                          50%

     This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates of a Group while, in the absence of Realized Losses on the Mortgage Loans in the related Loan Group, increasing the relative interest in the Pool Principal Balance of such Loan Group evidenced by the Subordinate Certificates. Increasing the interest of the Subordinate Certificates relative to that of the Senior Certificates of such Group is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

     The "Subordinate Prepayment Percentage" for a Loan Group as of any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such Loan Group for such date.

     If on any Distribution Date the allocation to any class of Senior Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding class balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related class balance to zero.

     Subordinate Principal Distribution Amount

     On each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of all the Subordinate Certificates, in respect of clause (a) of the Subordinate Principal Distribution Amounts for all of the Loan Groups, and on the class balances of all the Subordinate Certificates that are entitled to receive a principal distribution, in respect of clause (b) of the Subordinate Principal Distribution Amounts) of the Subordinate Principal Distribution Amounts for all of the Loan Groups, to the extent that the remaining Pool Distribution Amounts from all of the Loan Groups are sufficient therefor. With respect to each class of Subordinate Certificates, if on any Distribution Date the Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes of Subordinate Certificates with higher numerical designations than such class will be entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amounts for all the Loan Groups.

     Distributions of principal on each class of Subordinate Certificates that is entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Subordinate Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for the Distribution Date.

     The "Fractional Interest" with respect to any Distribution Date and each class of Subordinate Certificates will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of Subordinate Certificates that have higher numerical class designations than such class, divided by (ii) the aggregate Pool Principal Balance for all of the Loan Groups for such Distribution Date.

     The approximate Fractional Interests for the Subordinate Certificates on the Closing Date are expected to be as follows:

                            Class B-1                 2.60%
                            Class B-2                 1.75%
                            Class B-3                 1.00%
                            Class B-4                 0.60%
                            Class B-5                 0.30%
                            Class B-6                 0.00%

     The "Subordinate Principal Distribution Amount" for a Loan Group for any Distribution Date will equal the sum of:

     (a) the Subordinate Percentage for such Loan Group of the Scheduled Principal Payments for such Distribution Date; and

     (b) the Subordinate Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for such Distribution Date.

     Class 1-A-R Certificate

     The Class 1-A-R Certificate will remain outstanding for so long as the Issuing Entity exists, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 1-A-R Certificate will be entitled to receive any Pool Distribution Amount for a Loan Group remaining after the payment of (i) interest and principal on the Senior

Certificates of the related Group and (ii) interest and principal on the Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Cross-Collateralization

     On each Distribution Date prior to the Senior Credit Support Depletion Date but on or after the date on which the class balances of the Senior Certificates of a Group have been reduced to zero, amounts otherwise distributable as Unscheduled Principal Payments with respect to the related Loan Group on the Subordinate Certificates will be paid as principal to the remaining classes of Senior Certificates of the other Group or Groups together with the applicable Senior Principal Distribution Amount or Amounts in accordance with the priorities set forth for the applicable Group under "--Principal--Senior Principal Distribution Amount," provided that on such Distribution Date (a) the Total Subordinate Percentage for such Distribution Date is less than twice the initial Total Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans (including, for this purpose, any Mortgage Loan in foreclosure, any REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate class balance of the Subordinate Certificates is greater than or equal to 50%. If the Senior Certificates of two or more Groups remain outstanding, the distributions described above will be made to the Senior Certificates of such Groups, pro rata, in proportion to the aggregate class balance of the Senior Certificates of each such Group.

     In addition, if on any Distribution Date, after giving effect to the preceding paragraph, the aggregate class balance of the Senior Certificates of a Group (after giving effect to distributions to be made on such Distribution
Date) is greater than the Adjusted Pool Amount of the related Loan Group (any such Group, an "Undercollateralized Group" and any such excess, an "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations, will be paid as principal to the Senior Certificates of such Undercollateralized Group together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth under "--Principal--Senior Principal Distribution Amount," until the aggregate class balance of the Senior Certificates of such Undercollateralized Group equals the Adjusted Pool Amount of the related Loan Group.

     Also, the amount of any unpaid interest shortfall amounts described in clause (ii) of the definition of "Interest Distribution Amount" with respect to an Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to such Undercollateralized Group in accordance with clause (a) in the definition of "Pool Distribution Amount Allocation" prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations.

     If two or more Groups are  Undercollateralized  Groups,  the  distributions
described   above   will  be   made,   pro   rata,   in   proportion   to  their
Undercollateralized Amounts.

Allocation of Losses

     On each Distribution Date, any Realized Loss on a Mortgage Loan in a Loan Group will be allocated first to the Subordinate Certificates, in the reverse order of their numerical class designations (beginning with the class of Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class balances of the Subordinate Certificates have been reduced to zero, and then to the Senior Certificates of the related Group pro rata based on their respective class balances.

     Such allocation will be effected on each such Distribution Date by reducing the class balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the sum of the class balances of all classes of Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the Adjusted Pool Amounts for such Distribution Date for all Loan Groups.

     After the Senior Credit Support Depletion Date, on each Distribution Date, the aggregate of the class balances (and, in the case of the Exchangeable REMIC Certificates, the applicable Combination Balance) of all classes of Senior

Certificates (other than the Exchangeable Certificates) of each Group then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount for the related Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Senior Certificates (other than the Exchangeable Certificates) of such Group pro rata based on their respective class balances (or, in the case of the Exchangeable REMIC Certificates, the applicable Combination Balance). In the event that all or a portion of a class of Exchangeable REMIC Certificates in any REMIC Combination is exchanged for a proportionate portion of the class of Exchangeable Certificates in the related Exchangeable Combination, the class of such Exchangeable Certificates will be allocated a proportionate share of Realized Losses allocated to the class of Exchangeable REMIC Certificates in the related REMIC Combination. Realized Losses allocated to the Class 2-A-5 Certificates will reduce the Class 2-A-6 Notional Amount. Realized Losses allocated to the Class 2-A-7 Certificates will reduce the Class 2-A-8 Notional Amount. Realized Losses allocated to the Class 4-A-2 Certificates will reduce the Class 4-A-3 Notional Amount. Realized Losses allocated to the Class 4-A-5 Certificates will reduce the Class 4-A-6 Notional Amount. Realized Losses allocated to the Class 4-A-7 Certificates will reduce the Class 4-A-8 Notional Amount. Realized Losses allocated to the Class 5-A-2 Certificates will reduce the Class 5-A-3 Notional Amount.

     After the Senior Credit Support Depletion Date, the class balance of a class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such class as provided in the preceding paragraph but also by the principal portion of Realized Losses allocated to the related class or classes of Super Senior Certificates that are indicated in the following table.

     The related classes of Super Senior and Super Senior Support Certificates are as follows:

            Super Senior Classes                 Super Senior Support Classes
    ------------------------------------         ----------------------------
    2-A-1, 2-A-2, 2-A-3, 2-A-5 and 2-A-7                    2-A-4
                    3-A-1                                   3-A-2
        4-A-1, 4-A-2, 4-A-5 and 4-A-7                       4-A-4


     With respect to any Distribution Date, the "Adjusted Pool Amount" for a Loan Group will equal the aggregate unpaid principal balance of the Mortgage Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including amounts received as Advances, principal prepayments and
Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

     In the event of a Recovery with respect to a Mortgage Loan, such Recovery will be distributed to the Senior Certificates of the related Group and the then-outstanding Subordinate Certificates in the same manner as Liquidation Proceeds are distributed.

Restrictions on Transfer of the Class 1-A-R Certificate

     The Class 1-A-R Certificate will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

     The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the prospectus) and (ii) certain Pass-Through Entities (as defined in the prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership" (as defined in the prospectus)) with respect to the Class 1-A-R Certificate to the extent it has received an affidavit from each ultimate beneficial owner thereof that each such beneficial owner is (i) not a Disqualified Organization or a nominee for a Disqualified Organization and (ii) a U.S. Person (other than another Pass-Through Entity).

     The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class 1-A-R Certificate may be transferred to or registered in the name of any person unless:

     o the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class 1-A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

     o the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit is false.

     Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 1-A-R Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Class 1-A-R Certificate as such taxes become due and (d) will not transfer the Class 1-A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Securities Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

     Treasury regulations applicable to REMICs (the "REMIC Regulations") disregard certain transfers of residual interests, in which case the transferor would continue to be treated as the owner of a residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the residual interest is, in fact, not transferred to such a permanent establishment or fixed base of the transferee or any other person. The Pooling and Servicing Agreement will require a transferee of the Class 1-A-R Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or

     (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

          (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and

          (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     For purposes of the computations in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The Pooling and Servicing Agreement will not require that transfers of the Class 1-A-R Certificate meet the fourth requirement above, and therefore such transfers may not meet the safe harbor. The holder of the Class 1-A-R Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

     In addition, the Class 1-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

     o such person holds the Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI; or

     o the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 1-A-R Certificate will not be disregarded for federal income tax purposes.

     Under newly issued temporary Treasury regulations, excess inclusions allocated to non-U.S. Persons owning an interest in certain Pass-Through Entities may be subject to accelerated timing on the inclusion of excess inclusion in income. Prospective purchasers of the Class 1-A-R Certificate should consult with their own tax advisors concerning these Treasury regulations.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

     Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus.

     The Class 1-A-R Certificate may not be purchased by or transferred to any Benefit Plan or any person acting on behalf of or investing the assets of such Benefit Plan.

     See "ERISA Considerations" in this prospectus supplement and "Benefit Plan Considerations" in the prospectus.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of a Servicer (because amounts, if advanced, would be nonrecoverable) will adversely affect the yield on the Senior Certificates of the related Group and the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans of a Loan Group not so advanced will be borne first by the Subordinate Certificates in the reverse order of their numerical designations and then by the Senior Certificates of the related Group.

     Net Interest Shortfalls on the Mortgage Loans will adversely affect the yields on the Senior Certificates and the Subordinate Certificates. In addition, losses generally will be borne first by the Subordinate Certificates, as described in this prospectus supplement under "Description of Certificates--Allocation of Losses." The yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the applicable Mortgage Loans in the related Loan Group.

     The effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 20th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     Because principal payments on the Mortgage Loans in a Loan Group will be distributed currently on the Senior Certificates of the related Group and the Subordinate Certificates, the rate of principal payments on the Offered Certificates, the aggregate amount of each interest payment on the Offered Certificates, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the applicable Mortgage Loans in the related Loan Group. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Prepayment and Yield Considerations" in the prospectus.

     The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

     o In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

     o Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

     o Certain of the Mortgage Loans are Interest Only Mortgage Loans. At the end of the interest only period, the payments on such Mortgage Loans will be recalculated to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Mortgage Loan.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the related Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium, and particularly the Interest Only Certificates (which have no class balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group will have a negative effect on the yield to maturity of such Offered Certificates. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

     Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time. As of the Cut-off Date, approximately 0.12% of the Group 2 Mortgage Loans and approximately 1.30% of the Group 3 Mortgage Loans required that the mortgagor pay to the lender a penalty under certain circumstances on certain prepayments equal to a percentage of the principal amount prepaid. Substantially all of these prepayment premiums are scheduled to expire by the end of September 2009. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period. Prepayment premiums will be retained by the applicable Servicer as additional compensation. The rate of payment of principal may also be affected by any repurchase of Mortgage Loans permitted or required by the Pooling and Servicing Agreement, including any termination. See "The Pooling and Servicing Agreement and the Servicing Agreements--Optional Termination" in this prospectus supplement for a description of the Master Servicer's option to purchase the Mortgage Loans and related property when the Stated Principal Balance of the Mortgage Loans is less than 10% of the unpaid principal balance of the Mortgage Loans as of the Cut-off Date. The Depositor, the Sponsor or the Originators may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

     As described in this prospectus supplement under "Description of Certificates--Principal," the Senior Prepayment Percentage for a Loan Group of all principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of related Senior Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the related Senior Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the related Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. To the extent that a Servicer has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property, such Servicer generally will be required to enforce "due-on-sale" clauses to the extent permitted by applicable law. However, a Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Prepayment and Yield Considerations" in the prospectus. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the related classes of Offered Certificates.

     The interest-only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage interest rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loans, even if market interest rates are only slightly less than the mortgage interest rate in order to avoid the increase in the monthly payments needed to amortize the Mortgage Loan over its remaining life.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage interest Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage interest rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Rate Ceiling also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Mortgage Loans may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on such Mortgage Loans are subject to adjustment on each Adjustment Date. Further, the Mortgage Loans will not have their initial Adjustment Date for three to ten years after their origination. These Mortgage Loans may be subject to greater rates of prepayment they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage interest rates on such Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

Assumptions Relating to Tables

     The tables set forth in Appendix B to this prospectus supplement (the "Decrement Tables") have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

     (a) each Loan Group consists of the applicable hypothetical mortgage loans presented in Appendix C to this prospectus supplement;

     (b) the initial class balances, initial notional amounts and pass-through rates for the Offered Certificates are as set forth or described in the table beginning on page S-6 of this prospectus supplement and for purposes of the Decrement Tables, references to the initial class balances and initial notional amounts for Exchangeable REMIC and Exchangeable Certificates refer to the maximum initial class balances or maximum initial notional amounts set forth or described in the table beginning on page S-6 of this prospectus supplement;

     (c)  there  are  no  Net  Interest   Shortfalls,   Relief  Act  Reductions,
delinquencies or Realized Losses with respect to the Mortgage Loans;

     (d) scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on January 1, 2007;

     (e) prepayments are received, together with a 30 days' interest thereon, on the last day of each month beginning in December 2006;

     (f) the Mortgage Loans prepay at the indicated percentages of CPR;

     (g) optional termination of the Issuing Entity does not occur;

     (h) no Mortgage Loans are required to be repurchased from the Issuing Entity and no Mortgage Loans are substituted for the Mortgage Loans included in the Issuing Entity on the Closing Date;

     (i) the Certificates are issued on December 29, 2006;

     (j) cash payments on the Certificates are received on the 20th day of each month beginning in January 2007 in accordance with the priorities and amounts described in this prospectus supplement under "Description of Certificates";

     (k) One-Year LIBOR remains constant at 5.2130% per annum; and

     (l) One-Year CMT remains constant at 4.9410% per annum.

     Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the related Loan Group or Loan Groups, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the applicable Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

Weighted Average Lives of the Offered Certificates

     Weighted average life of a class of Offered Certificates (other than the Interest Only Certificates) refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. With respect to the Interest Only Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until the date on which the applicable notional amount has been reduced to zero. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the related Loan Group or Loan Groups is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term
"prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of CPR, see the Decrement Tables set forth in Appendix B to this prospectus supplement.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate ("CPR"), which represents an assumed rate of principal prepayment each year relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     A prepayment assumption of 0% CPR assumes constant prepayment rates of 0% per annum, a prepayment assumption of 5% CPR assumes constant prepayment rates of 5% per annum, a prepayment rate of 25% CPR assumes constant prepayment rates of 25% per annum and so forth, each of the then-outstanding principal balance of such mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     The Decrement Tables set forth in Appendix B to this prospectus supplement have been prepared on the basis of the Modeling Assumptions described above under "--Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the mortgage loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances (or initial notional amounts in the case of the Interest Only Certificates that are not Exchangeable Certificates or maximum initial class balances and maximum initial notional amounts in the case of the Exchangeable REMIC and Exchangeable Certificates) outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the Decrement Tables, the class balance or notional amount of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

     Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

     It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans in a Loan Group will prepay at the indicated percentage of CPR until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans in a Loan Group (which include many recently originated Mortgage Loans) could produce slower or faster reductions of the class balances or notional amounts than indicated in the Decrement Tables at the various percentages of CPR specified.

     Based upon the Modeling Assumptions, the Decrement Tables in Appendix B to this prospectus supplement indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance or notional amount (or maximum initial class balance or maximum initial notional amount in the case of an Exchangeable REMIC or Exchangeable Certificate) of each class that would be outstanding after each of the dates shown at various constant percentages of CPR.

Yield on the Class 1-A-R Certificate

     The after-tax rate of return to the holder of the Class 1-A-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold the Class 1-A-R Certificate, you may have tax liabilities during the early years of each REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class 1-A-R Certificate may substantially exceed the present value of expected distributions on your Class 1-A-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Class 1-A-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class 1-A-R Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

     If you own the Class 1-A-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class 1-A-R Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Yield on the Interest Only Certificates

     The Class 2-A-6, Class 2-A-8, Class 4-A-3, Class 4-A-6, Class 4-A-8 and Class 5-A-3 Certificates are Interest Only Certificates and, as such, will not be entitled to receive distributions of principal in respect of the Mortgage Loans.

     The significance of the effects of prepayments on the related Mortgage Loans on the Interest Only Certificates is illustrated in the applicable tables in Appendix D, which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of the Class 2-A-6, Class 2-A-8, Class 4-A-3, Class 4-A-6, Class 4-A-8 and Class 5-A-3 Certificates under different constant percentages of CPR. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class 2-A-6, Class 2-A-8, Class 4-A-3, Class 4-A-6, Class 4-A-8 and Class 5-A-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 0.7500%, 1.2500%, 0.6250%, 1.1250%, 1.7500% and 1.8750%, respectively, of their initial notional amounts or maximum initial notional amounts, as applicable, plus accrued interest from December 1, 2006 to (but not including) the Closing Date.

     As indicated in the applicable tables in Appendix D, the yields to maturity on the Interest Only Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the related Mortgage Loans. An investor in the Interest Only Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment. The Class 2-A-6 and Class 2-A-8 Certificates will not receive any interest payments on and after the Distribution Date in January 2012. The Class 4-A-3, Class 4-A-6 and Class 4-A-8 Certificates will not receive any interest payments on and after the Distribution Date in January 2014. The Class 5-A-3 Certificates will not receive any interest payments on and after the Distribution Date in January 2017.

     It is not likely that the Mortgage Loans related to the Interest Only Certificates will prepay at a constant rate until maturity, that all of such Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that such Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of an Interest Only Certificate and your pre-tax yield on the Interest Only Certificates will likely not correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase an Interest Only Certificate.

     The yields set forth in the tables in Appendix D were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Interest Only Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the applicable assumed purchase price of the Interest Only Certificates indicated above plus accrued interest from December 1, 2006 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest of the Interest Only Certificates and consequently does not purport to reflect the return on any investment in the Interest Only Certificates when such reinvestment rates are considered.

Yield on the Subordinate Certificates

     The weighted average lives of, and the yield to maturity on, the Subordinate Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on the Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Issuing Entity are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. The Realized Losses on the Mortgage Loans will be allocated to reduce the class balance of the applicable class of Subordinate Certificates (as described in this prospectus supplement under "Description of Certificates--Allocation of Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the class balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate class balance of the Certificates, following all distributions and the allocation of Realized Losses on the related Mortgage Loans on a Distribution Date, exceeds the sum of the Adjusted Pool Amounts for all Loan Groups. As a result of such reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls, other cash shortfalls in the Pool Distribution Amounts and distribution of funds to the Senior Certificates of one or more Undercollateralized Groups as a result of cross-collateralization otherwise available for distribution on the Subordinate Certificates. See "Description of Certificates--Allocation of Losses" and "--Cross-Collateralizations" in this prospectus supplement.

     If on any Distribution Date, the Fractional Interest for any class of Subordinate Certificates is less than its original Fractional Interest, all Unscheduled Principal Payments available for distribution on the Subordinate Certificates will be allocated solely to that class and all other classes of Subordinate Certificates with lower numerical class designations, thereby accelerating the amortization thereof relative to that of the classes with higher numerical designations than that class and reducing the weighted average lives of the classes of Subordinate Certificates receiving such distributions. Accelerating the amortization of the classes of Subordinate Certificates with lower numerical class designations relative to the other classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

Yield Considerations on the Class B-2 and Class B-3 Certificates

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used for the Certificates, the standard default assumption ("SDA") represents an assumed rate of default each month, expressed as an annual rate, relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the tables in Appendix D to this prospectus supplement, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the tables in Appendix D to this prospectus supplement, "0% SDA" assumes no defaults. SDA is not a historical description of default experience or prediction of the rate of default of any pool of mortgage loans.

     The applicable tables in Appendix D to this prospectus supplement indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of Realized Losses on the related Mortgage Loans. The tables in Appendix D to this prospectus supplement are based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of SDA set forth in the table.

     In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of the applicable Liquidated Mortgage Loans in each Loan Group, as indicated in the tables in Appendix D to this prospectus supplement (referred to as a "Loss Severity Percentage"), will occur at the time of liquidation and (ii) the Class B-2 and Class B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 100.375% and 96.500%, respectively, of their class balances plus accrued interest from December 1, 2006 to (but not including) the Closing Date.

     It is highly unlikely that the Mortgage Loans will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses with respect to the Mortgage Loans will be incurred according to one particular pattern. The assumed percentages of SDA and CPR and the Loss Severity Percentages shown in the Appendices are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity on the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown in the tables in Appendix D to this prospectus supplement.

     The pre-tax yields to maturity set forth in Appendix D to this prospectus supplement were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-2 and Class B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices of Class B-2 and Class B-3 Certificates set forth above. In all cases, monthly rates were then converted to the corporate bond equivalent rates shown in the tables in Appendix D to this prospectus supplement. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B-2 and Class B-3 Certificates when reinvestment rates are considered.

     You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class B-2 or Class B-3 Certificates you should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure to fully recover your investments.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase of the Mortgage Loans from the Sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

     Elections will be made to treat certain portions of the Issuing Entity as one or more "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes under the Code.

     o Each class of Offered Certificates (other than the Class 1-A-R Certificate and Exchangeable Certificates) will constitute a "regular interest" in a REMIC that will be treated as a debt instrument for federal income tax purposes. All of the Offered Certificates (other than the Class 1-A-R Certificate and Exchangeable Certificates) are "Regular Certificates" for purposes of the following discussion.

     o The Class 1-A-R Certificate will be designated as the sole class of "residual interests" in each REMIC.

     Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Issuing Entity will qualify as a REMIC within the meaning of Section 860D of the Code.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

Regular Certificates

     The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. See "Federal Income Tax Consequences--Federal Income Tax Consequences of Exchangeable Certificates" in the prospectus for a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates.

     The Interest Only Certificates (other than the Interest Only Certificates that are Exchangeable Certificates) will be treated as issued with original issue discount. In addition, the other classes of Regular Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the Prospectus. See "Federal Income Tax Consequences--Federal Income Tax Consequences for Exchangeable Certificates" in the prospectus for a discussion of original issue discount with respect to the Exchangeable Certificates. Certain Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Regular Certificate will be treated as holding a Regular Certificate with amortizable bond premium will depend on such holder's purchase price and the distributions remaining to be made on such Regular Certificate at the time of its acquisition by such holder. Holders of such Regular Certificate should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, it is assumed that there will be prepayments on the Mortgage Loans at a rate equal to 25% CPR. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

     The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

     o the Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code;

     o the Regular Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

     o interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of
        Section 856(c)(3)(b) of the Code; and

     o such Regular Certificates will be treated as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

Residual Certificate

     If you hold the Class 1-A-R Certificate, you must include the taxable income of each REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-A-R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from each REMIC. The Holder of the Class 1-A-R Certificate generally must account separately for its interest in each REMIC and may not offset income from one REMIC with losses from another REMIC.

     You should consider carefully the tax consequences of any investment in the Class 1-A-R Certificate discussed in the prospectus and should consult your tax advisors with respect to those consequences. See "Federal Income Tax Consequences" in the prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, the Class 1-A-R Certificate will be treated as a "noneconomic" residual interest and "tax avoidance potential" residual interest. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Interests," "--Foreign Investors" and "--Mark to Market Regulations" in the prospectus. Additionally, for information regarding Prohibited Transactions, see "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

Exchangeable Certificates

     The arrangement under which the Exchangeable Certificates are created (the "Exchange Pool") will be classified as one or more grantor trusts under subpart E, part I of subchapter J of the Code. The interests in the class or classes of Exchangeable REMIC Certificates that have been exchanged for the class or classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchange Pool, and each class of Exchangeable Certificates will represent beneficial ownership of an interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable Certificates. For a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates, see "Federal Income Tax Consequences--Federal Income Tax Consequences for Exchangeable Certificates" in the prospectus. For purposes of that discussion, the Exchangeable Certificates will each represent beneficial ownership of a proportionate interest in each Exchangeable REMIC Certificate corresponding to that Exchangeable Certificate.

     The exchange of an Exchangeable Certificate for the Related Exchangeable REMIC Certificates as described herein under "Description of Certificates-Exchangeable REMIC and Exchangeable Certificates" will not be a taxable exchange. Rather, the investor will be treated as owning the same combination of proportional interests in the related Exchangeable REMIC Certificates as such investor was treated as owning prior to the exchange. See "Federal Income Tax Consequences--Federal Income Tax Consequences for Exchangeable Certificates" in the prospectus.

Backup Withholding and Reporting Requirements

     Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Securities Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Securities Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" in the prospectus.

     The Securities Administrator, on behalf of the Issuing Entity, will be required to report annually to the IRS and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only certificateholder of record of the Offered Certificates is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Securities Administrator. The Securities Administrator, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Reporting Requirements" in the prospectus.

     All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                   STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

                              ERISA CONSIDERATIONS

     A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an "IRA"), subject to ERISA, the Code or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Benefit Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "Benefit Plan Considerations" in the prospectus.

     The U.S. Department of Labor has extended to Banc of America Securities LLC ("Banc of America Securities") an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Benefit Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans, but does not cover certain IRAs and certain employee benefit plans covering only self-employed individuals which are subject to the prohibited transaction provisions of the Code.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "Benefit Plan Considerations" in the prospectus.

     The Exemption may cover the acquisition and holding of the Offered Certificates (other than the Class 1-A-R Certificate) by the Benefit Plans to which it applies provided that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     The rating of a Certificate may change. If a class of Offered Certificates (other than the Class 1-A-R Certificate) is no longer rated at least BBB- (or its equivalent), Certificates of that class will no longer be eligible for relief under the Exemption (although a Benefit Plan that had purchased the Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it). Consequently, an Offered Certificate (other than the Class 1-A-R Certificate) that is no longer rated at least BBB- or Baa3 may not be transferred unless the transferee delivers to the Securities Administrator (i) a representation letter stating that (a) it is not, and is not acting on behalf of, a Benefit Plan or using the assets of a Benefit Plan to effect such purchase or (b) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, if it is an insurance company, that the source of funds used to purchase such Offered Certificate is an "insurance company general account" (as such term is defined in Section V(e) of PTE 95-60, 60 Fed. Reg. 35925 (July 12, 1995)), that there is no Benefit Plan subject to ERISA or Section 4975 of the Code with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Benefit Plan and all other such Benefit Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Benefit Plans that have an interest in such general account are Benefit Plans to which PTE 95-60 applies or (ii) an opinion of counsel in form and substance satisfactory to the Securities Administrator to the effect that the purchase or holding of such Offered Certificate by or on behalf of such Benefit Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA or
Section 4975 of the Code or violation of Similar Law and will not subject the Securities Administrator, the Master Servicer, the Trustee or the Depositor to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Securities Administrator, the Trustee, the Depositor or the Master Servicer. Each person who acquires any such Offered Certificate or interest therein will be deemed to have made the representations required by the representation letter referred to in the preceding sentence, unless such person has provided such representation letter or opinion of counsel referred to in the preceding sentence to the Securities Administrator.

     Government plans and church plans or any person acting on behalf of, or with assets of, such a plan, which seek to acquire, hold or transfer any Offered Certificates will be required to establish, to the satisfaction of the Securities Administrator, that the acquisition, holding or resale of any of the Offered Certificate by such a plan or any person acting on behalf of, or with assets of, such a plan, will not violate any Similar Law. A person considering investing in the Offered Certificates on behalf of a government plan or a church plan should consult with legal advisors regarding the requirements of any Similar Law.

     Benefit Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Benefit Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

     The Class 1-A-R Certificate may not be purchased by or transferred to a Benefit Plan or a person acting on behalf of or using the assets of a Benefit Plan. See "Description of Certificates--Restrictions on Transfer of the Class 1-A-R Certificate" in this prospectus supplement.

                          REPORTS TO CERTIFICATEHOLDERS

     The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the mortgage pool and certain other information as set forth in the Pooling and Servicing Agreement, required under Item 1121 of Regulation AB (17 C.F.R. ss. 229.1121), as described under "Description of Certificates--Reports to Certificateholders" in the prospectus. In addition, the Master Servicer, the Servicers and certain other parties to the Pooling and Servicing Agreement will furnish to the Securities Administrator, and the Securities Administrator will furnish to the Depositor, the compliance statements, assessments and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. ss.ss. 229.1122 and 229.1123) detailed under "Servicing of the Mortgage Loans--Evidence as to Compliance" in the prospectus.

     Copies of these statements and reports will be filed on Form 10-D and 10-K, as applicable, with the Securities and Exchange Commission through its EDGAR system located at http://www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

     The Securities Administrator will make the statement described in the prospectus under "Description of Certificates--Reports to Certificateholders" available to certificateholders and the other parties to the Pooling and Servicing Agreement via the Securities Administrator's internet website. The Securities Administrator will also make the Periodic Reports described in the prospectus under "Where You Can Find More Information" relating to the Issuing Entity available through its website promptly after they are filed with the Securities and Exchange Commission (which may or may not be the same day). The Securities Administrator's internet website will initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Banc of America Securities LLC (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 100.704% of the initial balance of those Certificates plus accrued interest, if applicable, before deducting expenses estimated at approximately $733,000 payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will be underwriters, and the difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will constitute underwriting discounts and commissions.

     The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriter is an affiliate of the Depositor and the Sponsor and is a registered broker/dealer. Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter.

                                  LEGAL MATTERS

     The validity of and certain federal income tax matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Hunton & Williams LLP, Charlotte, North Carolina.

                               CERTIFICATE RATINGS

     At their issuance, each class of Offered Certificates is required to receive from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch Ratings ("Fitch") at least the rating set forth in the table beginning on page S-6 of this prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling and Servicing Agreement.

     S&P's and Fitch's ratings take into consideration the credit quality of the mortgage pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the Offered Certificates. S&P's and Fitch's ratings on the Offered Certificates do not, however, constitute statements regarding the frequency of prepayments on the Mortgage Loans, or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

     S&P's and Fitch's ratings do not address the possibility that, because the Interest Only Certificates are extremely sensitive to principal prepayments, a holder of an Interest Only Certificate may not fully recover its initial investment.

     S&P's and Fitch's ratings on the Class 1-A-R Certificate do not address the likelihood of a return to investors other than to the extent of its class balance and interest at the pass-through rate thereon.

     The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of Offered Certificates may be lower than the ratings assigned by S&P and Fitch.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     In addition, S&P and Fitch will monitor the applicable initial ratings of the Offered Certificates for so long as such Offered Certificates remain outstanding.

                             INDEX TO DEFINED TERMS


Adjusted Pool Amount........................................................S-83
Adjustment Date.............................................................S-34
Administrative Fee Rate.....................................................S-69
Administrative Fees.........................................................S-69
Advance.....................................................................S-66
Banc of America Securities..................................................S-95
Bank of America.............................................................S-36
Bank of America Servicing Agreement.........................................S-54
Bankruptcy Losses...........................................................S-74
Benefit Plan................................................................S-95
Book-Entry Certificates.....................................................S-71
BPP.........................................................................S-44
Certificate Account.........................................................S-66
Certificates................................................................S-11
Class 2-A-6 Notional Amount.................................................S-73
Class 2-A-8 Notional Amount.................................................S-73
Class 4-A-3 Notional Amount.................................................S-74
Class 4-A-6 Notional Amount.................................................S-74
Class 4-A-8 Notional Amount.................................................S-74
Class 5-A-3 Notional Amount.................................................S-74
class balance...............................................................S-73
Code........................................................................S-21
Collection Period............................................................S-9
Combination 1/2 Balance.....................................................S-73
Combination 3/4 Balance.....................................................S-73
Combination Balance.........................................................S-73
Compensating Interest.......................................................S-66
CPR.........................................................................S-89
Credit Scores...............................................................S-34
Cut-off Date.................................................................S-9
Debt Service Reduction......................................................S-32
Decrement Tables............................................................S-88
Deficient Valuation.........................................................S-32
Definitive Certificates.....................................................S-71
Deleted Mortgage Loan.......................................................S-64
Determination Date..........................................................S-67
Distribution Date............................................................S-9
Eligible Substitute Mortgage Loan...........................................S-65
ERISA.......................................................................S-21
Exchange Pool...............................................................S-94
Exchangeable Certificates...................................................S-11
Exchangeable Combination....................................................S-72
Exchangeable REMIC Certificates.............................................S-11
Exemption...................................................................S-95
Final Scheduled Distribution Date...........................................S-74
Fitch.......................................................................S-97
Foreclosure Profits.........................................................S-70
Fractional Interest.........................................................S-81
Gross Margin................................................................S-34
Group.......................................................................S-11
Group 1.....................................................................S-11
Group 1 Certificates........................................................S-11
Group 1 Mortgage Loans......................................................S-12
Group 2.....................................................................S-11
Group 2 Certificates........................................................S-11
Group 2 Mortgage Loans......................................................S-12
Group 3.....................................................................S-11
Group 3 Certificates........................................................S-11
Group 3 Mortgage Loans......................................................S-12
Group 4.....................................................................S-11
Group 4 Certificates........................................................S-11
Group 4 Mortgage Loans......................................................S-12
Group 5.....................................................................S-11
Group 5 Certificates........................................................S-11
Group 5 Mortgage Loans......................................................S-12
Group Subordinate Amount....................................................S-77
Index.......................................................................S-35
Interest Accrual Period.....................................................S-73
Interest Distribution Amount................................................S-76
Interest Only Certificates..................................................S-11
IRA.........................................................................S-95
Issuing Entity..............................................................S-54
Liquidated Mortgage Loan....................................................S-70
Liquidation Proceeds........................................................S-75
Loan Group..................................................................S-12
Loan Group 1................................................................S-12
Loan Group 2................................................................S-12
Loan Group 3................................................................S-12
Loan Group 4................................................................S-12
Loan Group 5................................................................S-12
Loan-to-Value Ratio.........................................................S-33
Loss Severity Percentage....................................................S-92
Master Servicer.............................................................S-55
Master Servicer Custodial Account...........................................S-66
MERS........................................................................S-64
Modeling Assumptions........................................................S-88
Mortgage File...............................................................S-63
Mortgage Loan Purchase Agreement............................................S-33
Mortgage Loans..............................................................S-12
Net Interest Shortfall......................................................S-76
Net Mortgage Interest Rate..................................................S-65
Non-Offered Certificates....................................................S-11
Non-Supported Interest Shortfall............................................S-76
notional amount.............................................................S-74
Offered Certificates........................................................S-11
One-Year CMT................................................................S-35
One-Year LIBOR..............................................................S-35
Original Subordinate Principal Balance......................................S-80
Originators.................................................................S-12
Percentage Interest.........................................................S-71
Periodic Cap................................................................S-34
Pool Distribution Amount....................................................S-75
Pool Distribution Amount Allocation.........................................S-75
Pool Principal Balance......................................................S-79
Pooling and Servicing Agreement.............................................S-63
Prepayment Interest Shortfall...............................................S-66

Prepayment Period............................................................S-9
Principal Amount............................................................S-77
Purchase Price..............................................................S-64
Rate Ceiling................................................................S-34
Realized Loss...............................................................S-74
Record Date..................................................................S-9
Recovery....................................................................S-74
Regular Certificates........................................................S-93
Reimbursement Amount........................................................S-75
Relevant Implementation Date.................................................S-5
Relevant Member State........................................................S-5
Relevant Persons.............................................................S-5
Relief Act Reduction........................................................S-76
REMIC.......................................................................S-93
REMIC Combination...........................................................S-72
REMIC Regulations...........................................................S-84
Remittance Date.............................................................S-65
REO Property................................................................S-67
Residual Certificate........................................................S-11
S&P.........................................................................S-97
Scheduled Principal Payments................................................S-77
SDA.........................................................................S-92
Securities Administration Fee...............................................S-69
Securities Administration Fee Rate..........................................S-69
Securities Administrator....................................................S-67
Senior Certificates.........................................................S-11
Senior Credit Support Depletion Date........................................S-79
Senior Percentage...........................................................S-79
Senior Prepayment Percentage................................................S-79
Senior Principal Distribution Amount........................................S-79
Servicer....................................................................S-54
Servicer Custodial Account..................................................S-65
Servicing Agreements........................................................S-54
Servicing Fee...............................................................S-69
Servicing Fee Rate..........................................................S-69
Similar Law.................................................................S-95
SMMEA.......................................................................S-21
Stated Principal Balance....................................................S-32
Subordinate Certificates....................................................S-11
Subordinate Percentage......................................................S-79
Subordinate Prepayment Percentage...........................................S-80
Subordinate Principal Distribution Amount...................................S-81
Substitution Adjustment Amount..............................................S-65
Super Senior Certificates...................................................S-11
Super Senior Support Certificates...........................................S-11
Total Senior Percentage.....................................................S-80
Total Subordinate Percentage................................................S-80
Trustee.....................................................................S-68
U.S. Person.................................................................S-85
Undercollateralized Amount..................................................S-82
Undercollateralized Group...................................................S-82
Underwriter.................................................................S-97
Unscheduled Principal Payments..............................................S-77
WaMu........................................................................S-36
WaMu Servicing Agreement....................................................S-54
Wells Fargo Bank............................................................S-37
Wells Fargo Servicing Agreement.............................................S-54

                                   Appendix A


                               Mortgage Loan Data

                                  LOAN GROUP 1
                                  ------------

       Occupancy of Mortgaged Properties of the Group 1 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                           Aggregate       Cut-off Date        Stated      Weighted     Average
                           Number of    Stated Principal      Stated         Principal     Average      Original
                            Mortgage      Balance as of      Principal     Balance as of   Credit    Loan-to-Value
        Occupancy             Loans       Cut-off Date        Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
Primary Residence               11       $7,640,869.00        87.60%        $694,624.45      716          77.41%
Investor Property                2        1,081,750.00        12.40          540,875.00      684          55.96
--------------------------------------------------------------------------------------------------------------------
Total:                          13       $8,722,619.00       100.00%        $670,970.69      712          74.75%
====================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the related Group 1 Mortgage Loan.


                  Property Types of the Group 1 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                   Weighted
                                            Aggregate       Cut-off Date       Stated      Weighted      Average
                            Number of    Stated Principal      Stated         Principal     Average      Original
                            Mortgage      Balance as of      Principal     Balance as of    Credit    Loan-to-Value
    Property Type             Loans       Cut-off Date        Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
Single Family Residence          7        $4,995,283.23        57.27%       $713,611.89      724          77.93%
PUD                              3         2,131,074.43        24.43         710,358.14      695          75.57
Condominium                      2         1,081,750.00        12.40         540,875.00      684          55.96
2-Family                         1           514,511.34         5.90         514,511.34      731          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                          13        $8,722,619.00       100.00%       $670,970.69      712          74.75%
====================================================================================================================


               Mortgage Loan Purpose of the Group 1 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                  Weighted
                                            Aggregate      Cut-off Date        Stated      Weighted     Average
                            Number of    Stated Principal      Stated         Principal     Average     Original
                             Mortgage     Balance as of      Principal     Balance as of   Credit    Loan-to-Value
  Mortgage Loan Purpose       Loans       Cut-off Date        Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
Purchase                         8        $4,393,619.00        50.37%      $  549,202.38     723          74.08%
Refinance-Cashout                4         2,917,000.00        33.44          729,250.00     704          75.30
Refinance-Rate/Term              1         1,412,000.00        16.19        1,412,000.00     697          75.71
--------------------------------------------------------------------------------------------------------------------
Total:                          13        $8,722,619.00       100.00%      $  670,970.69     712          74.75%
====================================================================================================================



 Geographical Distribution of the Mortgaged Properties of the Group 1 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                          Aggregate        Cut-off Date        Stated     Weighted       Average
                           Number of   Stated Principal       Stated         Principal     Average      Original
                           Mortgage      Balance as of       Principal     Balance as of   Credit    Loan-to-Value
  Geographic Area            Loans       Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
California                       6       $4,020,750.00         46.10%       $670,125.00      693          71.71%
Florida                          2        1,329,357.66         15.24         664,678.83      762          80.00
New York                         1          514,511.34          5.90         514,511.34      731          80.00
North Carolina                   1          436,000.00          5.00         436,000.00      713          80.00
South Carolina                   2        1,423,000.00         16.31         711,500.00      666          73.25
Tennessee                        1          999,000.00         11.45         999,000.00      778          77.14
------------------------------------------------------------------------------------------------------------------
Total:                          13       $8,722,619.00        100.00%       $670,970.69      712          74.75%
==================================================================================================================

(1) As of the Cut-off Date, no more than approximately 16.19% of the Group 1 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.


    Current Mortgage Loan Principal Balances of the Group 1 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                           Aggregate       Cut-off Date        Stated      Weighted      Average
                            Number of   Stated Principal       Stated         Principal     Average      Original
  Current Mortgage Loan      Mortgage    Balance as of       Principal     Balance as of   Credit    Loan-to-Value
  Principal Balances ($)      Loans      Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
400,000.01 - 450,000.00            1       $  436,000.00          5.00%     $  436,000.00     713          80.00%
450,000.01 - 500,000.00            4        1,929,000.00         22.11         482,250.00     676          70.31
500,000.01 - 550,000.00            1          514,511.34          5.90         514,511.34     731          80.00
550,000.01 - 600,000.00            2        1,157,750.00         13.27         578,875.00     695          72.46
600,000.01 - 650,000.00            1          610,074.43          6.99         610,074.43     715          80.00
700,000.01 - 750,000.00            1          719,283.23          8.25         719,283.23     802          80.00
900,000.01 - 950,000.00            1          945,000.00         10.83         945,000.00     680          70.00
950,000.01 - 1,000,000.00          1          999,000.00         11.45         999,000.00     778          77.14
1,000,000.01 - 1,500,000.00        1        1,412,000.00         16.19       1,412,000.00     697          75.71
--------------------------------------------------------------------------------------------------------------------
Total:                            13       $8,722,619.00        100.00%     $  670,970.69     712          74.75%
====================================================================================================================

(1) As of the Cut-off Date, the average outstanding principal balance of the Group 1 Mortgage Loans is expected to be approximately $670,971.

  Original Debt-to-Income Ratio of Mortgagors of the Group 1 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                  Weighted
                                           Aggregate        Cut-off Date        Stated     Weighted      Average
        Original           Number of    Stated Principal       Stated         Principal     Average      Original
     Debt-to-Income        Mortgage      Balance as of       Principal     Balance as of    Credit    Loan-to-Value
       Ratios (%)            Loans       Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
10.01 - 15.00                    1         $  719,283.23          8.25%       $719,283.23     802          80.00%
15.01 - 20.00                    1            456,000.00          5.23         456,000.00     731          80.00
25.01 - 30.00                    2            950,511.34         10.90         475,255.67     723          80.00
30.01 - 35.00                    2          1,445,000.00         16.57         722,500.00     678          61.51
35.01 - 40.00                    4          3,465,000.00         39.72         866,250.00     713          77.38
40.01 - 45.00                    2          1,076,750.00         12.34         538,375.00     678          70.73
45.01 - 50.00                    1            610,074.43          6.99         610,074.43     715          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                          13         $8,722,619.00        100.00%       $670,970.69     712          74.75%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 1 Mortgage Loans is expected to be approximately 34.20%.


         Original Loan-To-Value Ratios of the Group 1 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                   Weighted
                                           Aggregate        Cut-off Date        Stated      Weighted     Average
        Original           Number of    Stated Principal       Stated         Principal     Average      Original
      Loan-to-Value        Mortgage      Balance as of       Principal     Balance as of    Credit    Loan-to-Value
       Ratios (%)            Loans       Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
45.01 - 50.00                    1         $  500,000.00          5.73%       $500,000.00     675          45.45%
60.01 - 65.00                    1            581,750.00          6.67         581,750.00     692          65.00
65.01 - 70.00                    1            945,000.00         10.83         945,000.00     680          70.00
75.01 - 80.00                   10          6,695,869.00         76.76         669,586.90     721          78.46
--------------------------------------------------------------------------------------------------------------------
Total:                          13         $8,722,619.00        100.00%       $670,970.69     712          74.75%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 1 Mortgage Loans is expected to be approximately 74.75%.


        Current Mortgage Interest Rates of the Group 1 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                    Weighted
                                            Aggregate      Cut-off Date        Stated      Weighted      Average
        Current           Number of     Stated Principal      Stated          Principal     Average      Original
    Mortgage Interest      Mortgage      Balance as of      Principal      Balance as of   Credit    Loan-to-Value
        Rates (%)            Loans       Cut-off Date        Balance       Cut-off Date      Score       Ratio
--------------------------------------------------------------------------------------------------------------------
5.751 - 6.000                    1         $  719,283.23         8.25%       $719,283.23      802          80.00%
6.001 - 6.250                    2            950,511.34        10.90         475,255.67      723          80.00
6.251 - 6.500                    7          5,520,074.43        63.28         788,582.06      704          73.52
6.501 - 6.750                    2          1,037,750.00        11.90         518,875.00      709          71.59
7.751 - 8.000                    1            495,000.00         5.67         495,000.00      661          77.46
--------------------------------------------------------------------------------------------------------------------
Total:                          13         $8,722,619.00       100.00%       $670,970.69      712          74.75%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 1 Mortgage Loans is expected to be approximately 6.497% per annum.

                 Gross Margins of the Group 1 Mortgage Loans(1)


------------------------------------------------------------------------------------------------------------------

                                                              % of            Average                    Weighted
                                            Aggregate      Cut-off Date        Stated       Weighted     Average
                           Number of    Stated Principal      Stated          Principal     Average      Original
                           Mortgage      Balance as of      Principal      Balance as of    Credit    Loan-to-Value
  Gross Margin (%)           Loans       Cut-off Date        Balance       Cut-off Date      Score       Ratio
--------------------------------------------------------------------------------------------------------------------
2.250                           13         $8,722,619.00       100.00%       $670,970.69      712          74.75%
--------------------------------------------------------------------------------------------------------------------
Total:                          13         $8,722,619.00       100.00%       $670,970.69      712          74.75%
====================================================================================================================


                 Rate Ceilings of the Group 1 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                  Weighted
                                           Aggregate      Cut-off Date        Stated       Weighted     Average
                           Number of   Stated Principal      Stated          Principal     Average      Original
                           Mortgage      Balance as of      Principal      Balance as of    Credit    Loan-to-Value
   Rate Ceilings (%)         Loans       Cut-off Date        Balance       Cut-off Date      Score       Ratio
--------------------------------------------------------------------------------------------------------------------
11.751 - 12.000                  1         $  719,283.23         8.25%       $719,283.23      802          80.00%
12.001 - 12.250                  2            950,511.34        10.90         475,255.67      723          80.00
12.251 - 12.500                  7          5,520,074.43        63.28         788,582.06      704          73.52
12.501 - 12.750                  2          1,037,750.00        11.90         518,875.00      709          71.59
13.751 - 14.000                  1            495,000.00         5.67         495,000.00      661          77.46
--------------------------------------------------------------------------------------------------------------------
Total:                          13         $8,722,619.00       100.00%       $670,970.69      712          74.75%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Rate Ceiling of the Group 1 Mortgage Loans is expected to be approximately 12.497% per annum.


           Next Rate Adjustment Date of the Group 1 Mortgage Loans(1)


---------------------------------------------------------------------------------------------------------------------
                                                                % of          Average                    Weighted
                                              Aggregate      Cut-off Date      Stated      Weighted       Average
                            Number of     Stated Principal     Stated         Principal     Average       Original
        Next Rate            Mortgage      Balance as of      Principal     Balance as of   Credit     Loan-to-Value
     Adjustment Date          Loans       Cut-off Date        Balance       Cut-off Date     Score        Ratio
---------------------------------------------------------------------------------------------------------------------
November 1, 2009                 7          $4,382,619.00        50.24%       $626,088.43     718           75.85%
December 1, 2009                 6           4,340,000.00        49.76         723,333.33     706           73.64
---------------------------------------------------------------------------------------------------------------------
Total:                          13          $8,722,619.00       100.00%       $670,970.69     712           74.75%
=====================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months to the next rate Adjustment Date for the Group 1 Mortgage Loans is expected to be approximately 35 months.

       Number of Months Since Origination of the Group 1 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                           Aggregate        Cut-off Date        Stated     Weighted      Average
                           Number of    Stated Principal       Stated         Principal     Average      Original
   Months Since             Mortgage     Balance as of       Principal     Balance as of    Credit    Loan-to-Value
   Origination               Loans        Cut-off Date        Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
1-6                             13         $8,722,619.00        100.00%       $670,970.69     712          74.75%
--------------------------------------------------------------------------------------------------------------------
Total:                          13         $8,722,619.00        100.00%       $670,970.69     712          74.75%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group 1 Mortgage Loans is expected to be approximately 2 months.


                Remaining Terms of the Group 1 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                          Aggregate         Cut-off Date       Stated       Weighted     Average
                           Number of    Stated Principal       Stated         Principal     Average      Original
 Remaining Term            Mortgage      Balance as of       Principal     Balance as of    Credit    Loan-to-Value
   (Months)                 Loans       Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
341 - 360                      13          $8,722,619.00        100.00%       $670,970.69     712          74.75%
--------------------------------------------------------------------------------------------------------------------
Total:                         13          $8,722,619.00        100.00%       $670,970.69     712          74.75%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans is expected to be approximately 359 months.


            Credit Scores of Mortgagors of the Group 1 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                           Aggregate        Cut-off Date       Stated      Weighted     Average
                           Number of    Stated Principal      Stated         Principal     Average      Original
     Credit Scores         Mortgage       Balance as of       Principal     Balance as of   Credit    Loan-to-Value
     of Mortgagors          Loans        Cut-off Date          Balance      Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
801 - 850                      1           $  719,283.23          8.25%       $719,283.23     802          80.00%
751 - 800                      1              999,000.00         11.45         999,000.00     778          77.14
701 - 750                      4            2,016,585.77         23.12         504,146.44     722          80.00
651 - 700                      6            4,509,750.00         51.70         751,625.00     687          70.52
601 - 650                      1              478,000.00          5.48         478,000.00     639          79.67
--------------------------------------------------------------------------------------------------------------------
Total:                        13           $8,722,619.00        100.00%       $670,970.69     712          74.75%
====================================================================================================================


                 Servicing Fees of the Group 1 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                % of          Average                  Weighted
                                             Aggregate      Cut-off Date      Stated       Weighted     Average
                           Number of     Stated Principal      Stated        Principal      Average     Original
                           Mortgage       Balance as of      Principal     Balance as of    Credit    Loan-to-Value
 Servicing Fee (%)           Loans        Cut-off Date        Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
0.375                         13            $8,722,619.00       100.00%       $670,970.69     712          74.75%
--------------------------------------------------------------------------------------------------------------------
Total:                        13            $8,722,619.00       100.00%       $670,970.69     712          74.75%
====================================================================================================================

    Historical Delinquency of the Group 1 Mortgage Loans (Past Twelve Months)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                  Weighted
                                           Aggregate        Cut-off Date        Stated     Weighted      Average
                          Number of      Stated Principal      Stated         Principal     Average      Original
                           Mortgage       Balance as of      Principal     Balance as of   Credit     Loan-to-Value
Historical Delinquency       Loans        Cut-off Date        Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
No Delinquencies               13           $8,722,619.00       100.00%       $670,970.69     712          74.75%
--------------------------------------------------------------------------------------------------------------------
Total:                         13           $8,722,619.00       100.00%       $670,970.69     712          74.75%
====================================================================================================================

                                  LOAN GROUP 2
                                  ------------

       Occupancy of Mortgaged Properties of the Group 2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of           Average                  Weighted
                                           Aggregate      Cut-off Date        Stated      Weighted     Average
                          Number of    Stated Principal      Stated         Principal      Average     Original
                           Mortgage      Balance as of      Principal     Balance as of    Credit    Loan-to-Value
   Occupancy                 Loans       Cut-off Date        Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
Primary Residence              870        $658,270,568.34        90.81%       $756,632.84     716          70.97%
Second Home                     59          46,125,907.14         6.36         781,795.04     713          68.41
Investor Property               33          20,469,251.02         2.82         620,280.33     731          73.94
--------------------------------------------------------------------------------------------------------------------
Total:                         962        $724,865,726.50       100.00%       $753,498.68     716          70.89%
====================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the related Group 2 Mortgage Loan.


                  Property Types of the Group 2 Mortgage Loans



--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                  Weighted
                                            Aggregate       Cut-off Date      Stated      Weighted      Average
                           Number of     Stated Principal     Stated         Principal     Average      Original
                            Mortgage      Balance as of      Principal     Balance as of   Credit     Loan-to-Value
   Property Type             Loans       Cut-off Date        Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
Single Family Residence        655        $500,186,262.18        69.00%    $   763,643.15     716          69.75%
PUD                            167         127,712,950.52        17.62         764,748.21     721          73.06
Condominium                    100          69,594,149.78         9.60         695,941.50     715          74.64
2-Family                        31          21,303,614.02         2.94         687,213.36     711          73.09
Cooperative                      5           2,682,750.00         0.37         536,550.00     687          66.55
Townhouse                        1           1,360,000.00         0.19       1,360,000.00     683          80.00
4-Family                         2           1,270,000.00         0.18         635,000.00     746          53.27
3-Family                         1             756,000.00         0.10         756,000.00     718          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                         962        $724,865,726.50       100.00%    $   753,498.68     716          70.89%
====================================================================================================================


               Mortgage Loan Purpose of the Group 2 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                  Weighted
                                            Aggregate       Cut-off Date        Stated      Weighted     Average
                            Number of   Stated Principal      Stated         Principal      Average     Original
                            Mortgage      Balance as of      Principal     Balance as of    Credit    Loan-to-Value
 Mortgage Loan Purpose        Loans       Cut-off Date        Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
Refinance-Rate/Term            316       $ 259,010,288.24        35.73%       $819,652.81     719          68.53%
Refinance-Cashout              331         240,967,130.54        33.24         727,997.37     705          68.28
Purchase                       315         224,888,307.72        31.02         713,931.14     726          76.41
--------------------------------------------------------------------------------------------------------------------
Total:                         962       $ 724,865,726.50       100.00%       $753,498.68     716          70.89%
====================================================================================================================


 Geographical Distribution of the Mortgaged Properties of the Group 2 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                  Weighted
                                           Aggregate        Cut-off Date        Stated      Weighted     Average
                           Number of   Stated Principal       Stated         Principal     Average      Original
                           Mortgage      Balance as of       Principal     Balance as of    Credit    Loan-to-Value
  Geographic Area            Loans       Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
Alabama                          2       $  1,428,000.00          0.20%       $714,000.00     711          80.00%
Arizona                         13         11,835,718.61          1.63         910,439.89     721          67.62
California                     626        466,008,766.07         64.29         744,422.95     719          70.53
Colorado                        13         12,115,792.14          1.67         931,984.01     713          73.08
Connecticut                     10          9,026,960.77          1.25         902,696.08     726          67.68
Dist. of Columbia                8          6,259,836.38          0.86         782,479.55     724          74.26
Florida                         37         29,149,355.94          4.02         787,820.43     717          73.03
Georgia                          8          6,286,693.00          0.87         785,836.63     676          71.97
Hawaii                           2          1,908,000.00          0.26         954,000.00     764          80.00
Idaho                            2            724,996.14          0.10         362,498.07     672          79.73
Illinois                        49         39,292,516.08          5.42         801,888.08     712          71.96
Kansas                           1            610,210.00          0.08         610,210.00     685          75.00
Maryland                        20         12,941,069.51          1.79         647,053.48     702          76.51
Massachusetts                   11         10,887,415.33          1.50         989,765.03     732          71.08
Michigan                         4          3,355,200.00          0.46         838,800.00     717          74.55
Minnesota                        6          5,437,562.00          0.75         906,260.33     717          71.47
Missouri                         1            736,000.00          0.10         736,000.00     678          80.00
Nevada                          18         12,577,862.22          1.74         698,770.12     705          67.78
New Hampshire                    1            611,000.00          0.08         611,000.00     698          72.74
New Jersey                      18         14,822,503.38          2.04         823,472.41     690          66.63
New Mexico                       3          1,214,085.64          0.17         404,695.21     758          80.00
New York                        27         23,140,414.94          3.19         857,052.41     699          64.60
North Carolina                   8          5,837,500.00          0.81         729,687.50     717          69.10
Oregon                           5          3,272,499.50          0.45         654,499.90     727          68.19
Pennsylvania                     4          3,039,700.00          0.42         759,925.00     693          64.29
South Carolina                   4          2,764,913.99          0.38         691,228.50     705          75.45
South Dakota                     1            920,000.00          0.13         920,000.00     749          80.00
Tennessee                        2            986,272.00          0.14         493,136.00     707          81.25
Texas                            6          5,443,988.85          0.75         907,331.48     751          71.64
Utah                             5          2,998,500.86          0.41         599,700.17     727          71.61
Vermont                          1            471,200.00          0.07         471,200.00     800          80.00
Virginia                        20         10,894,059.34          1.50         544,702.97     724          80.06
Washington                      25         17,267,133.81          2.38         690,685.35     708          74.89
Wisconsin                        1            600,000.00          0.08         600,000.00     668          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                         962       $724,865,726.50        100.00%       $753,498.68     716          70.89%
====================================================================================================================

(1) As of the Cut-off Date, no more than approximately 1.28% of the Group 2 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

    Current Mortgage Loan Principal Balances of the Group 2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of           Average                   Weighted
                                          Aggregate         Cut-off Date        Stated      Weighted      Average
                            Number of  Stated Principal       Stated         Principal     Average      Original
  Current Mortgage Loan      Mortgage     Balance as of       Principal     Balance as of   Credit    Loan-to-Value
  Principal Balances ($)      Loans      Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
100,000.01 - 150,000.00            2     $    282,110.90          0.04%    $   141,055.45     774          57.69%
150,000.01 - 200,000.00            1          186,272.00          0.03         186,272.00     686          95.00
200,000.01 - 250,000.00            5        1,132,960.90          0.16         226,592.18     691          80.06
250,000.01 - 300,000.00            1          278,160.00          0.04         278,160.00      0           80.00
300,000.01 - 350,000.00            2          674,282.25          0.09         337,141.13     737          80.00
400,000.01 - 450,000.00           92       39,887,247.05          5.50         433,557.03     709          74.99
450,000.01 - 500,000.00          138       65,844,258.15          9.08         477,132.31     709          73.53
500,000.01 - 550,000.00          109       57,656,641.21          7.95         528,960.01     707          72.23
550,000.01 - 600,000.00          116       66,970,812.42          9.24         577,334.59     709          73.56
600,000.01 - 650,000.00           87       54,476,050.13          7.52         626,161.50     703          72.93
650,000.01 - 700,000.00           67       45,520,265.06          6.28         679,406.94     718          72.48
700,000.01 - 750,000.00           42       30,654,009.57          4.23         729,857.37     710          71.65
750,000.01 - 800,000.00           42       32,801,651.88          4.53         780,991.71     704          75.36
800,000.01 - 850,000.00           28       23,251,976.99          3.21         830,427.75     708          72.80
850,000.01 - 900,000.00           24       21,036,767.05          2.90         876,531.96     707          74.21
900,000.01 - 950,000.00           18       16,666,672.00          2.30         925,926.22     720          71.04
950,000.01 - 1,000,000.00         51       50,350,959.45          6.95         987,273.71     710          69.56
1,000,000.01 - 1,500,000.00       92      121,563,466.70         16.77       1,321,342.03     725          70.66
1,500,000.01 - 2,000,000.00       17       30,755,972.00          4.24       1,809,174.82     724          67.23
2,000,000.01 - 2,500,000.00       25       56,301,190.79          7.77       2,252,047.63     752          57.65
2,500,000.01 - 3,000,000.00        3        8,574,000.00          1.18       2,858,000.00     771          55.84
--------------------------------------------------------------------------------------------------------------------
Total:                           962     $724,865,726.50        100.00%    $   753,498.68     716          70.89%
====================================================================================================================

(1) As of the Cut-off Date, the average outstanding principal balance of the Group 2 Mortgage Loans is expected to be approximately $753,499.

                                                                 A-16
  Original Debt-to-Income Ratio of Mortgagors of the Group 2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                  Weighted
                                           Aggregate        Cut-off Date        Stated      Weighted     Average
         Original          Number of    Stated Principal       Stated         Principal      Average     Original
     Debt-to-Income        Mortgage      Balance as of       Principal     Balance as of    Credit    Loan-to-Value
       Ratios (%)            Loans       Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
1.01 - 5.00                      1       $    591,995.57          0.08%       $591,995.57     725          39.47%
5.01 - 10.00                     6          5,540,000.00          0.76         923,333.33     719          67.50
10.01 - 15.00                   10          6,711,186.13          0.93         671,118.61     720          68.92
15.01 - 20.00                   39         34,173,795.80          4.71         876,251.17     718          62.86
20.01 - 25.00                   62         48,051,214.91          6.63         775,019.60     721          68.55
25.01 - 30.00                   86         64,173,687.52          8.85         746,205.67     721          69.35
30.01 - 35.00                  158        123,852,078.39         17.09         783,873.91     715          70.04
35.01 - 40.00                  274        203,900,829.30         28.13         744,163.61     715          73.08
40.01 - 45.00                  195        137,266,839.54         18.94         703,932.51     711          72.53
45.01 - 50.00                   84         59,216,227.65          8.17         704,955.09     714          71.60
50.01 - 55.00                   31         28,985,294.57          4.00         935,009.50     735          69.79
55.01 - 60.00                   12         10,391,847.00          1.43         865,987.25     745          67.17
60.01 - 65.00                    2            951,530.12          0.13         475,765.06     719          61.96
65.01 - 70.00                    2          1,059,200.00          0.15         529,600.00     751          79.12
--------------------------------------------------------------------------------------------------------------------
Total:                         962       $724,865,726.50        100.00%       $753,498.68     716          70.89%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 2 Mortgage Loans is expected to be approximately 36.37%.

         Original Loan-To-Value Ratios of the Group 2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                  Weighted
                                           Aggregate        Cut-off Date        Stated      Weighted     Average
         Original          Number of    Stated Principal       Stated         Principal     Average      Original
      Loan-to-Value        Mortgage      Balance as of       Principal     Balance as of   Credit    Loan-to-Value
       Ratios (%)            Loans       Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
20.01 - 25.00                    1       $    615,000.00          0.08%   $    615,000.00     719          24.60%
25.01 - 30.00                    3          4,083,000.00          0.56       1,361,000.00     744          27.80
30.01 - 35.00                   10          9,612,583.89          1.33         961,258.39     717          33.14
35.01 - 40.00                   12         10,319,576.28          1.42         859,964.69     707          38.14
40.01 - 45.00                    8          9,060,500.00          1.25       1,132,562.50     731          42.03
45.01 - 50.00                   18         14,386,453.54          1.98         799,247.42     693          47.62
50.01 - 55.00                   29         30,176,024.86          4.16       1,040,552.58     735          53.56
55.01 - 60.00                   42         40,599,522.55          5.60         966,655.30     722          58.48
60.01 - 65.00                   61         49,428,466.89          6.82         810,302.74     691          63.16
65.01 - 70.00                  142        124,100,934.05         17.12         873,950.24     716          68.32
70.01 - 75.00                  149        113,601,135.65         15.67         762,423.73     717          73.80
75.01 - 80.00                  461        305,580,818.59         42.16         662,865.12     719          79.54
80.01 - 85.00                    7          3,933,800.00          0.54         561,971.43     690          84.39
85.01 - 90.00                    9          4,706,245.16          0.65         522,916.13     699          89.85
90.01 - 95.00                    9          3,831,665.04          0.53         425,740.56     727          94.51
95.01 - 100.00                   1            830,000.00          0.11         830,000.00     791         100.00
--------------------------------------------------------------------------------------------------------------------
Total:                         962       $724,865,726.50        100.00%    $   753,498.68     716          70.89%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 2 Mortgage Loans is expected to be approximately 70.89%.


        Current Mortgage Interest Rates of the Group 2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                  Weighted
                                           Aggregate       Cut-off Date        Stated       Weighted     Average
         Current           Number of    Stated Principal      Stated          Principal     Average      Original
    Mortgage Interest      Mortgage      Balance as of      Principal      Balance as of    Credit    Loan-to-Value
        Rates (%)            Loans       Cut-off Date        Balance       Cut-off Date      Score       Ratio
--------------------------------------------------------------------------------------------------------------------
4.251 - 4.500                    1       $                       0.07%       $510,425.00      733          79.99%
                                              510,425.00
4.501 - 4.750                    2          1,457,733.00         0.20         728,866.50      689          79.92
4.751 - 5.000                   10          9,067,380.51         1.25         906,738.05      729          77.72
5.001 - 5.250                    9          6,681,400.00         0.92         742,377.78      711          75.95
5.251 - 5.500                   22         14,879,456.01         2.05         676,338.91      723          73.51
5.501 - 5.750                   60         41,176,279.40         5.68         686,271.32      716          72.26
5.751 - 6.000                  161        134,815,079.67        18.60         837,360.74      733          69.82
6.001 - 6.250                  268        205,166,670.95        28.30         765,547.28      722          70.70
6.251 - 6.500                  315        227,397,883.10        31.37         721,898.04      711          70.53
6.501 - 6.750                   99         73,264,669.82        10.11         740,047.17      695          71.97
6.751 - 7.000                   15         10,448,749.04         1.44         696,583.27      660          68.68
--------------------------------------------------------------------------------------------------------------------
Total:                         962       $724,865,726.50       100.00%       $753,498.68      716          70.89%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 2 Mortgage Loans is expected to be approximately 6.195% per annum.

                 Gross Margins of the Group 2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                  Weighted
                                           Aggregate       Cut-off Date       Stated       Weighted      Average
                           Number of    Stated Principal      Stated         Principal      Average      Original
                           Mortgage      Balance as of      Principal      Balance as of    Credit    Loan-to-Value
  Gross Margin (%)           Loans       Cut-off Date        Balance       Cut-off Date      Score       Ratio
--------------------------------------------------------------------------------------------------------------------
1.751 - 2.000                   16       $ 34,844,229.48         4.81%     $2,177,764.34      765          49.47%
2.001 - 2.250                  722        533,645,880.38        73.62         739,121.72      718          72.04
2.251 - 2.500                   27         20,657,638.22         2.85         765,097.71      686          69.31
2.501 - 2.750                  185        128,059,859.91        17.67         692,215.46      704          71.72
2.751 - 3.000                    8          5,334,118.51         0.74         666,764.81      666          79.76
3.001 - 3.250                    4          2,324,000.00         0.32         581,000.00      666          76.04
--------------------------------------------------------------------------------------------------------------------
Total:                         962       $724,865,726.50       100.00%       $753,498.68      716          70.89%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Gross Margin of the Group 2 Mortgage Loans is expected to be approximately 2.321% per annum.


                 Rate Ceilings of the Group 2 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                   Weighted
                                           Aggregate       Cut-off Date        Stated      Weighted       Average
                           Number of    Stated Principal      Stated          Principal     Average      Original
                           Mortgage      Balance as of      Principal      Balance as of   Credit    Loan-to-Value
   Rate Ceilings (%)        Loans       Cut-off Date        Balance       Cut-off Date      Score       Ratio
--------------------------------------------------------------------------------------------------------------------
9.251 - 9.500                    1       $                       0.07%       $510,425.00      733          79.99%
                                              510,425.00
9.501 - 9.750                    2          1,457,733.00         0.20         728,866.50      689          79.92
9.751 - 10.000                  10          9,067,380.51         1.25         906,738.05      729          77.72
10.001 - 10.250                  9          6,681,400.00         0.92         742,377.78      711          75.95
10.251 - 10.500                 22         14,879,456.01         2.05         676,338.91      723          73.51
10.501 - 10.750                 60         41,176,279.40         5.68         686,271.32      716          72.26
10.751 - 11.000                162        135,287,579.67        18.66         835,108.52      733          69.84
11.001 - 11.250                267        204,832,585.31        28.26         767,163.24      722          70.69
11.251 - 11.500                313        226,475,383.10        31.24         723,563.52      711          70.52
11.501 - 11.750                100         73,714,669.82        10.17         737,146.70      695          71.99
11.751 - 12.000                 15         10,448,749.04         1.44         696,583.27      660          68.68
12.251 - 12.500                  1            334,085.64         0.05         334,085.64      732          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                         962       $724,865,726.50       100.00%       $753,498.68      716          70.89%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Rate Ceiling of the Group 2 Mortgage Loans is expected to be approximately 11.196% per annum.

           Next Rate Adjustment Date of the Group 2 Mortgage Loans(1)


---------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                    Weighted
                                            Aggregate       Cut-off Date        Stated     Weighted        Average
                            Number of    Stated Principal      Stated         Principal     Average       Original
        Next Rate            Mortgage      Balance as of      Principal     Balance as of    Credit     Loan-to-Value
     Adjustment Date          Loans       Cut-off Date        Balance       Cut-off Date     Score         Ratio
---------------------------------------------------------------------------------------------------------------------
April 1, 2011                    1        $    777,999.94         0.11%    $   777,999.94     670           79.96%
May 1, 2011                      1             420,000.00         0.06         420,000.00     707           80.00
June 1, 2011                     1             600,200.00         0.08         600,200.00     703           79.99
July 1, 2011                     3           1,831,140.69         0.25         610,380.23     746           89.07
August 1, 2011                   6           6,117,696.61         0.84       1,019,616.10     696           67.33
September 1, 2011               19          11,181,693.61         1.54         588,510.19     702           73.47
October 1, 2011                195         183,573,301.26        25.33         941,401.54     720           64.86
November 1, 2011               528         377,870,262.79        52.13         715,663.38     716           72.54
December 1, 2011               208         142,493,431.60        19.66         685,064.58     715           73.90
---------------------------------------------------------------------------------------------------------------------
Total:                         962        $724,865,726.50       100.00%    $   753,498.68     716           70.89%
=====================================================================================================================


(1) As of the Cut-off Date, the weighted average number of months to the next rate Adjustment Date for the Group 2 Mortgage Loans is expected to be approximately 59 months.


       Number of Months Since Origination of the Group 2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                   Weighted
                                           Aggregate        Cut-off Date        Stated       Weighted    Average
                           Number of    Stated Principal       Stated         Principal      Average     Original
  Months Since             Mortgage      Balance as of       Principal     Balance as of    Credit     Loan-to-Value
   Origination              Loans       Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
1-6                            958       $722,733,440.92         99.71%       $754,419.04     716          70.87%
7-12                             3          1,798,199.94          0.25         599,399.98     690          79.98
13 - 18                          1            334,085.64          0.05         334,085.64     732          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                         962       $724,865,726.50        100.00%       $753,498.68     716          70.89%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group 2 Mortgage Loans is expected to be approximately 2 months.


                Remaining Terms of the Group 2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                           Aggregate       Cut-off Date        Stated       Weighted     Average
                           Number of    Stated Principal       Stated         Principal      Average     Original
 Remaining Term            Mortgage      Balance as of       Principal      Balance as of   Credit    Loan-to-Value
   (Months)                 Loans       Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
341 - 360                     955        $722,343,400.69         99.65%       $756,380.52     716          70.85%
over 361                        7           2,522,325.81          0.35         360,332.26     701          82.18
--------------------------------------------------------------------------------------------------------------------
Total:                        962        $724,865,726.50        100.00%       $753,498.68     716          70.89%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans is expected to be approximately 359 months.

            Credit Scores of Mortgagors of the Group 2 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                           Aggregate        Cut-off Date        Stated       Weighted    Average
                          Number of     Stated Principal       Stated         Principal      Average     Original
  Credit Scores            Mortgage       Balance as of       Principal     Balance as of    Credit    Loan-to-Value
  of Mortgagors             Loans        Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
801 - 850                      7         $  4,907,000.00          0.68%       $701,000.00     808          67.62%
751 - 800                    193          178,497,109.88         24.62         924,855.49     775          71.08
701 - 750                    331          240,786,702.24         33.22         727,452.27     721          71.14
651 - 700                    364          254,408,107.43         35.10         698,923.37     681          70.88
601 - 650                     59           40,344,762.32          5.57         683,809.53     639          69.30
551 - 600                      1              453,765.33          0.06         453,765.33     599          69.47
Not Available                  7            5,468,279.30          0.75         781,182.76      0           69.16
--------------------------------------------------------------------------------------------------------------------
Total:                       962         $724,865,726.50        100.00%       $753,498.68     716          70.89%
====================================================================================================================


                 Servicing Fees of the Group 2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                            Aggregate       Cut-off Date       Stated       Weighted     Average
                           Number of     Stated Principal      Stated         Principal      Average     Original
                           Mortgage       Balance as of      Principal     Balance as of    Credit    Loan-to-Value
Servicing Fee (%)           Loans        Cut-off Date        Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
0.250                        721          $494,747,407.56        68.25%       $686,196.13     717          73.94%
0.375                        241           230,118,318.94        31.75         954,847.80     714          64.33
--------------------------------------------------------------------------------------------------------------------
Total:                       962          $724,865,726.50       100.00%       $753,498.68     716          70.89%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Servicing Fee of the Group 2 Mortgage Loans is expected to be approximately 0.2897% per annum.


    Historical Delinquency of the Group 2 Mortgage Loans (Past Twelve Months)


--------------------------------------------------------------------------------------------------------------------
                                                               % of          Average                   Weighted
                                           Aggregate        Cut-off Date      Stated       Weighted     Average
                           Number of     Stated Principal      Stated        Principal      Average      Original
                           Mortgage       Balance as of      Principal     Balance as of    Credit    Loan-to-Value
Historical Delinquency      Loans        Cut-off Date        Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
No Delinquencies             957          $722,621,024.25        99.69%       $755,089.89     716          70.89%
1x30                           5             2,244,702.25         0.31         448,940.45     754          72.66
--------------------------------------------------------------------------------------------------------------------
Total:                       962          $724,865,726.50       100.00%       $753,498.68     716          70.89%
====================================================================================================================

                                  LOAN GROUP 3
                                  ------------

       Occupancy of Mortgaged Properties of the Group 3 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                   Weighted
                                            Aggregate       Cut-off Date        Stated     Weighted       Average
                            Number of    Stated Principal      Stated         Principal     Average      Original
                            Mortgage      Balance as of      Principal     Balance as of   Credit     Loan-to-Value
    Occupancy                Loans       Cut-off Date        Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
Primary Residence               78         $51,068,966.51        78.97%       $654,730.34     681          74.52%
Investor Property               15           9,751,900.00        15.08         650,126.67     721          77.72
Second Home                      6           3,846,263.54         5.95         641,043.92     699          69.59
--------------------------------------------------------------------------------------------------------------------
Total:                          99         $64,667,130.05       100.00%       $653,203.33     688          74.71%
====================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the related Group 3 Mortgage Loan.


                  Property Types of the Group 3 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                                % of          Average                   Weighted
                                            Aggregate       Cut-off Date       Stated      Weighted      Average
                           Number of     Stated Principal      Stated        Principal     Average      Original
                            Mortgage      Balance as of      Principal     Balance as of   Credit     Loan-to-Value
  Property Type              Loans       Cut-off Date        Balance       Cut-off Date     Score         Ratio
--------------------------------------------------------------------------------------------------------------------
Single Family Residence         73         $48,258,316.51        74.63%       $661,072.83     685          74.23%
PUD                             11           6,659,513.54        10.30         605,410.32     697          71.56
Condominium                     10           5,575,800.00         8.62         557,580.00     692          79.57
2-Family                         4           3,236,000.00         5.00         809,000.00     707          80.00
3-Family                         1             937,500.00         1.45         937,500.00     703          75.00
--------------------------------------------------------------------------------------------------------------------
Total:                          99         $64,667,130.05       100.00%       $653,203.33     688          74.71%
====================================================================================================================


               Mortgage Loan Purpose of the Group 3 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                   Weighted
                                           Aggregate        Cut-off Date        Stated      Weighted      Average
                            Number of    Stated Principal      Stated         Principal     Average      Original
                            Mortgage      Balance as of      Principal     Balance as of   Credit    Loan-to-Value
  Mortgage Loan Purpose      Loans       Cut-off Date        Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
Refinance-Cashout               52         $35,266,321.98        54.54%       $678,198.50     685          72.99%
Purchase                        24          15,857,954.38        24.52         660,748.10     690          78.94
Refinance-Rate/Term             23          13,542,853.69        20.94         588,819.73     694          74.24
--------------------------------------------------------------------------------------------------------------------
Total:                          99         $64,667,130.05       100.00%       $653,203.33     688          74.71%
====================================================================================================================


 Geographical Distribution of the Mortgaged Properties of the Group 3 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                  Weighted
                                           Aggregate       Cut-off Date        Stated      Weighted     Average
                          Number of     Stated Principal       Stated         Principal     Average      Original
                           Mortgage      Balance as of       Principal     Balance as of   Credit    Loan-to-Value
  Geographic Area            Loans       Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
Arizona                          3       $  1,535,500.00          2.37%       $511,833.33     682          75.74%
California                      56         36,857,986.51         57.00         658,178.33     687          74.09
Colorado                         3          1,524,800.00          2.36         508,266.67     731          77.18
Florida                          8          4,774,000.00          7.38         596,750.00     656          72.48
Georgia                          1            600,000.00          0.93         600,000.00     676          75.00
Illinois                        10          7,548,630.00         11.67         754,863.00     688          77.56
Maryland                         2            999,200.00          1.55         499,600.00     736          77.28
Massachusetts                    2          1,524,000.00          2.36         762,000.00     735          80.00
Minnesota                        1            840,000.00          1.30         840,000.00     706          80.00
Nevada                           2          1,429,763.54          2.21         714,881.77     671          77.86
New Hampshire                    1            586,000.00          0.91         586,000.00     664          59.80
New Jersey                       1            620,000.00          0.96         620,000.00     684          80.00
New York                         3          2,179,500.00          3.37         726,500.00     711          75.29
North Carolina                   2          1,138,750.00          1.76         569,375.00     702          63.89
Washington                       4          2,509,000.00          3.88         627,250.00     688          76.09
--------------------------------------------------------------------------------------------------------------------
Total:                          99        $64,667,130.05        100.00%       $653,203.33     688          74.71%
====================================================================================================================

(1) As of the Cut-off Date, no more than approximately 3.71% of the Group 3 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.



    Current Mortgage Loan Principal Balances of the Group 3 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                           Aggregate       Cut-off Date        Stated      Weighted     Average
                            Number of   Stated Principal       Stated         Principal     Average      Original
  Current Mortgage Loan      Mortgage     Balance as of       Principal     Balance as of   Credit    Loan-to-Value
  Principal Balances ($)      Loans      Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
400,000.01 - 450,000.00           15     $  6,557,203.69         10.14%    $   437,146.91     686          75.47%
450,000.01 - 500,000.00           18        8,655,445.23         13.38         480,858.07     686          77.93
500,000.01 - 550,000.00           13        6,814,782.13         10.54         524,214.01     680          72.74
550,000.01 - 600,000.00           12        6,947,700.00         10.74         578,975.00     701          72.83
600,000.01 - 650,000.00           13        8,201,100.00         12.68         630,853.85     679          75.78
650,000.01 - 700,000.00            7        4,752,100.00          7.35         678,871.43     675          73.00
700,000.01 - 750,000.00            1          716,000.00          1.11         716,000.00     658          80.00
750,000.01 - 800,000.00            4        3,148,000.00          4.87         787,000.00     704          71.95
800,000.01 - 850,000.00            1          840,000.00          1.30         840,000.00     706          80.00
850,000.01 - 900,000.00            2        1,780,000.00          2.75         890,000.00     661          77.47
900,000.01 - 950,000.00            2        1,861,500.00          2.88         930,750.00     743          77.48
950,000.01 - 1,000,000.00          4        3,995,000.00          6.18         998,750.00     658          72.91
1,000,000.01 - 1,500,000.00        6        7,998,299.00         12.37       1,333,049.83     706          73.46
2,000,000.01 - 2,500,000.00        1        2,400,000.00          3.71       2,400,000.00     692          75.00
--------------------------------------------------------------------------------------------------------------------
Total:                            99      $64,667,130.05        100.00%    $   653,203.33     688          74.71%
====================================================================================================================

(1) As of the Cut-off Date, the average outstanding principal balance of the Group 3 Mortgage Loans is expected to be approximately $653,203.

  Original Debt-to-Income Ratio of Mortgagors of the Group 3 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                  Weighted
                                           Aggregate       Cut-off Date        Stated      Weighted     Average
       Original            Number of    Stated Principal       Stated         Principal     Average      Original
     Debt-to-Income        Mortgage      Balance as of       Principal     Balance as of    Credit    Loan-to-Value
       Ratios (%)            Loans       Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
15.01 - 20.00                    5       $  4,065,800.00          6.29%       $813,160.00     699          77.09%
20.01 - 25.00                    4          2,921,819.63          4.52         730,454.91     694          78.42
25.01 - 30.00                   13          8,033,239.85         12.42         617,941.53     701          73.51
30.01 - 35.00                   14          7,811,900.00         12.08         557,992.86     685          72.13
35.01 - 40.00                   25         17,476,800.00         27.03         699,072.00     681          74.50
40.01 - 45.00                   20         12,677,630.42         19.60         633,881.52     686          73.71
45.01 - 50.00                   11          8,049,040.15         12.45         731,730.92     684          76.86
50.01 - 55.00                    3          1,534,000.00          2.37         511,333.33     684          78.81
55.01 - 60.00                    2          1,045,000.00          1.62         522,500.00     657          79.47
60.01 - 65.00                    2          1,051,900.00          1.63         525,950.00     759          72.06
--------------------------------------------------------------------------------------------------------------------
Total:                          99        $64,667,130.05        100.00%       $653,203.33     688          74.71%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 3 Mortgage Loans is expected to be approximately 37.28%.


         Original Loan-To-Value Ratios of the Group 3 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of           Average                  Weighted
                                          Aggregate        Cut-off Date        Stated     Weighted      Average
        Original           Number of    Stated Principal       Stated         Principal     Average      Original
      Loan-to-Value        Mortgage      Balance as of       Principal     Balance as of    Credit    Loan-to-Value
       Ratios (%)            Loans       Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
35.01 - 40.00                    1      $     600,000.00          0.93%       $600,000.00     679          40.00%
40.01 - 45.00                    1            447,500.00          0.69         447,500.00     726          44.75
45.01 - 50.00                    2          1,207,000.00          1.87         603,500.00     672          48.96
50.01 - 55.00                    2          1,432,500.00          2.22         716,250.00     674          54.07
55.01 - 60.00                    5          4,013,000.00          6.21         802,600.00     675          58.64
60.01 - 65.00                    1            500,000.00          0.77         500,000.00     717          63.29
65.01 - 70.00                    6          4,128,000.00          6.38         688,000.00     687          68.94
70.01 - 75.00                   21         14,966,526.04         23.14         712,691.72     684          74.17
75.01 - 80.00                   58         36,424,809.48         56.33         628,013.96     692          79.59
85.01 - 90.00                    1            449,640.15          0.70         449,640.15     641          90.00
95.01 - 100.00                   1            498,154.38          0.77         498,154.38     669         100.00
--------------------------------------------------------------------------------------------------------------------
Total:                          99        $64,667,130.05        100.00%       $653,203.33     688          74.71%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 3 Mortgage Loans is expected to be approximately 74.71%.

        Current Mortgage Interest Rates of the Group 3 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                  Weighted
                                          Aggregate       Cut-off Date        Stated       Weighted     Average
         Current          Number of   Stated Principal      Stated          Principal     Average      Original
    Mortgage Interest      Mortgage      Balance as of      Principal      Balance as of    Credit    Loan-to-Value
        Rates (%)            Loans       Cut-off Date        Balance       Cut-off Date      Score       Ratio
--------------------------------------------------------------------------------------------------------------------
6.501 - 6.750                   21        $13,539,199.00        20.94%       $644,723.76      720          74.03%
6.751 - 7.000                   46         30,478,026.04        47.13         662,565.78      685          72.43
7.001 - 7.250                   20         13,213,514.16        20.43         660,675.71      676          78.17
7.251 - 7.500                    7          4,133,990.85         6.39         590,570.12      681          79.96
7.501 - 7.750                    4          2,832,000.00         4.38         708,000.00      642          77.81
7.751 - 8.000                    1            470,400.00         0.73         470,400.00      614          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                          99        $64,667,130.05       100.00%       $653,203.33      688          74.71%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 3 Mortgage Loans is expected to be approximately 6.993% per annum.


                   Gross Margins of the Group 3 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                   Weighted
                                           Aggregate       Cut-off Date        Stated      Weighted      Average
                          Number of     Stated Principal      Stated          Principal     Average      Original
                           Mortgage      Balance as of      Principal      Balance as of    Credit    Loan-to-Value
   Gross Margin (%)         Loans       Cut-off Date        Balance       Cut-off Date       Score        Ratio
--------------------------------------------------------------------------------------------------------------------
2.001 - 2.250                   54        $36,333,932.17        56.19%    $   672,850.60      701          74.03%
2.251 - 2.500                    2          2,862,000.00         4.43       1,431,000.00      683          74.19
2.501 - 2.750                   20         12,170,344.53        18.82         608,517.23      689          72.27
2.751 - 3.000                   11          6,403,462.50         9.90         582,132.95      657          78.42
3.001 - 3.250                    8          4,327,990.85         6.69         540,998.86      661          79.51
3.251 - 3.500                    2          1,104,000.00         1.71         552,000.00      636          78.32
3.501 - 3.750                    2          1,465,400.00         2.27         732,700.00      618          79.73
--------------------------------------------------------------------------------------------------------------------
Total:                          99        $64,667,130.05       100.00%    $   653,203.33      688          74.71%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Gross Margin of the Group 3 Mortgage Loans is expected to be approximately 2.518% per annum.

                 Rate Ceilings of the Group 3 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                   Weighted
                                          Aggregate       Cut-off Date        Stated       Weighted     Average
                           Number of   Stated Principal      Stated          Principal      Average     Original
                           Mortgage      Balance as of      Principal      Balance as of    Credit    Loan-to-Value
   Rate Ceilings (%)         Loans       Cut-off Date        Balance       Cut-off Date      Score       Ratio
--------------------------------------------------------------------------------------------------------------------
11.501 - 11.750                 21        $13,539,199.00        20.94%       $644,723.76      720          74.03%
11.751 - 12.000                 46         30,478,026.04        47.13         662,565.78      685          72.43
12.001 - 12.250                 19         12,715,359.78        19.66         669,229.46      676          77.32
12.251 - 12.500                  7          4,133,990.85         6.39         590,570.12      681          79.96
12.501 - 12.750                  5          3,330,154.38         5.15         666,030.88      646          81.13
12.751 - 13.000                  1            470,400.00         0.73         470,400.00      614          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                          99        $64,667,130.05       100.00%       $653,203.33      688          74.71%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Rate Ceiling of the Group 3 Mortgage Loans is expected to be approximately 11.997% per annum.

           Next Rate Adjustment Date of the Group 3 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                    Weighted
                                           Aggregate      Cut-off Date        Stated       Weighted      Average
                           Number of   Stated Principal      Stated          Principal     Average       Original
       Next Rate            Mortgage      Balance as of      Principal      Balance as of    Credit    Loan-to-Value
     Adjustment Date         Loans       Cut-off Date        Balance       Cut-off Date      Score       Ratio
--------------------------------------------------------------------------------------------------------------------
August 1, 2011                   1      $     498,154.38         0.77%       $498,154.38      669         100.00%
September 1, 2011                5          3,103,900.00         4.80         620,780.00      716          76.02
October 1, 2011                 27         16,621,616.89        25.70         615,615.44      670          74.24
November 1, 2011                36         24,250,409.78        37.50         673,622.49      677          75.26
December 1, 2011                30         20,193,049.00        31.23         673,101.63      713          73.61
--------------------------------------------------------------------------------------------------------------------
Total:                          99        $64,667,130.05       100.00%       $653,203.33      688          74.71%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months to the next rate Adjustment Date for the Group 3 Mortgage Loans is expected to be approximately 59 months.


       Number of Months Since Origination of the Group 3 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                           Aggregate       Cut-off Date        Stated      Weighted      Average
                           Number of   Stated Principal       Stated         Principal      Average      Original
  Months Since             Mortgage      Balance as of       Principal     Balance as of    Credit    Loan-to-Value
  Origination               Loans       Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
1-6                             99        $64,667,130.05        100.00%       $653,203.33     688          74.71%
--------------------------------------------------------------------------------------------------------------------
Total:                          99        $64,667,130.05        100.00%       $653,203.33     688          74.71%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group 3 Mortgage Loans is expected to be approximately 2 months.


                Remaining Terms of the Group 3 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of           Average                    Weighted
                                           Aggregate       Cut-off Date        Stated      Weighted      Average
                          Number of     Stated Principal       Stated         Principal      Average      Original
   Remaining Term         Mortgage      Balance as of       Principal     Balance as of    Credit    Loan-to-Value
    (Months)                Loans       Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
341 - 360                      98         $64,159,310.42         99.21%       $654,686.84     688          74.67%
over 361                        1             507,819.63          0.79         507,819.63     674          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                         99         $64,667,130.05        100.00%       $653,203.33     688          74.71%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 Mortgage Loans is expected to be approximately 360 months.

            Credit Scores of Mortgagors of the Group 3 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                           Aggregate        Cut-off Date        Stated      Weighted      Average
                          Number of     Stated Principal       Stated         Principal      Average      Original
     Credit Scores         Mortgage       Balance as of       Principal     Balance as of    Credit     Loan-to-Value
     of Mortgagors          Loans        Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
751 - 800                     11         $  7,544,899.00         11.67%       $685,899.91     768          78.05%
701 - 750                     22           15,025,350.00         23.23         682,970.45     718          73.93
651 - 700                     48           31,176,878.40         48.21         649,518.30     672          74.01
601 - 650                     18           10,920,002.65         16.89         606,666.81     637          75.48
--------------------------------------------------------------------------------------------------------------------
Total:                        99          $64,667,130.05        100.00%       $653,203.33     688          74.71%
====================================================================================================================


                 Servicing Fees of the Group 3 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                    Weighted
                                            Aggregate       Cut-off Date        Stated      Weighted      Average
                           Number of     Stated Principal      Stated         Principal      Average      Original
                           Mortgage       Balance as of      Principal     Balance as of    Credit     Loan-to-Value
   Servicing Fee (%)        Loans         Cut-off Date        Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
0.250                         61           $40,747,608.78        63.01%       $667,993.59     703          73.55%
0.375                         38            23,919,521.27        36.99         629,461.09     663          76.68
--------------------------------------------------------------------------------------------------------------------
Total:                        99           $64,667,130.05       100.00%       $653,203.33     688          74.71%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Servicing Fee of the Group 3 Mortgage Loans is expected to be approximately 0.2962% per annum.


    Historical Delinquency of the Group 3 Mortgage Loans (Past Twelve Months)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                    Weighted
                                             Aggregate       Cut-off Date      Stated       Weighted      Average
                          Number of      Stated Principal      Stated         Principal      Average      Original
                           Mortgage        Balance as of      Principal     Balance as of    Credit    Loan-to-Value
 Historical Delinquency     Loans          Cut-off Date        Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
No Delinquencies              98           $63,951,130.05        98.89%       $652,562.55     688          74.65%
1x30                           1               716,000.00         1.11         716,000.00     658          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                        99           $64,667,130.05       100.00%       $653,203.33     688          74.71%
====================================================================================================================

                                  LOAN GROUP 4
                                  ------------

       Occupancy of Mortgaged Properties of the Group 4 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                    Weighted
                                            Aggregate       Cut-off Date        Stated       Weighted     Average
                           Number of     Stated Principal      Stated         Principal      Average      Original
                            Mortgage      Balance as of      Principal     Balance as of    Credit    Loan-to-Value
    Occupancy                Loans        Cut-off Date        Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
Primary Residence              326        $211,945,759.77        88.81%       $650,140.37     715          73.67%
Second Home                     26          18,073,260.01         7.57         695,125.39     717          71.29
Investor Property               14           8,621,437.45         3.61         615,816.96     733          71.82
--------------------------------------------------------------------------------------------------------------------
Total:                         366        $238,640,457.23       100.00%       $652,023.11     716          73.43%
====================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the related Group 4 Mortgage Loan.


                  Property Types of the Group 4 Mortgage Loans



--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                     Weighted
                                            Aggregate       Cut-off Date        Stated       Weighted      Average
                            Number of    Stated Principal      Stated         Principal      Average      Original
                            Mortgage      Balance as of      Principal      Balance as of    Credit     Loan-to-Value
   Property Type              Loans       Cut-off Date        Balance        Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
Single Family Residence        266        $176,188,826.20        73.83%       $662,364.01     714          73.01%
PUD                             35          26,448,488.80        11.08         755,671.11     721          72.42
Condominium                     49          25,435,692.68        10.66         519,095.77     715          77.64
2-Family                         6           4,271,350.00         1.79         711,891.67     708          76.18
3-Family                         3           2,373,262.27         0.99         791,087.42     746          75.92
4-Family                         3           2,055,444.28         0.86         685,148.09     754          63.52
Cooperative                      2           1,115,000.00         0.47         557,500.00     700          61.84
Townhouse                        2             752,393.00         0.32         376,196.50     682          83.94
--------------------------------------------------------------------------------------------------------------------
Total:                         366        $238,640,457.23       100.00%       $652,023.11     716          73.43%
====================================================================================================================


               Mortgage Loan Purpose of the Group 4 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                     Weighted
                                           Aggregate        Cut-off Date        Stated       Weighted      Average
                            Number of   Stated Principal      Stated          Principal      Average       Original
                            Mortgage      Balance as of      Principal      Balance as of     Credit     Loan-to-Value
  Mortgage Loan Purpose       Loans       Cut-off Date        Balance       Cut-off Date      Score        Ratio
--------------------------------------------------------------------------------------------------------------------
Purchase                       159        $100,955,024.12        42.30%       $634,937.26     727          77.11%
Refinance-Cashout              109          71,928,482.56        30.14         659,894.34     699          70.27
Refinance-Rate/Term             98          65,756,950.55        27.55         670,989.29     717          71.22
--------------------------------------------------------------------------------------------------------------------
Total:                         366        $238,640,457.23       100.00%       $652,023.11     716          73.43%
====================================================================================================================


Geographical Distribution of the Mortgaged Properties of the Group 4 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                    Weighted
                                           Aggregate        Cut-off Date        Stated      Weighted      Average
                           Number of    Stated Principal       Stated         Principal      Average      Original
                           Mortgage      Balance as of       Principal     Balance as of    Credit    Loan-to-Value
  Geographic Area           Loans        Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
Alabama                          2     $    2,743,166.39          1.15%     $1,371,583.20     712          67.94%
Arizona                         14          7,057,792.24          2.96         504,128.02     688          68.77
California                     190        129,386,468.68         54.22         680,981.41     717          73.61
Colorado                         7          6,238,165.97          2.61         891,166.57     715          73.46
Connecticut                      1            456,000.00          0.19         456,000.00     719          80.00
Dist. of Columbia                2          1,129,240.00          0.47         564,620.00     701          75.62
Florida                         33         22,467,840.33          9.41         680,843.65     730          74.22
Georgia                          4          2,314,990.00          0.97         578,747.50     698          59.80
Hawaii                           4          2,378,289.68          1.00         594,572.42     703          72.85
Idaho                            1            158,356.71          0.07         158,356.71     628          74.07
Illinois                         7          3,315,610.89          1.39         473,658.70     702          71.36
Indiana                          1          1,200,000.00          0.50       1,200,000.00     664          80.00
Maine                            1            585,000.00          0.25         585,000.00     669          66.86
Maryland                        12          7,625,490.03          3.20         635,457.50     717          70.21
Massachusetts                    1            259,759.18          0.11         259,759.18     656          50.49
Michigan                         1            440,000.00          0.18         440,000.00     711          80.00
Minnesota                        3          1,481,700.00          0.62         493,900.00     713          66.61
Nevada                           6          3,158,109.80          1.32         526,351.63     683          81.82
New Jersey                      11          5,194,580.59          2.18         472,234.60     691          76.15
New Mexico                       1            496,000.00          0.21         496,000.00     745          80.00
New York                        14          9,285,530.80          3.89         663,252.20     710          75.39
North Carolina                   6          5,392,920.43          2.26         898,820.07     725          69.94
Oklahoma                         1            106,400.00          0.04         106,400.00     658          95.00
Oregon                           5          3,427,997.99          1.44         685,599.60     721          72.49
Pennsylvania                     5          3,461,739.80          1.45         692,347.96     747          80.26
South Carolina                   2          2,060,000.00          0.86       1,030,000.00     777          71.85
Tennessee                        1            468,720.00          0.20         468,720.00     706          80.00
Texas                            6          5,793,726.36          2.43         965,621.06     717          69.16
Utah                             2            615,099.00          0.26         307,549.50     704          64.53
Virginia                        11          5,703,936.95          2.39         518,539.72     711          78.15
Washington                       9          3,277,825.41          1.37         364,202.82     695          76.02
Wisconsin                        2            960,000.00          0.40         480,000.00     692          76.11
--------------------------------------------------------------------------------------------------------------------
Total:                         366       $238,640,457.23        100.00%       $652,023.11     716          73.43%
====================================================================================================================

(1) As of the Cut-off Date, no more than approximately 1.36% of the Group 4 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

    Current Mortgage Loan Principal Balances of the Group 4 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                    Weighted
                                           Aggregate        Cut-off Date        Stated      Weighted      Average
                            Number of   Stated Principal       Stated         Principal      Average      Original
  Current Mortgage Loan      Mortgage     Balance as of       Principal     Balance as of    Credit     Loan-to-Value
  Principal Balances ($)      Loans      Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
50,000.01 - 100,000.00             2  $        147,936.06         0.06%    $    73,968.03     719          76.51%
100,000.01 - 150,000.00            3          344,056.98          0.14         114,685.66     674          88.06
150,000.01 - 200,000.00           11        1,958,850.38          0.82         178,077.31     693          81.41
200,000.01 - 250,000.00            2          455,925.11          0.19         227,962.56     690          80.00
250,000.01 - 300,000.00           12        3,295,470.61          1.38         274,622.55     692          72.13
300,000.01 - 350,000.00            8        2,581,918.73          1.08         322,739.84     720          77.33
350,000.01 - 400,000.00           10        3,858,100.00          1.62         385,810.00     705          77.08
400,000.01 - 450,000.00           41       17,842,847.69          7.48         435,191.41     689          76.09
450,000.01 - 500,000.00           54       25,800,260.30         10.81         477,782.60     706          76.75
500,000.01 - 550,000.00           35       18,519,929.54          7.76         529,140.84     723          75.83
550,000.01 - 600,000.00           45       25,863,340.67         10.84         574,740.90     709          74.11
600,000.01 - 650,000.00           26       16,412,121.09          6.88         631,235.43     698          73.86
650,000.01 - 700,000.00            9        6,079,470.75          2.55         675,496.75     725          70.58
700,000.01 - 750,000.00           15       10,900,100.00          4.57         726,673.33     710          74.97
750,000.01 - 800,000.00           16       12,537,068.90          5.25         783,566.81     708          70.93
800,000.01 - 850,000.00            5        4,130,450.00          1.73         826,090.00     720          75.70
850,000.01 - 900,000.00           10        8,809,844.67          3.69         880,984.47     715          75.73
900,000.01 - 950,000.00            5        4,624,000.00          1.94         924,800.00     710          67.27
950,000.01 - 1,000,000.00         24       23,733,003.19          9.95         988,875.13     725          67.66
1,000,000.01 - 1,500,000.00       24       32,227,750.00         13.50       1,342,822.92     733          73.07
1,500,000.01 - 2,000,000.00        5        9,126,646.17          3.82       1,825,329.23     755          70.45
2,000,000.01 - 2,500,000.00        3        6,591,366.39          2.76       2,197,122.13     730          64.46
2,500,000.01 - 3,000,000.00        1        2,800,000.00          1.17       2,800,000.00     765          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                           366     $238,640,457.23        100.00%    $   652,023.11     716          73.43%
====================================================================================================================

(1) As of the Cut-off Date, the average outstanding principal balance of the Group 4 Mortgage Loans is expected to be approximately $652,023.

  Original Debt-to-Income Ratio of Mortgagors of the Group 4 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                             Average                   Weighted
                                           Aggregate           % of          Stated        Weighted     Average
        Original           Number of   Stated Principal    Cut-off Date      Principal     Average      Original
     Debt-to-Income        Mortgage      Balance as of   Stated Principal  Balance as of    Credit   Loan-to-Value
       Ratios (%)            Loans       Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
Not Scored                       1    $       435,482.72         0.18%     $   435,482.72     651          57.52%
5.01 - 10.00                     1          1,500,000.00         0.63        1,500,000.00     791          68.97
10.01 - 15.00                    8          4,637,120.33         1.94          579,640.04     748          69.09
15.01 - 20.00                    9          7,163,426.36         3.00          795,936.26     738          69.45
20.01 - 25.00                   15         12,145,612.27         5.09          809,707.48     713          71.00
25.01 - 30.00                   39         26,936,506.55        11.29          690,679.66     715          72.39
30.01 - 35.00                   54         37,836,001.33        15.85          700,666.69     715          72.72
35.01 - 40.00                   89         60,234,530.85        25.24          676,792.48     707          74.02
40.01 - 45.00                   82         48,693,982.13        20.40          593,829.05     716          75.31
45.01 - 50.00                   42         24,158,108.05        10.12          575,193.05     708          72.24
50.01 - 55.00                   18         10,298,415.89         4.32          572,134.22     740          74.50
55.01 - 60.00                    5          3,156,270.75         1.32          631,254.15     732          79.80
65.01 - 70.00                    3          1,445,000.00         0.61          481,666.67     739          84.54
--------------------------------------------------------------------------------------------------------------------
Total:                         366       $238,640,457.23       100.00%     $   652,023.11     716          73.43%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 4 Mortgage Loans (excluding the Group 4 Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 36.70%.

         Original Loan-To-Value Ratios of the Group 4 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                    Weighted
                                           Aggregate        Cut-off Date       Stated       Weighted      Average
        Original          Number of     Stated Principal       Stated         Principal      Average      Original
      Loan-to-Value        Mortgage      Balance as of       Principal     Balance as of    Credit     Loan-to-Value
       Ratios (%)            Loans       Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
20.01 - 25.00                    1    $       270,000.00          0.11%       $270,000.00     717          24.55%
30.01 - 35.00                    2          1,405,317.41          0.59         702,658.71     704          33.55
35.01 - 40.00                    2            933,737.93          0.39         466,868.97     692          38.86
40.01 - 45.00                    2            819,499.00          0.34         409,749.50     688          42.07
45.01 - 50.00                    7          5,927,500.00          2.48         846,785.71     706          46.99
50.01 - 55.00                    9          3,952,216.14          1.66         439,135.13     683          52.82
55.01 - 60.00                   13         11,030,829.11          4.62         848,525.32     708          57.89
60.01 - 65.00                   13         11,502,018.56          4.82         884,770.66     709          63.19
65.01 - 70.00                   53         47,050,179.84         19.72         887,739.24     723          68.65
70.01 - 75.00                   47         31,327,548.11         13.13         666,543.58     718          73.74
75.01 - 80.00                  193        115,255,800.89         48.30         597,180.32     716          79.60
80.01 - 85.00                    3          1,746,215.00          0.73         582,071.67     732          81.99
85.01 - 90.00                    9          3,154,957.78          1.32         350,550.86     717          89.92
90.01 - 95.00                   11          3,946,030.65          1.65         358,730.06     696          94.44
95.01 - 100.00                   1            318,606.81          0.13         318,606.81     813         100.00
--------------------------------------------------------------------------------------------------------------------
Total:                         366       $238,640,457.23        100.00%       $652,023.11     716          73.43%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 4 Mortgage Loans is expected to be approximately 73.43%.

        Current Mortgage Interest Rates of the Group 4 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                    Weighted
                                          Aggregate        Cut-off Date        Stated       Weighted     Average
         Current          Number of   Stated Principal      Stated          Principal      Average      Original
    Mortgage Interest      Mortgage      Balance as of      Principal      Balance as of    Credit    Loan-to-Value
        Rates (%)            Loans       Cut-off Date        Balance       Cut-off Date      Score        Ratio
--------------------------------------------------------------------------------------------------------------------
4.501 - 4.750                    1    $       422,302.61         0.18%       $422,302.61      652          66.20%
4.751 - 5.000                    2          1,454,000.00         0.61         727,000.00      692          71.52
5.001 - 5.250                    3          1,592,000.00         0.67         530,666.67      746          77.95
5.251 - 5.500                    4          2,041,068.66         0.86         510,267.17      744          67.97
5.501 - 5.750                    5          3,209,218.02         1.34         641,843.60      729          73.12
5.751 - 6.000                   14         10,222,340.10         4.28         730,167.15      750          75.11
6.001 - 6.250                   81         58,925,919.83        24.69         727,480.49      729          73.46
6.251 - 6.500                  130         87,013,434.65        36.46         669,334.11      717          73.43
6.501 - 6.750                   86         52,918,424.79        22.17         615,330.52      701          72.35
6.751 - 7.000                   36         19,374,883.78         8.12         538,191.22      692          75.42
7.001 - 7.250                    3          1,188,175.11         0.50         396,058.37      701          76.57
7.501 - 7.750                    1            278,689.68         0.12         278,689.68      674          95.00
--------------------------------------------------------------------------------------------------------------------
Total:                         366       $238,640,457.23       100.00%       $652,023.11      716          73.43%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 4 Mortgage Loans is expected to be approximately 6.410% per annum.


                   Gross Margins of the Group 4 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                   Weighted
                                          Aggregate        Cut-off Date        Stated       Weighted     Average
                           Number of   Stated Principal      Stated          Principal      Average      Original
                           Mortgage      Balance as of      Principal      Balance as of    Credit    Loan-to-Value
  Gross Margin (%)           Loans       Cut-off Date        Balance       Cut-off Date      Score       Ratio
--------------------------------------------------------------------------------------------------------------------
2.001 - 2.250                  234       $149,700,363.03        62.73%       $639,745.14      717          73.83%
2.501 - 2.750                  132         88,940,094.20        37.27         673,788.59      714          72.75
--------------------------------------------------------------------------------------------------------------------
Total:                         366       $238,640,457.23       100.00%       $652,023.11      716          73.43%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Gross Margin of the Group 4 Mortgage Loans is expected to be approximately 2.436% per annum.

                 Rate Ceilings of the Group 4 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of            Average                   Weighted
                                           Aggregate       Cut-off Date        Stated        Weighted    Average
                           Number of    Stated Principal      Stated          Principal      Average      Original
                           Mortgage      Balance as of      Principal      Balance as of    Credit    Loan-to-Value
   Rate Ceilings (%)         Loans       Cut-off Date        Balance       Cut-off Date      Score        Ratio
--------------------------------------------------------------------------------------------------------------------
9.501 - 9.750                    1    $       422,302.61         0.18%       $422,302.61      652          66.20%
9.751 - 10.000                   2          1,454,000.00         0.61         727,000.00      692          71.52
10.001 - 10.250                  3          1,592,000.00         0.67         530,666.67      746          77.95
10.251 - 10.500                  4          2,041,068.66         0.86         510,267.17      744          67.97
10.501 - 10.750                  5          3,209,218.02         1.34         641,843.60      729          73.12
10.751 - 11.000                 14         10,222,340.10         4.28         730,167.15      750          75.11
11.001 - 11.250                 81         58,925,919.83        24.69         727,480.49      729          73.46
11.251 - 11.500                130         87,013,434.65        36.46         669,334.11      717          73.43
11.501 - 11.750                 86         52,918,424.79        22.17         615,330.52      701          72.35
11.751 - 12.000                 36         19,374,883.78         8.12         538,191.22      692          75.42
12.001 - 12.250                  3          1,188,175.11         0.50         396,058.37      701          76.57
12.501 - 12.750                  1            278,689.68         0.12         278,689.68      674          95.00
--------------------------------------------------------------------------------------------------------------------
Total:                         366       $238,640,457.23       100.00%       $652,023.11      716          73.43%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Rate Ceiling of the Group 4 Mortgage Loans is expected to be approximately 11.410% per annum.


           Next Rate Adjustment Date of the Group 4 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                    Weighted
                                           Aggregate      Cut-off Date        Stated       Weighted      Average
                           Number of    Stated Principal      Stated          Principal      Average      Original
      Next Rate             Mortgage      Balance as of      Principal      Balance as of    Credit     Loan-to-Value
     Adjustment Date         Loans       Cut-off Date        Balance       Cut-off Date      Score        Ratio
--------------------------------------------------------------------------------------------------------------------
September 1, 2010                1    $                          0.18%    $   422,302.61      652          66.20%
                                              422,302.61
October 1, 2010                  1            333,737.93         0.14         333,737.93      671          36.81
April 1, 2012                    1             63,611.08         0.03          63,611.08      671          52.00
July 1, 2013                     4          4,875,782.54         2.04       1,218,945.64      737          67.86
August 1, 2013                  16          7,169,741.64         3.00         448,108.85      700          71.75
September 1, 2013               62         28,478,804.67        11.93         459,335.56      699          77.49
October 1, 2013                106         72,692,508.42        30.46         685,778.38      716          72.45
November 1, 2013               105         71,361,625.34        29.90         679,634.53      720          72.40
December 1, 2013                70         53,242,343.00        22.31         760,604.90      719          75.01
--------------------------------------------------------------------------------------------------------------------
Total:                         366       $238,640,457.23       100.00%    $   652,023.11      716          73.43%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months to the next rate Adjustment Date for the Group 4 Mortgage Loans is expected to be approximately 82 months.

       Number of Months Since Origination of the Group 4 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                   Weighted
                                           Aggregate        Cut-off Date        Stated      Weighted     Average
                           Number of    Stated Principal       Stated         Principal      Average     Original
  Months Since              Mortgage      Balance as of       Principal     Balance as of    Credit    Loan-to-Value
  Origination                Loans       Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
1 - 6                          363       $237,820,805.61         99.66%       $655,153.73     716          73.50%
19 - 24                          1             63,611.08          0.03          63,611.08     671          52.00
37 - 42                          2            756,040.54          0.32         378,020.27     660          53.23
--------------------------------------------------------------------------------------------------------------------
Total:                         366       $238,640,457.23        100.00%       $652,023.11     716          73.43%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group 3 Mortgage Loans is expected to be approximately 3 months.


                Remaining Terms of the Group 4 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                    Weighted
                                            Aggregate       Cut-off Date      Stated       Weighted      Average
                          Number of     Stated Principal       Stated        Principal      Average      Original
   Remaining Term          Mortgage      Balance as of       Principal     Balance as of    Credit     Loan-to-Value
     (Months)                Loans       Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
321 - 340                       3     $       819,651.62          0.34%       $273,217.21     661          53.13%
341 - 360                     360         236,255,015.17         99.00         656,263.93     716          73.49
over 361                        3           1,565,790.44          0.66         521,930.15     684          74.04
--------------------------------------------------------------------------------------------------------------------
Total:                        366        $238,640,457.23        100.00%       $652,023.11     716          73.43%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 4 Mortgage Loans is expected to be approximately 359 months.


            Credit Scores of Mortgagors of the Group 4 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                           Aggregate        Cut-off Date      Stated       Weighted      Average
                        Number of       Stated Principal      Stated         Principal      Average      Original
   Credit Scores         Mortgage        Balance as of       Principal      Balance as of   Credit    Loan-to-Value
   of Mortgagors          Loans           Cut-off Date        Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
801 - 850                      7       $    3,618,422.56          1.52%       $516,917.51     806          74.76%
751 - 800                     55           47,507,161.10         19.91         863,766.57     777          75.27
701 - 750                    124           82,601,542.32         34.61         666,141.47     722          73.42
651 - 700                    172          100,664,318.19         42.18         585,257.66     681          72.60
601 - 650                      7            3,252,086.70          1.36         464,583.81     637          70.57
Not Available                  1              996,926.36          0.42         996,926.36      0           74.39
--------------------------------------------------------------------------------------------------------------------
Total:                       366         $238,640,457.23        100.00%       $652,023.11     716          73.43%
====================================================================================================================

                  Servicing Fees of the Group 4 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                              % of           Average                   Weighted
                                          Aggregate        Cut-off Date      Stated        Weighted     Average
                         Number of      Stated Principal     Stated         Principal      Average      Original
                          Mortgage      Balance as of       Principal     Balance as of    Credit    Loan-to-Value
  Servicing Fee (%)        Loans        Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
0.250                        366         $238,640,457.23        100.00%       $652,023.11     716          73.43%
--------------------------------------------------------------------------------------------------------------------
Total:                       366         $238,640,457.23        100.00%       $652,023.11     716          73.43%
====================================================================================================================


    Historical Delinquency of the Group 4 Mortgage Loans (Past Twelve Months)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                    Weighted
                                             Aggregate     Cut-off Date       Stated       Weighted      Average
                          Number of       Stated Principal    Stated         Principal      Average      Original
                           Mortgage       Balance as of      Principal      Balance as of    Credit    Loan-to-Value
 Historical Delinquency      Loans        Cut-off Date        Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
No Delinquencies              366         $238,640,457.23       100.00%       $652,023.11     716          73.43%
--------------------------------------------------------------------------------------------------------------------
Total:                        366         $238,640,457.23       100.00%       $652,023.11     716          73.43%
====================================================================================================================

                                  LOAN GROUP 5
                                  ------------

       Occupancy of Mortgaged Properties of the Group 5 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                    Weighted
                                            Aggregate        Cut-off Date      Stated      Weighted       Average
                            Number of    Stated Principal      Stated         Principal     Average       Original
                            Mortgage      Balance as of      Principal     Balance as of    Credit     Loan-to-Value
  Occupancy                  Loans       Cut-off Date        Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
Primary Residence              135        $113,627,923.09        86.73%    $   841,688.32     727          67.49%
Second Home                     14          15,745,998.15        12.02       1,124,714.15     745          69.87
Investor Property                3           1,639,000.00         1.25         546,333.33     769          77.22
--------------------------------------------------------------------------------------------------------------------
Total:                         152        $131,012,921.24       100.00%    $   861,927.11     730          67.90%
====================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the related Group 5 Mortgage Loan.


                  Property Types of the Group 5 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                              % of           Average                    Weighted
                                           Aggregate       Cut-off Date       Stated      Weighted       Average
                            Number of   Stated Principal      Stated         Principal     Average       Original
                            Mortgage     Balance as of      Principal     Balance as of     Credit    Loan-to-Value
   Property Type             Loans       Cut-off Date        Balance       Cut-off Date      Score        Ratio
--------------------------------------------------------------------------------------------------------------------
Single Family Residence        114        $100,480,939.79        76.70%    $   881,411.75     728          65.86%
Condominium                     16          11,186,501.63         8.54         699,156.35     729          76.20
PUD                             13          10,567,697.15         8.07         812,899.78     725          72.80
Cooperative                      4           5,592,343.95         4.27       1,398,085.99     757          71.86
2-Family                         5           3,185,438.72         2.43         637,087.74     734          79.85
--------------------------------------------------------------------------------------------------------------------
Total:                         152        $131,012,921.24       100.00%    $   861,927.11     730          67.90%
====================================================================================================================


               Mortgage Loan Purpose of the Group 5 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                             Aggregate      Cut-off Date       Stated      Weighted      Average
                            Number of    Stated Principal      Stated         Principal     Average      Original
                            Mortgage      Balance as of      Principal     Balance as of    Credit    Loan-to-Value
 Mortgage Loan Purpose        Loans       Cut-off Date        Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
Purchase                        75       $  67,798,200.09        51.75%       $903,976.00     739          72.98%
Refinance-Rate/Term             38          33,533,921.62        25.60         882,471.62     722          59.82
Refinance-Cashout               39          29,680,799.53        22.65         761,046.14     717          65.40
--------------------------------------------------------------------------------------------------------------------
Total:                         152        $131,012,921.24       100.00%       $861,927.11     730          67.90%
====================================================================================================================


 Geographical Distribution of the Mortgaged Properties of the Group 5 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                           Aggregate        Cut-off Date      Stated       Weighted      Average
                           Number of    Stated Principal      Stated         Principal      Average      Original
                           Mortgage      Balance as of       Principal     Balance as of    Credit     Loan-to-Value
   Geographic Area           Loans       Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
Arizona                          2     $    1,024,400.00          0.78%    $   512,200.00     680          86.21%
California                      82         65,401,170.93         49.92         797,575.26     730          70.23
Colorado                         8          9,267,292.00          7.07       1,158,411.50     741          70.81
Connecticut                      3          2,451,130.04          1.87         817,043.35     685          73.14
Delaware                         1          2,700,000.00          2.06       2,700,000.00     805          72.97
Dist. of Columbia                4          4,396,281.35          3.36       1,099,070.34     758          59.24
Florida                          7          4,609,554.45          3.52         658,507.78     714          72.89
Georgia                          1            611,360.00          0.47         611,360.00     677          80.00
Hawaii                           1          2,000,000.00          1.53       2,000,000.00     780          42.11
Illinois                         5          5,322,486.64          4.06       1,064,497.33     731          62.42
Kentucky                         1            565,145.93          0.43         565,145.93     732          85.00
Maryland                         3          1,669,358.95          1.27         556,452.98     690          74.44
Massachusetts                    1            505,167.00          0.39         505,167.00     675          80.00
Minnesota                        1            256,000.00          0.20         256,000.00     677          80.00
Missouri                         1            447,200.00          0.34         447,200.00     668          80.00
Montana                          1          1,000,000.00          0.76       1,000,000.00     802          55.56
New Jersey                       1            480,958.96          0.37         480,958.96     683          66.94
New Mexico                       1            547,349.60          0.42         547,349.60     677          80.00
New York                        11         10,797,964.48          8.24         981,633.13     733          68.39
Oregon                           1            585,407.85          0.45         585,407.85     788          80.00
South Carolina                   5          4,198,898.15          3.20         839,779.63     715          64.42
Texas                            2            929,660.27          0.71         464,830.14     735          78.82
Vermont                          1          1,000,000.00          0.76       1,000,000.00     774          57.14
Virginia                         3          2,190,591.54          1.67         730,197.18     681          77.29
Washington                       4          2,080,192.47          1.59         520,048.12     692          79.08
Wyoming                          1          5,975,350.63          4.56       5,975,350.63     709          33.33
--------------------------------------------------------------------------------------------------------------------
Total:                         152       $131,012,921.24        100.00%    $   861,927.11     730          67.90%
====================================================================================================================

(1) As of the Cut-off Date, no more than approximately 4.56% of the Group 5 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

    Current Mortgage Loan Principal Balances of the Group 5 Mortgage Loans(1)


------------------------------------------------------------------------------------------------------------------------
                                                                  % of            Average                   Weighted
                                               Aggregate       Cut-off Date       Stated        Weighted     Average
                                Number of   Stated Principal      Stated         Principal      Average      Original
   Current Mortgage Loan        Mortgage     Balance as of       Principal      Balance as of    Credit     Loan-to-Value
   Principal Balances ($)        Loans       Cut-off Date         Balance       Cut-off Date     Score         Ratio
------------------------------------------------------------------------------------------------------------------------
100,000.01 - 150,000.00             1     $       125,163.77         0.10%    $   125,163.77     708          80.00%
250,000.01 - 300,000.00             1             256,000.00         0.20         256,000.00     677          80.00
350,000.01 - 400,000.00             1             385,292.00         0.29         385,292.00     662          80.00
400,000.01 - 450,000.00            14           6,100,158.65         4.66         435,725.62     680          79.95
450,000.01 - 500,000.00            24          11,359,349.14         8.67         473,306.21     717          75.92
500,000.01 - 550,000.00            18           9,484,578.97         7.24         526,921.05     707          76.66
550,000.01 - 600,000.00            20          11,648,770.14         8.89         582,438.51     721          74.56
600,000.01 - 650,000.00            15           9,450,095.93         7.21         630,006.40     724          76.32
650,000.01 - 700,000.00             8           5,457,595.57         4.17         682,199.45     716          68.61
700,000.01 - 750,000.00             8           5,834,580.70         4.45         729,322.59     727          77.31
750,000.01 - 800,000.00             4           3,081,950.00         2.35         770,487.50     728          76.18
800,000.01 - 850,000.00             2           1,646,000.00         1.26         823,000.00     729          65.51
850,000.01 - 900,000.00             2           1,778,349.20         1.36         889,174.60     738          66.31
900,000.01 - 950,000.00             5           4,588,500.00         3.50         917,700.00     725          77.01
950,000.01 - 1,000,000.00           6           5,985,465.16         4.57         997,577.53     749          57.28
1,000,000.01 - 1,500,000.00         8          10,933,500.00         8.35       1,366,687.50     754          73.59
1,500,000.01 - 2,000,000.00         3           6,000,000.00         4.58       2,000,000.00     779          52.52
2,000,000.01 - 2,500,000.00         5          11,673,721.38         8.91       2,334,744.28     717          61.13
2,500,000.01 - 3,000,000.00         5          14,248,500.00        10.88       2,849,700.00     747          68.33
3,000,000.01 and over               2          10,975,350.63         8.38       5,487,675.32     742          34.41
------------------------------------------------------------------------------------------------------------------------
Total:                            152        $131,012,921.24       100.00%    $   861,927.11     730          67.90%
========================================================================================================================

(1) As of the Cut-off Date, the average outstanding principal balance of the Group 5 Mortgage Loans is expected to be approximately $861,927.

  Original Debt-to-Income Ratio of Mortgagors of the Group 5 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                            Average                    Weighted
                                          Aggregate          % of           Stated       Weighted       Average
      Original           Number of    Stated Principal    Cut-off Date     Principal      Average      Original
   Debt-to-Income        Mortgage      Balance as of    Stated Principal  Balance as of    Credit    Loan-to-Value
     Ratios (%)            Loans       Cut-off Date         Balance       Cut-off Date     Score       Ratio
--------------------------------------------------------------------------------------------------------------------
5.01 - 10.00                     1       $    806,000.00         0.62%     $   806,000.00     793          60.83%
10.01 - 15.00                    1          1,324,000.00         1.01        1,324,000.00     706          80.00
15.01 - 20.00                    8          9,730,200.00         7.43        1,216,275.00     763          64.32
20.01 - 25.00                   10         14,796,500.00        11.29        1,479,650.00     746          63.79
25.01 - 30.00                   13         12,991,266.23         9.92          999,328.17     738          76.20
30.01 - 35.00                   24         16,214,986.18        12.38          675,624.42     725          72.81
35.01 - 40.00                   33         33,702,609.48        25.72        1,021,291.20     733          60.43
40.01 - 45.00                   28         17,785,072.09        13.58          635,181.15     721          73.79
45.01 - 50.00                   23         14,138,843.86        10.79          614,732.34     679          72.28
50.01 - 55.00                    6          6,089,700.00         4.65        1,014,950.00     729          67.86
60.01 - 65.00                    2          1,620,000.00         1.24          810,000.00     791          64.91
65.01 - 70.00                    3          1,813,743.40         1.38          604,581.13     740          60.91
--------------------------------------------------------------------------------------------------------------------
Total:                         152       $131,012,921.24       100.00%     $   861,927.11     730          67.90%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 5 Mortgage Loans is expected to be approximately 35.49%.


         Original Loan-To-Value Ratios of the Group 5 Mortgage Loans(1)

---------------------------------------------------------------------------------------------------------------
                                                           % of           Average                   Weighted
                                      Aggregate        Cut-off Date       Stated       Weighted     Average
  Original            Number of    Stated Principal       Stated         Principal     Average      Original
 Loan-to-Value        Mortgage      Balance as of       Principal      Balance as of   Credit     Loan-to-Value
  Ratios (%)            Loans       Cut-off Date         Balance       Cut-off Date     Score        Ratio
---------------------------------------------------------------------------------------------------------------
25.01 - 30.00              1    $       490,000.00          0.37%    $   490,000.00     666          28.46%
30.01 - 35.00              3          7,672,815.79          5.86       2,557,605.26     722          32.82
35.01 - 40.00              1          5,000,000.00          3.82       5,000,000.00     781          35.71
40.01 - 45.00              1          2,000,000.00          1.53       2,000,000.00     780          42.11
50.01 - 55.00              6          9,204,068.83          7.03       1,534,011.47     717          54.44
55.01 - 60.00              7         11,500,000.00          8.78       1,642,857.14     775          57.96
60.01 - 65.00             12         13,573,479.65         10.36       1,131,123.30     713          64.50
65.01 - 70.00             16         10,046,989.35          7.67         627,936.83     718          68.15
70.01 - 75.00             17         16,768,508.89         12.80         986,382.88     746          73.87
75.01 - 80.00             82         51,926,279.80         39.63         633,247.31     719          79.72
80.01 - 85.00              1            565,145.93          0.43         565,145.93     732          85.00
85.01 - 90.00              1            495,000.00          0.38         495,000.00     663          90.00
90.01 - 95.00              4          1,770,633.00          1.35         442,658.25     703          94.94
--------------------------------------------------------------------------------------------------------------
Total:                   152       $131,012,921.24        100.00%    $   861,927.11     730          67.90%
==============================================================================================================

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 5 Mortgage Loans is expected to be approximately 67.90%.

        Current Mortgage Interest Rates of the Group 5 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                    Weighted
                                            Aggregate       Cut-off Date      Stated       Weighted       Average
        Current            Number of    Stated Principal     Stated          Principal      Average       Original
    Mortgage Interest      Mortgage      Balance as of      Principal      Balance as of    Credit     Loan-to-Value
        Rates (%)            Loans       Cut-off Date        Balance       Cut-off Date      Score        Ratio
--------------------------------------------------------------------------------------------------------------------
4.751 - 5.000                    1     $    1,440,000.00         1.10%     $1,440,000.00      756          80.00%
5.251 - 5.500                    4          2,462,775.76         1.88         615,693.94      714          72.16
5.501 - 5.750                    7          4,850,564.79         3.70         692,937.83      756          75.15
5.751 - 6.000                   11         16,378,998.59        12.50       1,488,999.87      713          50.29
6.001 - 6.250                   17         13,836,146.00        10.56         813,890.94      741          71.10
6.251 - 6.500                   52         38,991,575.28        29.76         749,837.99      728          71.76
6.501 - 6.750                   40         35,121,558.68        26.81         878,038.97      733          71.71
6.751 - 7.000                   19         17,492,102.14        13.35         920,636.95      728          61.64
7.001 - 7.250                    1            439,200.00         0.34         439,200.00      657          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                         152       $131,012,921.24       100.00%     $  861,927.11      730          67.90%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 5 Mortgage Loans is expected to be approximately 6.409% per annum.


                   Gross Margins of the Group 5 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                             % of           Average                     Weighted
                                           Aggregate      Cut-off Date       Stated       Weighted      Average
                          Number of    Stated Principal      Stated         Principal      Average      Original
                           Mortgage     Balance as of      Principal      Balance as of    Credit     Loan-to-Value
  Gross Margin (%)          Loans       Cut-off Date        Balance       Cut-off Date      Score        Ratio
--------------------------------------------------------------------------------------------------------------------
2.001 - 2.250                   89      $  61,857,510.57        47.21%     $  695,028.21      738          73.49%
2.501 - 2.750                   63         69,155,410.67        52.79       1,097,704.93      722          62.89
--------------------------------------------------------------------------------------------------------------------
Total:                         152       $131,012,921.24       100.00%     $  861,927.11      730          67.90%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Gross Margin of the Group 5 Mortgage Loans is expected to be approximately 2.514% per annum.

                 Rate Ceilings of the Group 5 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                            % of            Average                                      Weighted
                                          Aggregate        Cut-off Date       Stated       Weighted       Average
                          Number of     Stated Principal     Stated          Principal      Average       Original
                           Mortgage      Balance as of      Principal      Balance as of     Credit     Loan-to-Value
  Rate Ceilings (%)         Loans       Cut-off Date        Balance       Cut-off Date      Score         Ratio
--------------------------------------------------------------------------------------------------------------------
9.751 - 10.000                   1     $    1,440,000.00         1.10%     $1,440,000.00      756          80.00%
10.251 - 10.500                  4          2,462,775.76         1.88         615,693.94      714          72.16
10.501 - 10.750                  7          4,850,564.79         3.70         692,937.83      756          75.15
10.751 - 11.000                 11         16,378,998.59        12.50       1,488,999.87      713          50.29
11.001 - 11.250                 17         13,836,146.00        10.56         813,890.94      741          71.10
11.251 - 11.500                 52         38,991,575.28        29.76         749,837.99      728          71.76
11.501 - 11.750                 40         35,121,558.68        26.81         878,038.97      733          71.71
11.751 - 12.000                 19         17,492,102.14        13.35         920,636.95      728          61.64
12.001 - 12.250                  1            439,200.00         0.34         439,200.00      657          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                         152       $131,012,921.24       100.00%     $  861,927.11      730          67.90%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Rate Ceiling of the Group 5 Mortgage Loans is expected to be approximately 11.409% per annum.




           Next Rate Adjustment Date of the Group 5 Mortgage Loans(1)


---------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                    Weighted
                                            Aggregate       Cut-off Date        Stated     Weighted       Average
                           Number of     Stated Principal      Stated         Principal     Average       Original
     Next Rate              Mortgage      Balance as of      Principal     Balance as of   Credit     Loan-to-Value
  Adjustment Date             Loans       Cut-off Date        Balance       Cut-off Date     Score        Ratio
---------------------------------------------------------------------------------------------------------------------
October 1, 2015                  1      $      256,000.00         0.20%    $   256,000.00     677           80.00%
December 1, 2015                 1             881,343.95         0.67         881,343.95     803           63.49
January 1, 2016                  1             897,005.25         0.68         897,005.25     675           69.08
April 1, 2016                    2           1,804,000.00         1.38         902,000.00     732           79.82
May 1, 2016                      2           2,961,000.00         2.26       1,480,500.00     677           67.82
June 1, 2016                     2           1,084,070.95         0.83         542,035.48     702           71.44
July 1, 2016                     2             897,950.00         0.69         448,975.00     677           73.10
August 1, 2016                   4           9,401,922.25         7.18       2,350,480.56     721           50.34
September 1, 2016                8           7,032,015.16         5.37         879,001.90     727           65.89
October 1, 2016                 25          29,107,888.80        22.22       1,164,315.55     741           62.61
November 1, 2016                82          60,720,004.88        46.35         740,487.86     725           71.70
December 1, 2016                22          15,969,720.00        12.19         725,896.36     746           72.39
---------------------------------------------------------------------------------------------------------------------
Total:                         152        $131,012,921.24       100.00%    $   861,927.11     730           67.90%
=====================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months to the next rate Adjustment Date for the Group 5 Mortgage Loans is expected to be approximately 118 months.

       Number of Months Since Origination of the Group 5 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                          Aggregate         Cut-off Date       Stated      Weighted      Average
                           Number of   Stated Principal       Stated         Principal      Average      Original
  Months Since             Mortgage      Balance as of       Principal     Balance as of    Credit     Loan-to-Value
  Origination               Loans       Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
1 - 6                          143       $123,129,501.09         93.98%       $861,045.46     731          67.69%
7 - 12                           6          5,849,070.95          4.46         974,845.16     699          72.19
13 - 18                          3          2,034,349.20          1.55         678,116.40     731          68.03
--------------------------------------------------------------------------------------------------------------------
Total:                         152       $131,012,921.24        100.00%       $861,927.11     730          67.90%
====================================================================================================================


(1) As of the Cut-off Date, the weighted average number of months since origination of the Group 5 Mortgage Loans is expected to be approximately 3 months.


                Remaining Terms of the Group 5 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                  % of           Average                   Weighted
                                           Aggregate        Cut-off Date        Stated      Weighted      Average
                          Number of    Stated Principal       Stated         Principal      Average      Original
 Remaining Term           Mortgage      Balance as of       Principal     Balance as of    Credit     Loan-to-Value
   (Months)                 Loans       Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
341 - 360                     152        $131,012,921.24        100.00%       $861,927.11     730          67.90%
--------------------------------------------------------------------------------------------------------------------
Total:                        152        $131,012,921.24        100.00%       $861,927.11     730          67.90%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 5 Mortgage Loans is expected to be approximately 358 months.

            Credit Scores of Mortgagors of the Group 5 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                    Weighted
                                         Aggregate          Cut-off Date        Stated       Weighted      Average
                          Number of     Stated Principal       Stated         Principal      Average       Original
  Credit Scores           Mortgage       Balance as of       Principal     Balance as of     Credit     Loan-to-Value
  of Mortgagors             Loans        Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
801 - 850                      6      $     8,561,343.95          6.53%     $1,426,890.66     803          63.93%
751 - 800                     44           42,431,305.62         32.39         964,347.86     773          65.09
701 - 750                     35           35,479,309.92         27.08       1,013,694.57     726          65.28
651 - 700                     62           41,660,469.50         31.80         671,943.06     677          73.18
601 - 650                      3            1,918,475.57          1.46         639,491.86     630          75.29
Not Available                  2              962,016.68          0.73         481,008.34      0           80.00
--------------------------------------------------------------------------------------------------------------------
Total:                       152         $131,012,921.24        100.00%      $ 861,927.11     730          67.90%
====================================================================================================================

                  Servicing Fees of the Group 5 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                   Weighted
                                           Aggregate       Cut-off Date        Stated      Weighted      Average
                          Number of     Stated Principal       Stated         Principal      Average       Original
                          Mortgage       Balance as of       Principal     Balance as of    Credit     Loan-to-Value
  Servicing Fee (%)         Loans        Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
0.250                        152         $131,012,921.24        100.00%       $861,927.11     730          67.90%
--------------------------------------------------------------------------------------------------------------------
Total:                       152         $131,012,921.24        100.00%       $861,927.11     730          67.90%
====================================================================================================================



    Historical Delinquency of the Group 5 Mortgage Loans (Past Twelve Months)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                    Weighted
                                            Aggregate       Cut-off Date        Stated      Weighted      Average
                           Number of     Stated Principal      Stated         Principal     Average       Original
                           Mortgage       Balance as of      Principal     Balance as of    Credit     Loan-to-Value
 Historical Delinquency     Loans        Cut-off Date        Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
No Delinquencies             148          $123,446,903.36        94.22%       $834,100.70     731          69.49%
1x30                           3             7,310,017.88         5.58       2,436,672.63     703          40.51
2x30                           1               256,000.00         0.20         256,000.00     677          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                       152          $131,012,921.24       100.00%       $861,927.11     730          67.90%
====================================================================================================================

                          AGGREGATE OF ALL LOAN GROUPS
                          ----------------------------

           Occupancy of Mortgaged Properties of the Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                    Weighted
                                            Aggregate       Cut-off Date        Stated      Weighted       Average
                           Number of     Stated Principal      Stated         Principal      Average       Original
                            Mortgage      Balance as of      Principal     Balance as of    Credit     Loan-to-Value
     Occupancy                Loans       Cut-off Date        Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
Primary Residence            1,420      $1,042,554,086.71        89.27%       $734,193.02     715          71.36%
Second Home                    105          83,791,428.84         7.17         798,013.61     719          69.36
Investor Property               67          41,563,338.47         3.56         620,348.34     729          74.05
--------------------------------------------------------------------------------------------------------------------
Total:                       1,592      $1,167,908,854.02       100.00%       $733,611.09     716          71.31%
====================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.


                      Property Types of the Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                    Weighted
                                            Aggregate       Cut-off Date        Stated       Weighted      Average
                           Number of     Stated Principal      Stated         Principal      Average       Original
                            Mortgage      Balance as of      Principal     Balance as of    Credit     Loan-to-Value
    Property Type            Loans       Cut-off Date        Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
Single Family Residence      1,115     $                         71.08%       $744,492.94     715          70.28%
                                           830,109,627.91
PUD                            229         173,519,724.44        14.86         757,728.05     720          72.92
Condominium                    177         112,873,894.09         9.66         637,705.62     715          75.53
2-Family                        47          32,510,914.08         2.78         691,721.58     713          74.96
Cooperative                     11           9,390,093.95         0.80         853,644.90     730          69.16
3-Family                         5           4,066,762.27         0.35         813,352.45     731          76.47
4-Family                         5           3,325,444.28         0.28         665,088.86     751          59.61
Townhouse                        3           2,112,393.00         0.18         704,131.00     683          81.40
--------------------------------------------------------------------------------------------------------------------
Total:                       1,592      $1,167,908,854.02       100.00%       $733,611.09     716          71.31%
====================================================================================================================


                   Mortgage Loan Purpose of the Mortgage Loans


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                    Weighted
                                           Aggregate       Cut-off Date        Stated       Weighted      Average
                           Number of    Stated Principal      Stated         Principal      Average       Original
                            Mortgage      Balance as of      Principal     Balance as of    Credit     Loan-to-Value
  Mortgage Loan Purpose      Loans       Cut-off Date        Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
Purchase                       581     $                         35.44%       $712,380.56     727          76.09%
                                           413,893,105.31
Refinance-Cashout              535         380,759,734.61        32.60         711,700.44     703          68.92
Refinance-Rate/Term            476         373,256,014.10        31.96         784,151.29     718          68.45
--------------------------------------------------------------------------------------------------------------------
Total:                       1,592      $1,167,908,854.02       100.00%       $733,611.09     716          71.31%
====================================================================================================================

 Geographical Distribution of the Mortgaged Properties of the Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                     Weighted
                                          Aggregate        Cut-off Date        Stated       Weighted      Average
                          Number of     Stated Principal       Stated         Principal      Average       Original
                           Mortgage      Balance as of       Principal     Balance as of    Credit      Loan-to-Value
   Geographic Area          Loans       Cut-off Date         Balance       Cut-off Date     Score         Ratio
--------------------------------------------------------------------------------------------------------------------
Alabama                          4    $     4,171,166.39          0.36%     $1,042,791.60     711          72.07%
Arizona                         32         21,453,410.85          1.84         670,419.09     705          69.47
California                     960        701,675,142.19         60.08         730,911.61     718          71.26
Colorado                        31         29,146,050.11          2.50         940,195.16     723          72.65
Connecticut                     14         11,934,090.81          1.02         852,435.06     719          69.27
Delaware                         1          2,700,000.00          0.23       2,700,000.00     805          72.97
Dist. of Columbia               14         11,785,357.73          1.01         841,811.27     735          68.79
Florida                         87         62,330,108.38          5.34         716,438.03     718          73.55
Georgia                         14          9,813,043.00          0.84         700,931.64     681          69.79
Hawaii                           7          6,286,289.68          0.54         898,041.38     746          65.24
Idaho                            3            883,352.85          0.08         294,450.95     664          78.71
Illinois                        71         55,479,243.61          4.75         781,397.80     710          71.77
Indiana                          1          1,200,000.00          0.10       1,200,000.00     664          80.00
Kansas                           1            610,210.00          0.05         610,210.00     685          75.00
Kentucky                         1            565,145.93          0.05         565,145.93     732          85.00
Maine                            1            585,000.00          0.05         585,000.00     669          66.86
Maryland                        37         23,235,118.49          1.99         627,976.18     708          74.33
Massachusetts                   15         13,176,341.51          1.13         878,422.77     729          72.05
Michigan                         5          3,795,200.00          0.32         759,040.00     716          75.18
Minnesota                       11          8,015,262.00          0.69         728,660.18     714          71.74
Missouri                         2          1,183,200.00          0.10         591,600.00     674          80.00
Montana                          1          1,000,000.00          0.09       1,000,000.00     802          55.56
Nevada                          26         17,165,735.56          1.47         660,220.60     698          71.20
New Hampshire                    2          1,197,000.00          0.10         598,500.00     681          66.41
New Jersey                      31         21,118,042.93          1.81         681,227.19     690          69.37
New Mexico                       5          2,257,435.24          0.19         451,487.05     736          80.00
New York                        56         45,917,921.56          3.93         819,962.89     711          68.36
North Carolina                  17         12,805,170.43          1.10         753,245.32     719          69.36
Oklahoma                         1            106,400.00          0.01         106,400.00     658          95.00
Oregon                          11          7,285,905.34          0.62         662,355.03     729          71.16
Pennsylvania                     9          6,501,439.80          0.56         722,382.20     722          72.79
South Carolina                  13         10,446,812.14          0.89         803,600.93     718          70.01
South Dakota                     1            920,000.00          0.08         920,000.00     749          80.00
Tennessee                        4          2,453,992.00          0.21         613,498.00     736          79.34
Texas                           14         12,167,375.48          1.04         869,098.25     734          71.01
Utah                             7          3,613,599.86          0.31         516,228.55     723          70.40
Vermont                          2          1,471,200.00          0.13         735,600.00     782          64.46
Virginia                        34         18,788,587.83          1.61         552,605.52     715          79.16
Washington                      42         25,134,151.69          2.15         598,432.18     703          75.50
Wisconsin                        3          1,560,000.00          0.13         520,000.00     683          77.61
Wyoming                          1          5,975,350.63          0.51       5,975,350.63     709          33.33
--------------------------------------------------------------------------------------------------------------------
Total:                       1,592     $1,167,908,854.02        100.00%    $   733,611.09     716          71.31%
====================================================================================================================

(1)  As of the Cut-off Date,  no more than  approximately  0.83% of the Mortgage
     Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

        Current Mortgage Loan Principal Balances of the Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                    Weighted
                                          Aggregate         Cut-off Date        Stated       Weighted      Average
                            Number of  Stated Principal       Stated         Principal      Average      Original
  Current Mortgage Loan      Mortgage     Balance as of       Principal     Balance as of    Credit     Loan-to-Value
  Principal Balances ($)      Loans      Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
50,000.01 - 100,000.00             2  $       147,936.06          0.01%     $   73,968.03     719          76.51%
100,000.01 - 150,000.00            6          751,331.65          0.06         125,221.94     717          75.31
150,000.01 - 200,000.00           12        2,145,122.38          0.18         178,760.20     692          82.59
200,000.01 - 250,000.00            7        1,588,886.01          0.14         226,983.72     691          80.04
250,000.01 - 300,000.00           14        3,829,630.61          0.33         273,545.04     691          73.22
300,000.01 - 350,000.00           10        3,256,200.98          0.28         325,620.10     723          77.88
350,000.01 - 400,000.00           11        4,243,392.00          0.36         385,762.91     701          77.34
400,000.01 - 450,000.00          163       70,823,457.08          6.06         434,499.74     699          75.77
450,000.01 - 500,000.00          238      113,588,312.82          9.73         477,261.82     707          74.78
500,000.01 - 550,000.00          176       92,990,443.19          7.96         528,354.79     708          73.48
550,000.01 - 600,000.00          195      112,588,373.23          9.64         577,376.27     709          73.73
600,000.01 - 650,000.00          142       89,149,441.58          7.63         627,812.97     702          73.77
650,000.01 - 700,000.00           91       61,809,431.38          5.29         679,224.52     715          71.99
700,000.01 - 750,000.00           67       48,823,973.50          4.18         728,716.02     713          73.31
750,000.01 - 800,000.00           66       51,568,670.78          4.42         781,343.50     707          74.12
800,000.01 - 850,000.00           36       29,868,426.99          2.56         829,678.53     710          73.00
850,000.01 - 900,000.00           38       33,404,960.92          2.86         879,077.92     708          74.36
900,000.01 - 950,000.00           31       28,685,672.00          2.46         925,344.26     719          71.77
950,000.01 - 1,000,000.00         86       85,063,427.80          7.28         989,109.63     715          68.42
1,000,000.01 - 1,500,000.00      131      174,135,015.70         14.91       1,329,274.93     727          71.46
1,500,000.01 - 2,000,000.00       25       45,882,618.17          3.93       1,835,304.73     738          65.95
2,000,000.01 - 2,500,000.00       34       76,966,278.56          6.59       2,263,714.08     743          59.30
2,500,000.01 - 3,000,000.00        9       25,622,500.00          2.19       2,846,944.44     757          65.43
3,000,000.01 and over              2       10,975,350.63          0.94       5,487,675.32     742          34.41
--------------------------------------------------------------------------------------------------------------------
Total:                         1,592   $1,167,908,854.02        100.00%    $   733,611.09     716          71.31%
====================================================================================================================

(1) As of the Cut-off Date, the average outstanding principal balance of the Mortgage Loans is expected to be approximately $733,611.

      Original Debt-to-Income Ratio of Mortgagors of the Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                    Weighted
                                          Aggregate         Cut-off Date        Stated       Weighted      Average
        Original          Number of   Stated Principal       Stated         Principal      Average       Original
     Debt-to-Income        Mortgage      Balance as of       Principal     Balance as of     Credit    Loan-to-Value
       Ratios (%)            Loans       Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
Not Scored                       1    $       435,482.72          0.04%       $435,482.72     651          57.52%
1.01 - 5.00                      1            591,995.57          0.05         591,995.57     725          39.47
5.01 - 10.00                     8          7,846,000.00          0.67         980,750.00     741          67.10
10.01 - 15.00                   20         13,391,589.69          1.15         669,579.48     732          70.67
15.01 - 20.00                   62         55,589,222.16          4.76         896,600.36     727          65.15
20.01 - 25.00                   91         77,915,146.81          6.67         856,210.40     724          68.40
25.01 - 30.00                  153        113,085,211.49          9.68         739,119.03     720          71.25
30.01 - 35.00                  252        187,159,965.90         16.03         742,698.28     714          70.84
35.01 - 40.00                  425        318,779,769.63         27.29         750,070.05     713          72.04
40.01 - 45.00                  327        217,500,274.18         18.62         665,138.45     711          73.32
45.01 - 50.00                  161        106,172,294.14          9.09         659,455.24     706          72.28
50.01 - 55.00                   58         46,907,410.46          4.02         808,748.46     734          70.87
55.01 - 60.00                   19         14,593,117.75          1.25         768,058.83     736          70.78
60.01 - 65.00                    6          3,623,430.12          0.31         603,905.02     763          66.21
65.01 - 70.00                    8          4,317,943.40          0.37         539,742.93     742          73.28
--------------------------------------------------------------------------------------------------------------------
Total:                       1,592     $1,167,908,854.02        100.00%       $733,611.09     716          71.31%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Mortgage Loans (excluding the Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 36.37%.

             Original Loan-To-Value Ratios of the Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                    Weighted
                                           Aggregate        Cut-off Date        Stated      Weighted       Average
        Original          Number of     Stated Principal       Stated         Principal     Average       Original
      Loan-to-Value        Mortgage      Balance as of       Principal     Balance as of    Credit     Loan-to-Value
       Ratios (%)            Loans       Cut-off Date         Balance       Cut-off Date     Score         Ratio
--------------------------------------------------------------------------------------------------------------------
20.01 - 25.00                    2    $       885,000.00          0.08%    $   442,500.00     718          24.58%
25.01 - 30.00                    4          4,573,000.00          0.39       1,143,250.00     736          27.87
30.01 - 35.00                   15         18,690,717.09          1.60       1,246,047.81     718          33.04
35.01 - 40.00                   16         16,853,314.21          1.44       1,053,332.14     727          37.52
40.01 - 45.00                   12         12,327,499.00          1.06       1,027,291.58     736          42.15
45.01 - 50.00                   28         22,020,953.54          1.89         786,462.63     695          47.48
50.01 - 55.00                   46         44,764,809.83          3.83         973,148.04     725          53.69
55.01 - 60.00                   67         67,143,351.66          5.75       1,002,139.58     726          58.31
60.01 - 65.00                   88         75,585,715.10          6.47         858,928.58     698          63.42
65.01 - 70.00                  218        186,271,103.24         15.95         854,454.60     717          68.42
70.01 - 75.00                  234        176,663,718.69         15.13         754,973.16     717          73.83
75.01 - 80.00                  804        515,883,577.76         44.17         641,646.24     716          79.56
80.01 - 85.00                   11          6,245,160.93          0.53         567,741.90     705          83.77
85.01 - 90.00                   20          8,805,843.09          0.75         440,292.15     701          89.89
90.01 - 95.00                   24          9,548,328.69          0.82         397,847.03     710          94.56
95.01 - 100.00                   3          1,646,761.19          0.14         548,920.40     758         100.00
--------------------------------------------------------------------------------------------------------------------
Total:                       1,592     $1,167,908,854.02        100.00%     $  733,611.09     716          71.31%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately 71.31%.

            Current Mortgage Interest Rates of the Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                   Weighted
                                          Aggregate        Cut-off Date        Stated       Weighted      Average
         Current           Number of   Stated Principal      Stated          Principal      Average      Original
    Mortgage Interest      Mortgage      Balance as of      Principal      Balance as of    Credit     Loan-to-Value
        Rates (%)            Loans       Cut-off Date        Balance       Cut-off Date      Score        Ratio
--------------------------------------------------------------------------------------------------------------------
4.251 - 4.500                    1    $       510,425.00         0.04%       $510,425.00      733          79.99%
4.501 - 4.750                    3          1,880,035.61         0.16         626,678.54      681          76.84
4.751 - 5.000                   13         11,961,380.51         1.02         920,106.19      728          77.24
5.001 - 5.250                   12          8,273,400.00         0.71         689,450.00      717          76.33
5.251 - 5.500                   30         19,383,300.43         1.66         646,110.01      724          72.75
5.501 - 5.750                   72         49,236,062.21         4.22         683,834.20      720          72.60
5.751 - 6.000                  187        162,135,701.59        13.88         867,035.84      732          68.23
6.001 - 6.250                  368        278,879,248.12        23.88         757,824.04      724          71.34
6.251 - 6.500                  504        358,922,967.46        30.73         712,148.74      714          71.41
6.501 - 6.750                  248        175,881,602.29        15.06         709,200.01      706          72.19
6.751 - 7.000                  116         77,793,761.00         6.66         670,635.87      693          70.25
7.001 - 7.250                   24         14,840,889.27         1.27         618,370.39      677          78.10
7.251 - 7.500                    7          4,133,990.85         0.35         590,570.12      681          79.96
7.501 - 7.750                    5          3,110,689.68         0.27         622,137.94      645          79.35
7.751 - 8.000                    2            965,400.00         0.08         482,700.00      638          78.70
--------------------------------------------------------------------------------------------------------------------
Total:                       1,592     $1,167,908,854.02       100.00%       $733,611.09      716          71.31%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Mortgage Loans is expected to be approximately 6.310% per annum.


                     Gross Margins of the Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                    Weighted
                                          Aggregate        Cut-off Date        Stated       Weighted       Average
                          Number of    Stated Principal      Stated          Principal      Average       Original
                           Mortgage      Balance as of      Principal      Balance as of    Credit      Loan-to-Value
    Gross Margin (%)         Loans       Cut-off Date        Balance       Cut-off Date      Score         Ratio
--------------------------------------------------------------------------------------------------------------------
1.751 - 2.000                   16    $    34,844,229.48         2.98%     $2,177,764.34      765          49.47%
2.001 - 2.250                1,112        790,260,305.15        67.66         710,665.74      719          72.62
2.251 - 2.500                   29         23,519,638.22         2.01         811,022.01      686          69.90
2.501 - 2.750                  400        298,325,709.31        25.54         745,814.27      710          70.00
2.751 - 3.000                   19         11,737,581.01         1.01         617,767.42      661          79.03
3.001 - 3.250                   12          6,651,990.85         0.57         554,332.57      663          78.30
3.251 - 3.500                    2          1,104,000.00         0.09         552,000.00      636          78.32
3.501 - 3.750                    2          1,465,400.00         0.13         732,700.00      618          79.73
--------------------------------------------------------------------------------------------------------------------
Total:                       1,592     $1,167,908,854.02       100.00%    $   733,611.09      716          71.31%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans is expected to be approximately 2.377% per annum.

                     Rate Ceilings of the Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                              % of            Average                   Weighted
                                           Aggregate      Cut-off Date        Stated       Weighted      Average
                           Number of   Stated Principal      Stated          Principal      Average      Original
                           Mortgage      Balance as of      Principal      Balance as of    Credit     Loan-to-Value
   Rate Ceilings (%)         Loans       Cut-off Date        Balance       Cut-off Date      Score        Ratio
--------------------------------------------------------------------------------------------------------------------
9.251 - 9.500                    1    $       510,425.00         0.04%       $510,425.00      733          79.99%
9.501 - 9.750                    3          1,880,035.61         0.16         626,678.54      681          76.84
9.751 - 10.000                  13         11,961,380.51         1.02         920,106.19      728          77.24
10.001 - 10.250                 12          8,273,400.00         0.71         689,450.00      717          76.33
10.251 - 10.500                 30         19,383,300.43         1.66         646,110.01      724          72.75
10.501 - 10.750                 72         49,236,062.21         4.22         683,834.20      720          72.60
10.751 - 11.000                187        161,888,918.36        13.86         865,716.14      732          68.20
11.001 - 11.250                365        277,594,651.14        23.77         760,533.29      724          71.30
11.251 - 11.500                495        352,480,393.03        30.18         712,081.60      714          71.37
11.501 - 11.750                247        175,293,852.29        15.01         709,691.71      706          72.20
11.751 - 12.000                117         78,513,044.23         6.72         671,051.66      694          70.34
12.001 - 12.250                 25         15,293,246.23         1.31         611,729.85      680          77.50
12.251 - 12.500                 15          9,988,150.92         0.86         665,876.73      695          76.40
12.501 - 12.750                  8          4,646,594.06         0.40         580,824.26      662          79.83
12.751 - 13.000                  1            470,400.00         0.04         470,400.00      614          80.00
13.751 - 14.000                  1            495,000.00         0.04         495,000.00      661          77.46
--------------------------------------------------------------------------------------------------------------------
Total:                       1,592     $1,167,908,854.02       100.00%       $733,611.09      716          71.31%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Rate Ceiling of the Mortgage Loans is expected to be approximately 11.317% per annum.

               Next Rate Adjustment Date of the Mortgage Loans(1)


---------------------------------------------------------------------------------------------------------------------
                                                              % of          Average                     Weighted
                                          Aggregate        Cut-off Date       Stated        Weighted      Average
                           Number of    Stated Principal      Stated         Principal       Average       Original
       Next Rate           Mortgage      Balance as of      Principal     Balance as of     Credit     Loan-to-Value
     Adjustment Date         Loans       Cut-off Date        Balance       Cut-off Date     Score          Ratio
---------------------------------------------------------------------------------------------------------------------
November 1, 2009                 7     $     4,382,619.00        0.38%    $   626,088.43     718           75.85%
December 1, 2009                 6           4,340,000.00         0.37         723,333.33     706           73.64
September 1, 2010                1             422,302.61         0.04         422,302.61     652           66.20
October 1, 2010                  1             333,737.93         0.03         333,737.93     671           36.81
April 1, 2011                    1             777,999.94         0.07         777,999.94     670           79.96
May 1, 2011                      1             420,000.00         0.04         420,000.00     707           80.00
June 1, 2011                     1             600,200.00         0.05         600,200.00     703           79.99
July 1, 2011                     3           1,831,140.69         0.16         610,380.23     746           89.07
August 1, 2011                   7           6,615,850.99         0.57         945,121.57     694           69.79
September 1, 2011               24          14,285,593.61         1.22         595,233.07     705           74.02
October 1, 2011                222         200,194,918.15        17.14         901,778.91     716           65.63
November 1, 2011               564         402,120,672.57        34.43         712,979.92     714           72.70
December 1, 2011               238         162,686,480.60        13.93         683,556.64     714           73.86
April 1, 2012                    1              63,611.08         0.01          63,611.08     671           52.00
July 1, 2013                     4           4,875,782.54         0.42       1,218,945.64     737           67.86
August 1, 2013                  16           7,169,741.64         0.61         448,108.85     700           71.75
September 1, 2013               62          28,478,804.67         2.44         459,335.56     699           77.49
October 1, 2013                106          72,692,508.42         6.22         685,778.38     716           72.45
November 1, 2013               105          71,361,625.34         6.11         679,634.53     720           72.40
December 1, 2013                70          53,242,343.00         4.56         760,604.90     719           75.01
October 1, 2015                  1             256,000.00         0.02         256,000.00     677           80.00
December 1, 2015                 1             881,343.95         0.08         881,343.95     803           63.49
January 1, 2016                  1             897,005.25         0.08         897,005.25     675           69.08
April 1, 2016                    2           1,804,000.00         0.15         902,000.00     732           79.82
May 1, 2016                      2           2,961,000.00         0.25       1,480,500.00     677           67.82
June 1, 2016                     2           1,084,070.95         0.09         542,035.48     702           71.44
July 1, 2016                     2             897,950.00         0.08         448,975.00     677           73.10
August 1, 2016                   4           9,401,922.25         0.81       2,350,480.56     721           50.34
September 1, 2016                8           7,032,015.16         0.60         879,001.90     727           65.89
October 1, 2016                 25          29,107,888.80         2.49       1,164,315.55     741           62.61
November 1, 2016                82          60,720,004.88         5.20         740,487.86     725           71.70
December 1, 2016                22          15,969,720.00         1.37         725,896.36     746           72.39
---------------------------------------------------------------------------------------------------------------------
Total:                       1,592      $1,167,908,854.02       100.00%    $   733,611.09     716           71.31%
=====================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months to the next rate Adjustment Date for the Mortgage Loans is expected to be approximately 70 months.

           Number of Months Since Origination of the Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                   Weighted
                                           Aggregate        Cut-off Date     Stated        Weighted      Average
                           Number of    Stated Principal     Stated         Principal      Average       Original
 Months Since              Mortgage     Balance as of       Principal     Balance as of     Credit    Loan-to-Value
 Origination                Loans       Cut-off Date         Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
1 - 6                        1,576     $1,157,073,496.67         99.07%       $734,183.69     716          71.31%
7-12                             9          7,647,270.89          0.65         849,696.77     696          74.02
13 - 18                          4          2,368,434.84          0.20         592,108.71     731          69.72
19 - 24                          1             63,611.08          0.01          63,611.08     671          52.00
37 - 42                          2            756,040.54          0.06         378,020.27     660          53.23
--------------------------------------------------------------------------------------------------------------------
Total:                       1,592     $1,167,908,854.02        100.00%       $733,611.09     716          71.31%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Mortgage Loans is expected to be approximately 2 months.


                    Remaining Terms of the Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                % of          Average                    Weighted
                                           Aggregate         Cut-off Date     Stated       Weighted      Average
                           Number of    Stated Principal      Stated         Principal     Average       Original
Remaining Term             Mortgage      Balance as of       Principal     Balance as of    Credit     Loan-to-Value
  (Months)                  Loans       Cut-off Date         Balance       Cut-off Date     Score         Ratio
--------------------------------------------------------------------------------------------------------------------
321 - 340                       3     $       819,651.62          0.07%       $273,217.21     661          53.13%
341 - 360                   1,578       1,162,493,266.52         99.54         736,687.75     716          71.30
over 361                       11           4,595,935.88          0.39         417,812.35     692          79.17
--------------------------------------------------------------------------------------------------------------------
Total:                      1,592      $1,167,908,854.02        100.00%       $733,611.09     716          71.31%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans is expected to be approximately 359 months.


                Credit Scores of Mortgagors of the Mortgage Loans



--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                    Weighted
                                          Aggregate          Cut-off Date        Stated      Weighted       Average
                         Number of     Stated Principal       Stated         Principal      Average       Original
  Credit Scores           Mortgage       Balance as of       Principal     Balance as of    Credit      Loan-to-Value
  of Mortgagors            Loans         Cut-off Date         Balance       Cut-off Date     Score         Ratio
--------------------------------------------------------------------------------------------------------------------
801 - 850                     21      $    17,806,049.74          1.52%       $847,907.13     805          67.80%
751 - 800                    304          276,979,475.60         23.72         911,116.70     775          71.09
701 - 750                    516          375,909,490.25         32.19         728,506.76     722          71.24
651 - 700                    652          432,419,523.52         37.03         663,220.13     680          71.73
601 - 650                     88           56,913,327.24          4.87         646,742.36     638          70.85
551 - 600                      1              453,765.33          0.04         453,765.33     599          69.47
Not Available                 10            7,427,222.34          0.64         742,722.23      0           71.27
--------------------------------------------------------------------------------------------------------------------
Total:                     1,592       $1,167,908,854.02        100.00%       $733,611.09     716          71.31%
====================================================================================================================

                     Servicing Fees of the Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------
                                                                % of           Average                    Weighted
                                           Aggregate        Cut-off Date        Stated      Weighted       Average
                          Number of      Stated Principal      Stated         Principal      Average       Original
                           Mortgage       Balance as of      Principal     Balance as of    Credit     Loan-to-Value
   Servicing Fee (%)        Loans        Cut-off Date        Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
0.250                       1,300         $905,148,394.81        77.50%       $696,268.00     718          72.91%
0.375                         292          262,760,459.21        22.50         899,864.59     710          65.80
--------------------------------------------------------------------------------------------------------------------
Total:                      1,592       $1,167,908,854.02       100.00%       $733,611.09     716          71.31%
====================================================================================================================

(1) As of the Cut-off Date, the weighted average Servicing Fee of the Mortgage Loans is expected to be approximately 0.2781% per annum.


        Historical Delinquency of the Mortgage Loans (Past Twelve Months)


--------------------------------------------------------------------------------------------------------------------
                                                               % of           Average                    Weighted
                                           Aggregate        Cut-off Date        Stated      Weighted      Average
                           Number of    Stated Principal      Stated         Principal      Average      Original
                           Mortgage       Balance as of      Principal     Balance as of    Credit     Loan-to-Value
 Historical Delinquency     Loans        Cut-off Date        Balance       Cut-off Date     Score        Ratio
--------------------------------------------------------------------------------------------------------------------
No Delinquencies           1,582        $1,157,382,133.89        99.10%       $731,594.27     716          71.50%
1x30                           9            10,270,720.13         0.88       1,141,191.13     711          50.29
2x30                           1               256,000.00         0.02         256,000.00     677          80.00
--------------------------------------------------------------------------------------------------------------------
Total:                     1,592        $1,167,908,854.02       100.00%       $733,611.09     716          71.31%
====================================================================================================================

                                   Appendix B


                                Decrement Tables

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of CPR Set Forth Below:



                                                              Class 1-A-1
                             -----------------------------------------------------------------------------
                              0%          10%         20%          25%         30%         40%         50%
----------------------------  --          ---         ---          ---         ---         ---         ---
Distribution Date
-----------------

Initial Percentage..........  100         100         100          100         100         100         100
December 20, 2007...........  100          89          79          73           68          58          47
December 20, 2008...........  99           79          62          53           46          33          22
December 20, 2009...........  99           71          48          39           31          19          10
December 20, 2010...........  98           62          38          29           22          11          5
December 20, 2011...........  96           55          30          21           15          7           2
December 20, 2012...........  95           48          23          16           10          4           1
December 20, 2013...........  93           42          18          12           7           2           1
December 20, 2014...........  92           37          15           9           5           1           *
December 20, 2015...........  90           33          11           6           3           1           *
December 20, 2016...........  88           29          9            5           2           *           *
December 20, 2017...........  86           26          7            3           2           *           *
December 20, 2018...........  84           22          5            2           1           *           *
December 20, 2019...........  82           20          4            2           1           *           *
December 20, 2020...........  79           17          3            1           *           *           *
December 20, 2021...........  77           15          3            1           *           *           *
December 20, 2022...........  74           13          2            1           *           *           *
December 20, 2023...........  71           11          1            *           *           *           *
December 20, 2024...........  67           10          1            *           *           *           *
December 20, 2025...........  64           8           1            *           *           *           *
December 20, 2026...........  60           7           1            *           *           *           *
December 20, 2027...........  56           6           *            *           *           *           *
December 20, 2028...........  51           5           *            *           *           *           *
December 20, 2029...........  46           4           *            *           *           *           *
December 20, 2030...........  41           3           *            *           *           *           *
December 20, 2031...........  35           2           *            *           *           *           *
December 20, 2032...........  29           2           *            *           *           *           *
December 20, 2033...........  23           1           *            *           *           *           *
December 20, 2034...........  15           1           *            *           *           *           0
December 20, 2035...........   8           *           *            *           *           *           0
December 20, 2036...........   0           0           0            0           0           0           0
December 20, 2037...........   0           0           0            0           0           0           0
December 20, 2038...........   0           0           0            0           0           0           0
December 20, 2039...........   0           0           0            0           0           0           0
December 20, 2040...........   0           0           0            0           0           0           0
December 20, 2041...........   0           0           0            0           0           0           0
December 20, 2042...........   0           0           0            0           0           0           0
December 20, 2043...........   0           0           0            0           0           0           0
December 20, 2044...........   0           0           0            0           0           0           0
December 20, 2045...........   0           0           0            0           0           0           0
December 20, 2046...........   0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)... 20.49        7.68        4.12        3.24         2.63        1.84        1.35

---------------------------------------

(1)  The  weighted  average  life of a  class of  Certificates is determined  by
     (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of CPR Set Forth Below:



                                                               Class 1-A-R
                              ------------------------------------------------------------------------------
                               0%          10%         20%          25%         30%         40%         50%
-----------------------------  --          ---         ---          ---         ---         ---         ---

Distribution Date
-----------------

Initial Percentage...........  100         100         100          100         100         100         100
December 20, 2007............   0           0           0            0           0           0           0
December 20, 2008............   0           0           0            0           0           0           0
December 20, 2009............   0           0           0            0           0           0           0
December 20, 2010............   0           0           0            0           0           0           0
December 20, 2011............   0           0           0            0           0           0           0
December 20, 2012............   0           0           0            0           0           0           0
December 20, 2013............   0           0           0            0           0           0           0
December 20, 2014............   0           0           0            0           0           0           0
December 20, 2015............   0           0           0            0           0           0           0
December 20, 2016............   0           0           0            0           0           0           0
December 20, 2017............   0           0           0            0           0           0           0
December 20, 2018............   0           0           0            0           0           0           0
December 20, 2019............   0           0           0            0           0           0           0
December 20, 2020............   0           0           0            0           0           0           0
December 20, 2021............   0           0           0            0           0           0           0
December 20, 2022............   0           0           0            0           0           0           0
December 20, 2023............   0           0           0            0           0           0           0
December 20, 2024............   0           0           0            0           0           0           0
December 20, 2025............   0           0           0            0           0           0           0
December 20, 2026............   0           0           0            0           0           0           0
December 20, 2027............   0           0           0            0           0           0           0
December 20, 2028............   0           0           0            0           0           0           0
December 20, 2029............   0           0           0            0           0           0           0
December 20, 2030............   0           0           0            0           0           0           0
December 20, 2031............   0           0           0            0           0           0           0
December 20, 2032............   0           0           0            0           0           0           0
December 20, 2033............   0           0           0            0           0           0           0
December 20, 2034............   0           0           0            0           0           0           0
December 20, 2035............   0           0           0            0           0           0           0
December 20, 2036............   0           0           0            0           0           0           0
December 20, 2037...........    0           0           0            0           0           0           0
December 20, 2038...........    0           0           0            0           0           0           0
December 20, 2039...........    0           0           0            0           0           0           0
December 20, 2040...........    0           0           0            0           0           0           0
December 20, 2041...........    0           0           0            0           0           0           0
December 20, 2042...........    0           0           0            0           0           0           0
December 20, 2043...........    0           0           0            0           0           0           0
December 20, 2044...........    0           0           0            0           0           0           0
December 20, 2045...........    0           0           0            0           0           0           0
December 20, 2046...........    0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1).... 0.06         0.06        0.06        0.06         0.06        0.06        0.06

---------------------------------------

(1)  The  weighted  average  life of a class of  Certificates  is  determined by
     (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

               Percentage of Initial Class Balance(1) Outstanding
              at the Respective Percentages of CPR Set Forth Below:


                                               Class 2-A-1, Class 2-A-4, Class 2-A-5 and Class 2-A-7
                                   -----------------------------------------------------------------------------
                                    0%          10%         20%          25%         30%         40%         50%
--------------------------------    --          ---         ---          ---         ---         ---         ---
Distribution Date
-----------------

Initial Percentage...........       100         100         100          100         100         100         100
December 20, 2007............       100          89          79          74           68          58          47
December 20, 2008............       100          80          62          54           46          33          22
December 20, 2009............       100          71          48          39           32          19          10
December 20, 2010............       100          64          39          30           22          11          5
December 20, 2011............       100          57          31          22           15          7           3
December 20, 2012............       98           50          24          16           11          4           1
December 20, 2013............       97           44          19          12           7           2           1
December 20, 2014............       95           39          15           9           5           1           *
December 20, 2015............       94           34          12           7           3           1           *
December 20, 2016............       92           30          9            5           2           *           *
December 20, 2017............       90           27          7            4           2           *           *
December 20, 2018............       87           23          6            3           1           *           *
December 20, 2019............       85           20          4            2           1           *           *
December 20, 2020............       82           18          3            1           1           *           *
December 20, 2021............       80           15          3            1           *           *           *
December 20, 2022............       77           13          2            1           *           *           *
December 20, 2023............       73           12          2            1           *           *           *
December 20, 2024............       70           10          1            *           *           *           *
December 20, 2025............       66           8           1            *           *           *           *
December 20, 2026............       62           7           1            *           *           *           *
December 20, 2027............       58           6           1            *           *           *           *
December 20, 2028............       53           5           *            *           *           *           *
December 20, 2029............       48           4           *            *           *           *           *
December 20, 2030............       42           3           *            *           *           *           *
December 20, 2031............       37           2           *            *           *           *           *
December 20, 2032............       30           2           *            *           *           *           *
December 20, 2033............       23           1           *            *           *           *           *
December 20, 2034............       16           1           *            *           *           *           *
December 20, 2035............        8           *           *            *           *           *           *
December 20, 2036............        *           *           *            *           *           *           0
December 20, 2037...........         *           *           *            *           *           *           0
December 20, 2038...........         *           *           *            *           *           *           0
December 20, 2039...........         *           *           *            *           *           *           0
December 20, 2040...........         *           *           *            *           *           *           0
December 20, 2041...........         *           *           *            *           *           0           0
December 20, 2042...........         *           *           *            *           *           0           0
December 20, 2043...........         *           *           *            *           *           0           0
December 20, 2044...........         *           *           *            *           *           0           0
December 20, 2045...........         *           *           *            *           *           0           0
December 20, 2046...........         0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(2)......    21.15        7.87        4.19        3.29         2.66        1.85        1.36

---------------------------------------

(1) With respect to the Class 2-A-1, Class 2-A-5 and Class 2-A-7 Certificates, percentages are expressed as percentages of the maximum initial class balance.

(2)  The  weighted  average life of a class  of  Certificates  is determined  by
     (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or maximum initial class balance, as applicable.

*    Less than 0.5%, but greater than zero.

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of CPR Set Forth Below:


                                                                    Class 2-A-2
                                    -----------------------------------------------------------------------
                                    0%     10%         20%          25%         30%         40%         50%
----------------------------------  --     ---         ---          ---         ---         ---         ---
Distribution Date
-----------------

Initial Percentage...........       100    100         100          100         100         100         100
December 20, 2007............       100     86          73          66           59          45          31
December 20, 2008............       100     74          51          40           30          13          0
December 20, 2009............       100     63          33          21           11          0           0
December 20, 2010............       100     53          20           9           0           0           0
December 20, 2011............       100     44          10           0           0           0           0
December 20, 2012............       98      35          2            0           0           0           0
December 20, 2013............       96      27          0            0           0           0           0
December 20, 2014............       94      20          0            0           0           0           0
December 20, 2015............       92      15          0            0           0           0           0
December 20, 2016............       89      9           0            0           0           0           0
December 20, 2017............       87      5           0            0           0           0           0
December 20, 2018............       84      *           0            0           0           0           0
December 20, 2019............       81      0           0            0           0           0           0
December 20, 2020............       77      0           0            0           0           0           0
December 20, 2021............       74      0           0            0           0           0           0
December 20, 2022............       70      0           0            0           0           0           0
December 20, 2023............       65      0           0            0           0           0           0
December 20, 2024............       61      0           0            0           0           0           0
December 20, 2025............       56      0           0            0           0           0           0
December 20, 2026............       51      0           0            0           0           0           0
December 20, 2027............       45      0           0            0           0           0           0
December 20, 2028............       39      0           0            0           0           0           0
December 20, 2029............       32      0           0            0           0           0           0
December 20, 2030............       25      0           0            0           0           0           0
December 20, 2031............       18      0           0            0           0           0           0
December 20, 2032............        9      0           0            0           0           0           0
December 20, 2033............        *      0           0            0           0           0           0
December 20, 2034............        0      0           0            0           0           0           0
December 20, 2035............        0      0           0            0           0           0           0
December 20, 2036............        0      0           0            0           0           0           0
December 20, 2037...........         0      0           0            0           0           0           0
December 20, 2038...........         0      0           0            0           0           0           0
December 20, 2039...........         0      0           0            0           0           0           0
December 20, 2040...........         0      0           0            0           0           0           0
December 20, 2041...........         0      0           0            0           0           0           0
December 20, 2042...........         0      0           0            0           0           0           0
December 20, 2043...........         0      0           0            0           0           0           0
December 20, 2044...........         0      0           0            0           0           0           0
December 20, 2045...........         0      0           0            0           0           0           0
December 20, 2046...........         0      0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)......    18.94   4.81        2.37        1.84         1.48        1.04        0.77

---------------------------------------

(1)  The  weighted  average  life  of  a class of  Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of CPR Set Forth Below:



                                                                    Class 2-A-3
                                ----------------------------------------------------------------------------
                                0%          10%         20%          25%         30%         40%         50%
------------------------------- --          ---         ---          ---         ---         ---         ---
Distribution Date
-----------------

Initial Percentage...........   100         100         100          100         100         100         100
December 20, 2007............   100         100         100          100         100         100         100
December 20, 2008............   100         100         100          100         100         100          97
December 20, 2009............   100         100         100          100         100          83          45
December 20, 2010............   100         100         100          100          96          50          22
December 20, 2011............   100         100         100          96           67          30          11
December 20, 2012............   100         100         100          71           46          18          6
December 20, 2013............   100         100          83          53           32          10          3
December 20, 2014............   100         100          66          39           22          6           1
December 20, 2015............   100         100          52          29           15          4           1
December 20, 2016............   100         100          40          21           10          2           *
December 20, 2017............   100         100          32          15           7           1           *
December 20, 2018............   100         100          25          11           5           1           *
December 20, 2019............   100          89          19           8           3           *           *
December 20, 2020............   100          78          15           6           2           *           *
December 20, 2021............   100          67          12           4           2           *           *
December 20, 2022............   100          58          9            3           1           *           *
December 20, 2023............   100          50          7            2           1           *           *
December 20, 2024............   100          43          5            2           *           *           *
December 20, 2025............   100          37          4            1           *           *           *
December 20, 2026............   100          31          3            1           *           *           *
December 20, 2027............   100          26          2            1           *           *           *
December 20, 2028............   100          21          2            *           *           *           *
December 20, 2029............   100          17          1            *           *           *           *
December 20, 2030............   100          14          1            *           *           *           *
December 20, 2031............   100          11          1            *           *           *           *
December 20, 2032............   100          8           *            *           *           *           *
December 20, 2033............   100          6           *            *           *           *           *
December 20, 2034............   69           3           *            *           *           *           *
December 20, 2035............   35           2           *            *           *           *           *
December 20, 2036............    1           *           *            *           *           *           0
December 20, 2037...........     1           *           *            *           *           *           0
December 20, 2038...........     1           *           *            *           *           *           0
December 20, 2039...........     1           *           *            *           *           *           0
December 20, 2040...........     1           *           *            *           *           *           0
December 20, 2041...........     *           *           *            *           *           0           0
December 20, 2042...........     *           *           *            *           *           0           0
December 20, 2043...........     *           *           *            *           *           0           0
December 20, 2044...........     *           *           *            *           *           0           0
December 20, 2045...........     *           *           *            *           *           0           0
December 20, 2046...........     0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)....  28.60       18.13       10.30        8.15         6.62        4.59        3.34

---------------------------------------

(1)  The  weighted  average  life  of  a class of  Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

            Percentage of Maximum Initial Notional Amount Outstanding
              at the Respective Percentages of CPR Set Forth Below:


                                                         Class 2-A-6 and Class 2-A-8
                                ----------------------------------------------------------------------------
                                0%          10%         20%          25%         30%         40%         50%
-----------------------------   --          ---         ---          ---         ---         ---         ---
Distribution Date
-----------------

Initial Percentage...........   100         100         100          100         100         100         100
December 20, 2007............   100          89          79          74           68          58          47
December 20, 2008............   100          80          62          54           46          33          22
December 20, 2009............   100          71          48          39           32          19          10
December 20, 2010............   100          64          39          30           22          11          5
December 20, 2011............    0           0           0            0           0           0           0
December 20, 2012............    0           0           0            0           0           0           0
December 20, 2013............    0           0           0            0           0           0           0
December 20, 2014............    0           0           0            0           0           0           0
December 20, 2015............    0           0           0            0           0           0           0
December 20, 2016............    0           0           0            0           0           0           0
December 20, 2017............    0           0           0            0           0           0           0
December 20, 2018............    0           0           0            0           0           0           0
December 20, 2019............    0           0           0            0           0           0           0
December 20, 2020............    0           0           0            0           0           0           0
December 20, 2021............    0           0           0            0           0           0           0
December 20, 2022............    0           0           0            0           0           0           0
December 20, 2023............    0           0           0            0           0           0           0
December 20, 2024............    0           0           0            0           0           0           0
December 20, 2025............    0           0           0            0           0           0           0
December 20, 2026............    0           0           0            0           0           0           0
December 20, 2027............    0           0           0            0           0           0           0
December 20, 2028............    0           0           0            0           0           0           0
December 20, 2029............    0           0           0            0           0           0           0
December 20, 2030............    0           0           0            0           0           0           0
December 20, 2031............    0           0           0            0           0           0           0
December 20, 2032............    0           0           0            0           0           0           0
December 20, 2033............    0           0           0            0           0           0           0
December 20, 2034............    0           0           0            0           0           0           0
December 20, 2035............    0           0           0            0           0           0           0
December 20, 2036............    0           0           0            0           0           0           0
December 20, 2037...........     0           0           0            0           0           0           0
December 20, 2038...........     0           0           0            0           0           0           0
December 20, 2039...........     0           0           0            0           0           0           0
December 20, 2040...........     0           0           0            0           0           0           0
December 20, 2041...........     0           0           0            0           0           0           0
December 20, 2042...........     0           0           0            0           0           0           0
December 20, 2043...........     0           0           0            0           0           0           0
December 20, 2044...........     0           0           0            0           0           0           0
December 20, 2045...........     0           0           0            0           0           0           0
December 20, 2046...........     0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)...   4.97         3.81        2.92        2.56         2.24        1.72        1.32

---------------------------------------

(1)  The  weighted  average  life of  a  class of  Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of the notional amount by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the maximum initial notional amount.

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of CPR Set Forth Below:



                                                        Class 3-A-1 and Class 3-A-2
                                ----------------------------------------------------------------------------
                                0%          10%         20%          25%         30%         40%         50%
-----------------------------   --          ---         ---          ---         ---         ---         ---
Distribution Date
-----------------

Initial Percentage...........   100         100         100          100         100         100         100
December 20, 2007............   100          89          79          74           68          58          47
December 20, 2008............   100          80          62          54           46          33          22
December 20, 2009............   100          71          48          39           32          19          10
December 20, 2010............   100          64          39          30           22          11          5
December 20, 2011............   100          57          31          22           15          7           3
December 20, 2012............   99           50          24          16           11          4           1
December 20, 2013............   97           44          19          12           7           2           1
December 20, 2014............   96           39          15           9           5           1           *
December 20, 2015............   94           34          12           7           3           1           *
December 20, 2016............   92           30          9            5           2           *           *
December 20, 2017............   90           27          7            4           2           *           *
December 20, 2018............   88           23          6            3           1           *           *
December 20, 2019............   86           21          4            2           1           *           *
December 20, 2020............   83           18          3            1           1           *           *
December 20, 2021............   80           16          3            1           *           *           *
December 20, 2022............   77           14          2            1           *           *           *
December 20, 2023............   74           12          2            1           *           *           *
December 20, 2024............   71           10          1            *           *           *           *
December 20, 2025............   67           9           1            *           *           *           *
December 20, 2026............   63           7           1            *           *           *           *
December 20, 2027............   58           6           1            *           *           *           *
December 20, 2028............   54           5           *            *           *           *           *
December 20, 2029............   49           4           *            *           *           *           *
December 20, 2030............   43           3           *            *           *           *           *
December 20, 2031............   37           3           *            *           *           *           *
December 20, 2032............   31           2           *            *           *           *           *
December 20, 2033............   24           1           *            *           *           *           *
December 20, 2034............   16           1           *            *           *           *           *
December 20, 2035............    8           *           *            *           *           *           *
December 20, 2036............    *           *           *            *           *           *           0
December 20, 2037............    *           *           *            *           *           *           0
December 20, 2038............    *           *           *            *           *           *           0
December 20, 2039............    *           *           *            *           *           *           0
December 20, 2040............    *           *           *            *           *           0           0
December 20, 2041............    *           *           *            *           *           0           0
December 20, 2042............    *           *           *            *           *           0           0
December 20, 2043............    *           *           *            *           *           0           0
December 20, 2044............    *           *           *            *           *           0           0
December 20, 2045............    *           *           *            *           *           0           0
December 20, 2046............    0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)....  21.31        7.90        4.20        3.29         2.66        1.85        1.36

---------------------------------------

(1)  The  weighted  average  life  of  a class of  Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

               Percentage of Initial Class Balance(1) Outstanding
              at the Respective Percentages of CPR Set Forth Below:



                                     Class 4-A-1, Class 4-A-2, Class 4-A-4, Class 4-A-5 and Class 4-A-7
                               ------------------------------------------------------------------------------
                                0%          10%         20%          25%         30%         40%         50%
------------------------------  --          ---         ---          ---         ---         ---         ---
Distribution Date
-----------------

Initial Percentage...........   100         100         100          100         100         100         100
December 20, 2007............   100          89          79          74           68          58          47
December 20, 2008............   100          80          62          54           46          33          22
December 20, 2009............   100          71          48          39           31          19          10
December 20, 2010............   99           63          38          29           22          11          5
December 20, 2011............   99           56          31          22           15          7           3
December 20, 2012............   99           50          24          16           11          4           1
December 20, 2013............   99           45          20          12           7           2           1
December 20, 2014............   97           39          15           9           5           1           *
December 20, 2015............   95           35          12           7           4           1           *
December 20, 2016............   94           31          9            5           2           1           *
December 20, 2017............   92           27          7            4           2           *           *
December 20, 2018............   89           24          6            3           1           *           *
December 20, 2019............   87           21          5            2           1           *           *
December 20, 2020............   84           18          3            1           1           *           *
December 20, 2021............   81           16          3            1           *           *           *
December 20, 2022............   78           14          2            1           *           *           *
December 20, 2023............   75           12          2            1           *           *           *
December 20, 2024............   71           10          1            *           *           *           *
December 20, 2025............   68           9           1            *           *           *           *
December 20, 2026............   63           7           1            *           *           *           *
December 20, 2027............   59           6           1            *           *           *           *
December 20, 2028............   54           5           *            *           *           *           *
December 20, 2029............   49           4           *            *           *           *           *
December 20, 2030............   43           3           *            *           *           *           *
December 20, 2031............   37           3           *            *           *           *           *
December 20, 2032............   31           2           *            *           *           *           *
December 20, 2033............   24           1           *            *           *           *           *
December 20, 2034............   16           1           *            *           *           *           *
December 20, 2035............    8           *           *            *           *           *           *
December 20, 2036............    *           *           *            *           *           *           0
December 20, 2037............    *           *           *            *           *           *           0
December 20, 2038............    *           *           *            *           *           *           0
December 20, 2039............    *           *           *            *           *           *           0
December 20, 2040............    *           *           *            *           *           *           0
December 20, 2041............    *           *           *            *           *           0           0
December 20, 2042............    *           *           *            *           *           0           0
December 20, 2043............    *           *           *            *           *           0           0
December 20, 2044............    *           *           *            *           *           0           0
December 20, 2045............    *           *           *            *           *           0           0
December 20, 2046............    0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(2)....  21.45        7.93        4.21        3.30         2.66        1.85        1.36

---------------------------------------

(1) With respect to the Class 4-A-1, Class 4-A-5 and Class 4-A-7 Certificates, percentages are expressed as percentages of the maximum initial class balance.

(2)  The  weighted  average  life  of  a class of  Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or maximum initial class balance, as applicable.

*    Less than 0.5%, but greater than zero.

                Percentage of Initial Notional Amount Outstanding
              at the Respective Percentages of CPR Set Forth Below:


                                                                 Class 4-A-3
                                -----------------------------------------------------------------------------
                                 0%          10%         20%          25%         30%         40%         50%
-------------------------------  --          ---         ---          ---         ---         ---         ---
Distribution Date
-----------------

Initial Percentage...........    100         100         100          100         100         100         100
December 20, 2007............    100          89          79          74           68          58          47
December 20, 2008............    100          80          62          54           46          33          22
December 20, 2009............    100          71          48          39           31          19          10
December 20, 2010............    99           63          38          29           22          11          5
December 20, 2011............    99           56          31          22           15          7           3
December 20, 2012............    99           50          24          16           11          4           1
December 20, 2013............     0           0           0            0           0           0           0
December 20, 2014............     0           0           0            0           0           0           0
December 20, 2015............     0           0           0            0           0           0           0
December 20, 2016............     0           0           0            0           0           0           0
December 20, 2017............     0           0           0            0           0           0           0
December 20, 2018............     0           0           0            0           0           0           0
December 20, 2019............     0           0           0            0           0           0           0
December 20, 2020............     0           0           0            0           0           0           0
December 20, 2021............     0           0           0            0           0           0           0
December 20, 2022............     0           0           0            0           0           0           0
December 20, 2023............     0           0           0            0           0           0           0
December 20, 2024............     0           0           0            0           0           0           0
December 20, 2025............     0           0           0            0           0           0           0
December 20, 2026............     0           0           0            0           0           0           0
December 20, 2027............     0           0           0            0           0           0           0
December 20, 2028............     0           0           0            0           0           0           0
December 20, 2029............     0           0           0            0           0           0           0
December 20, 2030............     0           0           0            0           0           0           0
December 20, 2031............     0           0           0            0           0           0           0
December 20, 2032............     0           0           0            0           0           0           0
December 20, 2033............     0           0           0            0           0           0           0
December 20, 2034............     0           0           0            0           0           0           0
December 20, 2035............     0           0           0            0           0           0           0
December 20, 2036............     0           0           0            0           0           0           0
December 20, 2037...........      0           0           0            0           0           0           0
December 20, 2038...........      0           0           0            0           0           0           0
December 20, 2039...........      0           0           0            0           0           0           0
December 20, 2040...........      0           0           0            0           0           0           0
December 20, 2041...........      0           0           0            0           0           0           0
December 20, 2042...........      0           0           0            0           0           0           0
December 20, 2043...........      0           0           0            0           0           0           0
December 20, 2044...........      0           0           0            0           0           0           0
December 20, 2045...........      0           0           0            0           0           0           0
December 20, 2046...........      0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)...... 6.94         4.81        3.41        2.89         2.46        1.81        1.35

---------------------------------------

(1)  The  weighted  average  life  of  a class of  Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of the notional amount by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial notional amount.

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of CPR Set Forth Below:


                                                                 Class 5-A-1
                                -----------------------------------------------------------------------------
                                 0%          10%         20%          25%         30%         40%         50%
-----------------------------    --          ---         ---          ---         ---         ---         ---
Distribution Date
-----------------

Initial Percentage...........    100         100         100          100         100         100         100
December 20, 2007............    100          86          72          65           58          44          31
December 20, 2008............    100          73          50          39           29          12          0
December 20, 2009............    99           62          32          20           10          0           0
December 20, 2010............    99           52          19           7           0           0           0
December 20, 2011............    99           43          9            0           0           0           0
December 20, 2012............    99           34          1            0           0           0           0
December 20, 2013............    98           27          0            0           0           0           0
December 20, 2014............    98           21          0            0           0           0           0
December 20, 2015............    98           16          0            0           0           0           0
December 20, 2016............    97           11          0            0           0           0           0
December 20, 2017............    94           6           0            0           0           0           0
December 20, 2018............    91           1           0            0           0           0           0
December 20, 2019............    87           0           0            0           0           0           0
December 20, 2020............    84           0           0            0           0           0           0
December 20, 2021............    80           0           0            0           0           0           0
December 20, 2022............    76           0           0            0           0           0           0
December 20, 2023............    71           0           0            0           0           0           0
December 20, 2024............    66           0           0            0           0           0           0
December 20, 2025............    61           0           0            0           0           0           0
December 20, 2026............    55           0           0            0           0           0           0
December 20, 2027............    49           0           0            0           0           0           0
December 20, 2028............    42           0           0            0           0           0           0
December 20, 2029............    35           0           0            0           0           0           0
December 20, 2030............    28           0           0            0           0           0           0
December 20, 2031............    19           0           0            0           0           0           0
December 20, 2032............    10           0           0            0           0           0           0
December 20, 2033............     1           0           0            0           0           0           0
December 20, 2034............     0           0           0            0           0           0           0
December 20, 2035............     0           0           0            0           0           0           0
December 20, 2036............     0           0           0            0           0           0           0
December 20, 2037............     0           0           0            0           0           0           0
December 20, 2038............     0           0           0            0           0           0           0
December 20, 2039............     0           0           0            0           0           0           0
December 20, 2040............     0           0           0            0           0           0           0
December 20, 2041............     0           0           0            0           0           0           0
December 20, 2042............     0           0           0            0           0           0           0
December 20, 2043............     0           0           0            0           0           0           0
December 20, 2044............     0           0           0            0           0           0           0
December 20, 2045............     0           0           0            0           0           0           0
December 20, 2046............     0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)....   19.87        4.82        2.32        1.80         1.45        1.02        0.75

---------------------------------------

(1)  The  weighted  average  life  of  a class of  Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of CPR Set Forth Below:



                                                                Class 5-A-2
                                ----------------------------------------------------------------------------
                                0%          10%         20%          25%         30%         40%         50%
------------------------------  --          ---         ---          ---         ---         ---         ---
Distribution Date
-----------------

Initial Percentage...........   100         100         100          100         100         100         100
December 20, 2007............   100         100         100          100         100         100         100
December 20, 2008............   100         100         100          100         100         100          93
December 20, 2009............   100         100         100          100         100          80          43
December 20, 2010............   100         100         100          100          92          48          21
December 20, 2011............   100         100         100          92           64          29          11
December 20, 2012............   100         100         100          69           45          17          5
December 20, 2013............   100         100          82          52           31          10          3
December 20, 2014............   100         100          65          39           22          6           1
December 20, 2015............   100         100          52          29           15          4           1
December 20, 2016............   100         100          41          22           11          2           *
December 20, 2017............   100         100          32          16           7           1           *
December 20, 2018............   100         100          25          12           5           1           *
December 20, 2019............   100          91          20           8           3           *           *
December 20, 2020............   100          79          15           6           2           *           *
December 20, 2021............   100          69          12           4           2           *           *
December 20, 2022............   100          60          9            3           1           *           *
December 20, 2023............   100          52          7            2           1           *           *
December 20, 2024............   100          44          5            2           *           *           *
December 20, 2025............   100          38          4            1           *           *           *
December 20, 2026............   100          32          3            1           *           *           *
December 20, 2027............   100          27          2            1           *           *           *
December 20, 2028............   100          22          2            *           *           *           *
December 20, 2029............   100          18          1            *           *           *           *
December 20, 2030............   100          14          1            *           *           *           *
December 20, 2031............   100          11          1            *           *           *           *
December 20, 2032............   100          8           *            *           *           *           *
December 20, 2033............   100          6           *            *           *           *           *
December 20, 2034............   68           3           *            *           *           *           *
December 20, 2035............   32           1           *            *           *           *           *
December 20, 2036............    0           0           0            0           0           0           0
December 20, 2037............    0           0           0            0           0           0           0
December 20, 2038............    0           0           0            0           0           0           0
December 20, 2039............    0           0           0            0           0           0           0
December 20, 2040............    0           0           0            0           0           0           0
December 20, 2041............    0           0           0            0           0           0           0
December 20, 2042............    0           0           0            0           0           0           0
December 20, 2043............    0           0           0            0           0           0           0
December 20, 2044............    0           0           0            0           0           0           0
December 20, 2045............    0           0           0            0           0           0           0
December 20, 2046............    0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)....  28.52       18.26       10.31        8.11         6.55        4.52        3.28

---------------------------------------

(1)  The  weighted  average  life  of  a class of  Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                Percentage of Initial Notional Amount Outstanding
              at the Respective Percentages of CPR Set Forth Below:



                                                                Class 5-A-3
                                ----------------------------------------------------------------------------
                                0%          10%         20%          25%         30%         40%         50%
------------------------------  --          ---         ---          ---         ---         ---         ---
Distribution Date
-----------------

Initial Percentage...........   100         100         100          100         100         100         100
December 20, 2007............   100         100         100          100         100         100         100
December 20, 2008............   100         100         100          100         100         100          93
December 20, 2009............   100         100         100          100         100          80          43
December 20, 2010............   100         100         100          100          92          48          21
December 20, 2011............   100         100         100          92           64          29          11
December 20, 2012............   100         100         100          69           45          17          5
December 20, 2013............   100         100          82          52           31          10          3
December 20, 2014............   100         100          65          39           22          6           1
December 20, 2015............   100         100          52          29           15          4           1
December 20, 2016............    0           0           0            0           0           0           0
December 20, 2017............    0           0           0            0           0           0           0
December 20, 2018............    0           0           0            0           0           0           0
December 20, 2019............    0           0           0            0           0           0           0
December 20, 2020............    0           0           0            0           0           0           0
December 20, 2021............    0           0           0            0           0           0           0
December 20, 2022............    0           0           0            0           0           0           0
December 20, 2023............    0           0           0            0           0           0           0
December 20, 2024............    0           0           0            0           0           0           0
December 20, 2025............    0           0           0            0           0           0           0
December 20, 2026............    0           0           0            0           0           0           0
December 20, 2027............    0           0           0            0           0           0           0
December 20, 2028............    0           0           0            0           0           0           0
December 20, 2029............    0           0           0            0           0           0           0
December 20, 2030............    0           0           0            0           0           0           0
December 20, 2031............    0           0           0            0           0           0           0
December 20, 2032............    0           0           0            0           0           0           0
December 20, 2033............    0           0           0            0           0           0           0
December 20, 2034............    0           0           0            0           0           0           0
December 20, 2035............    0           0           0            0           0           0           0
December 20, 2036............    0           0           0            0           0           0           0
December 20, 2037............    0           0           0            0           0           0           0
December 20, 2038............    0           0           0            0           0           0           0
December 20, 2039............    0           0           0            0           0           0           0
December 20, 2040............    0           0           0            0           0           0           0
December 20, 2041............    0           0           0            0           0           0           0
December 20, 2042............    0           0           0            0           0           0           0
December 20, 2043............    0           0           0            0           0           0           0
December 20, 2044............    0           0           0            0           0           0           0
December 20, 2045............    0           0           0            0           0           0           0
December 20, 2046............    0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)....  9.98         9.98        8.70        7.43         6.27        4.48        3.28

---------------------------------------

(1)  The  weighted  average  life of  a  class of  Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of the notional amount by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial notional amount.

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of CPR Set Forth Below:


                                                     Class B-1, Class B-2 and Class B-3
                                ----------------------------------------------------------------------------
                                0%          10%         20%          25%         30%         40%         50%
-----------------------------   --          ---         ---          ---         ---         ---         ---
Distribution Date
-----------------

Initial Percentage...........   100         100         100          100         100         100         100
December 20, 2007............   100         100         100          100         100         100         100
December 20, 2008............   100         100         100          100         100          86          73
December 20, 2009............   100         100         100          92           84          67          52
December 20, 2010............   100         100          83          69           58          40          26
December 20, 2011............   99           99          66          51           41          24          13
December 20, 2012............   98           98          52          38           28          14          6
December 20, 2013............   97           93          41          28           20          8           3
December 20, 2014............   96           83          33          21           14          5           2
December 20, 2015............   94           73          26          15           9           3           1
December 20, 2016............   93           65          20          11           6           2           *
December 20, 2017............   91           57          16           8           4           1           *
December 20, 2018............   88           50          12           6           3           1           *
December 20, 2019............   86           44          10           4           2           *           *
December 20, 2020............   83           38          7            3           1           *           *
December 20, 2021............   81           33          6            2           1           *           *
December 20, 2022............   78           29          4            2           1           *           *
December 20, 2023............   74           25          3            1           *           *           *
December 20, 2024............   71           21          3            1           *           *           *
December 20, 2025............   67           18          2            1           *           *           *
December 20, 2026............   63           15          1            *           *           *           *
December 20, 2027............   58           13          1            *           *           *           *
December 20, 2028............   54           11          1            *           *           *           *
December 20, 2029............   48           9           1            *           *           *           *
December 20, 2030............   43           7           *            *           *           *           *
December 20, 2031............   37           5           *            *           *           *           *
December 20, 2032............   30           4           *            *           *           *           *
December 20, 2033............   24           3           *            *           *           *           *
December 20, 2034............   16           2           *            *           *           *           *
December 20, 2035............    8           1           *            *           *           *           *
December 20, 2036............    *           *           *            *           *           *           0
December 20, 2037............    *           *           *            *           *           *           0
December 20, 2038............    *           *           *            *           *           *           0
December 20, 2039............    *           *           *            *           *           *           0
December 20, 2040............    *           *           *            *           *           0           0
December 20, 2041............    *           *           *            *           *           0           0
December 20, 2042............    *           *           *            *           *           0           0
December 20, 2043............    *           *           *            *           *           0           0
December 20, 2044............    *           *           *            *           *           0           0
December 20, 2045............    *           *           *            *           *           0           0
December 20, 2046............    0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)....  21.31       13.47        7.40        6.07         5.22        4.03        3.25

---------------------------------------

(1)  The  weighted  average life  of  a  class of  Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                   Appendix C


                   Hypothetical Mortgage Loan Characteristics

                   Hypothetical Mortgage Loan Characteristics



                                      Current
                         Current         Net
           Unpaid       Mortgage      Mortgage                          Initial
          Principal     Interest      Interest   Remaining  Original   Periodic      Periodic
 Group     Balance        Rate          Rate       Term      Term         Cap           Cap
             ($)          (%)           (%)       (months)  (months)      (%)           (%)
-------------------------------------------------------------------------------------------------
   1    1,843,869.00  6.1938346739  5.8178346739    359       360     2.0000000000  2.0000000000
   1     999,000.00   6.5000000000  6.1240000000    360       360     2.0000000000  2.0000000000
   1    2,538,750.00  6.4678237322  6.0918237322    359       360     2.0000000000  2.0000000000
   1    3,341,000.00  6.6856480096  6.3096480096    360       360     2.0000000000  2.0000000000
   2     510,425.00   4.3750000000  4.1240000000    358       360     5.0000000000  2.0000000000
   2     591,200.00   4.6250000000  4.3740000000    359       360     5.0000000000  2.0000000000
   2     866,533.00   4.7500000000  4.4990000000    359       360     5.0000000000  2.0000000000
   2     707,976.25   4.8750000000  4.6240000000    359       360     5.0000000000  2.0000000000
   2     727,000.00   5.0000000000  4.7490000000    358       360     5.0000000000  2.0000000000
   2    1,436,250.00  5.0000000000  4.7490000000    356       360     5.0000000000  2.0000000000
   2    1,318,200.00  5.0000000000  4.7490000000    358       360     5.0000000000  2.0000000000
   2    1,118,654.26  5.0000000000  4.7490000000    359       360     5.0000000000  2.0000000000
   2     700,000.00   5.0000000000  4.6240000000    358       360     5.0000000000  2.0000000000
   2    2,215,300.00  5.0000000000  4.7490000000    359       360     5.0000000000  2.0000000000
   2     844,000.00   5.0000000000  4.7490000000    360       360     5.0000000000  2.0000000000
   2    1,500,000.00  5.1250000000  4.8740000000    359       360     5.0000000000  2.0000000000
   2    1,584,800.00  5.1250000000  4.8740000000    360       360     5.0000000000  2.0000000000
   2     425,600.00   5.2500000000  4.9990000000    359       360     5.0000000000  2.0000000000
   2     475,000.00   5.2500000000  4.8740000000    358       360     5.0000000000  2.0000000000
   2    2,696,000.00  5.2500000000  4.9990000000    359       360     5.0000000000  2.0000000000
   2     920,000.00   5.3750000000  5.1240000000    358       360     5.0000000000  2.0000000000
   2    1,300,000.00  5.3750000000  5.1240000000    359       360     5.0000000000  2.0000000000
   2     546,000.00   5.3750000000  5.1240000000    358       360     5.0000000000  2.0000000000
   2    2,663,968.01  5.3750000000  5.1240000000    359       360     5.0000000000  2.0000000000
   2    2,368,550.00  5.3750000000  5.1240000000    360       360     5.0000000000  2.0000000000
   2     605,000.00   5.5000000000  5.2490000000    359       360     5.0000000000  2.0000000000
   2     599,800.00   5.5000000000  5.2490000000    359       360     5.0000000000  2.0000000000
   2     848,000.00   5.5000000000  5.2490000000    360       360     5.0000000000  2.0000000000
   2    3,924,138.00  5.5000000000  5.2490000000    359       360     5.0000000000  2.0000000000




                                                  Original    Months
                                                  Interest   to First    Payment
           Gross          Rate          Rate        Only    Adjustment  Adjustment
 Group    Margin         Ceiling        Floor       Term       Date     Frequency
            (%)            (%)           (%)      (months)   (months)    (months)    Index
--------------------------------------------------------------------------------------------
   1    2.2500000000   12.1938346739 2.2500000000     0          35         12     1Yr LIBOR
   1    2.2500000000   12.5000000000 2.2500000000     0          36         12     1Yr LIBOR
   1    2.2500000000   12.4678237322 2.2500000000     36         35         12     1Yr LIBOR
   1    2.2500000000   12.6856480096 2.2500000000     36         36         12     1Yr LIBOR
   2    2.7500000000   9.3750000000  2.7500000000    120         58         12      1Yr CMT
   2    2.2500000000   9.6250000000  2.2500000000     60         59         12     1Yr LIBOR
   2    2.2500000000   9.7500000000  2.2500000000     60         59         12     1Yr LIBOR
   2    2.2500000000   9.8750000000  2.2500000000     60         59         12     1Yr LIBOR
   2    2.7500000000   10.0000000000 2.7500000000    120         58         12      1Yr CMT
   2    2.7500000000   10.0000000000 2.7500000000     60         56         12      1Yr CMT
   2    2.7500000000   10.0000000000 2.7500000000     60         58         12      1Yr CMT
   2    2.2500000000   10.0000000000 2.2500000000     0          59         12     1Yr LIBOR
   2    2.2500000000   10.0000000000 2.2500000000     60         58         12     1Yr LIBOR
   2    2.2500000000   10.0000000000 2.2500000000     60         59         12     1Yr LIBOR
   2    2.2500000000   10.0000000000 2.2500000000     60         60         12     1Yr LIBOR
   2    2.2500000000   10.1250000000 2.2500000000     60         59         12     1Yr LIBOR
   2    2.2500000000   10.1250000000 2.2500000000     60         60         12     1Yr LIBOR
   2    2.7500000000   10.2500000000 2.7500000000     60         59         12      1Yr CMT
   2    2.2500000000   10.2500000000 2.2500000000     60         58         12     1Yr LIBOR
   2    2.2500000000   10.2500000000 2.2500000000     60         59         12     1Yr LIBOR
   2    2.7500000000   10.3750000000 2.7500000000     60         58         12      1Yr CMT
   2    2.7500000000   10.3750000000 2.7500000000     60         59         12      1Yr CMT
   2    2.2500000000   10.3750000000 2.2500000000     60         58         12     1Yr LIBOR
   2    2.2500000000   10.3750000000 2.2500000000     60         59         12     1Yr LIBOR
   2    2.2500000000   10.3750000000 2.2500000000     60         60         12     1Yr LIBOR
   2    2.7500000000   10.5000000000 2.7500000000    120         59         12      1Yr CMT
   2    2.7500000000   10.5000000000 2.7500000000     60         59         12      1Yr CMT
   2    2.2500000000   10.5000000000 2.2500000000     0          60         12     1Yr LIBOR
   2    2.2500000000   10.5000000000 2.2500000000     60         59         12     1Yr LIBOR


                                      Current
                         Current         Net
           Unpaid       Mortgage      Mortgage                          Initial
          Principal     Interest      Interest   Remaining  Original   Periodic      Periodic
 Group     Balance        Rate          Rate       Term      Term         Cap           Cap
             ($)          (%)           (%)       (months)  (months)      (%)           (%)
------------------------------------------------------------------------------------------------
   2    1,104,000.00  5.5000000000  5.2490000000    360       360     5.0000000000  2.0000000000
   2     536,000.00   5.6250000000  5.3740000000    359       360     5.0000000000  2.0000000000
   2     699,251.65   5.6250000000  5.3740000000    359       360     5.0000000000  2.0000000000
   2    7,102,913.67  5.6250000000  5.3740000000    359       360     5.0000000000  2.0000000000
   2    1,130,000.00  5.6250000000  5.3740000000    360       360     5.0000000000  2.0000000000
   2    1,372,000.00  5.6500000000  5.2740000000    359       360     5.0000000000  2.0000000000
   2    2,129,100.00  5.6750000000  5.2990000000    358       360     5.0000000000  2.0000000000
   2     647,590.54   5.7500000000  5.4990000000    357       360     5.0000000000  2.0000000000
   2     532,800.00   5.7500000000  5.4990000000    359       360     5.0000000000  2.0000000000
   2     460,359.73   5.7500000000  5.4990000000    357       360     5.0000000000  2.0000000000
   2    1,280,000.00  5.7500000000  5.4990000000    359       360     5.0000000000  2.0000000000
   2    2,030,229.48  5.7500000000  5.3740000000    358       360     5.0000000000  2.0000000000
   2    12,889,184.33 5.7500000000  5.4945873856    359       360     5.0000000000  2.0000000000
   2    10,366,850.00 5.7500000000  5.4990000000    360       360     5.0000000000  2.0000000000
   2    2,040,000.00  5.7750000000  5.3990000000    358       360     5.0000000000  2.0000000000
   2    1,287,500.00  5.7750000000  5.3990000000    359       360     5.0000000000  2.0000000000
   2    1,600,000.00  5.8000000000  5.4240000000    358       360     5.0000000000  2.0000000000
   2     815,000.00   5.8250000000  5.4490000000    359       360     5.0000000000  2.0000000000
   2    1,995,000.00  5.8500000000  5.4740000000    359       360     5.0000000000  2.0000000000
   2     998,980.45   5.8750000000  5.6240000000    359       360     5.0000000000  2.0000000000
   2    1,035,919.00  5.8750000000  5.6240000000    359       360     5.0000000000  2.0000000000
   2     431,250.00   5.8750000000  5.6240000000    356       360     5.0000000000  2.0000000000
   2    1,243,000.00  5.8750000000  5.6240000000    358       360     5.0000000000  2.0000000000
   2    5,265,250.00  5.8750000000  5.6240000000    359       360     5.0000000000  2.0000000000
   2     340,196.61   5.8750000000  5.6240000000    356       360     5.0000000000  2.0000000000
   2    1,469,300.44  5.8750000000  5.6240000000    359       360     5.0000000000  2.0000000000
   2     770,000.00   5.8750000000  5.6240000000    360       360     5.0000000000  2.0000000000
   2     660,000.00   5.8750000000  5.6240000000    357       360     5.0000000000  2.0000000000
   2    9,901,406.13  5.8750000000  5.5049013857    358       360     5.0000000000  2.0000000000
   2    26,194,390.00 5.8750000000  5.6213276721    359       360     5.0000000000  2.0000000000




                                                   Original    Months
                                                   Interest   to First    Payment
            Gross          Rate          Rate        Only    Adjustment  Adjustment
 Group     Margin         Ceiling        Floor       Term       Date     Frequency
             (%)            (%)           (%)      (months)   (months)    (months)    Index
---------------------------------------------------------------------------------------------
   2     2.2500000000   10.5000000000 2.2500000000     60         60         12     1Yr LIBOR
   2     2.7500000000   10.6250000000 2.7500000000    120         59         12      1Yr CMT
   2     2.2500000000   10.6250000000 2.2500000000     0          59         12     1Yr LIBOR
   2     2.2500000000   10.6250000000 2.2500000000     60         59         12     1Yr LIBOR
   2     2.2500000000   10.6250000000 2.2500000000     60         60         12     1Yr LIBOR
   2     2.1500000000   10.6500000000 2.1500000000     60         59         12     1Yr LIBOR
   2     2.0500000000   10.6750000000 2.0500000000     60         58         12     1Yr LIBOR
   2     2.7500000000   10.7500000000 2.7500000000     0          57         12      1Yr CMT
   2     2.7500000000   10.7500000000 2.7500000000    120         59         12      1Yr CMT
   2     2.7500000000   10.7500000000 2.7500000000     60         57         12      1Yr CMT
   2     2.7500000000   10.7500000000 2.7500000000     60         59         12      1Yr CMT
   2     2.0000000000   10.7500000000 2.0000000000     60         58         12     1Yr LIBOR
   2     2.2500000000   10.7500000000 2.2500000000     60         59         12     1Yr LIBOR
   2     2.2500000000   10.7500000000 2.2500000000     60         60         12     1Yr LIBOR
   2     2.1500000000   10.7750000000 2.1500000000     60         58         12     1Yr LIBOR
   2     2.2033980583   10.7750000000 2.2033980583     60         59         12     1Yr LIBOR
   2     2.0500000000   10.8000000000 2.0500000000     60         58         12     1Yr LIBOR
   2     2.2000000000   10.8250000000 2.2000000000     60         59         12     1Yr LIBOR
   2     2.1000000000   10.8500000000 2.1000000000     60         59         12     1Yr LIBOR
   2     2.7500000000   10.8750000000 2.7500000000     0          59         12      1Yr CMT
   2     2.7500000000   10.8750000000 2.7500000000    120         59         12      1Yr CMT
   2     2.7500000000   10.8750000000 2.7500000000     60         56         12      1Yr CMT
   2     2.7500000000   10.8750000000 2.7500000000     60         58         12      1Yr CMT
   2     2.7500000000   10.8750000000 2.7500000000     60         59         12      1Yr CMT
   2     2.2500000000   10.8750000000 2.2500000000     0          56         12     1Yr LIBOR
   2     2.2500000000   10.8750000000 2.2500000000     0          59         12     1Yr LIBOR
   2     2.2500000000   10.8750000000 2.2500000000     0          60         12     1Yr LIBOR
   2     2.2500000000   10.8750000000 2.2500000000     60         57         12     1Yr LIBOR
   2     2.0612641805   10.8750000000 2.0612641805     60         58         12     1Yr LIBOR
   2     2.2500000000   10.8750000000 2.2500000000     60         59         12     1Yr LIBOR


                                      Current
                         Current         Net
           Unpaid       Mortgage      Mortgage                          Initial
          Principal     Interest      Interest   Remaining  Original   Periodic      Periodic
 Group     Balance        Rate          Rate       Term      Term         Cap           Cap
             ($)          (%)           (%)       (months)  (months)      (%)           (%)
-------------------------------------------------------------------------------------------------
   2    7,001,700.00  5.8750000000  5.6240000000    360       360     5.0000000000  2.0000000000
   2     748,458.03   5.8750000000  5.6240000000    479       480     5.0000000000  2.0000000000
   2    1,858,999.08  5.9000000000  5.5240000000    358       360     5.0000000000  2.0000000000
   2    6,121,452.08  5.9750000000  5.5990000000    358       360     5.0000000000  2.0000000000
   2    1,966,000.00  5.9750000000  5.5990000000    359       360     5.0000000000  2.0000000000
   2    2,295,409.23  6.0000000000  5.7490000000    358       360     5.0000000000  2.0000000000
   2     471,530.12   6.0000000000  5.7490000000    359       360     5.0000000000  2.0000000000
   2    1,918,000.00  6.0000000000  5.7490000000    358       360     5.0000000000  2.0000000000
   2    2,761,200.00  6.0000000000  5.7490000000    359       360     5.0000000000  2.0000000000
   2     525,000.00   6.0000000000  5.7490000000    356       360     5.0000000000  2.0000000000
   2    1,000,000.00  6.0000000000  5.7490000000    357       360     5.0000000000  2.0000000000
   2     867,750.00   6.0000000000  5.7490000000    358       360     5.0000000000  2.0000000000
   2    3,385,623.00  6.0000000000  5.7490000000    359       360     5.0000000000  2.0000000000
   2     203,597.00   6.0000000000  5.7490000000    360       360     5.0000000000  2.0000000000
   2     471,100.00   6.0000000000  5.7490000000    360       360     5.0000000000  2.0000000000
   2    11,190,037.50 6.0000000000  5.6240000000    358       360     5.0000000000  2.0000000000
   2    25,441,239.00 6.0000000000  5.7421214042    359       360     5.0000000000  2.0000000000
   2    10,540,792.00 6.0000000000  5.7490000000    360       360     5.0000000000  2.0000000000
   2    3,590,486.04  6.0250000000  5.6490000000    358       360     5.0000000000  2.0000000000
   2    3,260,232.00  6.0250000000  5.6490000000    359       360     5.0000000000  2.0000000000
   2     951,995.63   6.0500000000  5.6740000000    358       360     5.0000000000  2.0000000000
   2    1,255,000.00  6.1000000000  5.7240000000    358       360     5.0000000000  2.0000000000
   2    2,526,000.00  6.1000000000  5.7240000000    359       360     5.0000000000  2.0000000000
   2     490,558.07   6.1250000000  5.8740000000    357       360     5.0000000000  2.0000000000
   2     777,999.94   6.1250000000  5.8740000000    352       360     5.0000000000  2.0000000000
   2    2,175,681.11  6.1250000000  5.8740000000    358       360     5.0000000000  2.0000000000
   2    3,367,600.00  6.1250000000  5.8740000000    359       360     5.0000000000  2.0000000000
   2    4,300,900.00  6.1250000000  5.8740000000    359       360     5.0000000000  2.0000000000
   2     334,085.64   6.1250000000  5.8740000000    358       360     5.0000000000  2.0000000000
   2     447,564.57   6.1250000000  5.8740000000    359       360     5.0000000000  2.0000000000




                                                   Original    Months
                                                   Interest   to First    Payment
            Gross          Rate          Rate        Only    Adjustment  Adjustment
 Group     Margin         Ceiling        Floor       Term       Date     Frequency
             (%)            (%)           (%)      (months)   (months)    (months)    Index
---------------------------------------------------------------------------------------------
   2     2.2500000000   10.8750000000 2.2500000000     60         60         12     1Yr LIBOR
   2     2.2500000000   10.8750000000 2.2500000000     0          59         12     1Yr LIBOR
   2     2.5795319716   10.9000000000 2.5795319716     60         58         12     1Yr LIBOR
   2     2.1000000000   10.9750000000 2.1000000000     60         58         12     1Yr LIBOR
   2     2.1000000000   10.9750000000 2.1000000000     60         59         12     1Yr LIBOR
   2     2.7500000000   11.0000000000 2.7500000000     0          58         12      1Yr CMT
   2     2.7500000000   11.0000000000 2.7500000000     0          59         12      1Yr CMT
   2     2.7500000000   11.0000000000 2.7500000000    120         58         12      1Yr CMT
   2     2.7500000000   11.0000000000 2.7500000000    120         59         12      1Yr CMT
   2     2.7500000000   11.0000000000 2.7500000000     60         56         12      1Yr CMT
   2     2.7500000000   11.0000000000 2.7500000000     60         57         12      1Yr CMT
   2     2.7500000000   11.0000000000 2.7500000000     60         58         12      1Yr CMT
   2     2.7500000000   11.0000000000 2.7500000000     60         59         12      1Yr CMT
   2     2.2500000000   11.0000000000 2.2500000000     0          60         12     1Yr LIBOR
   2     2.2500000000   11.0000000000 2.2500000000    120         60         12     1Yr LIBOR
   2     2.0653491443   11.0000000000 2.0653491443     60         58         12     1Yr LIBOR
   2     2.2426300759   11.0000000000 2.2426300759     60         59         12     1Yr LIBOR
   2     2.2500000000   11.0000000000 2.2500000000     60         60         12     1Yr LIBOR
   2     2.1561969326   11.0250000000 2.1561969326     60         58         12     1Yr LIBOR
   2     2.1500000000   11.0250000000 2.1500000000     60         59         12     1Yr LIBOR
   2     2.3097152836   11.0500000000 2.3097152836     60         58         12     1Yr LIBOR
   2     2.1000000000   11.1000000000 2.1000000000     60         58         12     1Yr LIBOR
   2     2.1000000000   11.1000000000 2.1000000000     60         59         12     1Yr LIBOR
   2     2.7500000000   11.1250000000 2.7500000000     0          57         12      1Yr CMT
   2     2.7500000000   11.1250000000 2.7500000000    120         52         12      1Yr CMT
   2     2.7500000000   11.1250000000 2.7500000000    120         58         12      1Yr CMT
   2     2.7500000000   11.1250000000 2.7500000000    120         59         12      1Yr CMT
   2     2.7500000000   11.1250000000 2.7500000000     60         59         12      1Yr CMT
   2     2.2500000000   12.2550000000 2.2500000000     0          58         12     1Yr LIBOR
   2     2.2500000000   11.1250000000 2.2500000000     0          59         12     1Yr LIBOR

                                      C-4


                                      Current
                         Current         Net
           Unpaid       Mortgage      Mortgage                          Initial
          Principal     Interest      Interest   Remaining  Original   Periodic      Periodic
 Group     Balance        Rate          Rate       Term      Term         Cap           Cap
             ($)          (%)           (%)       (months)  (months)      (%)           (%)
------------------------------------------------------------------------------------------------
   2     680,000.00   6.1250000000  5.8740000000    360       360     5.0000000000  2.0000000000
   2    1,018,500.00  6.1250000000  5.8740000000    357       360     5.0000000000  2.0000000000
   2    8,745,000.00  6.1250000000  5.7490000000    358       360     5.0000000000  2.0000000000
   2    31,073,034.50 6.1250000000  5.8538599490    359       360     5.0000000000  2.0000000000
   2    18,628,935.60 6.1250000000  5.8740000000    360       360     5.0000000000  2.0000000000
   2     503,155.67   6.1250000000  5.8740000000    479       480     5.0000000000  2.0000000000
   2    8,800,841.88  6.1500000000  5.7740000000    358       360     5.0000000000  2.0000000000
   2    2,614,250.00  6.1500000000  5.7740000000    359       360     5.0000000000  2.0000000000
   2     732,000.00   6.1750000000  5.7990000000    359       360     5.0000000000  2.0000000000
   2    2,015,176.01  6.2000000000  5.8240000000    358       360     5.0000000000  2.0000000000
   2     723,058.40   6.2250000000  5.8490000000    358       360     5.0000000000  2.0000000000
   2    2,100,000.00  6.2250000000  5.8490000000    359       360     5.0000000000  2.0000000000
   2     696,138.85   6.2500000000  5.9990000000    359       360     5.0000000000  2.0000000000
   2    1,436,033.97  6.2500000000  5.9990000000    358       360     5.0000000000  2.0000000000
   2    6,155,675.77  6.2500000000  5.9990000000    359       360     5.0000000000  2.0000000000
   2     420,000.00   6.2500000000  5.9990000000    353       360     5.0000000000  2.0000000000
   2     441,140.69   6.2500000000  5.9990000000    355       360     5.0000000000  2.0000000000
   2    4,680,900.00  6.2500000000  5.9990000000    358       360     5.0000000000  2.0000000000
   2    3,311,050.00  6.2500000000  5.9990000000    359       360     5.0000000000  2.0000000000
   2    1,130,925.91  6.2500000000  5.9990000000    359       360     5.0000000000  2.0000000000
   2    2,546,900.00  6.2500000000  5.9990000000    360       360     5.0000000000  2.0000000000
   2     894,000.00   6.2500000000  5.8740000000    358       360     5.0000000000  2.0000000000
   2     562,000.00   6.2500000000  5.9990000000    357       360     5.0000000000  2.0000000000
   2    10,349,299.37 6.2500000000  5.8740000000    358       360     5.0000000000  2.0000000000
   2    45,125,392.52 6.2500000000  5.9803461456    359       360     5.0000000000  2.0000000000
   2    25,491,750.00 6.2500000000  5.9990000000    360       360     5.0000000000  2.0000000000
   2     535,248.81   6.2500000000  5.9990000000    479       480     5.0000000000  2.0000000000
   2     278,160.00   6.2500000000  5.9990000000    480       480     5.0000000000  2.0000000000
   2    13,974,055.24 6.2750000000  5.8990000000    358       360     5.0000000000  2.0000000000
   2    3,670,000.00  6.2750000000  5.8990000000    359       360     5.0000000000  2.0000000000





                                                   Original    Months
                                                   Interest   to First    Payment
            Gross          Rate          Rate        Only    Adjustment  Adjustment
 Group     Margin         Ceiling        Floor       Term       Date     Frequency
             (%)            (%)           (%)      (months)   (months)    (months)    Index
---------------------------------------------------------------------------------------------
   2     2.2500000000   11.1250000000 2.2500000000     0          60         12     1Yr LIBOR
   2     2.2500000000   11.1250000000 2.2500000000     60         57         12     1Yr LIBOR
   2     2.1599485420   11.1250000000 2.1599485420     60         58         12     1Yr LIBOR
   2     2.2534696483   11.1250000000 2.2534696483     60         59         12     1Yr LIBOR
   2     2.2500000000   11.1250000000 2.2500000000     60         60         12     1Yr LIBOR
   2     2.2500000000   11.1250000000 2.2500000000     0          59         12     1Yr LIBOR
   2     2.1500000000   11.1500000000 2.1500000000     60         58         12     1Yr LIBOR
   2     2.1500000000   11.1500000000 2.1500000000     60         59         12     1Yr LIBOR
   2     2.8000000000   11.1750000000 2.8000000000     60         59         12     1Yr LIBOR
   2     2.2000000000   11.2000000000 2.2000000000     60         58         12     1Yr LIBOR
   2     2.1000000000   11.2250000000 2.1000000000     60         58         12     1Yr LIBOR
   2     2.1000000000   11.2250000000 2.1000000000     60         59         12     1Yr LIBOR
   2     2.7500000000   11.2500000000 2.7500000000     0          59         12      1Yr CMT
   2     2.7500000000   11.2500000000 2.7500000000    120         58         12      1Yr CMT
   2     2.7500000000   11.2500000000 2.7500000000    120         59         12      1Yr CMT
   2     2.7500000000   11.2500000000 2.7500000000     60         53         12      1Yr CMT
   2     2.7500000000   11.2500000000 2.7500000000     60         55         12      1Yr CMT
   2     2.7500000000   11.2500000000 2.7500000000     60         58         12      1Yr CMT
   2     2.7500000000   11.2500000000 2.7500000000     60         59         12      1Yr CMT
   2     2.2500000000   11.2500000000 2.2500000000     0          59         12     1Yr LIBOR
   2     2.2500000000   11.2500000000 2.2500000000     0          60         12     1Yr LIBOR
   2     2.0000000000   11.2500000000 2.0000000000     60         58         12     1Yr LIBOR
   2     2.2500000000   11.2500000000 2.2500000000     60         57         12     1Yr LIBOR
   2     2.1877735654   11.2500000000 2.1877735654     60         58         12     1Yr LIBOR
   2     2.2333796460   11.2500000000 2.2333796460     60         59         12     1Yr LIBOR
   2     2.2500000000   11.2500000000 2.2500000000     60         60         12     1Yr LIBOR
   2     2.2500000000   11.2500000000 2.2500000000     0          59         12     1Yr LIBOR
   2     2.2500000000   11.2500000000 2.2500000000     0          60         12     1Yr LIBOR
   2     2.1582216329   11.2750000000 2.1582216329     60         58         12     1Yr LIBOR
   2     2.1500000000   11.2750000000 2.1500000000     60         59         12     1Yr LIBOR


                                      Current
                         Current         Net
           Unpaid       Mortgage      Mortgage                          Initial
          Principal     Interest      Interest   Remaining  Original   Periodic      Periodic
 Group     Balance        Rate          Rate       Term      Term         Cap           Cap
             ($)          (%)           (%)       (months)  (months)      (%)           (%)
-------------------------------------------------------------------------------------------------
   2     700,000.00   6.3000000000  5.9240000000    359       360     5.0000000000  2.0000000000
   2     595,000.00   6.3250000000  5.9490000000    359       360     5.0000000000  2.0000000000
   2    1,492,400.00  6.3500000000  5.9740000000    358       360     5.0000000000  2.0000000000
   2     628,000.00   6.3500000000  5.9740000000    359       360     5.0000000000  2.0000000000
   2     558,959.88   6.3750000000  6.1240000000    358       360     5.0000000000  2.0000000000
   2     439,592.47   6.3750000000  6.1240000000    359       360     5.0000000000  2.0000000000
   2     830,000.00   6.3750000000  6.1240000000    355       360     5.0000000000  2.0000000000
   2     423,000.00   6.3750000000  6.1240000000    357       360     5.0000000000  2.0000000000
   2    2,176,580.00  6.3750000000  6.1240000000    358       360     5.0000000000  2.0000000000
   2    7,734,200.00  6.3750000000  6.1240000000    359       360     5.0000000000  2.0000000000
   2    1,436,000.00  6.3750000000  6.1240000000    357       360     5.0000000000  2.0000000000
   2    4,721,999.50  6.3750000000  6.1240000000    358       360     5.0000000000  2.0000000000
   2    4,028,196.21  6.3750000000  6.1240000000    359       360     5.0000000000  2.0000000000
   2    2,780,522.25  6.3750000000  6.1240000000    359       360     5.0000000000  2.0000000000
   2    1,254,500.00  6.3750000000  6.1240000000    360       360     5.0000000000  2.0000000000
   2    1,019,920.00  6.3750000000  6.1240000000    357       360     5.0000000000  2.0000000000
   2    15,422,084.05 6.3750000000  5.9990000000    358       360     5.0000000000  2.0000000000
   2    45,994,915.00 6.3750000000  6.1026375842    359       360     5.0000000000  2.0000000000
   2    26,500,860.00 6.3750000000  6.1240000000    360       360     5.0000000000  2.0000000000
   2    3,890,240.00  6.4000000000  6.0240000000    358       360     5.0000000000  2.0000000000
   2    3,030,000.00  6.4000000000  6.0240000000    359       360     5.0000000000  2.0000000000
   2    3,533,500.00  6.4500000000  6.0740000000    358       360     5.0000000000  2.0000000000
   2     475,000.00   6.4500000000  6.0740000000    359       360     5.0000000000  2.0000000000
   2    2,900,000.00  6.4750000000  6.0990000000    358       360     5.0000000000  2.0000000000
   2     450,000.00   6.4750000000  6.0990000000    359       360     5.0000000000  2.0000000000
   2     506,080.84   6.5000000000  6.2490000000    358       360     5.0000000000  2.0000000000
   2     492,049.77   6.5000000000  6.2490000000    359       360     5.0000000000  2.0000000000
   2     560,000.00   6.5000000000  6.2490000000    355       360     5.0000000000  2.0000000000
   2     434,250.00   6.5000000000  6.2490000000    358       360     5.0000000000  2.0000000000
   2    4,909,607.17  6.5000000000  6.2490000000    359       360     5.0000000000  2.0000000000





                                                    Original    Months
                                                    Interest   to First    Payment
             Gross          Rate          Rate        Only    Adjustment  Adjustment
 Group      Margin         Ceiling        Floor       Term       Date     Frequency
              (%)            (%)           (%)      (months)   (months)    (months)    Index
----------------------------------------------------------------------------------------------
   2      2.5500000000   11.3000000000 2.5500000000     60         59         12     1Yr LIBOR
   2      2.2000000000   11.3250000000 2.2000000000     60         59         12     1Yr LIBOR
   2      2.1000000000   11.3500000000 2.1000000000     60         58         12     1Yr LIBOR
   2      2.6000000000   11.3500000000 2.6000000000     60         59         12     1Yr LIBOR
   2      2.7500000000   11.3750000000 2.7500000000     0          58         12      1Yr CMT
   2      2.7500000000   11.3750000000 2.7500000000     0          59         12      1Yr CMT
   2      2.7500000000   11.3750000000 2.7500000000    120         55         12      1Yr CMT
   2      2.7500000000   11.3750000000 2.7500000000    120         57         12      1Yr CMT
   2      2.7500000000   11.3750000000 2.7500000000    120         58         12      1Yr CMT
   2      2.7500000000   11.3750000000 2.7500000000    120         59         12      1Yr CMT
   2      2.7500000000   11.3750000000 2.7500000000     60         57         12      1Yr CMT
   2      2.7500000000   11.3750000000 2.7500000000     60         58         12      1Yr CMT
   2      2.7500000000   11.3750000000 2.7500000000     60         59         12      1Yr CMT
   2      2.2500000000   11.3750000000 2.2500000000     0          59         12     1Yr LIBOR
   2      2.2500000000   11.3750000000 2.2500000000     0          60         12     1Yr LIBOR
   2      2.2500000000   11.3750000000 2.2500000000     60         57         12     1Yr LIBOR
   2      2.1891294979   11.3750000000 2.1891294979     60         58         12     1Yr LIBOR
   2      2.2554217950   11.3711476720 2.2554217950     60         59         12     1Yr LIBOR
   2      2.2500000000   11.3750000000 2.2500000000     60         60         12     1Yr LIBOR
   2      2.1500000000   11.4000000000 2.1500000000     60         58         12     1Yr LIBOR
   2      2.1500000000   11.4000000000 2.1500000000     60         59         12     1Yr LIBOR
   2      2.3402292345   11.4500000000 2.3402292345     60         58         12     1Yr LIBOR
   2      2.2000000000   11.4500000000 2.2000000000     60         59         12     1Yr LIBOR
   2      2.2206896552   11.4750000000 2.2206896552     60         58         12     1Yr LIBOR
   2      2.3500000000   11.5750000000 2.3500000000     60         59         12     1Yr LIBOR
   2      2.7500000000   11.5000000000 2.7500000000     0          58         12      1Yr CMT
   2      2.7500000000   11.5000000000 2.7500000000     0          59         12      1Yr CMT
   2      2.7500000000   11.5000000000 2.7500000000    120         55         12      1Yr CMT
   2      2.7500000000   11.5000000000 2.7500000000    120         58         12      1Yr CMT
   2      2.7500000000   11.5000000000 2.7500000000    120         59         12      1Yr CMT


                                      Current
                         Current         Net
           Unpaid       Mortgage      Mortgage                          Initial
          Principal     Interest      Interest   Remaining  Original   Periodic      Periodic
 Group     Balance        Rate          Rate       Term      Term         Cap           Cap
             ($)          (%)           (%)       (months)  (months)      (%)           (%)
-------------------------------------------------------------------------------------------------
   2    1,520,241.00  6.5000000000  6.2490000000    358       360     5.0000000000  2.0000000000
   2    3,572,157.50  6.5000000000  6.2490000000    359       360     5.0000000000  2.0000000000
   2    1,996,215.28  6.5000000000  6.1240000000    358       360     5.0000000000  2.0000000000
   2     237,500.00   6.5000000000  6.2490000000    360       360     5.0000000000  2.0000000000
   2     450,000.00   6.5000000000  6.1240000000    357       360     5.0000000000  2.0000000000
   2    8,072,618.51  6.5000000000  6.1240000000    358       360     5.0000000000  2.0000000000
   2    34,013,232.27 6.5000000000  6.2290583125    359       360     5.0000000000  2.0000000000
   2    19,762,499.00 6.5000000000  6.2490000000    360       360     5.0000000000  2.0000000000
   2     211,907.16   6.5000000000  6.2490000000    479       480     5.0000000000  2.0000000000
   2     453,765.33   6.5250000000  6.1490000000    357       360     5.0000000000  2.0000000000
   2     516,999.94   6.5250000000  6.1490000000    357       360     5.0000000000  2.0000000000
   2    2,841,957.88  6.5500000000  6.1740000000    358       360     5.0000000000  2.0000000000
   2    2,331,500.00  6.5500000000  6.1740000000    359       360     5.0000000000  2.0000000000
   2     615,500.00   6.5750000000  6.1990000000    358       360     5.0000000000  2.0000000000
   2    3,944,000.00  6.6000000000  6.2240000000    358       360     5.0000000000  2.0000000000
   2     464,676.33   6.6250000000  6.3740000000    358       360     5.0000000000  2.0000000000
   2    1,000,000.00  6.6250000000  6.3740000000    356       360     5.0000000000  2.0000000000
   2    2,156,661.00  6.6250000000  6.3740000000    359       360     5.0000000000  2.0000000000
   2     600,200.00   6.6250000000  6.3740000000    354       360     5.0000000000  2.0000000000
   2    1,957,600.00  6.6250000000  6.3740000000    358       360     5.0000000000  2.0000000000
   2    1,427,999.00  6.6250000000  6.3740000000    359       360     5.0000000000  2.0000000000
   2    1,627,539.00  6.6250000000  6.3740000000    360       360     5.0000000000  2.0000000000
   2    4,657,534.06  6.6250000000  6.2490000000    358       360     5.0000000000  2.0000000000
   2    15,775,250.00 6.6250000000  6.3336143484    359       360     5.0000000000  2.0000000000
   2    8,251,399.00  6.6250000000  6.3740000000    360       360     5.0000000000  2.0000000000
   2     245,396.14   6.6250000000  6.3740000000    479       480     5.0000000000  2.0000000000
   2    1,418,000.00  6.6500000000  6.2740000000    357       360     5.0000000000  2.0000000000
   2    1,616,000.00  6.6500000000  6.2740000000    358       360     5.0000000000  2.0000000000
   2     448,000.00   6.6500000000  6.2740000000    359       360     5.0000000000  2.0000000000
   2    5,080,492.14  6.6750000000  6.2990000000    358       360     5.0000000000  2.0000000000





                                                    Original    Months
                                                    Interest   to First    Payment
             Gross          Rate          Rate        Only    Adjustment  Adjustment
 Group      Margin         Ceiling        Floor       Term       Date     Frequency
              (%)            (%)           (%)      (months)   (months)    (months)    Index
----------------------------------------------------------------------------------------------
   2      2.7500000000   11.5000000000 2.7500000000     60         58         12      1Yr CMT
   2      2.7500000000   11.5000000000 2.7500000000     60         59         12      1Yr CMT
   2      2.4375149232   11.5000000000 2.4375149232     0          58         12     1Yr LIBOR
   2      2.2500000000   11.5000000000 2.2500000000     0          60         12     1Yr LIBOR
   2      2.2500000000   11.5000000000 2.2500000000     60         57         12     1Yr LIBOR
   2      2.3963080265   11.5000000000 2.3963080265     60         58         12     1Yr LIBOR
   2      2.2667747215   11.5000000000 2.2667747215     60         59         12     1Yr LIBOR
   2      2.2500000000   11.5000000000 2.2500000000     60         60         12     1Yr LIBOR
   2      2.2500000000   11.5000000000 2.2500000000     0          59         12     1Yr LIBOR
   2      2.4000000000   11.5250000000 2.4000000000     0          57         12     1Yr LIBOR
   2      2.1500000000   11.5250000000 2.1500000000     60         57         12     1Yr LIBOR
   2      2.5500000000   11.5500000000 2.5500000000     60         58         12     1Yr LIBOR
   2      2.5500000000   11.5500000000 2.5500000000     60         59         12     1Yr LIBOR
   2      2.2000000000   11.5750000000 2.2000000000     60         58         12     1Yr LIBOR
   2      2.2579614604   11.6000000000 2.2579614604     60         58         12     1Yr LIBOR
   2      2.7500000000   11.6250000000 2.7500000000     0          58         12      1Yr CMT
   2      2.7500000000   11.6250000000 2.7500000000    120         56         12      1Yr CMT
   2      2.7500000000   11.6250000000 2.7500000000    120         59         12      1Yr CMT
   2      2.7500000000   11.6250000000 2.7500000000     60         54         12      1Yr CMT
   2      2.7500000000   11.6250000000 2.7500000000     60         58         12      1Yr CMT
   2      2.7500000000   11.6250000000 2.7500000000     60         59         12      1Yr CMT
   2      2.2500000000   11.6250000000 2.2500000000     0          60         12     1Yr LIBOR
   2      2.4639830868   11.6250000000 2.4639830868     60         58         12     1Yr LIBOR
   2      2.2936562020   11.6250000000 2.2936562020     60         59         12     1Yr LIBOR
   2      2.2500000000   11.6250000000 2.2500000000     60         60         12     1Yr LIBOR
   2      2.2500000000   11.6250000000 2.2500000000     0          59         12     1Yr LIBOR
   2      2.1500000000   11.6500000000 2.1500000000     60         57         12     1Yr LIBOR
   2      2.2097772277   11.6500000000 2.2097772277     60         58         12     1Yr LIBOR
   2      2.9000000000   11.6500000000 2.9000000000     60         59         12     1Yr LIBOR
   2      2.6007332740   11.6750000000 2.6007332740     60         58         12     1Yr LIBOR


                                      Current
                         Current         Net
           Unpaid       Mortgage      Mortgage                          Initial
          Principal     Interest      Interest   Remaining  Original   Periodic      Periodic
 Group     Balance        Rate          Rate       Term      Term         Cap           Cap
             ($)          (%)           (%)       (months)  (months)      (%)           (%)
-------------------------------------------------------------------------------------------------
   2     702,500.00   6.6750000000  6.2990000000    359       360     5.0000000000  2.0000000000
   2    2,392,500.00  6.7000000000  6.3240000000    359       360     5.0000000000  2.0000000000
   2    1,752,000.00  6.7250000000  6.3490000000    359       360     5.0000000000  2.0000000000
   2    2,385,000.00  6.7500000000  6.3740000000    356       360     5.0000000000  2.0000000000
   2     625,000.00   6.7500000000  6.3740000000    357       360     5.0000000000  2.0000000000
   2    7,977,200.00  6.7500000000  6.4911808404    359       360     5.0000000000  2.0000000000
   2    1,597,750.00  6.7750000000  6.3990000000    358       360     5.0000000000  2.0000000000
   2    3,682,000.00  6.8000000000  6.4240000000    358       360     5.0000000000  2.0000000000
   2    3,171,000.00  6.8000000000  6.4240000000    359       360     5.0000000000  2.0000000000
   2    1,573,000.00  6.8250000000  6.4490000000    358       360     5.0000000000  2.0000000000
   2     424,999.04   6.8500000000  6.4740000000    359       360     5.0000000000  2.0000000000
   3    1,051,900.00  6.7500000000  6.4990000000    357       360     5.0000000000  2.0000000000
   3    1,302,500.00  6.7500000000  6.4990000000    359       360     5.0000000000  2.0000000000
   3    1,000,000.00  6.7500000000  6.4990000000    358       360     5.0000000000  2.0000000000
   3     954,300.00   6.7500000000  6.4990000000    359       360     5.0000000000  2.0000000000
   3    9,230,499.00  6.7500000000  6.4990000000    360       360     5.0000000000  2.0000000000
   3     547,500.00   6.8750000000  6.6240000000    358       360     5.0000000000  2.0000000000
   3     448,000.00   6.8750000000  6.6240000000    358       360     5.0000000000  2.0000000000
   3     600,000.00   6.8750000000  6.6240000000    359       360     5.0000000000  2.0000000000
   3     716,000.00   6.8750000000  6.6240000000    357       360     5.0000000000  2.0000000000
   3    1,592,263.54  6.8750000000  6.4990000000    358       360     5.0000000000  2.0000000000
   3    7,444,800.00  6.8750000000  6.6240000000    359       360     5.0000000000  2.0000000000
   3    8,295,500.00  6.8750000000  6.6240000000    360       360     5.0000000000  2.0000000000
   3    1,280,000.00  6.9000000000  6.5240000000    358       360     5.0000000000  2.0000000000
   3     544,000.00   6.9000000000  6.5240000000    359       360     5.0000000000  2.0000000000
   3     586,000.00   6.9250000000  6.5490000000    358       360     5.0000000000  2.0000000000
   3     616,000.00   6.9250000000  6.5490000000    359       360     5.0000000000  2.0000000000
   3    2,386,362.50  7.0000000000  6.6240000000    358       360     5.0000000000  2.0000000000
   3    3,311,350.00  7.0000000000  6.7285117550    359       360     5.0000000000  2.0000000000
   3    2,110,250.00  7.0000000000  6.7490000000    360       360     5.0000000000  2.0000000000




                                                    Original    Months
                                                    Interest   to First    Payment
             Gross          Rate          Rate        Only    Adjustment  Adjustment
 Group      Margin         Ceiling        Floor       Term       Date     Frequency
              (%)            (%)           (%)      (months)   (months)    (months)    Index
----------------------------------------------------------------------------------------------
   2      2.5500000000   11.6750000000 2.5500000000     60         59         12     1Yr LIBOR
   2      2.7000000000   11.7000000000 2.7000000000     60         59         12     1Yr LIBOR
   2      2.3500000000   11.7250000000 2.3500000000     60         59         12     1Yr LIBOR
   2      2.2500000000   11.7500000000 2.2500000000     60         56         12     1Yr LIBOR
   2      2.5000000000   11.7500000000 2.5000000000     60         57         12     1Yr LIBOR
   2      2.2812766384   11.7500000000 2.2812766384     60         59         12     1Yr LIBOR
   2      2.7698169301   11.7750000000 2.7698169301     60         58         12     1Yr LIBOR
   2      2.7349538294   11.8000000000 2.7349538294     60         58         12     1Yr LIBOR
   2      2.7031062756   11.8000000000 2.7031062756     60         59         12     1Yr LIBOR
   2      2.7000000000   11.8250000000 2.7000000000     60         58         12     1Yr LIBOR
   2      2.6000000000   11.8500000000 2.6000000000     60         59         12     1Yr LIBOR
   3      2.7500000000   11.7500000000 2.7500000000    120         57         12      1Yr CMT
   3      2.7500000000   11.7500000000 2.7500000000    120         59         12      1Yr CMT
   3      2.7500000000   11.7500000000 2.7500000000     60         58         12      1Yr CMT
   3      2.7500000000   11.7500000000 2.7500000000     60         59         12      1Yr CMT
   3      2.2500000000   11.7500000000 2.2500000000     60         60         12     1Yr LIBOR
   3      2.7500000000   11.8750000000 2.7500000000    120         58         12      1Yr CMT
   3      2.7500000000   11.8750000000 2.7500000000     60         58         12      1Yr CMT
   3      2.7500000000   11.8750000000 2.7500000000     60         59         12      1Yr CMT
   3      2.2500000000   11.8750000000 2.2500000000     60         57         12     1Yr LIBOR
   3      2.2500000000   11.8750000000 2.2500000000     60         58         12     1Yr LIBOR
   3      2.2500000000   11.8750000000 2.2500000000     60         59         12     1Yr LIBOR
   3      2.2500000000   11.8750000000 2.2500000000     60         60         12     1Yr LIBOR
   3      2.9156250000   11.9000000000 2.9156250000     60         58         12     1Yr LIBOR
   3      2.9000000000   11.9000000000 2.9000000000     60         59         12     1Yr LIBOR
   3      2.5500000000   11.9250000000 2.5500000000     60         58         12     1Yr LIBOR
   3      2.8000000000   11.9250000000 2.8000000000     60         59         12     1Yr LIBOR
   3      2.6518026913   12.0000000000 2.6518026913     60         58         12     1Yr LIBOR
   3      2.3319529799   12.0000000000 2.3319529799     60         59         12     1Yr LIBOR
   3      2.2500000000   12.0000000000 2.2500000000     60         60         12     1Yr LIBOR


                                      Current
                         Current         Net
           Unpaid       Mortgage      Mortgage                          Initial
          Principal     Interest      Interest   Remaining  Original   Periodic      Periodic
 Group     Balance        Rate          Rate       Term      Term         Cap           Cap
             ($)          (%)           (%)       (months)  (months)      (%)           (%)
-------------------------------------------------------------------------------------------------
   3     620,000.00   7.0250000000  6.6490000000    359       360     5.0000000000  2.0000000000
   3     640,000.00   7.0500000000  6.6740000000    358       360     5.0000000000  2.0000000000
   3     612,000.00   7.0500000000  6.6740000000    359       360     5.0000000000  2.0000000000
   3     464,000.00   7.0750000000  6.6990000000    358       360     5.0000000000  2.0000000000
   3     433,000.00   7.1000000000  6.7240000000    359       360     5.0000000000  2.0000000000
   3     449,640.15   7.1250000000  6.8740000000    359       360     5.0000000000  2.0000000000
   3     800,000.00   7.1250000000  6.8740000000    357       360     5.0000000000  2.0000000000
   3    1,585,500.00  7.1250000000  6.8229120151    358       360     5.0000000000  2.0000000000
   3     556,800.00   7.1250000000  6.8740000000    360       360     5.0000000000  2.0000000000
   3     431,000.00   7.1500000000  6.7740000000    358       360     5.0000000000  2.0000000000
   3     640,000.00   7.1500000000  6.7740000000    359       360     5.0000000000  2.0000000000
   3     490,000.00   7.1750000000  6.7990000000    358       360     5.0000000000  2.0000000000
   3     446,000.00   7.1750000000  6.7990000000    359       360     5.0000000000  2.0000000000
   3     483,000.00   7.2250000000  6.8490000000    358       360     5.0000000000  2.0000000000
   3     498,154.38   7.2500000000  6.8740000000    356       360     5.0000000000  2.0000000000
   3    3,556,600.00  7.2500000000  6.8929788000    359       360     5.0000000000  2.0000000000
   3     507,819.63   7.2500000000  6.9990000000    479       480     5.0000000000  2.0000000000
   3     451,990.85   7.2750000000  6.8990000000    358       360     5.0000000000  2.0000000000
   3     940,000.00   7.3000000000  6.9240000000    358       360     5.0000000000  2.0000000000
   3     840,000.00   7.3500000000  6.9740000000    358       360     5.0000000000  2.0000000000
   3     536,000.00   7.3750000000  6.9990000000    357       360     5.0000000000  2.0000000000
   3     486,000.00   7.3750000000  7.1240000000    359       360     5.0000000000  2.0000000000
   3     880,000.00   7.4250000000  7.0490000000    358       360     5.0000000000  2.0000000000
   3     556,000.00   7.5250000000  7.1490000000    359       360     5.0000000000  2.0000000000
   3     581,000.00   7.5500000000  7.1740000000    358       360     5.0000000000  2.0000000000
   3     700,000.00   7.5500000000  7.1740000000    359       360     5.0000000000  2.0000000000
   3     995,000.00   7.7000000000  7.3240000000    358       360     5.0000000000  2.0000000000
   3     470,400.00   7.8000000000  7.4240000000    359       360     5.0000000000  2.0000000000
   4     422,302.61   4.7500000000  4.4990000000    321       360     5.0000000000  2.0000000000
   4     333,737.93   5.5000000000  5.2490000000    322       360     5.0000000000  2.0000000000




                                                   Original    Months
                                                   Interest   to First    Payment
            Gross          Rate          Rate        Only    Adjustment  Adjustment
 Group     Margin         Ceiling        Floor       Term       Date     Frequency
             (%)            (%)           (%)      (months)   (months)    (months)    Index
---------------------------------------------------------------------------------------------
   3     3.1500000000   12.0250000000 3.1500000000     60         59         12     1Yr LIBOR
   3     2.8000000000   12.0500000000 2.8000000000     60         58         12     1Yr LIBOR
   3     2.8000000000   12.0500000000 2.8000000000     60         59         12     1Yr LIBOR
   3     3.4500000000   12.0750000000 3.4500000000     60         58         12     1Yr LIBOR
   3     2.6000000000   12.1000000000 2.6000000000     60         59         12     1Yr LIBOR
   3     2.7500000000   12.1250000000 2.7500000000     0          59         12      1Yr CMT
   3     2.7500000000   12.1250000000 2.7500000000    120         57         12      1Yr CMT
   3     2.2500000000   12.1250000000 2.2500000000     60         58         12     1Yr LIBOR
   3     2.2500000000   12.1250000000 2.2500000000     60         60         12     1Yr LIBOR
   3     2.9000000000   12.1500000000 2.9000000000     60         58         12     1Yr LIBOR
   3     3.4000000000   12.1500000000 3.4000000000     60         59         12     1Yr LIBOR
   3     3.0500000000   12.1750000000 3.0500000000     60         58         12     1Yr LIBOR
   3     3.0500000000   12.1750000000 3.0500000000     60         59         12     1Yr LIBOR
   3     2.8500000000   12.2250000000 2.8500000000     60         58         12     1Yr LIBOR
   3     2.7500000000   12.7500000000 2.7500000000     0          56         12     1Yr LIBOR
   3     2.5053843558   12.2500000000 2.5053843558     60         59         12     1Yr LIBOR
   3     2.2500000000   12.2500000000 2.2500000000     0          59         12     1Yr LIBOR
   3     3.1500000000   12.2750000000 3.1500000000     60         58         12     1Yr LIBOR
   3     3.0500000000   12.3000000000 3.0500000000     60         58         12     1Yr LIBOR
   3     2.6000000000   12.3500000000 2.6000000000     60         58         12     1Yr LIBOR
   3     3.0000000000   12.3750000000 3.0000000000     60         57         12     1Yr LIBOR
   3     2.2500000000   12.3750000000 2.2500000000     60         59         12     1Yr LIBOR
   3     2.8000000000   12.4250000000 2.8000000000     60         58         12     1Yr LIBOR
   3     2.9000000000   12.5250000000 2.9000000000     60         59         12     1Yr LIBOR
   3     2.8000000000   12.5500000000 2.8000000000     60         58         12     1Yr LIBOR
   3     3.0500000000   12.5500000000 3.0500000000     60         59         12     1Yr LIBOR
   3     3.7000000000   12.7000000000 3.7000000000     60         58         12     1Yr LIBOR
   3     3.5500000000   12.8000000000 3.5500000000     60         59         12     1Yr LIBOR
   4     2.7500000000   9.7500000000  2.7500000000     0          45         12      1Yr CMT
   4     2.7500000000   10.5000000000 2.7500000000     0          46         12      1Yr CMT


                                      Current
                         Current         Net
           Unpaid       Mortgage      Mortgage                          Initial
          Principal     Interest      Interest   Remaining  Original   Periodic      Periodic
 Group     Balance        Rate          Rate       Term      Term         Cap           Cap
             ($)          (%)           (%)       (months)  (months)      (%)           (%)
-------------------------------------------------------------------------------------------------
   4      63,611.08   5.8750000000  5.6240000000    340       360     5.0000000000  2.0000000000
   4     725,782.54   6.6798729806  6.4288729806    355       360     5.0000000000  2.0000000000
   4    2,399,130.27  6.4871033936  6.2361033936    357       360     5.0000000000  2.0000000000
   4    5,824,537.85  6.5708324917  6.3198324917    358       360     5.0000000000  2.0000000000
   4     441,481.49   6.1250000000  5.8740000000    359       360     5.0000000000  2.0000000000
   4     689,970.75   6.5000000000  6.2490000000    356       360     5.0000000000  2.0000000000
   4    6,945,429.73  6.4709132584  6.2199132584    357       360     5.0000000000  2.0000000000
   4    10,098,358.59 6.3386600260  6.0876600260    358       360     5.0000000000  2.0000000000
   4    1,394,365.00  6.4744937660  6.2234937660    359       360     5.0000000000  2.0000000000
   4    4,150,000.00  6.6250000000  6.3740000000    355       360     5.0000000000  2.0000000000
   4    2,616,997.90  6.6432938196  6.3922938196    356       360     5.0000000000  2.0000000000
   4    9,056,179.18  6.6113769792  6.3603769792    357       360     5.0000000000  2.0000000000
   4    36,212,859.28 6.5294497395  6.2784497395    358       360     5.0000000000  2.0000000000
   4    7,565,350.00  6.3773189608  6.1263189608    359       360     5.0000000000  2.0000000000
   4    9,485,702.73  6.3370217917  6.0860217917    359       360     5.0000000000  2.0000000000
   4    8,226,693.00  6.2757347181  6.0247347181    360       360     5.0000000000  2.0000000000
   4    3,862,772.99  6.7273439320  6.4763439320    356       360     5.0000000000  2.0000000000
   4    10,078,065.49 6.6365928038  6.3855928038    357       360     5.0000000000  2.0000000000
   4    20,556,752.70 6.4604629181  6.2094629181    358       360     5.0000000000  2.0000000000
   4    51,355,185.68 6.2513755244  6.0003755244    359       360     5.0000000000  2.0000000000
   4    44,569,400.00 6.3539673520  6.1029673520    360       360     5.0000000000  2.0000000000
   4    1,119,540.44  6.7366089004  6.4856089004    479       480     5.0000000000  2.0000000000
   4     446,250.00   6.6250000000  6.3740000000    480       480     5.0000000000  2.0000000000
   5    6,560,758.48  5.8415392432  5.5905392432    356       360     5.0000000000  2.0000000000
   5    1,121,805.61  6.2406820432  5.9896820432    358       360     5.0000000000  2.0000000000
   5    2,519,980.16  6.4039406857  6.1529406857    359       360     5.0000000000  2.0000000000
   5     256,000.00   5.8750000000  5.6240000000    346       360     5.0000000000  2.0000000000
   5     881,343.95   5.6250000000  5.3740000000    348       360     5.0000000000  2.0000000000
   5     897,005.25   5.8750000000  5.6240000000    349       360     5.0000000000  2.0000000000
   5    2,961,000.00  6.5000000000  6.2490000000    353       360     5.0000000000  2.0000000000



                                                   Original    Months
                                                   Interest   to First    Payment
            Gross          Rate          Rate        Only    Adjustment  Adjustment
 Group     Margin         Ceiling        Floor       Term       Date     Frequency
             (%)            (%)           (%)      (months)   (months)    (months)    Index
---------------------------------------------------------------------------------------------
   4     2.7500000000   10.8750000000 2.7500000000     0          64         12      1Yr CMT
   4     2.7500000000   11.6798729806 2.7500000000     0          79         12      1Yr CMT
   4     2.7500000000   11.4871033936 2.7500000000     0          81         12      1Yr CMT
   4     2.7500000000   11.5708324917 2.7500000000     0          82         12      1Yr CMT
   4     2.7500000000   11.1250000000 2.7500000000     0          83         12      1Yr CMT
   4     2.7500000000   11.5000000000 2.7500000000    120         80         12      1Yr CMT
   4     2.7500000000   11.4709132584 2.7500000000    120         81         12      1Yr CMT
   4     2.7500000000   11.3386600260 2.7500000000    120         82         12      1Yr CMT
   4     2.7500000000   11.4744937660 2.7500000000    120         83         12      1Yr CMT
   4     2.7500000000   11.6250000000 2.7500000000     84         79         12      1Yr CMT
   4     2.7500000000   11.6432938196 2.7500000000     84         80         12      1Yr CMT
   4     2.7500000000   11.6113769792 2.7500000000     84         81         12      1Yr CMT
   4     2.7500000000   11.5294497395 2.7500000000     84         82         12      1Yr CMT
   4     2.7500000000   11.3773189608 2.7500000000     84         83         12      1Yr CMT
   4     2.2500000000   11.3370217917 2.2500000000     0          83         12     1Yr LIBOR
   4     2.2500000000   11.2757347181 2.2500000000     0          84         12     1Yr LIBOR
   4     2.2500000000   11.7273439320 2.2500000000     84         80         12     1Yr LIBOR
   4     2.2500000000   11.6365928038 2.2500000000     84         81         12     1Yr LIBOR
   4     2.2500000000   11.4604629181 2.2500000000     84         82         12     1Yr LIBOR
   4     2.2500000000   11.2513755244 2.2500000000     84         83         12     1Yr LIBOR
   4     2.2500000000   11.3539673520 2.2500000000     84         84         12     1Yr LIBOR
   4     2.2500000000   11.7366089004 2.2500000000     0          83         12     1Yr LIBOR
   4     2.2500000000   11.6250000000 2.2500000000     0          84         12     1Yr LIBOR
   5     2.7500000000   10.8415392432 2.7500000000     0         116         12      1Yr CMT
   5     2.7500000000   11.2406820432 2.7500000000     0         118         12      1Yr CMT
   5     2.7500000000   11.4039406857 2.7500000000     0         119         12      1Yr CMT
   5     2.7500000000   10.8750000000 2.7500000000    120        106         12      1Yr CMT
   5     2.7500000000   10.6250000000 2.7500000000    120        108         12      1Yr CMT
   5     2.7500000000   10.8750000000 2.7500000000    120        109         12      1Yr CMT
   5     2.7500000000   11.5000000000 2.7500000000    120        113         12      1Yr CMT


                                      Current
                         Current         Net
           Unpaid       Mortgage      Mortgage                          Initial
          Principal     Interest      Interest   Remaining  Original   Periodic      Periodic
 Group     Balance        Rate          Rate       Term      Term         Cap           Cap
             ($)          (%)           (%)       (months)  (months)      (%)           (%)
-------------------------------------------------------------------------------------------------
   5    1,084,070.95  5.8532557071  5.6022557071    354       360     5.0000000000  2.0000000000
   5     897,950.00   6.6833133805  6.4323133805    355       360     5.0000000000  2.0000000000
   5    2,716,000.00  6.5000000000  6.2490000000    356       360     5.0000000000  2.0000000000
   5    4,187,300.00  6.4860978435  6.2350978435    357       360     5.0000000000  2.0000000000
   5    23,156,357.00 6.6259710563  6.3749710563    358       360     5.0000000000  2.0000000000
   5    21,915,839.27 6.4230772085  6.1720772085    359       360     5.0000000000  2.0000000000
   5     125,163.77   6.7500000000  6.4990000000    356       360     5.0000000000  2.0000000000
   5     997,465.16   6.8750000000  6.6240000000    357       360     5.0000000000  2.0000000000
   5     486,616.19   6.5000000000  6.2490000000    358       360     5.0000000000  2.0000000000
   5    3,760,826.49  6.1153800710  5.8643800710    359       360     5.0000000000  2.0000000000
   5    1,440,000.00  5.0000000000  4.7490000000    360       360     5.0000000000  2.0000000000
   5    1,804,000.00  5.8564301552  5.6054301552    352       360     5.0000000000  2.0000000000
   5    1,847,250.00  6.5627791311  6.3117791311    357       360     5.0000000000  2.0000000000
   5    4,343,110.00  6.6098394929  6.3588394929    358       360     5.0000000000  2.0000000000
   5    32,523,358.96 6.4337732510  6.1827732510    359       360     5.0000000000  2.0000000000
   5    14,529,720.00 6.4757937524  6.2247937524    360       360     5.0000000000  2.0000000000



                                                   Original    Months
                                                   Interest   to First    Payment
            Gross          Rate          Rate        Only    Adjustment  Adjustment
 Group     Margin         Ceiling        Floor       Term       Date     Frequency
             (%)            (%)           (%)      (months)   (months)    (months)    Index
---------------------------------------------------------------------------------------------
   5     2.7500000000   10.8532557071 2.7500000000    120        114         12      1Yr CMT
   5     2.7500000000   11.6833133805 2.7500000000    120        115         12      1Yr CMT
   5     2.7500000000   11.5000000000 2.7500000000    120        116         12      1Yr CMT
   5     2.7500000000   11.4860978435 2.7500000000    120        117         12      1Yr CMT
   5     2.7500000000   11.6259710563 2.7500000000    120        118         12      1Yr CMT
   5     2.7500000000   11.4230772085 2.7500000000    120        119         12      1Yr CMT
   5     2.2500000000   11.7500000000 2.2500000000     0         116         12     1Yr LIBOR
   5     2.2500000000   11.8750000000 2.2500000000     0         117         12     1Yr LIBOR
   5     2.2500000000   11.5000000000 2.2500000000     0         118         12     1Yr LIBOR
   5     2.2500000000   11.1153800710 2.2500000000     0         119         12     1Yr LIBOR
   5     2.2500000000   10.0000000000 2.2500000000     0         120         12     1Yr LIBOR
   5     2.2233924612   10.8564301552 2.2233924612    120        112         12     1Yr LIBOR
   5     2.2500000000   11.5627791311 2.2500000000    120        117         12     1Yr LIBOR
   5     2.2500000000   11.6098394929 2.2500000000    120        118         12     1Yr LIBOR
   5     2.2500000000   11.4337732510 2.2500000000    120        119         12     1Yr LIBOR
   5     2.2500000000   11.4757937524 2.2500000000    120        120         12     1Yr LIBOR

                                   Appendix D


                 Sensitivity and Aggregate Realized Loss Tables


           Sensitivity of the Class 2-A-6 Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)



                                                                     Percentage of CPR
                                         ---------------------------------------------------------------------------
                                           0%         10%        20%         25%        30%        40%         50%
                                           --         ---        ---         ---        ---        ---         ---
Class 2-A-6 Certificates.........        51.19%     37.97%      23.91%     16.60%      9.01%     (7.07)%    (24.76)%


           Sensitivity of the Class 2-A-8 Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)



                                                                     Percentage of CPR
                                         ---------------------------------------------------------------------------
                                           0%         10%        20%         25%        30%        40%         50%
                                           --         ---        ---         ---        ---        ---         ---
Class 2-A-8 Certificates.........        49.35%     36.21%      22.25%     15.00%      7.45%     (8.50)%    (26.08)%


           Sensitivity of the Class 4-A-3 Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)



                                                                     Percentage of CPR
                                         ---------------------------------------------------------------------------
                                           0%         10%        20%         25%        30%        40%         50%
                                           --         ---        ---         ---        ---        ---         ---
Class 4-A-3 Certificates.........        41.14%     28.29%      14.87%      7.87%      0.58%     (14.85)%   (31.87)%



           Sensitivity of the Class 4-A-6 Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)



                                                                     Percentage of CPR
                                         ---------------------------------------------------------------------------
                                           0%         10%        20%         25%        30%        40%         50%
                                           --         ---        ---         ---        ---        ---         ---
Class 4-A-6 Certificates.........        44.21%     31.22%      17.63%     10.54%      3.16%     (12.47)%   (29.69)%



           Sensitivity of the Class 4-A-8 Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)


                                                                     Percentage of CPR
                                         ---------------------------------------------------------------------------
                                           0%         10%        20%         25%        30%        40%         50%
                                           --         ---        ---         ---        ---        ---         ---
Class 4-A-8 Certificates.........        42.16%     29.27%      15.79%      8.76%      1.44%     (14.06)%   (31.14)%

           Sensitivity of the Class 5-A-3 Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)



                                                                     Percentage of CPR
                                         ---------------------------------------------------------------------------
                                           0%         10%        20%         25%        30%        40%         50%
                                           --         ---        ---         ---        ---        ---         ---
Class 5-A-3 Certificates.........        18.47%     18.47%      16.47%     13.44%      9.37%     (1.40)%    (15.45)%


           Sensitivity of Pre-Tax Yields to Maturity of the Class B-2
                 Certificates to Prepayments and Realized Losses



                             Loss                                     Percentage of CPR
                           Severity      ----------------------------------------------------------------------------
Percentage of SDA         Percentage       0%         10%        20%         25%        30%        40%         50%
-----------------         ----------       --         ---        ---         ---        ---        ---         ---
0%                             0%          6.76%       6.59%      6.29%       6.19%      6.11%      6.00%       5.91%
75%.................          25%          6.76        6.60       6.29        6.18       6.11       5.99        5.91
75%.................          50%          6.76        6.62       6.30        6.18       6.11       5.99        5.91
100%................          25%          6.76        6.60       6.29        6.18       6.11       5.99        5.91
100%................          50%          5.12        6.63       6.31        6.19       6.11       5.99        5.91
150%................          25%          6.76        6.61       6.30        6.18       6.10       5.99        5.90
150%................          50%        (22.03)       6.00       6.33        6.20       6.10       5.99        5.90
200%................          25%          5.41        6.62       6.30        6.18       6.10       5.99        5.90
200%................          50%        (37.68)      (2.13)      6.33        6.21       6.11       5.99        5.90



           Sensitivity of Pre-Tax Yields to Maturity of the Class B-3
                 Certificates to Prepayments and Realized Losses


                             Loss                                    Percentage of CPR
                           Severity      ----------------------------------------------------------------------------
Percentage of SDA         Percentage       0%         10%        20%         25%        30%        40%         50%
-----------------         ----------       --         ---        ---         ---        ---        ---         ---
0%                             0%          7.12%       7.05%      7.00%       7.02%      7.05%      7.16%       7.31%
75%.................          25%          7.12        7.06       7.00        7.02       7.05       7.16        7.31
75%.................          50%          1.24        7.06       7.00        7.01       7.05       7.16        7.31
100%................          25%          7.02        7.06       7.00        7.02       7.05       7.16        7.32
100%................          50%        (23.49)       4.71       6.99        7.02       7.05       7.16        7.32
150%................          25%          1.66        7.06       7.00        7.01       7.05       7.16        7.32
150%................          50%        (45.18)     (25.94)      4.01        6.62       7.05       7.16        7.32
200%................          25%        (22.72)       4.90       6.99        7.02       7.05       7.16        7.32
200%................          50%        (59.90)     (45.91)     (3.99)       1.12       4.80       7.15        7.32

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date.

                Aggregate Realized Losses for the Mortgage Loans



                             Loss                                    Percentage of CPR
                           Severity        ---------------------------------------------------------------------------
Percentage of SDA         Percentage       0%         10%        20%         25%        30%        40%         50%
-----------------         ----------       --         ---        ---         ---        ---        ---         ---
75%.................         25%           0.76%       0.47%      0.30%       0.24%      0.20%      0.13%       0.09%
75%.................         50%           1.53        0.93       0.60        0.48       0.39       0.26        0.17
100%................         25%           1.01        0.62       0.40        0.32       0.26       0.17        0.11
100%................         50%           2.03        1.24       0.79        0.64       0.52       0.34        0.23
150%................         25%           1.51        0.92       0.59        0.48       0.39       0.26        0.17
150%................         50%           3.01        1.84       1.18        0.96       0.78       0.51        0.34
200%................         25%           1.99        1.22       0.78        0.63       0.51       0.34        0.23
200%................         50%           3.98        2.44       1.57        1.27       1.03       0.68        0.45

                       Appendix E - Available Combinations


---------------------------------------------------------------------------------------------------
|          Exchangeable REMIC Certificates     |                Exchangeable Certificates          |
---------------------------------------------------------------------------------------------------
|                                              |                                                   |
---------------------------------------------------------------------------------------------------
                                               |               | Maximum Initial     |             |
| Exchangeable | Maximum Initial  |   CUSIP    | Exchangeable  | Class Balance or    |    CUSIP    |
| REMIC Class  | Class Balance(1) |   Number   |    Class      | Notional Amount (1) |   Number    |
---------------------------------------------------------------------------------------------------
|              |                  |            |               |                     |             |
---------------------------------------------------------------------------------------------------
|   REMIC      |                  |            | Exchangeable  |                     |             |
|Combination 1 |                  |            | Combination 1 |                     |             |
---------------------------------------------------------------------------------------------------
|     2-A-1    |   $368,000,000   |05951E AC 1 |     2-A-5     | $368,000,000        | 05951E AG 2 |
---------------------------------------------------------------------------------------------------
|              |                  |            |     2-A-6     |  $368,000,000       | 05951E AH 0 |
---------------------------------------------------------------------------------------------------
|              |                  |            |               |                     |             |
---------------------------------------------------------------------------------------------------
|    REMIC     |                  |            |  Exchangeable |                     |             |
|Combination 2 |                  |            | Combination 2 |                     |             |
---------------------------------------------------------------------------------------------------
|     2-A-1    |   $368,000,000   |05951E AC 1 |     2-A-7     | $368,000,000        | 05951E AJ 6 |
---------------------------------------------------------------------------------------------------
|              |                  |            |     2-A-8     |  $368,000,000       | 05951E BB 2 |
---------------------------------------------------------------------------------------------------
|              |                  |            |               |                     |             |
---------------------------------------------------------------------------------------------------
|   REMIC      |                  |            | Exchangeable  |                     |             |
|Combination 3 |                  |            | Combination 3 |                     |             |
---------------------------------------------------------------------------------------------------
|     4-A-1    |   $113,583,000   |05951E AM 9 |     4-A-5     | $113,583,000        | 05951E BC 0 |
---------------------------------------------------------------------------------------------------
|              |                  |            |     4-A-6     | $113,583,000        | 05951E BD 8 |
---------------------------------------------------------------------------------------------------
|              |                  |            |               |                     |             |
---------------------------------------------------------------------------------------------------
|     REMIC    |                  |            | Exchangeable  |                     |             |
|Combination 4 |                  |            | Combination 4 |                     |             |
---------------------------------------------------------------------------------------------------
|     4-A-1    |   $113,583,000   |05951E AM 9 |     4-A-7     | $113,583,000        | 05951E BF 3 |
---------------------------------------------------------------------------------------------------
|              |                  |            |     4-A-8     | $113,583,000        | 05951E BE 6 |
---------------------------------------------------------------------------------------------------
|              |                  |            |               |                     |             |
---------------------------------------------------------------------------------------------------


--------

(1) Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the maximum initial class balances or notional amounts of such Certificates bear to one another as shown above.

                                   Prospectus

                       Banc of America Funding Corporation
                                    Depositor

                      Bank of America, National Association
                                     Sponsor

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

                                -----------------


You should carefully consider the "Risk Factors" beginning on page 7 of this prospectus.

Except as otherwise described in the applicable prospectus supplement, neither the certificates of any series nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or any other entity.

The certificates of each series will represent interests in the related issuing entity only and will not be obligations of the depositor, the sponsor or any other entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. Please read both documents carefully to understand the risks associated with these investments.


     Each Issuing Entity --

     o will issue a series of mortgage pass-through certificates that will consist of one or more classes of certificates; and

     o  will own either:

        o one or more pools of fixed or adjustable interest rate mortgage loans, each of which is secured by a first lien on a one- to four-family residential property; or

        o mortgage-backed certificates that represent an interest in or are secured by a pool of mortgage loans.

     Each Pool of Mortgage Loans --

     o will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

     o will be underwritten to the standards described in this prospectus and the accompanying prospectus supplement;

     o will be serviced by one or more servicers affiliated or unaffiliated with the depositor.

     Each Series of Certificates --

     o  will represent interests in the related issuing entity;

     o may provide credit support by "subordinating" certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes;

     o may be entitled to the benefit of one or more of the other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement; and

     o  will be paid only from the assets of the related issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               -----------------

                                November 28, 2006

                                               TABLE OF CONTENTS


                                                 Page                                                          Page
                                                 ----                                                          ----
IMPORTANT NOTICE ABOUT                                            Servicing Transfer Following Event of
                                     Default
INFORMATION PRESENTED IN THIS                                     May Result in Payment Delays or Losses         16
PROSPECTUS AND THE PROSPECTUS                                     Effects of Failure to Comply With Consumer
SUPPLEMENT                                             iii        Protection Laws                                16
SUMMARY OF TERMS                                         1        Increased Risk of Loss If Delinquent
RISK FACTORS                                             7        Mortgage Loans are Assets of a Trust           17
   Limited Source of Payments - No Recourse to                 THE TRUST ESTATES                                 17
   Depositor, Sponsor, Master Servicer or                        General                                         17
   Trustee                                               7       The Mortgage Loans                              17
   Limited Liquidity for Certificates May Affect                  Mortgage Certificates                          23
   Your Ability to Resell Certificates                   7        Distribution Account                           28
   Certain Certificates May Not Be Appropriate                 DESCRIPTION OF CERTIFICATES                       28
   For Individual Investors                              8        General                                        28
   Credit Enhancement is Limited in Amount and                    Definitive Form                                29
   Coverage                                              8        Book-entry Form                                29
   The Ratings of Your Certificates May Be                        Distributions                                  35
   Lowered or Withdrawn Which May Adversely                       Categories of Classes of Certificates          36
   Affect the Liquidity or Market Value of Your                   Residual Certificates                          40
   Certificates                                          9        Mandatory Auction of Certificates              41
   Real Estate Market Conditions May Affect                       Exchangeable REMIC and Exchangeable
   Mortgage Loan Performance                             9        Certificates                                   41
   Geographic Concentration May Increase Rates                    Reports to Certificateholders                  43
   of Loss and Delinquency                              10     CREDIT ENHANCEMENT                                45
   General Economic Conditions May Increase                       General                                        45
   Risk of Loss                                         10        Subordination                                  46
   Collateral Securing Cooperative Loans May                      Limited Guarantee                              47
   Diminish in Value                                    10        Financial Guaranty Insurance Policy or
                                     Surety
   Leaseholds May Be Subject to Default Risk                      Bond                                           47
   on the Underlying Lease                              11        Letter of Credit                               47
   Yields of Certificates Sensitive to Rate and                   Mortgage Pool Insurance Policy                 47
   Timing of Principal Prepayment                       11        Special Hazard Insurance Policy                48
   Timing of Prepayments on the Mortgage                          Mortgagor Bankruptcy Bond                      49
   Loans May Result in Interest Shortfalls on the                 Reserve Fund                                   49
   Certificates                                         12        Cross-Collateralization                        50
   Exercise of Rights Under Special Servicing                     Overcollateralization                          50
   Agreements May Be Adverse to Other                             Excess Interest                                50
   Certificateholders                                   12        Cash Flow Agreements                           50
   Special Powers of the FDIC in the Event of                     Fraud Waiver                                   52
   Insolvency of the Sponsor Could Delay or                       FHA Insurance or VA Guarantee                  52
   Reduce Distributions on the Certificates             13     PREPAYMENT AND YIELD
   Insolvency of the Depositor May Delay or                    CONSIDERATIONS                                    53
   Reduce Collections on Mortgage Loans                 14        Factors Affecting Prepayment                   53
   Owners of Book-Entry Certificates are Not                      Effect of Principal Prepayments                53
   Entitled to Exercise Rights of Holders of                      Weighted Average Life of Certificates          54
   Certificates                                         14        Scheduled Delays In Distributions              55
   Book-Entry System for Certain Classes of                    THE SPONSOR                                       55
   Certificates May Decrease Liquidity and                     THE DEPOSITOR                                     56
   Delay Payment                                        15     USE OF PROCEEDS                                   56
   Cash Flow Agreements and External Credit                    MORTGAGE PURCHASE PROGRAM                         56
   Enhancements are Subject to Counterparty                    SERVICING OF THE MORTGAGE LOANS                   57
   Risk                                                 15        The Master Servicer                            57
   Amounts Received from an Auction and a                         The Servicers                                  58
   Related Swap Agreement May Be Insufficient                  THE POOLING AND SERVICING
   to Assure Completion of the Auction                  15     AGREEMENT                                         60

                                                TABLE OF CONTENTS


                                                      Page                                                     Page
                                                      ----                                                     ----
   Assignment of Mortgage Loans to the Trustee          60        Federal Income Tax Consequences for
   Representations and Warranties                       61        REMIC Certificates                             96
   Special Servicing Agreements                         63        Taxation of Regular Certificates               98
   Payments on Mortgage Loans                           63        Taxation of Residual Certificates             104
   Periodic Advances and Servicing Advances             66        Taxes That May Be Imposed on the REMIC
   Collection and Other Servicing Procedures            66        Pool                                          111
   Enforcement of "Due-on-Sale" Clauses;                          Taxation of Certain Foreign Investors         113
   Realization Upon Defaulted Mortgage Loans            67        Federal Income Tax Consequences for
   Insurance Policies                                   69        Certificates as to Which No REMIC Election
   Primary Mortgage Insurance                           70        Is Made                                       115
   Recoveries Under Primary Mortgage                              Stripped Certificates                         118
   Insurance Policies                                   70        Federal Income Tax Consequences for
   Fixed Retained Yield, Servicing                                Exchangeable Certificates                     122
   Compensation and Payment of Expenses                 70     STATE TAX CONSIDERATIONS                         123
   Evidence as to Compliance                            71     PLAN OF DISTRIBUTION                             123
   Certain Matters Regarding the Depositor, the                USE OF PROCEEDS                                  124
   Sponsor and the Master Servicer                      72     FINANCIAL INFORMATION                            125
   Events of Default                                    72     LEGAL MATTERS                                    125
   Rights Upon Event of Default                         73     RATING                                           125
   Enforcement                                          73     REPORTS TO CERTIFICATEHOLDERS                    125
   Amendment                                            74     INCORPORATION OF CERTAIN
   List of Certificateholders                           74     INFORMATION BY REFERENCE                         125
   Termination; Repurchase of Mortgage Loans                   WHERE YOU CAN FIND MORE
   and Mortgage Certificates                            74     INFORMATION                                      126
   The Trustee                                          75
CERTAIN LEGAL ASPECTS OF THE
MORTGAGE LOANS                                          77
   General                                              77
   Condominiums                                         77
   Cooperatives                                         77
   Foreclosure                                          78
   Rights of Redemption                                 80
   Anti-Deficiency Legislation, the Bankruptcy
   Code and Other Limitations On Lenders                80
   Texas Home Equity Loans                              83
   "Due-on Sale" Clauses                                83
   Applicability of Usury Laws                          84
   Forfeiture for Drug, RICO and Money
   Laundering Violations                                84
   Homeowners Protection Act of 1998                    85
   Servicemembers Civil Relief Act and Similar
   Laws                                                 85
   Environmental Considerations                         85
   Enforceability of Certain Provisions                 88
BENEFIT PLAN CONSIDERATIONS                             88
   General                                              88
   Certain ERISA and Code Requirements                  89
   ERISA Administrative Exemptions                      90
   Non-ERISA Plans and Exempt Plans                     93
   Unrelated Business Taxable Income -
   Residual Certificates                                93
LEGAL INVESTMENT CONSIDERATIONS                         93
FEDERAL INCOME TAX CONSEQUENCES                         95

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

     Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of certificates; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates including:

     o  the principal balances and/or interest rates of each class;

     o  the timing and priority of interest and principal payments;

     o  statistical and other information about the mortgage loans;

     o  information about credit enhancement for each class;

     o  the ratings for each class; and

     o  the method for selling the certificates.

You should rely on the information in the Prospectus Supplement for the terms of your Series of Certificates.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide different information to you. The certificates are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their covers.

     Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page 127 of this prospectus.

     The depositor's principal executive offices are located at 214 North Tryon Street, Charlotte, North Carolina 28255 and the depositor's phone number is
(704) 386-2400.

                                 SUMMARY OF TERMS

 o This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a series of certificates, please read this entire document and the accompanying prospectus supplement carefully.

 o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the certificates and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

RELEVANT PARTIES

Issuing Entity

     Each series of mortgage pass-through certificates will be issued by a separate common law trust. Each trust will be established and each series of certificates will be issued under a separate pooling and servicing agreement to be entered into among the depositor and the master servicer or one or more Trustee servicers and the trustee specified in the applicable prospectus supplement.

Depositor

     Banc of America Funding Corporation will serve as the depositor for each series of certificates. The depositor is an indirect subsidiary of Bank of America Corporation. It is not expected that the depositor will have any business operations other than offering certificates and related activities.

Sponsor

     Bank of America, National Association will serve as the sponsor for each series of certificates. The depositor will acquire the collateral that will serve as security for a series from the sponsor. The sponsor is an affiliate of the depositor and may be an affiliate of a servicer.

Servicer(s)

     The sponsor or one or more entities affiliated or unaffiliated with the depositor and named in the applicable prospectus supplement will service the mortgage loans in each trust. Each servicer will perform certain servicing functions relating to the mortgage loans serviced by it in accordance with the related pooling and servicing agreement or underlying servicing agreement.

Master Servicer

     The related prospectus supplement may provide for a master servicer for that series of certificates. The master servicer will supervise the servicers. A master servicer may be an affiliate of the depositor, the sponsor, a servicer and/or an originator.

Trustee

     A trustee for each trust will be named in the applicable prospectus supplement. The trustee generally will be responsible under each pooling and servicing agreement for providing general administrative services on behalf of the trust for a series. To the extent specified in the related prospectus supplement, a securities administrator or other entity may perform certain of the duties of the trustee.

ISSUING ENTITY ASSETS

Each trust will own the assets specified in the related prospectus supplement. These assets will consist of any combination of the following items:

     o mortgage loans, or mortgage-backed securities or mortgage certificates that are secured by mortgage loans;

     o  any real estate acquired through foreclosure of a mortgage loan;

     o  any credit enhancement device described in this prospectus; and

     o amounts on deposit in the servicer custodial accounts, master servicer custodial account or distribution account maintained for the trust.

     If specified in the related prospectus supplement, the master servicer or another party may retain the right to receive specified payments to be made with respect to the mortgage loans or the mortgage certificates. Payments generated by these retained interests will not be available to make payments on any certificates.

     The related prospectus supplement will specify the cut-off date after which the trust is entitled to receive collections on the mortgage loans and/or mortgage certificates that it holds.

MORTGAGE LOANS

     Each trust will own the related mortgage loans (other than the fixed retained yield, which is the portion of the mortgage interest rate, if any, not contained in the trust).

     The mortgage loans in each trust estate:

     o will be secured by first liens on fee simple or leasehold interests in one- to four-family properties;

     o may include cooperative apartment loans secured by shares issued by private, nonprofit cooperative housing corporations;

     o  may be secured by second homes or investor properties;

     o  may be loans not insured or guaranteed by any governmental agency or may
        be  loans  insured  by  the  Federal  Housing   Authority  or  partially
        guaranteed by the Veterans' Administration; and

     o will be secured by real property located in one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     See "The Pooling and Servicing Agreement--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" for a description of fixed retained yield. See "The Trust Estates" for a description of mortgage loans secured by leases and "Certain Legal Aspects of the Mortgage Loans--Condominiums," "-- Cooperatives" and "--Leaseholds" for a description of mortgage loans secured by condominium units, shares issued by cooperatives, and leaseholds, respectively.

     A trust may include one or more of thE following types of mortgage loans:

     o  fixed-rate loans;

     o  adjustable-rate loans;

     o  interest only mortgage loans;

     o  graduated payment loans;

     o  subsidy loans;

     o  buy-down loans; and

     o  balloon loans.

     The mortgage loans will be:

     o  acquired by the depositor from the sponsor;

     o  originated or acquired by the sponsor; and

     o underwritten to the standards described in this prospectus and the applicable prospectus supplement.

     See "Mortgage Purchase Program" for a description of the Depositor's purchase program for mortgage loans and "The Sponsor" for a description of the sponsor.

     You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the Mortgage Loans included in a trust.

MORTGAGE CERTIFICATES

     The mortgage certificates in a trust may include:

     o  Fannie Mae mortgage pass-through certificates;

     o  Freddie Mac mortgage pass-through certificates;

     o  Ginnie Mae mortgage pass-through certificates; or

     o Private mortgage pass-through certificates or mortgage-backed debt securities.

     Each mortgage certificate will represent an interest in a pool of mortgage loans and/or payments of interest or principal on mortgage loans. The related prospectus supplement will describe the mortgage Distributions on certificates may be made certificates for a series in detail including the monthly, quarterly or semi-annually, as specified in underlying collateral and any credit enhancement for the prospectus supplement. the mortgage certificates.

THE CERTIFICATES

     Each certificate of a series will represent an ownership interest in a trust or in specified monthly payments with respect to that trust. A series of certificates will include one or more classes. A class of certificates will be entitled, to the extent of funds available, to receive distributions from collections on in the related prospectus supplement, from any credit enhancements described in this prospectus.

Interest Distributions

     For each series of certificates, interest on the related mortgage loans at the weighted average of their mortgage interest rates (net of servicing fees and certain other amounts as described in this prospectus or in the applicable prospectus supplement), will be passed through to holders of the related classes of certificates in accordance with the particular terms of each class of certificates. The terms of each class of certificates will be described in the related prospectus supplement. See "Description of Certificates-- Distributions--Interest."

     Interest will accrue at the pass-through rate for each class indicated in the applicable prospectus supplement on its outstanding class balance or notional amount.

Principal Distributions

     For a series of certificates, principal payments (including prepayments) on the related mortgage loans will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Principal distributions will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement. See "Description of Certificates - Distributions - Principal."

Distribution Dates

     Distributions on the certificates will be made on the dates specified in the related prospectus supplement.

     Distributions   on  certificates  may  be  made  monthly,   quarterly,   or
semi-annually, as specified in the prospectus supplement.

Record Dates

     Distributions will be made on each distribution date to certificateholders of record at the close of business on the last business day of the month preceding the month in which the distribution date occurs or on another date specified in the applicable prospectus supplement.

CREDIT ENHANCEMENT

Subordination

     A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. The rights of the holders of subordinate certificates of a series to receive distributions will be subordinated to the rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

     Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

     o the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect of the related subordinated certificates on each distribution date, current distributions of principal and interest due them on each distribution date out of the funds available for distributions on the distribution date;

     o  the  right  of  the  senior   certificateholders   to   receive   future
        distributions on the
        mortgage loans that would otherwise have been payable to the subordinate certificateholders;

     o the prior allocation to the subordinate certificates of all or a portion of losses realized on the underlying mortgage loans; and/or

     o  any other method specified in the related prospectus supplement.

     However, subordination does not provide full assurance that there will be no losses on the senior certificates.

Other Types of Credit Enhancement

     If specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the benefits of one or more of the following types of credit enhancement:

     o  subordination;

     o  limited guarantee;

     o  financial guaranty insurance policy or; surety bond;

     o  letter of credit;

     o  mortgage pool insurance policy;

     o  special hazard insurance policy;

     o  mortgagor bankruptcy bond;

     o  reserve fund;

     o  cross-collateralization;

     o  overcollateralization;

     o  excess interest;

     o  cash flow agreements;

     o  fraud waiver; or;

     o  FHA insurance or a VA guarantee.

     See "Credit Enhancement."

ADVANCES OF DELINQUENT PAYMENTS

     If specified in the related prospectus supplement, the servicers may be obligated to advance amounts corresponding to delinquent principal and interest payments on the mortgage loans until the first day of the month following the date on which the related mortgaged property is sold at a foreclosure sale or the related mortgage loan is otherwise liquidated, or until any other time as specified in the related prospectus supplement, unless determined to be non-recoverable.

     If specified in the related prospectus supplements, the master servicer, the trustee or another entity may be required to make advances from its own funds if the servicers fail to do so, unless the master servicer, the trustee or such other entity, as the case may be, determines that it will not be able to recover those amounts from future payments on the mortgage loan. Advances will be reimbursable to the extent described in this prospectus and in the related prospectus supplement.

     See "The Pooling and Servicing Agreement--Periodic Advances and Servicing Advances."

FORMS OF CERTIFICATES

     The certificates will be issued either:

     o  in book-entry form through the facilities of DTC; or

     o  in definitive, fully-registered, certificated form.

     If you own certificates in book-entry form, you will not receive a physical certificate representing your ownership interest in the book- entry certificates, except under extraordinary circumstances. Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations including Clearstream and Euroclear. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your certificates. Your rights relating to your book-entry certificates generally may be exercised only through DTC and its participating organizations including Clearstream and Euroclear.

     See "Description of the Certificates - Book- entry Form."

OPTIONAL TERMINATION

     If specified in the prospectus supplement for a series, the depositor or another party specified in the applicable prospectus supplement may purchase all or a part of the mortgage loans in the related trust and any property acquired in connection with those mortgage loans. Any purchase must be made in the manner and at the price specified under "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates."

     If an election is made to treat the related trust estate (or one or more segregated pools of assets in the trust estate) as one or more "real estate mortgage investment conduits," any optional purchase will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

     Exercise of the right of purchase will cause the early retirement of some or all of the certificates of that series.

     See "Prepayment and Yield Considerations."

TAX STATUS

     The treatment of the certificates for federal income tax purposes will depend on:

     o  whether  one  or  more  REMIC   elections  are  made  for  a  series  of
        certificates;

     o if one or more REMIC elections are made, whether the certificates are regular interests or residual interests; and

     o whether the certificates are interests in a trust treated as a grantor trust.

     If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, incuding the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

     See "Federal Income Tax Consequences."

BENEFIT PLAN CONSIDERATIONS

     If you are a fiduciary or other person acting on behalf of any employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or similar law, you should carefully review with your legal counsel whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under these laws.

     Certain classes of certificates may not be transferred unless the trustee is furnished with a letter of representation or an opinion of counsel to the effect that the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code and will not subject the trustee, the depositor, the sponsor, any servicers or the master servicer to additional obligations.

     See "Benefit Plan Considerations."

LEGAL INVESTMENT

     The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent the certificates constitute legal investments for you.

     See "Legal Investment Considerations" in this prospectus.

RATING

     Certificates of any series will not be offered by this prospectus and a prospectus supplement unless each class offered is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

     o A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

     o Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

                                  RISK FACTORS

     Before making an investment decision, you should carefully consider the following risk factors and the risk factors discussed in the related prospectus supplement.

Limited Source of Payments - No Recourse to Depositor, Sponsor, Master Servicer or Trustee

     Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

     o the mortgage loans or mortgage certificates included in the related trust will be the sole source of payments on the certificates of a series;

     o the certificates of any series will not represent an interest in or obligation of the depositor, the sponsor, any originator, the master servicer, the trustee or any of their affiliates; and

     o except to the extent described in the related prospectus supplement, neither the certificates of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the depositor, the sponsor, any originator, the master servicer, the trustee, any of their affiliates or any other person.

     Consequently, if payments on the mortgage loans underlying your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the depositor, the sponsor, the master servicer, the trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

Limited   Liquidity  for   Certificates   May  Affect  Your  Ability  to  Resell
Certificates

     The liquidity of your certificates may be limited. You should consider that:

     o a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment or it may not continue for the life of the certificates of any series;

     o the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in those certificates, but no underwriter will be obligated to do so; and

     o  unless  specified  in   the   applicable   prospectus   supplement,  the
        certificates will not be listed on any securities exchange.

     As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit, or interest rate risk (such as certificates that receive only payments of principal or interest or subordinate certificates), or that have been structured to meet the investment requirements of limited categories of investors.

Certain Certificates May Not Be Appropriate For Individual Investors

     If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of certificates, certain certificates of a series may not be an appropriate investment for you. This may be the case because, among other things:

     o if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

     o the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of certificates. Because of this, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     o you may not be able to reinvest amounts distributed relating to principal on your certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

     o a secondary market for the certificates may not develop or provide you with liquidity of investment; and

     o you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

     If you are an individual investor considering the purchase of a certificate of a series, you should also carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

Credit Enhancement is Limited in Amount and Coverage

     Credit enhancement for a series of certificates may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Under certain circumstances, credit enhancement may be provided only for one or more classes of certificates of a series.

     Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to:

     o  subordination;

     o  limited guarantee;

     o  financial guaranty insurance policy or surety bond;

     o  letter of credit;

     o  mortgage pool insurance policy;

     o  special hazard insurance policy;

     o  mortgagor bankruptcy bond;

     o  reserve fund;

     o  cross-collateralization;

     o  overcollateralization;

     o  excess interest;

     o  cash flow agreements;

     o  fraud waiver; or

     o  FHA insurance or a VA guarantee.

See "Credit Enhancement."

     Regardless of the form of credit enhancement provided:

     o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

     o the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

     If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, the losses will be borne by the holders of specified classes of the related certificates.

     None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

     See "Credit Enhancement."

The Ratings of Your Certificates May Be Lowered or Withdrawn Which May Adversely Affect the Liquidity or Market Value of Your Certificates

     It is a condition to the issuance of the certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligations to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

Real Estate Market Conditions May Affect Mortgage Loan Performance

     An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagor's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

     Delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor's prior securitizations involving the depositor, if the residential real estate market experiences an overall decline in property values large enough to cause the outstanding balance of the mortgage loans in a trust and any secondary financing on the mortgaged properties to become equal to or greater than the value of the mortgaged properties.

     If losses on mortgage loans underlying a series are not covered by credit enhancement, certificateholders of the series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See "The Trust Estates--The Mortgage Loans."

Geographic Concentration May Increase Rates of Loss and Delinquency

     The mortgage loans underlying certain series of certificates may be concentrated in certain regions. Any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without a concentration in a particular region. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in affected areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "The Pooling and Servicing Agreement--Insurance Policies," no mortgaged properties will be required to be insured otherwise against earthquake damage or any other loss not covered by standard insurance policies, as described under "The Pooling and Servicing Agreement--Insurance Policies."

     The ability of mortgagors to make payments on the mortgage loans may also be affected by factors that do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community, such as mortgagors relying on commission income and self-employed mortgagors. These factors may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any trust.

     See the related prospectus supplement for further information regarding the geographic concentration of the mortgage loans underlying the certificates of any series.

General Economic Conditions May Increase Risk of Loss

     Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the mortgage loans were made and the uses of the mortgaged properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on the mortgage loans. If these losses are not covered by the applicable credit enhancement, certificateholders of the series evidencing interests in the related trust will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

Collateral Securing Cooperative Loans May Diminish in Value

     If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. In a cooperative loan, a tenant-stockholder's ownership interest in the cooperative and accompanying rights is financed through a cooperative share loan and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building and the underlying land. The interests of the individual occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage, and its consequent inability to make such final payment, could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Leaseholds May Be Subject to Default Risk on the Underlying Lease

     If specified in the related prospectus supplement, certain of the mortgage loans may be secured by leasehold mortgages. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by a fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Any leasehold mortgages underlying a series of certificates will contain provisions protective of the mortgagee, as described under "The Trust Estates--The Mortgage Loans," such as the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor and to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

Yields of Certificates Sensitive to Rate and Timing of Principal Prepayment

     The yield on the certificates of each series will depend in part on the rate and timing of principal payment on the mortgage loans, including prepayments, liquidations due to defaults and mortgage loan repurchases. Your yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

     o the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest, such as interest only certificates, or primarily or exclusively to payments of principal, such as principal only certificates, will be extremely sensitive to the rate and timing of prepayments on the related mortgage loans; and

     o the yield on certain other classes of certificates, such as companion certificates, may be relatively more sensitive to the rate and timing of prepayments of specified mortgage loans than other classes of certificates.

     The rate and timing of prepayments on mortgage loans is influenced by a number of factors, including but not limited to:

     o  prevailing mortgage market interest rates;

     o  local and national economic conditions;

     o  homeowner mobility; and

     o  the ability of the borrower to obtain refinancing.

     If you are purchasing certificates at a discount, and specifically if you are purchasing principal only certificates, you should consider the risk that if principal payments on the mortgage loans, or, in the case of any ratio strip certificates, the related mortgage loans, occur at a rate lower than you expected, your yield will be lower than you expected. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of any class of principal only certificates to the rate of prepayments.

     If you are purchasing certificates at a premium, or are purchasing an interest only certificate, you should consider the risk that if principal payments on the mortgage loans or, in the case of any interest only certificates entitled to a portion of interest paid on certain mortgage loans with higher mortgage interest rate, those mortgage loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing interest only certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including, in the case of interest only certificates that are extremely sensitive to principal prepayments, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

     If you are purchasing any inverse floating rate certificates, you should also consider the risk that a high rate of the applicable index may result in a lower actual yield than you expected or a negative yield. In particular, you should consider the risk that high constant rates of the applicable index or high constant prepayment rates on the mortgage loans may result in the failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of those certificates to the rate of prepayments on the mortgage loans and changes in the applicable index.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

     When a mortgage loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable servicer or the master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the servicer's or the master servicer's, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under "Description of the Certificates -- Interest." No comparable interest shortfall coverage will be provided by the servicer or the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Exercise of Rights Under Special Servicing Agreements May Be Adverse to Other Certificateholders

     The pooling and servicing agreement for a series will permit a servicer to enter into a special servicing agreement with an unaffiliated holder of a class of subordinate certificates or a class of securities backed by a class of subordinate certificates, pursuant to which the holder may instruct the servicer to commence or delay foreclosure proceedings with respect to delinquent mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates

     The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

     o require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

     o request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

     o if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor's ongoing servicing obligations under the pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans; or

     o  prevent the appointment of a successor servicer; or

     o alter the terms on which the sponsor continues to service the mortgage loans, including the amount or the priority of the fees paid to the sponsor as servicer.

     If the FDIC were to take any of those actions, distributions on the certificates could be accelerated, delayed or reduced and you may suffer losses.

     By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any "contract" of the sponsor upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank's transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the "legal isolation" condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

     If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor's transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. As a result, you may suffer losses. The FDIC could delay its decision whether to recognize the sponsor's transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor's transfer of the mortgage loans, distributions on the certificates could be accelerated, delayed or reduced.

     If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor's insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

     Certain banking laws and regulations may apply not only to the sponsor but to its subsidiaries as well. Arguments can also be made that the FDIC's rights and powers extend to the depositor, the sponsor and the issuing entity and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of the certificate holders under the transaction documents. If the FDIC were to take this position, delays or reductions on payments to certificate holders could occur.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

     Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and
restrictions  on  the  ability  of  the  depositor  to  commence   voluntary  or
involuntary cases or proceedings under bankruptcy laws without the prior unanimous affirmative vote of all its directors (who are required to consider the interests of the depositor's creditors, in addition to the depositor's stockholders, in connection with the filing of a voluntary application for relief under applicable insolvency laws). Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches of representations and warranties about the mortgage loans.

     If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor's estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Owners of Book-Entry Certificates are Not Entitled to Exercise Rights of Holders of Certificates

     If so provided in a prospectus supplement, one or more classes of certificates of a series may be issued in book-entry form. These book-entry certificates will be represented initially by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in the names of the owners or their nominees. As a result, unless definitive Certificates are issued, owners of beneficial interests in certificates will not be recognized by the trustee as "certificateholders" under the related pooling and servicing agreement. If you own book-entry certificates, you will not be able to exercise the rights of a certificateholder directly and must act indirectly through The Depository Trust Company and its participating organizations. See "Description of Certificates--Book-entry Form."

Book-Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

     Because transactions in the classes of book-entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

     o your ability to pledge book-entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book-entry certificates, may be limited due to the lack of a physical certificate;

     o you may experience delays in your receipt of payments on book-entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

     o you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

     See "Description of the Certificates--Book-entry Form."

Cash  Flow   Agreements  and  External  Credit   Enhancements   are  Subject  to
Counterparty Risk

     The assets of a trust may, if specified in the related prospectus supplement, include cash flow agreements such as swap, cap, floor or similar agreements which will require a counterparty to the trust (or the trustee acting on behalf of the trust) to make payments to the trust under the circumstances described in the prospectus supplement. If payments on the certificates of the related series depend in part on payments to be received under this type of agreement, the ability of the trust to make payments on the certificates will be subject to the credit risk of the provider of the agreement.

     In addition, the ratings assigned to the certificates of a series may depend in part on the ratings assigned to the provider of certain types of external credit enhancement, such as a mortgage pool insurance policy, surety bond, financial guaranty insurance policy or limited guarantee. Any reduction in the ratings assigned to the provider of one of these types of external credit enhancement could result in the reduction of the ratings assigned to the certificates of the series. A reduction in the ratings assigned to the certificates of a series is likely to affect adversely the liquidity and market value of the certificates.

Amounts   Received  from  an  Auction  and  a  Related  Swap  Agreement  May  Be
Insufficient to Assure Completion of the Auction

     If specified in the prospectus supplement for a series, one or more classes of certificates may be subject to a mandatory auction. If you hold a class of certificates subject to a mandatory auction, on the distribution date specified in the related prospectus supplement for the auction your certificate will be transferred to successful auction bidders, thereby ending your investment in that certificate. If the class balance of your class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction, is greater than the amount received in the auction, a counterparty will be obligated, pursuant to a swap agreement, to pay the amount of that difference to the administrator of the auction for distribution to the holders of the class of auction certificates.
Auction bidders will be permitted to bid for all or a portion of a class of auction certificates. If the counterparty under the swap agreement defaults on its obligations, no bids for all or a portion of a class of auction certificates will be accepted unless the amount of the bids are equal to the class balance of a class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction (or a pro rata portion of this price). If the counterparty under the swap agreement defaults and no bids for a class or portion of a class of auction certificates are accepted, or there are no bids for the class or portion of the class, all or a portion of the certificates of the class will not be transferred to auction bidders. In the event this happens, you will retain the non-transferred portion of your certificates after the distribution date for the auction.

     See "Description of the Certificates--Mandatory Auction of the Auction Certificates" in this prospectus.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

     Following the occurrence of an event of default under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or servicer. The trustee or the successor master servicer or servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the pendency of a servicing transfer or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related certificates.

Effects of Failure to Comply With Consumer Protection Laws

     There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

     o  regulate interest rates and other charges;

     o  require certain disclosures;

     o  require licensing of mortgage loan originators;

     o limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

     o  prohibit discriminatory or predatory lending practices;

     o require lenders to provide credit counseling and/or make affirmative determinations regarding the borrower's ability to repay the mortgage loan;

     o  regulate the use of consumer credit information; and

     o  regulate debt collection practices.

     Violation of certain provisions of these laws, policies and principles:

     o may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

     o  may entitle the borrower to a refund of amounts previously paid; and

     o  could subject a servicer to damages and administrative sanctions.

     The depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with federal and state laws and regulations. In addition, the sponsor will be required to pay to the depositor, and the depositor will be required to pay to the applicable trust, any costs or damages incurred by the related trust as a result of a violation of these laws or regulations.

Increased Risk of Loss If Delinquent Mortgage Loans are Assets of a Trust

     A portion of the mortgage loans in a trust may be delinquent when the related certificates are issued. You should consider the risk that the inclusion of delinquent mortgage loans in a trust may cause the rate of defaults and prepayments on the mortgage loans to increase. As a result, the related credit enhancement for those series of certificates may not cover the related losses.

                                THE TRUST ESTATES

General

     Each Series of certificates will be issued by a separate common law trust (each, a "Trust"). The assets of each Trust (each, a "Trust Estate") will be held by the trustee named in the related prospectus supplement (the "Trustee") for the benefit of the related certificateholders. Each Trust Estate will consist of a mortgage pool comprised of mortgage loans (the "Mortgage Loans") and/or mortgage-backed securities (the "Mortgage Certificates" and, together with the Mortgage Loans, the "Mortgage Assets") together with payments in respect of the Mortgage Assets and certain accounts, obligations or agreements, in each case as specified in the related prospectus supplement.

     The certificates will be entitled to payment from the assets of the related Trust Estate and will not be entitled to payments in respect of the assets of any other Trust Estate established by the depositor, Banc of America Funding Corporation.

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Estates. If specific information respecting the Mortgage Assets is not known at the closing date for a series of certificates, more general information of the nature described below will be provided in the related prospectus supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the closing date and to be filed with the Securities and Exchange Commission within fifteen days after the closing date. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the Trustee upon delivery of the certificates.

     The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See "The Pooling and Servicing Agreement--Fixed Retained Yield, Servicing Compensation and Payment of Expenses."

The Mortgage Loans

     General

     The mortgaged properties securing the Mortgage Loans may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Payment Provisions of the Mortgage Loans

     The Mortgage Loans in a Trust Estate will have monthly payment dates as set forth in the related prospectus supplement. The payment terms of the Mortgage Loans to be included in a Trust Estate will be described in the related prospectus supplement and will be one of the following types of mortgage loans:

          a. Fixed-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate, fully amortizing Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 40 years. If specified in the applicable prospectus supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of these Mortgage Loans and upon the satisfaction of other conditions specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, the pooling and servicing agreement will require the Depositor or another party identified in the applicable prospectus supplement to repurchase each of these converted


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

     Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing fixed-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

          b. Adjustable-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain adjustable-rate, fully amortizing Mortgage Loans having an original or modified term to maturity of not more than 40 years with a related mortgage interest rate which generally adjusts initially either one, three or six months, or one, three, five, seven or ten years, subsequent to the initial Due Date, and thereafter at either one-month, six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related mortgage note (the "Gross Margin") and an index. The applicable prospectus supplement will set forth the relevant index and the highest, lowest and weighted average Gross Margin with respect to the adjustable-rate Mortgage Loans in the related Trust Estate. The index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London) or a monthly or yearly average of these values, CMT (weekly or monthly average yields of U.S. treasury short- and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers). The applicable prospectus supplement will also indicate any periodic or lifetime limitations on the adjustment of any mortgage interest rate.

          If specified in the applicable prospectus supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates generally on the first, second or third adjustment date after origination of those Mortgage Loans at the option of the mortgagor. If specified in the applicable prospectus supplement, the Depositor or another party specified in the applicable prospectus supplement will generally be required to repurchase each of these converted Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

          If specified in the applicable prospectus supplement, a Trust Estate may contain adjustable-rate Mortgage Loans with original terms to maturity of not more than 40 years and flexible payment options ("Option ARM Mortgage Loans"). The initial required monthly payment is fully amortizing based on the initial mortgage interest rate (which may be a rate that is less than the sum of the applicable index at origination and the Gross Margin specified in the related mortgage). After an introductory period of either one or three months, the borrower may select from up to four payment options each month: (i) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan based on the remaining scheduled term of the loan, (ii) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan over the remaining term based on a term of 15 years from the date of the first scheduled payment on the mortgage loan (this option ceases to be available when the mortgage loan has been paid to its 16th year), (iii) an interest only payment that would cover solely the amount of interest that accrued during the previous month (this option is only available if it would exceed the minimum payment option for the month), or (iv) a minimum payment equal to either (a) the initial monthly payment, (b) the monthly payment as of the most recent annual adjustment date, or (c) the monthly payment as of the most recent automatic adjustment, whichever is most recent. The minimum payment adjusts annually after the first payment date but is subject to a payment cap which limits any increase or decrease to no more than 7.5% of the previous year's minimum payment amount. In addition, the minimum payment is subject to an automatic adjustment every five years or if the outstanding principal balance of the mortgage loan exceeds a certain percentage specified in the applicable prospectus supplement, in each case without regard to the 7.5% limitation. On each annual adjustment date and in the event of an automatic adjustment, the minimum monthly payment is adjusted to an amount sufficient to fully amortize the mortgage loan based on the then-current mortgage interest rate and remaining scheduled term of the loan, unless, in the case of an annual adjustment, the monthly payment is restricted by the 7.5% limitation, in which case the monthly payment is adjusted by 7.5%. A minimum payment may not cover the amount of interest accrued during a month and may not pay down any principal. Any interest not covered by a monthly payment ("Deferred Interest") will be added to the principal balance of the Mortgage Loan. This is called "negative amortization" and results in an increase in the amount of principal the borrower owes. Interest will then accrue on this new larger principal balance. The index for an Option ARM Mortgage Loan will be determined monthly or at other less frequent intervals specified in the applicable prospectus supplement.

          c. Interest Only Mortgage Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain "Interest Only Mortgage Loans" which are (i) Mortgage Loans having an original term to maturity of not more than 40 years with a Mortgage Interest Rate which adjusts initially either one, three or six months, or one, three, five, seven or ten years subsequent to the initial payment date, and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Gross Margin and index, and providing for monthly payments of interest only for a period specified in the applicable prospectus supplement and monthly payments of principal and interest after the interest only period sufficient to fully amortize the Mortgage Loans over their remaining terms to maturity or (ii) fixed-rate, fully-amortizing Mortgage Loans having an original term to maturity of not more than 40 years providing for monthly payments of interest only prior to a date specified in the Mortgage Note and monthly payments of principal and interest after such date sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity.

          d. Graduated Payment Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed rate, graduated payment Mortgage Loans having original or modified terms to maturity of not more than 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage interest rate on the Mortgage Loan. The monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating these graduated payment features may include (i) "Graduated Pay Mortgage Loans," pursuant to which amounts constituting Deferred Interest are added to the principal balances of these Mortgage Loans, (ii) "Tiered Payment Mortgage Loans," pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for that month, these excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and (iii) "Growing Equity Mortgage Loans," for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

          e. Subsidy Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on these Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("Subsidy Account") by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related mortgage note and Mortgage Loan.

          Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination of these programs. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the mortgage interest rates specified in the related mortgage notes. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full mortgage interest rate. For example, if the initial subsidized interest rate is five percentage points below the mortgage interest rate in year one, the subsidized rate will increase to four percentage points below the mortgage interest rate in year two, and likewise until year six, when the subsidized rate will equal the mortgage interest rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the mortgage interest rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to these Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related mortgage interest rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the mortgage interest rate.

          Generally,  employers may terminate  subsidy  programs in the event of
     (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor,
     (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan under the "due on sale" clause contained in the mortgage, or
     (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the mortgage interest rate of that Subsidy Loan, the employer may request that the mortgagor refinance its Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance its Subsidy Loan. In the event the mortgagor refinances its Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations." In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement may be used by the originator in determining certain expense to income ratios utilized in underwriting a Subsidy Loan.

          f. Buy Down Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy down plans ("Buy Down Loans") under which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if specified in the applicable prospectus supplement, placed in a custodial account (the "Buy Down Fund") by the related Servicer. If the mortgagor on a Buy Down Loan prepays the Mortgage Loan in its entirety, or defaults on the Mortgage Loan and the related Servicer liquidates the related Mortgaged Property, during the period when the mortgagor is not obligated, by virtue of the buy down plan, to pay the full monthly payment otherwise due on the loan, the unpaid principal balance of the Buy Down Loan will be reduced by the amounts remaining in the Buy Down Fund for the Buy Down Loan, and these amounts will be deposited in the Servicer Custodial Account or the Distribution Account, net of any amounts paid relating to the Buy Down Loan by any insurer, guarantor or other person under a credit enhancement arrangement described in the applicable prospectus supplement.

          g. Balloon Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 40 years but which have shorter terms to maturity ("Balloon Loans") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). The borrower of a Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein.

          h. Pledged Asset Loans. If so specified in the applicable prospectus supplement, a Trust Estate may contain "Pledged Asset Loans," which are adjustable-rate or fixed-rate mortgage loans having original terms to stated maturity of not more than 40 years that, in addition to being secured by the related Mortgaged Property, are (i) secured by a security interest in Pledged Assets owned by the borrower, (ii) supported by a third party guarantee (usually a parent of the borrower) which is in turn secured by a security interest in Pledged Assets owned by such guarantor or (iii) supported by a third party letter of credit. "Pledged Assets" may be marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Pledged Assets owned by any guarantor, may consist of real estate.

          In most cases, the security agreements and other similar security instruments related to the Pledged Assets for the Mortgage Loans in a Trust Estate will, in the case of Pledged Assets consisting of personal property, create first liens on that personal property, and, in the case of Pledged Assets consisting of real estate, create first or junior liens on those Pledged Assets. With respect to a Pledged Asset Loan, the value of the Pledged Assets, or the liens on those Pledged Assets in favor of the related Pledged Asset Loan, generally may not exceed 30% of the original principal balance of such Pledged Asset Loan.

          The requirements that Pledged Assets be maintained may be terminated in the case of the reduction of the loan-to-value ratios or principal balances of the related Pledged Asset Loans to pre-determined amounts. For this purpose, the loan-to-value ratio may be reduced as a result of an appraisal obtained subsequent to origination.

          Pledged Assets, including any related third-party guarantees, insurance policies or other forms of credit enhancement may be provided either in addition to or in lieu of primary mortgage insurance policies for the Pledged Asset Loans in a Trust Estate, as specified in the related prospectus supplement. If a Trust Estate includes Pledged Asset Loans, the related prospectus supplement will specify the nature and extent of those Pledged Asset Loans and of the related Pledged Assets. The Pledged Assets may be administered by one or more third parties. The related prospectus supplement will specify such parties and the extent to which Pledged Assets will be assigned to the Trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Pledged Assets for any of the Pledged Asset Loans. See "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in this prospectus.

     Mortgage Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. The existence, extent and duration of any coverage will be described in the related prospectus supplement. The loan-to-value ratio of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the Mortgage Loan to the appraised value of the related Mortgaged Property. The appraised value is either:

     (i) the lesser of:

          (a) the appraised value determined in an appraisal obtained by the originator of the Mortgage Loan and

          (b)  the sales price for the property,

     except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the related Mortgaged Property is the appraised value determined in an appraisal obtained at the time of refinancing; or

     (ii) the appraised value determined in an appraisal made at the request of a mortgagor subsequent to origination to eliminate the mortgagor's obligation to keep a primary mortgage insurance policy in force.

     Mortgage Loan Information in Prospectus Supplement

     Each prospectus supplement for a series representing interests in a Trust Estate that consists of Mortgage Loans will contain information, as of the Cut-off Date and to the extent known to the Depositor, with respect to the Mortgage Loans contained in the Trust Estate, including:

     o  the number of Mortgage Loans;

     o  the geographic distribution of the Mortgage Loans;

     o  the aggregate principal balance of the Mortgage Loans;

     o  the types of dwelling constituting the Mortgaged Properties;

     o  the longest and shortest scheduled term to maturity;

     o  the maximum principal balance of the Mortgage Loans;

     o the maximum loan-to-value ratio of the Mortgage Loans at origination or other date specified in the related prospectus supplement;

     o  the maximum and minimum interest rates on the Mortgage Loans; and

     o  the  aggregate   principal   balance  of   nonowner-occupied   Mortgaged
        Properties.

     Single Family and Cooperative Loans

     Mortgage Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in those instruments, secured by first liens on one- to four-family residential properties (the "Mortgaged
Properties") or other Mortgage Loans specified in the related prospectus supplement. If so specified, the Mortgage Loans may include cooperative loans secured by security interests in stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as "Cooperatives," and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. These loans may be loans that are not insured or guaranteed by any governmental agency or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement.

     The Mortgaged Properties relating to single family mortgage loans will consist of:

     o  detached or semi-detached one-family dwelling units;

     o  two- to four-family dwelling units;

     o  townhouses;

     o  rowhouses;

     o  individual   condominium  units,  including  condominium  hotels,  where features of the property may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space;

     o  individual units in planned unit developments; and

     o  certain other dwelling units.

     The Mortgaged Properties may include:

     o  vacation homes;

     o  second homes;

     o  investment properties;

     o  leasehold interests; and

     o  manufactured housing.

     In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years. Certain Mortgage Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

     Substitution of Mortgage Loans

     Substitution of Mortgage Loans will be permitted in the event of breaches of representations and warranties relating to any original Mortgage Loan or if the documentation relating to any Mortgage Loan is determined by the Trustee or a custodian appointed by the Trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Loans may be substituted for Mortgage Loans initially included in the Trust Estate.

Mortgage Certificates

     A Trust Estate that contains Mortgage Certificates will have either Ginnie Mae Certificates, Freddie Mac Certificates, Fannie Mae Certificates, Private Certificates or a combination of any of those types of Mortgage Certificates. The Mortgage Certificates will be acquired by the Depositor from one or more affiliated or unaffiliated sellers.

     All of the Mortgage Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

     The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates and of Private Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest from that pool. Ginnie Mae, Freddie Mac, Fannie Mae or the issuer of a particular series of Private Certificates may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest, or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any issuer may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any Mortgage Certificates that are included in a Trust Estate (and of the underlying mortgage loans) will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the actual terms of those Mortgage Certificates.

     Ginnie Mae

     Ginnie Mae is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA Loans") insured or guaranteed by the United States Federal Housing Administration (the "FHA") under the Housing Act or Title V of the Housing Act of 1949, or by the United States Department of Veteran Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet its obligations under its guaranties, Ginnie Mae is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

     Ginnie Mae Certificates

     All of the Ginnie Mae Certificates (the "Ginnie Mae Certificates") will be mortgage-backed certificates issued and serviced by Ginnie Mae- or Fannie Mae-approved mortgage servicers. The mortgage loans underlying Ginnie Mae Certificates may consist of FHA Loans secured by mortgages on one- to four family residential properties or multifamily residential properties, loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae Certificates. At least 90% by original principal amount of the mortgage loans underlying a Ginnie Mae Certificate will be mortgage loans having maturities of 20 years or more.

     Each Ginnie Mae Certificate provides for the payment by or on behalf of the issuer of the Ginnie Mae Certificate to the registered holder of that Ginnie Mae Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each mortgage loan over the Ginnie Mae Certificate pass-through rate. In addition, each payment to a holder of a Ginnie Mae Certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the mortgage loan underlying the Ginnie Mae Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of the mortgage loan.

     The Ginnie Mae Certificates included in a Trust Estate may be issued under either or both of the Ginnie Mae I program ("Ginnie Mae I Certificates") and the Ginnie Mae II program ("Ginnie Mae II Certificates"). All mortgages underlying a particular Ginnie Mae I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each Ginnie Mae I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae I Certificate. Mortgages underlying a particular Ginnie Mae II Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II
Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae II Certificate.

     Ginnie Mae will have approved the issuance of each of the Ginnie Mae Certificates in accordance with a guaranty agreement between Ginnie Mae and the servicer of the mortgage loans underlying the Ginnie Mae Certificate. Pursuant to this type of agreement, the servicer is required to advance its own funds to make timely payments of all amounts due on the Ginnie Mae Certificate, even if the payments received by the servicer on the mortgage loans backing the Ginnie Mae Certificate are less than the amounts due on the Ginnie Mae Certificate. If a servicer is unable to make payments on a Ginnie Mae Certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae Certificate. If no payment is made by the servicer and the servicer fails to notify and request Ginnie Mae to make the payment, the registered holder of the Ginnie Mae Certificate has recourse only against Ginnie Mae to obtain the payment. The registered holder of the Ginnie Mae Certificates included in a Trust Estate is entitled to proceed directly against Ginnie Mae under the terms of each Ginnie Mae Certificate or the guaranty agreement or contract relating to the Ginnie Mae Certificate for any amounts that are not paid when due under each Ginnie Mae Certificate.

     As described above, the Ginnie Mae Certificates included in a Trust Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Freddie Mac

     Freddie Mac is a federally-chartered and stockholder-owned corporation created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien residential mortgage loans or participation interests in those mortgage loans and the resale of those mortgage loans in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgages which it deems to be of the quality, type and class that meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates

     Freddie Mac Certificates ("Freddie Mac Certificates") represent an undivided interest in a group of mortgage loans purchased by Freddie Mac. Mortgage loans underlying the Freddie Mac Certificates included in a Trust
Estate will consist of fixed- or adjustable-rate mortgage loans with original terms to maturity of from 10 to 30 years, all of which are secured by first liens on one-to four-family residential properties or properties containing five or more units and designed primarily for residential use.

     Freddie Mac Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a Federal Reserve Bank. Beneficial owners will hold Freddie Mac Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a Freddie Mac Certificate against Freddie Mac or a Federal Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system the Freddie Mac Certificate is held.

     Under its Cash and Guarantor Programs, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest at the rate provided for by the Freddie Mac Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share thereof, but does not, except if specified in the related prospectus supplement for a series of Certificates, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the interest rate on the Freddie Mac Certificate. For Freddie Mac Pools formed under Freddie Mac's Guarantor Program having pool numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans does not exceed two percentage points.

     Under its Gold PC Program, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution for the related Freddie Mac Certificate.

     Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the Freddie Mac Certificates included in a Trust Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Fannie Mae

     Fannie Mae is a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

     Fannie Mae Certificates

     Fannie Mae Certificates ("Fannie Mae Certificates") represent fractional interests in a pool of mortgage loans formed by Fannie Mae.

     Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. If Fannie Mae were unable to perform these obligations, distributions on Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of Fannie Mae Certificates. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the Fannie Mae Certificates included in a Trust Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Private Certificates

     Private Certificates ("Private Certificates") may consist of (a) mortgage pass-through certificates or participation certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans (the "Underlying Loans") or (b) collateralized mortgage obligations secured by Underlying Loans. Private Certificates may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some portion of the principal and interest distributions (but not all of those distributions) or certain mortgage loans. The Private Certificates will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided that a period of two years has elapsed since the later of the date the securities were acquired from the issuer or one of its affiliates. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Certificates themselves will not be so insured or guaranteed. The seller/servicer of the underlying mortgage loans will have entered into a pooling and servicing agreement, an indenture or similar agreement (a "PC Agreement") with the trustee under that PC Agreement (the "PC Trustee"). The PC Trustee or its agent, or a custodian, will possess the mortgage loans underlying those Private Certificates. The mortgage loans underlying the Private Certificates may be subserviced by one or more loan servicing institutions under the supervision of a master servicer (the "PC Servicer").

     The sponsor of the Private Certificates (the "PC Sponsor") will be a financial institution or other entity that is or has affiliates that are engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling mortgage loans to those trusts and selling beneficial interests in those trusts. The PC Sponsor may be an affiliate of the Depositor. The obligations of the PC Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related Trust. The PC Sponsor will not have guaranteed any of the assets conveyed to the related Trust or any of the Private Certificates issued under the PC Agreement. Additionally, although the mortgage loans underlying the Private Certificates may be guaranteed by an agency or instrumentality of the United States, the Private Certificates themselves will not be so guaranteed.

     The Depositor will acquire Private Certificates in open market transactions or in privately negotiated transactions which may be with or through affiliates.

     The prospectus supplement for a series for which the Trust Estate includes Private Certificates will specify (this disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement) to the extent relevant and to the extent the information is reasonably available to the Depositor and the Depositor reasonably believes the information to be reliable:

     o the aggregate approximate principal amount and type of the Private Certificates to be included in the Trust Estate;

     o  certain   characteristics  of  the  mortgage  loans  that  comprise  the underlying assets for the Private Certificates including:

        o  the payment features of the underlying mortgage loans;

        o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity;

        o the servicing fee or range of servicing fees with respect to the underlying mortgage loans; and

        o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     o  the  maximum   original   term-to-stated   maturity   of   the   Private
        Certificates;

     o  the   weighted   average   term-to-stated   maturity   of   the  Private
        Certificates;

     o  the pass-through or certificate rate of the Private Certificates;

     o the weighted average pass-through or certificate rate of the Private Certificates;

     o  the PC Sponsor, the PC Trustee and the PC Servicer;

     o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Certificates or to the Private Certificates themselves;

     o the terms on which the underlying mortgage loans for the Private Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Certificates; and

     o the terms on which mortgage loans may be substituted for those originally underlying the Private Certificates.

Distribution Account

     The Trustee or other entity identified in the related prospectus supplement will, as to each series of Certificates, establish and maintain an account or accounts (collectively, the "Distribution Account") for the benefit of the Trustee and holders of the Certificates of that series for receipt of:

     o each distribution or monthly payment, as the case may be, made to the Trustee with respect to the Mortgage Assets;

     o the amount of cash, if any, specified in the related pooling and servicing agreement to be initially deposited therein;

     o the amount of cash, if any, withdrawn from any related reserve fund or other fund; and

     o  the reinvestment income, if any.

     The pooling and servicing agreement for a series may authorize the Trustee to invest the funds in the Distribution Account in certain investments that will qualify as "permitted investments" under Code Section 860G(a)(5) in the case of REMIC Certificates. These eligible investments will generally mature not later than the business day immediately preceding the next Distribution Date for the series (or, in certain cases, on the Distribution Date). Eligible investments include, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the related pooling and servicing agreement of each rating agency rating the Certificates of that series that has rated the commercial paper, demand and time deposits and banker's acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and certain minimum reinvestment agreements. Reinvestment earnings, if any, on funds in the Distribution Account generally will belong to the Trustee.

                           DESCRIPTION OF CERTIFICATES

     Each series of certificates (the "Certificates") will be issued pursuant to a separate pooling and servicing agreement among the Depositor, the Sponsor (if so provided in the related prospectus supplement), the Trustee (and, if applicable, a securities administrator or other entity identified in the related prospectus supplement) and a Master Servicer or one or more Servicers. A form of pooling and servicing agreement is filed as an exhibit to the Registration Statement of which this prospectus is a part. The following summaries describe material provisions that may appear in each pooling and servicing agreement. The prospectus supplement for a series of Certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the prospectus supplement related to a particular series of Certificates.

General

     The Certificates are issuable in series, each evidencing the entire ownership interest in a Trust Estate of assets consisting primarily of Mortgage Assets. The Certificates of each series will be issued either in fully registered form or in book-entry form and in the authorized denominations for each class specified in the related prospectus supplement. The Certificates of each series will evidence specified beneficial ownership interests in the related Trust Estate created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other Trust Estate established by the Depositor. The Certificates will not represent obligations of the Depositor, the Master Servicer, the Trustee or any affiliate of those parties. Any qualifications on direct or indirect ownership of Residual Certificates, as well as restrictions on the transfer of Residual Certificates, will be set forth in the related prospectus supplement.

     Each series of Certificates will be issued in one or more classes. Each class of Certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Estate. A series of

Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of that series. Certain series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of Certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of Certificates may be made:

     o  prior to one or more other classes;

     o  after the occurrence of specified events;

     o  in accordance with a schedule or formula;

     o on the basis of collections from designated portions of the Mortgage Assets in the related Trust Estate; or

     o  on a different basis;

in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Definitive Form

     Certificates of a series that are issued in fully-registered, certificated form are referred to as "Definitive Certificates." Distributions of principal of, and interest on, Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the pooling and servicing agreement. The Definitive Certificates of a series offered by this prospectus and the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or other entity for that purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or another entity may require payment of a sum sufficient to cover any tax or other governmental charges in connection with the transfer or exchange.

     In the event that an election or multiple elections are made to treat the Trust Estate (or one or more segregated pools of assets of the Trust Estate) as one or more REMICs, the Residual Certificate will be issued as a Definitive Certificate. No legal or beneficial interest in all or any portion of any "residual interest" may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (1) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee or middleman) of a disqualified organization and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (a) historically has paid its debts as they have come due, (b) intends to pay its debts as they come due in the future and (c) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (a), (b) and (c) of the preceding sentence are false. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates----Tax--Related Restrictions on Transfer of Residual Certificates."

Book-entry Form

     Persons acquiring beneficial ownership interests ("Beneficial Owners") in the Certificates issued in book-entry form (the "Book-Entry Certificates") will hold their Certificates through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are participants of those systems (the "Participants"), or indirectly through organizations which are participants in those systems (the "Indirect Participants"). Each class of the Book-Entry Certificates of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of DTC, which will be the "holder" or "Certificateholder" of those Certificates, as those terms are used in this prospectus and the applicable prospectus supplement for a series. No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a Definitive Certificate representing that person's interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a series to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations of $1,000.

     The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), .under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see "--Certain U.S. Federal Income Tax

Documentation Requirements" below and "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding."

     Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A, of the Securities Exchange Act of 1934, as amended. DTC performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

     Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cede & Co. International and Deutsche Boerse Clearing.

     Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates Euroclear) as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

     Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

     The Euroclear System was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.

Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC `s normal procedures. Each DTC Participant will be responsible for disbursing these distributions to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding." Because DTC can only act on behalf of DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Certificates, may be limited due to the lack of physical certificates for their Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Book-Entry Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     DTC has advised the Depositor that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the pooling and servicing agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Certificates are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) in the case of Certificates of a series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable beneficial owners of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter


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

the Trustee will recognize the holders of those Definitive Certificates as Certificateholders under the pooling and servicing agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, any Servicers or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of the Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry Certificates may be impaired.

     Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     Trading; between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When Book-Entry Certificates are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Certificates against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Book-Entry Certificates. After settlement has been completed, the Book-Entry Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Book-Entry Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry Certificates were credited to their accounts. However, interest on the Book-Entry Certificates would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Certificates earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Certificates to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Book-Entry Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i, e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Certificates from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Book-Entry Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Book-Entry Certificates sufficient time to be reflected in their
     Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

     Certain U.S. Federal Income Tax Documentation Requirements. A Beneficial Owner of Book-Entry Certificates that is not a U.S. Person within the meaning of Code Section 7701(a)(30) holding a Book-Entry Certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless it provides certain documentation to the Trustee, a Paying Agent or any other entity required to withhold tax establishing an exemption from withholding.

     In addition, all holders, including holders that are U.S. Persons, holding Book-Entry Certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder provides appropriate documentation or otherwise qualifies for an exemption. See "Federal Income Tax Consequences" herein, and in particular "--Taxation of Certain Foreign Investors."

     Prospective investors should be aware, however, that this discussion and the discussions referenced herein do not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors. Prospective investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Book-Entry Certificates. Each certificateholder is encouraged to consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Distributions

     Distributions of principal of and interest on the Certificates of a series will be made on the dates specified in the related prospectus supplement (each, a "Distribution Date"), and allocated to the classes in the amounts and in the order specified, in the related prospectus supplement. Distributions will be made by wire transfer (in the case of Certificates that are of a certain minimum denomination, as specified in the related prospectus supplement) or by check mailed to record holders of those Certificates as of the related record date at their addresses appearing on the certificate register, except that the Trustee will make the final distribution of principal only upon presentation and surrender of each Certificate at the office or agency of the Trustee or a paying agent specified in the related prospectus supplement. Notice will be mailed before the Distribution Date on which the final distribution is expected to be made to the holder of a Certificate. If the Certificates of a series are issued in book-entry form, the Trustee will make distributions on those Certificates, including the final distribution in retirement of those Certificates, through the facilities of a depository in accordance with the depository's usual procedures in the manner described in the related prospectus supplement.

     The Trustee will distribute principal of and interest on the Certificates out of the Distribution Account established under the pooling and servicing agreement. All distributions on the Mortgage Certificates, if any, included in the Trust Estate for a series, remittances on the Mortgage Loans by the Master Servicer pursuant to the pooling and servicing agreement, together with any reinvestment income (if so specified in the related prospectus supplement) from those funds, and amounts withdrawn from any reserve fund or other fund or payments in respect of other credit enhancement are required to be deposited directly into the Distribution Account. These funds will be available (except for funds held for future distribution and for funds payable to the Master Servicer) to make distributions on Certificates of that series on the next
Distribution Date. See "The Trust Estates--Distribution Account" and "The Pooling and Servicing Agreement--Payments on Mortgage Loans."

     Interest

     Interest will accrue on the class balance (or, in the case of Interest Only Certificates, the notional amount) of each class of Certificates entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement) during each interest accrual period specified in the related prospectus supplement. The interest accrual period with respect to any Distribution Date is the period from and including the first day of the month preceding the month of that Distribution Date (or, in the case of the first Distribution Date, from the closing date for the series of Certificates) through the last day of the preceding month, or any other period as may be specified in the related prospectus supplement. If funds are available for distribution, the Trustee will distribute interest accrued during each interest accrual period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable on the Distribution Dates specified in the related prospectus supplement until the class balance of that class is reduced to zero or, in the case of a class of Certificates entitled only to distributions allocable to interest, until the notional amount of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The notional amount of an Interest Only Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     The Trustee will begin distributing interest on each class of Accrual Certificates only after the occurrence of the events specified in the related prospectus supplement and, prior to that time, interest will be added to the class balance of each class of Accrual Certificates. Any class of Accrual Certificates then will accrue interest on its outstanding class balance as adjusted. For a description of Accrual Certificates, see "--Categories of Classes of Certificates."

     Principal

     The "class balance" of any class of Certificates entitled to distributions of principal (other than any Exchangeable REMIC Certificates and Exchangeable Certificates) will be the initial class balance of that class of Certificates specified in the prospectus supplement or, in the case of a class of Exchangeable REMIC Certificates or Exchangeable Certificates, the portion then represented by the outstanding Certificates of such class of the initial maximum class balance, reduced by all distributions reported to holders of the Certificates as allocable to principal and adjustments, if any, in respect of losses and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on those Accrual Certificates and (ii) in the case of adjustable-rate Certificates, subject to the effect of any negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which that amount will be allocated among the classes of Certificates entitled to distributions of principal.

     Each class of Certificates of a series (except for a class of Interest Only Certificates), to the extent of funds available for distribution, will receive distributions of principal in the amounts, at the times and in the manner specified in the related prospectus supplement until its initial class balance has been reduced to zero. The Trustee will allocate distributions of principal to the Certificates of each class, during the periods and in the order specified in the related prospectus supplement.

Categories of Classes of Certificates

     In general, the classes of Certificates of each series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes of that series by reference to the following categories.

                                 PRINCIPAL TYPES



Categories of Classes                                     Definitions
---------------------                                     -----------
Accretion Directed Certificates                           A class of Certificates that receives principal payments
                                                          from amounts that otherwise would be distributed as
                                                          interest on specified Accrual Certificates. These principal payments may be in lieu of or in addition to principal
                                                          payments from principal receipts on the Mortgage Assets
                                                          or other assets of the Trust Estate for the related series.

Companion Certificates or Support Certificates            A class of Certificates that receives principal payments on a Distribution Date only if scheduled payments have been
                                                          made on specified Planned Amortization Certificates,
                                                          Targeted Amortization Certificates and/or Scheduled
                                                          Amortization Certificates.


Component Certificates                                    A class of Certificates consisting of two or more specified components, as described in the applicable prospectus
                                                          supplement. The components of a class of Component
                                                          Certificates may have different principal and/or interest
                                                          payment characteristics but together constitute a single
                                                          class and do not represent several interests. Each
                                                          component of a class of Component Certificates may be
                                                          identified as falling into one or more of the categories in this chart.

Exchangeable REMIC Certificates                           A class of Certificates that may be exchanged for
                                                          proportionate interests in one or more other specified
                                                          classes of Exchangeable Certificates in the same series, as described in the applicable prospectus supplement. Each
                                                          class of Exchangeable REMIC Certificates may be
                                                          identified as falling into one or more of the categories in this chart.

Exchangeable Certificates                                 A class of Certificates that may be exchanged for
                                                          proportionate interests in one or more other specified
                                                          classes of Exchangeable REMIC Certificates in the same
                                                          series, as described in the applicable prospectus
                                                          supplement.  Each class of Exchangeable Certificates may
                                                          be identified as falling into one or more of the categories in this chart.

Lockout Certificates                                      A class of Senior Certificates that is locked out of or is designed not to participate in or to participate to a limited extent in, for a specified period, the receipt of (1)
                                                          principal prepayments on the Mortgage Loans that are
                                                          allocated disproportionately to the classes of Senior
                                                          Certificates of the series as a group under a "shifting
                                                          interest" structure and/or (2) scheduled principal
                                                          payments on the Mortgage Loans that are allocated to the
                                                          classes of Senior Certificates of the series as a group. A class of Lockout Certificates typically will not receive
                                                          distributions of principal prepayments and/or scheduled
                                                          principal payments, as applicable, for a period of several years, during which time all or a portion of the principal payments that it would otherwise receive in the absence
                                                          of a "lockout" structure will be distributed in reduction of the class balances of other Senior Certificates. Lockout
                                                          Certificates are designed to minimize their weighted
                                                          average life volatility during the lockout period.

Notional Amount Certificates                              A class of Certificates having no class balance and
                                                          bearing interest on a notional amount. The notional
                                                          amount is a hypothetical amount used for calculating
                                                          interest distributions.

Pass-Through Certificates                                 A class of Senior Certificates that receives a specified
                                                          percentage of the principal payments that are distributable to the Senior Certificates or a group of Senior
                                                          Certificates, other than any Ratio Strip Certificates, in the aggregate on a Distribution Date and that is not a class of
                                                          Sequential Pay Certificates.


Planned Amortization Certificates or PAC                  A class of Certificates that is designed to receive principal
Certificates                                              payments (or has a notional amount that is based on the
                                                          class balance(s) of one or more classes of Certificates that are designed to receive principal payments) using a
                                                          predetermined principal balance schedule derived by
                                                          assuming two constant prepayment rates for the
                                                          underlying Mortgage Assets. These two rates are the
                                                          endpoints for the "structuring range" for the class of
                                                          Planned Amortization Certificates. The Planned
                                                          Amortization Certificates in any series may be subdivided
                                                          into different categories such as Planned Amortization
                                                          Certificates I or PAC I Certificates, Planned Amortization
                                                          Certificates II or PAC II Certificates and so forth which
                                                          are derived using different structuring ranges. A class of
                                                          PAC Certificates is designed to provide protection against prepayments occurring at a constant rate within the
                                                          structuring range.

Ratio Strip Certificates                                  A class of Certificates that receives a constant proportion, or "ratio strip," of the principal payments on some or all of the Mortgage Assets.

Scheduled Amortization Certificates                       A class of Certificates that is designed to receive principal payments (or has a notional amount that is based on the
                                                          class balance(s) of one or more classes of Certificates that are designed to receive principal payments) using a
                                                          predetermined principal balance schedule but is not
                                                          designated as a class of Planned Amortization Certificates or Targeted Amortization Certificates. The schedule is
                                                          derived by assuming either two constant prepayment rates
                                                          or a single constant prepayment rate for the Mortgage
                                                          Assets. In the case of two constant rates, these two rates are the endpoints for the "structuring range" for the class of Scheduled Amortization Certificates and the range
                                                          generally is narrower than that for a class of Planned
                                                          Amortization Certificates. Typically, the Support
                                                          Certificates for the applicable series of Certificates
                                                          generally will represent a smaller percentage of a class of
                                                          Scheduled Amortization Certificates than the Support
                                                          Certificates generally would represent in relation to a
                                                          Planned Amortization Certificate or a Targeted
                                                          Amortization Certificate. A Scheduled Amortization
                                                          Certificate generally is less sensitive to prepayments than a Support Certificate, but is more sensitive than a class of
                                                          Planned Amortization Certificates or Targeted
                                                          Amortization Certificates.

Senior Certificates                                       A class of Certificates that is entitled to receive payments of principal and interest on each Distribution Date prior to the classes of Subordinate Certificates.


Sequential Pay Certificates                               A class of Certificates that receives principal payments in a prescribed sequence, that does not have a predetermined
                                                          principal balance schedule and that, in most cases, is
                                                          entitled to receive payments of principal continuously
                                                          from the first Distribution Date on which they receive
                                                          principal until they are retired. A class of Sequential Pay
                                                          Certificates may receive payments of principal
                                                          concurrently with one or more other classes of Sequential
                                                          Pay Certificates. A single class that is entitled to receive principal payments before or after all other classes in the same series of Certificates may be identified as a
                                                          Sequential Pay Certificate.

Subordinate Certificates                                  A class of Certificates that receives payments of principal and interest on each Distribution Date only after the
                                                          Senior Certificates and classes of Subordinate Certificates with higher priority of distributions have received their
                                                          full principal and interest entitlements.

Super Senior Certificates                                 A class of Senior Certificates that will not bear its share of certain losses, after the Subordinate Certificates are no longer outstanding, for so long as one or more specified
                                                          classes of Senior Certificates are outstanding.

Super Senior Support Certificates                         A class of Senior Certificates that bears certain losses that otherwise would have been allocated to a class of Super
                                                          Senior Certificates.

Targeted Amortization Certificates or TAC                 A class of Certificates that receives principal payments
Certificates                                              (or has a notional amount that is based on the class
                                                          balance(s) of one or more classes of Certificates that are designed to receive principal payments) using a
                                                          predetermined principal balance schedule derived by
                                                          assuming a single constant prepayment rate for the
                                                          Mortgage Assets. A class of TAC Certificates is designed
                                                          to provide some protection against prepayments at a rate
                                                          exceeding the assumed constant prepayment used to
                                                          derive the principal balance schedule for that class.

                                 INTEREST TYPES

Categories of Classes                                     Definitions
---------------------                                     -----------

Accrual Certificates                                      A class of Certificates that accretes the amount of accrued interest otherwise distributable on the class, which
                                                          amount will be added to the class balance of the class on
                                                          each applicable Distribution Date. The accretion may
                                                          continue until some specified event has occurred or until
                                                          the class of Accrual Certificates is retired.

Fixed-Rate Certificates                                   A class of Certificates with an interest rate that is fixed throughout the life of the class.


Floating-Rate Certificates                                A class of Certificates with an interest rate (or an
                                                          effective rate as a result of a Cash Flow Agreement) that
                                                          resets periodically based upon a designated index and that varies directly with changes in the index.

Interest Only Certificates                                A class of Certificates that receives some or all of the
                                                          interest payments made on the Mortgage Assets and little
                                                          or no principal. Interest Only Certificates have either a
                                                          nominal class balance or a notional amount. A nominal
                                                          class balance represents actual principal that will be paid on the Certificates. It is referred to as nominal since it is extremely small compared to other classes. A notional
                                                          amount is an amount used as a reference to calculate the
                                                          amount of interest due on a class of Interest Only
                                                          Certificates that is not entitled to any distributions in
                                                          respect of principal.

Inverse Floating-Rate Certificates                        A class with an interest rate that resets periodically based upon a designated index and that varies inversely with
                                                          changes in the index. The interest rate for a class of
                                                          Inverse Floating-Rate Certificates typically will vary
                                                          inversely with changes in the interest rate on a class of
                                                          of Floating-Rate Certificates in the same series.

Principal Only Certificates                               A class of Certificates that does not bear interest and is entitled to receive only distributions in respect of
                                                          principal.

Step Coupon Certificates                                  A class of Certificates with a fixed interest rate that is reduced to a lower fixed rate after a specified period of
                                                          time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the closing date for that series of
                                                          Certificates.

Variable Rate Certificates                                A class of Certificates with an interest rate that resets
                                                          periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Assets or
                                                          another class or classes of Certificates.



Residual Certificates

     A  series  of  REMIC   Certificates   will  include  a  class  of  Residual
Certificates representing the right to receive on each Distribution Date, in addition to any other distributions to which they may be entitled, the excess of the sum of distributions, payments and other amounts received over the sum of
(i) the amount required to be distributed to certificateholders on that Distribution Date and (ii) certain expenses, all as more specifically described in the related prospectus supplement. In addition, after the aggregate class balance of all classes of Regular Certificates has been fully amortized, holders of the Residual Certificates will be the sole owners of the related Trust Estate and will have sole rights with respect to the Mortgage Assets and other assets remaining in the Trust Estate. Some or all of the Residual Certificates of a series may be offered by this prospectus and the related prospectus supplement; if so, the terms of those Residual Certificates will be described in the prospectus supplement. Any qualifications on direct or indirect ownership of Residual Certificates offered by this prospectus and the related prospectus supplement, as well as restrictions on the transfer of those Residual Certificates, will be set forth in the related prospectus supplement. If Residual Certificates are not so offered, the Depositor may (but need not) sell some or all of the Residual Certificates on or after the date of original issuance of that series in transactions exempt from registration under the Securities Act of 1933, as amended, and otherwise under circumstances that will not adversely affect the REMIC status of the Trust Estate.

Mandatory Auction of Certificates

     If specified in the prospectus supplement for a series, one or more classes of Certificates ("Auction Certificates") may be subject to a mandatory auction. Prior to a Distribution Date specified in the applicable prospectus supplement (the "Auction Distribution Date"), the Trustee or another party specified in the prospectus supplement, in its capacity as auction administrator (the "Auction Administrator"), will solicit bids for the purchase of each class of Auction Certificates then outstanding from third-party investors.

     On the Auction Distribution Date, the Auction Certificates will be transferred to third-party investors, and upon this transfer the holders of each class of Auction Certificates will be entitled to receive an amount (the "Par Price") equal to the related class balance, plus, if applicable, accrued interest on that class balance (following all distributions and the allocation of Realized Losses on the Auction Distribution Date.

     The Auction Administrator will enter into a swap agreement pursuant to which the counterparty will agree to pay the excess, if any, of the Par Price over the amounts received for a class of Auction Certificates in the auction. If all or a portion of a class of Auction Certificates is not sold in the auction, the counterparty will pay the Auction Administrator the Par Price (or a portion of the Par Price) of the unsold Certificates. If the amount received in the auction is greater than the Par Price, that excess will be paid by the Trust to the counterparty to the swap agreement and will not be available for distribution to Certificateholders.

     If the counterparty defaults on its obligations under the swap agreement, no Certificates of a class of Auction Certificates will be transferred to third parties unless bids equal to or higher than the applicable Par Price (or pro rata portion in the case of a bid for less than all of a class) are received. In addition, if the counterparty defaults and third-party investors bid an amount equal to or higher than the pro rata portion of the Par Price for some, but not all, of a class of Auction Certificates, only a portion of the Certificates of such class will be transferred to the successful bidders on the Auction Distribution Date. If only a portion of a class is transferred, each holder of such class will transfer only a pro rata portion of its Certificates on the Auction Distribution Date.

     See "Risk Factors--Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction" in this prospectus.

Exchangeable REMIC and Exchangeable Certificates

     General. If specified in a prospectus supplement for a series, certain classes of Certificates may be Exchangeable REMIC and Exchangeable Certificates. In any of these series, the holders of one or more of the classes of Exchangeable REMIC Certificates will be entitled, after notice and payment to the Trustee or other entity identified in the related prospectus supplement of an administrative fee, to exchange all or a portion of those classes of Exchangeable REMIC Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in the same series and vice versa.

     If a series includes Exchangeable REMIC and Exchangeable Certificates, all of these classes of Exchangeable REMIC and Exchangeable Certificates will be listed in the related prospectus supplement. The classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as "Related" to each other, each related grouping of Exchangeable REMIC and Exchangeable Certificates will be referred to as a "Combination," with the classes of Exchangeable REMIC Certificates in the Combination referred to as a "REMIC Combination" and the classes of Exchangeable Certificates in the Combination referred to as an "Exchangeable Combination." The classes of Exchangeable REMIC Certificates and Exchangeable Certificates constituting each Combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related Trust. At any time after its initial issuance, any class of Exchangeable REMIC Certificates may be exchanged for the Related class or classes of Exchangeable Certificates provided the requirements detailed below are met. In some cases, multiple classes of Exchangeable REMIC Certificates may be exchanged for one or more classes of Related Exchangeable Certificates and vice versa.

     The descriptions in the related prospectus supplement of the Certificates of a series that includes Exchangeable REMIC Certificates and Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denominations of Certificates, credit enhancement, prepayment and yield considerations, tax and legal investment considerations and ERISA considerations, also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the prepayment and yield considerations applicable to, and the risks of investment in, each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

     Exchanges.  If a  holder  of  Exchangeable  REMIC  Certificates  elects  to
exchange  its  Exchangeable   REMIC   Certificates   for  Related   Exchangeable
Certificates, then:

     o the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable REMIC Certificates so exchanged (for purposes of an exchange, Interest Only Certificates will have a principal balance of zero);

     o the aggregate amount of interest payable on each Distribution Date with respect to the Related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest payable on each Distribution Date with respect to the Exchangeable REMIC Certificates so exchanged; and

     o the class or classes of Exchangeable REMIC and Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     Different types of Combinations may exist. Any individual series of Certificates may have multiple types of Combinations. Some examples of Combinations of Exchangeable REMIC and Exchangeable Certificates that differ in their interest characteristics include:

     o Floating-Rate Certificates and Inverse Floating-Rate Certificates that are Exchangeable REMIC Certificates may be exchangeable, together, for Related Fixed-Rate Certificates. In such a Combination, the Floating-Rate Certificates and Inverse Floating-Rate Certificates would produce, in the aggregate, an annual interest amount equal to that generated by the Related Fixed-Rate Certificates. In addition, the aggregate class balance of a class of Floating-Rate Certificates and a class of Inverse Floating-Rate Certificates would equal the aggregate class balance of the Related Fixed-Rate Certificates.

     o  Interest Only Certificates  and Principal  Only  Certificates  that  are
        Exchangeable REMIC Certificates may be exchangeable, together, for Related Exchangeable Certificates that are entitled to both principal and interest payments. In such a Combination, the class balance of the class of Related Exchangeable Certificates would be equal to the class balance of the class of Principal Only Certificates, and the interest rate on the class of Related Exchangeable Certificates, when applied to the class balance of this Related class, would generate interest equal to the annual interest amount of the Interest Only Certificates.

     o Two classes of Fixed-Rate Certificates that are Exchangeable REMIC Certificates with different interest rates may be exchangeable, together, for a single class of Related Exchangeable Certificates with a fixed interest rate. In such a Combination, the class balance of the single class of Related Exchangeable Certificates would be equal to the aggregate class balance of the two classes of Exchangeable REMIC Certificates, and the single class of Related Exchangeable Certificates would have a fixed interest rate that, when applied to the aggregate class balanc of the two classes of Exchangeable REMIC Certificates, would generate interest equal to the aggregate annual interest amount of the two classes of Exchangeable REMIC Certificates.

     In some series, a Certificateholder may be able to exchange its Exchangeable REMIC Certificates for Related Exchangeable Certificates that have different principal payment characteristics. Some examples of Combinations that have different principal payment characteristics include:

     o A class of Exchangeable REMIC Certificates that is a class of Accrual Certificates, and a second class of Exchangeable REMIC Certificates that is a class of Accretion Directed Certificates and receives all of the interest accrued on the class of Accrual Certificates for so long as the Accrual Certificates are accreting, may be exchangeable, together, for a single class of Related Exchangeable Certificates that receives payments of interest continuously from the first Distribution Date on which it receives interest until it is retired.

     o A class of Exchangeable REMIC Certificates that is a class of PAC, Scheduled Amortization or TAC Certificates, and a class of Exchangeable REMIC Certificates that is a class of Companion Certificates, may be exchangeable, together, for a class of Related Exchangeable Certificates that receives principal payments without regard to the amortization schedule for the class of PAC, Scheduled Amortization or TAC Certificates from the first Distribution Date on which it receives principal until it is retired.

     The holder of the class or classes of Exchangeable Certificates in any of the example Combinations described above may also exchange its Exchangeable Certificates for the Related Exchangeable REMIC Certificates and this process may occur repeatedly in each direction.


     A number of factors may limit the ability of a holder of Exchangeable REMIC or Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable REMIC or Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable REMIC or Exchangeable Certificates or does not own the necessary classes of Exchangeable REMIC or Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable REMIC or Exchangeable Certificates, as the case may be. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable REMIC or Exchangeable Certificates from the then-current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable REMIC or Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable REMIC or Exchangeable Certificates.

     Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable REMIC and Exchangeable Certificates. A Certificateholder will be required to provide notice to the Trustee or such other entity identified in the related prospectus supplement prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include, among other things, the outstanding principal balance or notional amount of the Exchangeable Certificates to be exchanged and the Related Exchangeable Certificates to be received, and the proposed exchange date. When the Trustee or such other entity identified in the related prospectus supplement receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable REMIC or Exchangeable Certificates, as the case may be, and payment of the administrative fee. A Certificateholder's notice to the Trustee or such other entity identified in the related prospectus supplement will become irrevocable on the second day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable REMIC or Exchangeable Certificates that are Book-Entry Certificates will be subject to DTC's Rules.

     If the related prospectus supplement describes exchange proportions for a Combination of classes of Exchangeable REMIC and Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal balances or notional amounts of these classes.

     Distributions on an Exchangeable REMIC or Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the applicable Certificateholder of record as of the applicable record date.

Reports To Certificateholders

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in the related prospectus supplement, the Master Servicer or the Trustee will make available to each Certificateholder of record of the related series a statement setting forth, if applicable to that series of Certificates, among other things:

          (i) the amount of the distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments, and Liquidation Proceeds and the amount of the distribution allocable to interest on the related Mortgage Loans;

          (ii) if the distribution to Certificateholders is less than the full amount that would be distributable if there were sufficient funds available, the amount of the shortfall and the allocation of the shortfall between principal and interest;

          (iii) the class balance of each class of Certificates after giving effect to the distribution of principal on the Distribution Date;

          (iv) the amount of servicing compensation with respect to the related Trust Estate and any other customary information as is required to enable Certificateholders to prepare their tax returns;

          (v) the amount by which the Servicing Fee or Master Servicing Fee, as applicable, for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

          (vi) the amount of Advances included in the distribution on the Distribution Date, the aggregate amount of Advances outstanding as of the close of business on the Distribution Date and the amount of Advances reimbursed since the previous Distribution Date;

          (vii) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement;

               (a)  the  amounts  so  distributed   under  the  form  of  credit
          enhancement on the applicable Distribution Date; and

               (b) the amount of coverage remaining under the form of credit enhancement, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

          (viii) any payments made or accrued relating to credit enhancement provided by a party, identifying the general purpose of the payments and the party receiving the payments.;

          (ix) the  Pass-Through  Rate (if any) for each class of  Certificates;

          (x) for any Mortgage Loan that became and REO Property during the preceding calendar month, the loan number and Stated Principal Balance of the Mortgage Loan as of the close of business on the Determination Date preceding the Distribution Date and the date of acquisition thereof;

          (xi) the total number and principal balance of any REO Properties (and
     market   value,   if  available)  as  of  the  close  of  business  on  the
     Determination Date preceding the Distribution Date;

          (xii) the aggregate amount of Realized Losses incurred during the preceding calendar month;

          (xiii) any expenses or indemnification amounts paid by the related Trust Estate, the specific purpose of each payment and the parties to whom these payments are made;

          (xiv) the number and total principal balance of the Mortgage Loans, the weighted average mortgage interest rate and weighted average remaining term to maturity of the Mortgage Loans and cumulative prepayment amounts;

          (xv) any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments since the previous Distribution Date or cumulatively since the closing date for that series of Certificates;

          (xvi) any material breaches of representations and warranties relating to the Mortgage Loans or material breaches of transaction covenants;


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

          (xvii) the number and aggregate principal balance of any Mortgage Loans repurchased by the Depositor from the related Trust Estate since the previous Distribution Date;

          (xviii) the number and aggregate  principal  amounts of Mortgage Loans
     (A) delinquent  (exclusive of Mortgage Loans in foreclosure or bankruptcy),
     (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the Distribution Date; and

          (xix) whether any exchanges of Exchangeable REMIC and Exchangeable Certificates have taken place since the preceding Distribution Date and, if applicable, the class designations, class balances or notional amounts, pass-through rates, and any interest and/or principal paid, including any shortfalls allocated, of any classes of Certificates that were received by Certificateholders as a result of such exchange.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class specified in the related prospectus supplement. The report to certificateholders for any series of Certificates may include additional or other information of a similar nature to that specified above.

     In  addition,  within a  reasonable  period  of time  after the end of each
calendar  year,   the  Master   Servicer  or  the  Trustee  will  mail  to  each
certificateholder of record at any time during that calendar year a report:

     o as to the aggregate of amounts reported pursuant to clauses (i) and (ii) for that calendar year or, if a person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year; and

     o  other   customary   information   as   is   necessary  or  desirable for
        certificateholders to prepare their tax returns.

                               CREDIT ENHANCEMENT

General

     Credit enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the Mortgage Assets in the related Trust Estate. Credit enhancement may be only in the form of any one or more of the following:

     o  subordination;

     o  limited guarantee;

     o  financial guaranty insurance policy or surety bond;

     o  letter of credit;

     o  mortgage pool insurance policy;

     o  special hazard insurance policy;

     o  mortgagor bankruptcy bond;

     o  reserve fund;

     o  cross-collateralization;


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

     o  overcollateralization;

     o  excess interest;

     o  cash flow agreements;

     o  fraud waiver; or

     o  FHA insurance or a VA guarantee.

If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more related Trust Estates. If applicable, the related prospectus supplement will identify the Trust Estates to which the credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of the coverage to the identified Trust Estates.

     The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R. ss. 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Subordination

     If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinate Certificates will be subordinate to the rights of holders of one or more classes of senior Certificates of that series to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate Certificates under the circumstances and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, certain classes of subordinate Certificates may be senior to other classes of Subordinate Certificates and be rated investment grade. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage Assets will be borne first by the various classes of subordinate Certificates and thereafter by the various classes of senior Certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the subordinate Certificates because of subordination and the amount of distributions otherwise distributable to subordinate certificateholders that will be distributable to senior certificateholders on any Distribution Date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on their Certificates.

     If specified in the related prospectus supplement, various classes of senior certificates and subordinate Certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior Certificates and subordinate Certificates through a cross-collateralization mechanism or otherwise.


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

     As between classes of senior Certificates and as between classes of subordinate Certificates, distributions may be allocated among those classes:

     o  in the order of their scheduled final distribution dates;

     o  in accordance with a schedule or formula;

     o  in relation to the occurrence of events; or

     o  otherwise, as specified in the related prospectus supplement.

Limited Guarantee

     If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the Mortgage Loans included in a Trust Estate, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the Mortgage Loans or principal payment rate on the Mortgage Loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the Mortgage Loans or Certificates specified in the applicable prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

     If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guarantee insurance policy will guarantee, with respect to one or more classes of Certificates of the related series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code.

Letter of Credit

     If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the Mortgage Loans or of one or more classes of Certificates. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to misrepresentations in connection with the origination of a Mortgage Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the Trust.

Mortgage Pool Insurance Policy

     If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the Mortgage Loans in the related Trust Estate. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus  and in the  prospectus  supplement,  if any,  will cover any loss by


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

reason of default on a Mortgage Loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the Mortgage Loans. As described under "The Pooling and Servicing Agreement--Primary Mortgage Insurance," the Master Servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

     As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable mortgage interest rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the mortgage interest rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

     Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related Servicer from funds otherwise payable to the Certificateholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a Servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more classes of Certificates on liquidation of the Mortgage Loan after reimbursement of the related Servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

     A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the seller, or other persons involved in the origination or the Mortgage Loan, failure to construct a Mortgaged Property in accordance with plans and specifications, or bankruptcy, unless, as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related Servicer or Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancement.

Special Hazard Insurance Policy

     Any insurance policy covering special hazard losses obtained for a Trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this


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

paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related pooling and servicing agreement and will be subject to reduction as described in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the related Servicer or Master Servicer, as the case may be.

     In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the Mortgaged Property securing a foreclosed Mortgage Loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related Servicer or Master Servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related Mortgaged Property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the Mortgage Loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage interest rate to the date of claim settlement and certain expenses incurred by the related Servicer or the Master Servicer, as the case may be, with respect to the related Mortgaged Property.

     If the Mortgaged Property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above, reduced by the net proceeds of the sale of the Mortgaged Property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount, less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted Mortgage Loan secured by the related Mortgaged Property. The payment described under (ii) above will render presentation of a claim relating to a Mortgage Loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard mortgage insurance policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by the court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by the court of the unpaid principal balance of a Mortgage Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the prospectus supplement.

Reserve Fund

     If specified in the applicable prospectus supplement, credit enhancement with respect to a series of Certificates may be provided by the establishment of one or more reserve funds for the series. Any reserve fund for a series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii) by the deposit from time to time of certain amounts received on or in respect of the related Mortgage Loans, as specified in the applicable prospectus supplement.

     If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain interest shortfalls arising from the timing of principal


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

prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Mortgage Loan. Following each Distribution Date, amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related Certificates.

     If specified in the prospectus supplement, any reinvestment income or other gain from investments in eligible investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to the reserve fund. The reserve fund for a series will not be a part of the Trust Estate.

     Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Cross-Collateralization

     If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate classes of Certificates. In this case, credit support may be provided by a cross-collateralization feature which requires that distributions be made to certain classes from Mortgage Loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. As a result, the amount of credit enhancement available to a class of Certificates against future losses on the Mortgage Loans in which that class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which that class has no interest. The applicable prospectus supplement for a series that includes a cross-collateralization feature will describe its specific operation.

Overcollateralization

     If specified in the applicable prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more classes of Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Certificates. This acceleration feature creates, with respect to the Mortgage Loans or a group of Mortgage Loans, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or group of Mortgage Loans, over the class balance of the related class or classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

     If specified in the applicable prospectus supplement, the Mortgage Loans in a Trust may generate more interest than is necessary to pay the interest earned on the classes of Certificates each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain classes of Certificates and to reimburse certain classes of Certificates for losses and certain shortfalls that they experienced previously.

Cash Flow Agreements

     If specified in the prospectus supplement, the Trust Estate may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the


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effects of interest rate fluctuations on the assets or on one or more classes of
Certificates  (each,  a  "Cash  Flow  Agreement").   The  applicable  prospectus
supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose whether the significance percentage is less than 10%, at least 10% but less than 20%, or more than 20%, calculated in accordance with Item 1115 of Regulation AB (17 C.F.R. ss. 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 C.F.R. ss. 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 C.F.R. ss. 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination of the Cash Flow Agreement or the substitution of another Cash Flow Agreement for the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the Commission as an exhibit to a Current Report on Form 8-K.

     Guaranteed Investment Contracts. If specified in the related prospectus supplement, the Trustee on behalf of the Trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of principal. Any payments received from the issuer of the contract by the Trust will be distributed to the related class or classes of Certificates as specified in the applicable prospectus supplement.

     Yield Maintenance Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more yield maintenance agreements in order to support the yield on one or more classes of Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the Trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the Trustee an amount equal to that excess, multiplied by a notional amount or the class balance or balances of one or more classes of Certificates, multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related class or classes of Certificates and will be paid to the class or classes of Certificates as specified in the related prospectus supplement.

     Swap Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into a swap agreement to support the yield on one or more classes of Certificates. Under the swap agreement, the Trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty, and the Trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the Trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the Trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

     If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more swap agreements to cover any shortfalls on one or more classes of Certificates in the event those Certificates are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding class balance of the applicable class or classes of Certificates plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding class balance of the applicable class or classes of Certificates plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s). See "Risk Factors--Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction" and "--Mandatory Auction of Certificates" in this prospectus.


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

Fraud Waiver

     If so specified in the related prospectus supplement, a letter may be obtained from the issuer of a pool insurance policy waiving the right of the insurer to deny a claim or rescind coverage under the related pool insurance policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related primary mortgage insurance policy because of that fraud, dishonesty or misrepresentation. In these circumstances, the issuer of the pool insurance policy will be indemnified by the Sponsor for the amount of any loss paid by the issuer of the pool insurance policy under the terms of the waiver letter. The maximum aggregate amount of these fraud losses covered under the waiver letter and the period of time during which the coverage will be provided will be specified in the related prospectus supplement.

FHA Insurance or VA Guarantee

     The Housing Act authorizes various FHA mortgage insurance programs. If so specified in the related prospectus supplement, some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), the FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by the FHA under Section
234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, the FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to contracts underlying a series of Certificates will be described in the accompanying prospectus supplement.

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the Depositor for VA loans in excess of certain amounts. The amount of any additional coverage will be described in the accompanying prospectus supplement. Any VA guaranty relating to contracts underlying a series of Certificates will be described in the accompanying prospectus supplement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The yields to maturity and weighted average lives of Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Loans included in the related Trust Estate. The original terms to maturity of the Mortgage Loans in a given mortgage pool will vary depending upon the type of Mortgage Loans in the pool. Each prospectus supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related mortgage pool. Mortgage Loans may be prepaid without penalty in full or in part at any time except as specified in the prospectus supplement. The prepayment experience on the Mortgage Loans in a mortgage pool will affect the life of the related series of certificates.

Factors Affecting Prepayment

     A number of factors, including, but not limited to, homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of mortgage loans.

     The Mortgage Loans may be partially or fully repaid at any time. Fixed-rate Mortgage Loans generally will contain "due-on-sale" clauses that permit the mortgagee to accelerate the maturity of a Mortgage Loan upon the conveyance of the related Mortgaged Property. Adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume a Mortgage Loan upon a transfer of the related Mortgaged Property.

     The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

Effect of Principal Prepayments

     When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement relating to a series may provide that with respect to certain principal prepayments received, the Master Servicer will be obligated to pay an amount equal to the lesser of (i) the aggregate interest shortfall for that Distribution Date resulting from principal prepayments and
(ii) all or a portion of the Master Servicer's servicing compensation for that Distribution Date, as specified in the applicable prospectus supplement. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements.

     A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information relating to yield on those Certificates will be included in the applicable prospectus supplement.

Weighted Average Life of Certificates

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular series will be identified and described in the related prospectus supplement. The prospectus supplement for a series of Certificates may contain tables setting forth percentages of the initial class balance of each class expected to be outstanding after each of the dates shown in each table. Any table will be based upon a number of assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the specified prepayment model. It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any series will conform to any of the percentages of the prepayment model described in a table.

     The rate of principal prepayments on pools of mortgage loans underlying the Mortgage Certificates and on the Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on those mortgage loans or on the Mortgage Loans included in a Trust Estate, those mortgage loans or Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those mortgage loans or Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on those mortgage loans or on the rates borne by the Mortgage Loans included in a Trust Estate, those mortgage loans or Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by those mortgage loans or Mortgage Rates. Other factors affecting prepayment of mortgage loans and Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgage loans and Mortgage Loans and servicing decisions. However, because many different factors affect prepayment behavior, as described above, prepayments may not rise or fall in direct relation to changes in mortgage interest rates. It should be noted that Certificates of a series may evidence an interest in a Trust Estate with Mortgage Loans with different mortgage interest rates.

     Prepayments may also result from the enforcement of any "due-on-sale" provisions contained in a mortgage note permitting the holder of the mortgage note to demand immediate repayment of the outstanding balance of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The Master Servicer will agree that it or the applicable subservicer will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer or the subservicer will not take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. Under current law, that exercise is permitted for substantially all the mortgage loans which contain those clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase. See the related prospectus supplement for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     The Sponsor, Originator or Depositor, as specified in the related prospectus supplement, will be obligated, under the circumstances specified in "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee," to repurchase Mortgage Loans that have breached representations or warranties, or with respect to which all proper documentation has not been delivered to the Trustee. In addition, if so specified in the applicable prospectus supplement, the Depositor or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Assets in any Trust Estate under the limited conditions specified in the prospectus supplement. For any series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets in the Trust Estate) as a REMIC, any purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A).


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

See "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates." Any purchase or repurchase of Mortgage Assets will shorten the weighted average life of one or more classes of Certificates of the related series.

Scheduled Delays In Distributions

     Upon the issuance of Certificates of a series offered by this prospectus and the applicable prospectus supplement, the initial purchasers may be required to pay for accrued interest at the applicable pass-through rate from the Cut-off Date for that series to the date of issuance. The effective yield to certificateholders will be below the yield otherwise produced by the applicable pass-through rate because the distribution of principal and interest that is due on each due date will not be made until the Distribution Date in the month in which that due date occurs.

                                   THE SPONSOR

     Bank of America, National Association ("Bank of America") will serve as sponsor (the "Sponsor") of each series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial, market, retail, and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision, and examination of the OCC.

     Bank of America and its affiliates have been active in the securitization market since inception, and Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

     The Depositor's securitization program principally is used by Bank of America to finance fully amortizing prime mortgage loans secured by first liens on one- to four-family residential properties acquired from third parties. The Depositor's securitization program may also include mortgage loans originated through correspondent arrangements. Bank of America currently does not rely on securitization as a material funding source.

     The table below sets forth the number and aggregate principal balance of mortgage loans which have been included in Trusts formed by the Depositor, which were originated or acquired by Bank of America during the periods indicated:


                                                                                                            Nine-Months
                                                                                                               Ended
                                                Twelve-Months Ended December 31,                            September 30,
                               2002               2003                 2004                2005                 2006
Number                         1,494              4,110               13,276              29,360               27,659

Aggregate Principal
Balance                    $299,960,769      $1,855,340,346       $4,446,655,671      $11,007,632,007     $13,240,746,533


     Bank of America serves as the Sponsor, and may serve as a Servicer, in the Depositor's securitization program, in addition to owning all of the Depositor's equity. Banc of America Securities LLC serves as an underwriter for the Depositor's securitization program, is an affiliate of Bank of America, and assists Bank of America and the Depositor in connection with the selection of mortgage loans, including the Mortgage Loans, for various transactions. See "Plan of Distribution."

     Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is
(704) 386-5478. Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, Ginnie Mae, Fannie Mae and Freddie Mac.

     See "The Mortgage Purchase Program" for information regarding Bank of America's procedures for acquiring mortgage loans similar to the Mortgage Loans.

                                  THE DEPOSITOR

     Banc of America Funding Corporation (formerly known as NationsBanc Montgomery Funding Corp.), a Delaware corporation (the "Depositor"), was organized on November 28, 1994, for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in Mortgage Assets or bonds secured by Mortgage Assets. The Depositor is an indirect subsidiary of Bank of America Corporation. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

     The Depositor will have limited obligations and rights under each pooling and servicing agreement after the closing date for any series, including, but not limited to, repurchasing Mortgage Loans due to breaches of representations and warranties.

     The Depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement.

     Neither the Depositor nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any series.

                                 USE OF PROCEEDS

     The Depositor will use substantially all of the net proceeds received from the sale of each series of Certificates either:

     o  to purchase the Mortgage Assets related to that series; or

     o to return to itself the amounts previously used to effect a purchase of Mortgage Assets, the costs of carrying the Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Certificates.

The Depositor will use any remaining proceeds for its general corporate purposes.

                            MORTGAGE PURCHASE PROGRAM

     Set forth below is a description of aspects of the Depositor's purchase program for Mortgage Loans eligible for inclusion in a Trust Estate. The related prospectus supplement will contain information regarding the origination of the Mortgage Loans.

     The Depositor will purchase Mortgage Loans either directly or indirectly from approved originators, which may be the Sponsor, other affiliates of the Depositor, the Master Servicer or a Servicer. The Depositor has approved (or will approve) individual institutions as eligible Originators by applying certain criteria, including the Originator's depth of mortgage origination experience, servicing experience and financial stability. From time to time, however, the Depositor may purchase Mortgage Loans from Originators that, while not meeting the generally applicable criteria, have been reviewed by the Depositor and found to be acceptable as Originators of Mortgage Loans.

     If any originator or group of affiliated originators originated 10% or more of the Mortgage Loans in a Trust Estate, the applicable prospectus supplement will disclose the identity of the originator, and, if such originator or group of affiliated originators originated 20% or more of the Mortgage Loans, the applicable prospectus supplement will provide information about the originator's form of organization and, to the extent material, a description of the originator's origination program and how long it has been engaged in originating mortgage loans of the same type.

     Each Mortgage Loan purchased by the Depositor must meet certain credit, appraisal and underwriting standards, as described in the related prospectus supplement.

     Underwriting standards are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Underwriting standards are applied in a standard procedure which complies with applicable federal and state laws and regulations.

     In determining the adequacy of the property as collateral, an appraisal is generally made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable properties and the cost of replacing the property.

     Certain states where the Mortgaged Properties may be located are "anti-deficiency" states. This means, in general, that lenders providing credit on one- to four-family properties in those states must look solely to the property for repayment upon foreclosure. Underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

     The related prospectus supplement will provide a description of the underwriting standards applied in originating the Mortgage Loans.

                         SERVICING OF THE MORTGAGE LOANS

     The servicing of the Mortgage Loans in the Trust underlying a series of Certificates will be performed by one or more Servicers, which may include the Sponsor or its affiliates. A master servicer, which may be the Sponsor or an affiliate (the "Master Servicer"), may be engaged to supervise some or all of the Servicers. The applicable prospectus supplement will identify (i) any Master Servicer, (ii) each Servicer affiliated with the Sponsor, (iii) each Servicer that services 10% or more of the Mortgage Loans and (iv) any other material servicer that is responsible for performing an aspect of the servicing on which the performance of the related Mortgage Loans or Certificates are materially dependent.

     The following is a summary of the material servicing provisions of the pooling and servicing agreements. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The pooling and servicing agreement for each series will be filed with the Commission following the date of initial issuance of the related Certificates.

The Master Servicer

     The Master Servicer generally will be responsible under each applicable pooling and servicing agreement for, among other things, (i) administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans, (iii) preparation of periodic reports to the Trustee regarding the foregoing matters, (iv) performing certain of the servicing obligations of a terminated Servicer as described below under "--The Servicers" and (v) making Periodic Advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described below under


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

the heading "The Pooling and Servicing Agreement--Periodic Advances and Servicing Advances," if those amounts are not advanced by a Servicer. The Master Servicer will also perform additional duties as described in the applicable prospectus supplement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for a series to cover its fees as Master Servicer or will be paid in another manner specified in the applicable prospectus supplement. The Master Servicer may subcontract with any other entity the obligations of the Master Servicer under any pooling and servicing agreement. The Master Servicer will remain primarily liable for the contractor's performance in accordance with the applicable prospectus supplement. The Master Servicer may be released from its obligations in certain circumstances. See "--The Servicers."

The Servicers

     With respect to any series, one or more Servicers (each, a "Servicer") specified in the applicable prospectus supplement, which may include the Sponsor, will provide certain customary servicing functions for the Mortgage Loans pursuant to the related pooling and servicing agreement or separate underlying servicing agreements (each, an "Underlying Servicing Agreement") with the Depositor or an affiliate of the Depositor. These Servicers may be the originators of the Mortgage Loans or affiliates of the applicable originators or third parties identified in the applicable prospectus supplement. The rights of the Depositor or affiliate of the Depositor under the applicable Underlying Servicing Agreements relating to the Mortgage Loans included in the Trust Estate for a series will be assigned (directly or indirectly) to the Trustee for the benefit of Certificateholders of that series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

     The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies, from proceeds of liquidation of those Mortgage Loans or otherwise. Each Servicer also will provide necessary accounting and reporting services to provide required information to the Trustee or to enable the Master Servicer to provide required information to the Trustee for the Mortgage Loans included in the Trust Estate for a series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by it. The obligations of a Servicer may be performed through subservicers or vendors, provided that the Servicer remains primarily liable for the servicing of the Mortgage Loans in the applicable Trust. In the event a Servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 C.F.R. ss. 229.1108), the applicable prospectus supplement will provide the disclosure required by Items 1108(b) and (c) of Regulation AB (17 C.F.R. ss. 229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the Depositor will report such appointment on Form 8-K (for so long as the related Issuing Entity is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended).

     The Trustee, or if so provided in the applicable pooling and servicing agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the applicable pooling and servicing agreement or Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Trustee or the Master Servicer, the Trustee or the Master Servicer, as the case may be, will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. Neither the Master Servicer's nor the Trustee's obligations to act as substitute Servicer following the termination of an Underlying Servicing Agreement or termination of the Servicer under the applicable pooling and servicing agreement will, however, require the Master Servicer or the Trustee, as applicable, to purchase a Mortgage Loan from the Trust Estate due to a breach by the terminated Servicer of a representation or warranty in respect of the Mortgage Loan.

     The Trustee or a successor servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor servicer. In the event that the predecessor servicer fails to reimburse the Trustee or successor servicer, the Trustee or successor servicer will be entitled to reimbursement from the assets of the related Trust.


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

     If a Servicer has executed the pooling and servicing agreement, the pooling and servicing agreement will provide that the Servicer may not resign from its obligations and duties under the pooling and servicing agreement for that series, except upon its determination that its duties under the pooling and servicing agreement are no longer permissible under applicable law. No resignation will become effective until the Trustee for a series or a successor servicer or Master Servicer has assumed the Servicer's obligations and duties under the pooling and servicing agreement. If a Servicer resigns for the foregoing reason and the Trustee is unable or unwilling to assume responsibility for its duties under the pooling and servicing agreement, it may appoint another institution to so act as described under "The Pooling and Servicing Agreement--Rights Upon Event of Default" below.

     If a Servicer has executed the pooling and servicing agreement, the pooling and servicing agreement will provide that neither the Servicer nor any director, officer, employee or agent of the Servicer will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that no Servicer nor any director, officer, employee or agent of any Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement. Each Servicer and any director, officer, employee or agent of each Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or Underlying Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of it duties under the pooling and servicing agreement or Underlying Servicing Agreement or by reason of reckless disregard of obligations and duties under the pooling and servicing agreement or Underlying Servicing Agreement. In addition, the pooling and servicing agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. A Servicer may, however, in its discretion, undertake any action deemed by it necessary or desirable relating to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the Certificateholders. In this event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the Trust and the Servicer will be entitled to be reimbursed out of the Servicer Custodial Account, and any loss to the Trust arising from this right of reimbursement will be allocated first to the Subordinate Certificate of a series before being allocated to the related Senior Certificates, or if the series does not contain Subordinate Certificates, pro rata among the various classes of Certificates or in another manner specified in the applicable prospectus supplement.

     Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to the business, or otherwise, of the Servicer will be the successor of the Servicer under the terms of the pooling and servicing agreement for each series provided that the successor or resulting entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac.

     The Servicer also has the right to assign its rights and delegate its duties and obligations under the pooling and servicing agreement for each series; provided that, if the Servicer desires to be released from its obligations under the pooling and servicing agreement, (i) the purchaser or transferee accepting the assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) the purchaser is satisfactory to the Trustee for the series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the pooling and servicing agreement from and after the date of the agreement, and (iii) each applicable Rating Agency's rating of any Certificates for the series in effect immediately prior to the assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and the Certificates would not be placed on credit review status by any Rating Agency. The Servicer will be released from its obligations under the pooling and servicing agreement upon the assignment and delegation of its duties and obligations, except that the Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

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

     In the event that there is a Master Servicer for a series, the provisions described above will apply to the Master Servicer and substantially similar
provisions   will  apply  to  each  Servicer  under  the  Underlying   Servicing
Agreements.

                       THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each pooling and servicing agreement which are not described in other parts of this prospectus. When particular provisions or terms used in a pooling and servicing agreement are mentioned in this discussion, you should review those provisions in the form of pooling and servicing agreement that was filed with the Securities and Exchange Commission as part of the registration statement of which this prospectus is a part.

Assignment of Mortgage Loans to the Trustee

     Assignment of Mortgage Loans

     At the time of issuance of each series of Certificates, the Depositor will cause the Mortgage Loans comprising the related Trust Estate to be assigned to the Trustee, for the benefit of the certificateholders, together with all principal and interest on the Mortgage Loans, except for principal and interest due on or before the cut-off date set forth in the related prospectus supplement (the "Cut-Off Date"). The Trustee, concurrently with that assignment, will authenticate and deliver the Certificates to the Depositor or its designated agent in exchange for the Mortgage Loans and other assets, if any. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include the principal balance of each Mortgage Loan, the mortgage rate, the maturity of each mortgage note and other information.

     With respect to each Pledged Asset Loan, the related prospectus supplement will specify the extent to which the Pledged Assets will be assigned to the Trustee and the nature of any such assignment.

     The Depositor will deliver or cause to be delivered to the Trustee or a custodian, as to each Mortgage Loan, all of the documents the Depositor is required to deliver to the Trustee or a custodian under the pooling and servicing agreement.

     Despite the requirements to deliver certain documents, a Trust Estate may include Mortgage Loans where the original mortgage note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original has been lost or destroyed. With respect to these Mortgage Loans, the Trustee may not be able to enforce the mortgage note against the related borrower. The Depositor (or other representing party as specified in the related prospectus supplement) will be required to agree to repurchase, or substitute for, each Mortgage Loan that is subsequently in default if the enforcement of the related mortgage is materially adversely affected by the absence of the original mortgage note. The related pooling and servicing agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause the assignments of the related loans to be delivered for recording in the appropriate public office for real property records, except (1) in states in which, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of the loans or (2) in states where recordation is not required by the rating agencies rating the series of Certificates.

     In lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.


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

     With respect to any Mortgage Loans that are cooperative loans, the Depositor will generally be required to cause to be delivered to the Trustee;

     o  the stock certificate;

     o  the stock power executed in blank;

     o  the executed proprietary lease;

     o  the executed recognition agreement;

     o  the executed assignment of recognition agreement, if any;

     o  an executed financing statement with evidence of recording thereon;

     o the executed financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in form suitable for recordation); and

     o  any other document specified in the related prospectus supplement.

     The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each cooperative loan.

     The Trustee or a custodian will review the mortgage loan documents within a specified number of days of receipt to ascertain that all required documents have been properly executed and received. The Trustee will hold the mortgage loan documents for each series in trust for the benefit of holders of the Certificates. If any document is found by the Trustee or custodian not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the pooling and servicing agreement, and any defect cannot be cured within the permitted time period, the Sponsor or other party specified in the prospectus supplement will replace the Mortgage Loan with an eligible substitute Mortgage Loan (as described in the related prospectus supplement) or repurchase the related Mortgage Loan from the Trustee at a price generally equal to the principal balance thereof, plus accrued and unpaid interest thereon. Upon receipt of the repurchase price, in the case of a repurchase, the Trustee will reimburse any unreimbursed Advances of principal and interest by the Master Servicer with respect to that Mortgage Loan or unreimbursed payments under any form of credit support. The remaining portion of the repurchase price will then be passed through to holders of the Certificates as liquidation proceeds in accordance with the procedures specified under "Description of Certificates-- Distributions". This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for a defect in a mortgage loan document.

     Any restrictions on substitution or repurchase with respect to a series of Certificates will be set forth in the related prospectus supplement.

     Assignment of Mortgage Certificates

     The Depositor will cause each Mortgage Certificate to be registered in the name of the Trustee. The Trustee or a custodian will hold each Mortgage Certificate in the manner described in the related prospectus supplement. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage Certificate. Each Mortgage Certificate will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information.

Representations and Warranties

     As further described below, the Sponsor will make certain representations and warranties concerning the Mortgage Loans in the related pooling and servicing agreement or under the mortgage loan sale agreement between the

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

Sponsor and the Depositor. Under certain circumstances the Sponsor may be required to repurchase or substitute for a Mortgage Loan as a result of a breach of those representations or warranties. In addition, pursuant to the related pooling and servicing agreement the Depositor will assign to the Trustee its rights with respect to representations and warranties made by the Sponsor in the mortgage loan sale agreement.

     The representations and warranties made or assigned to the Trust (whether made by the Depositor or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

     o the information set forth in the schedule of Mortgage Loans is true and correct in all material respects;

     o at the time of transfer the Sponsor had good title to the Mortgage Loans and the mortgage notes were subject to no offsets, defenses or counterclaims, except if the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor;

     o as of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent;

     o a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and that policy or other evidence of title is valid and remains in full force and effect;

     o if a primary mortgage insurance policy is required with respect to a Mortgage Loan, the policy is valid and remains in full force and effect as of the closing date for that series of Certificates;

     o as of the closing date for that series of Certificates, each Mortgage Loan is secured by a first lien mortgage, a first deed of trust or a land sale contract on the related Mortgaged Property free and clear of all liens, claims and encumbrances, other than the land sale contract, if applicable, subject only to:

        o  liens for current real property taxes and special assessments;

        o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, those exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal; and

        o other matters to which like properties are commonly subject (which do not materially interfere with the benefits of the security intended to be provided by the Mortgage);

     o as of the closing date for that series of Certificates, each Mortgaged Property is free of damage and is in good repair, ordinary wear and tear excepted; and

     o any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable at the origination and servicing of the Mortgage Loans have been complied with.

     If the Sponsor (or other party specified in the prospectus supplement) discovers a breach of any of its representations or warranties which materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, or receives notice of a breach from the Trustee or the Master Servicer, the Sponsor (or other party) will cure the breach within the time permitted by the related pooling and servicing agreement or substitute a substantially similar substitute mortgage loan for that Mortgage Loan or repurchase the related Mortgage Loan, or any Mortgaged Property acquired in respect of a loan, on the terms set forth above under "--Assignment of Mortgage Loans to the Trustee" and in the related prospectus supplement. The proceeds of any repurchase will be passed through to certificateholders as liquidation proceeds.


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

Special Servicing Agreements

     The pooling and servicing agreement may permit each Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to a special servicing agreement, this holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. In the event that there is a Master Servicer for a series, the pooling and servicing agreement may permit the Master Servicer to enter into an agreement with those holders which will allow the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying Servicing Agreements, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans.

Payments on Mortgage Loans

     Pursuant to the applicable pooling and servicing agreement or the Underlying Servicing Agreements, if any, for a series, each Servicer will be required to establish and maintain one or more accounts (collectively, the "Servicer Custodial Account") into which the Servicer will be required to deposit on a daily basis amounts received relating to the Mortgage Loans serviced by the Servicer included in the Trust Estate for a series, as more fully described below. Each Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (an acceptable account, an "Eligible Custodial Account") and other than in the case of a Servicer Custodial Account established by the Sponsor as Servicer, will generally be limited to funds held relating to a particular series. A Servicer Custodial Account established  by the  Sponsor  as  Servicer  will  serve  as a  unitary  Servicer
Custodial Account both for the particular series and for other series of Certificates as well as other Mortgage Loans serviced by the Sponsor; provided, however, that commingling of funds will not be permitted at any time during which the senior long-term unsecured debt rating of the Sponsor falls below certain levels established by each Rating Agency. Notwithstanding any commingling of funds, the Sponsor is required to keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to funds relating to a particular series.

     Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the Servicer in certain investments acceptable to the Rating Agencies ("Eligible Investments") maturing in general not later than the business day preceding the next Distribution Date. All losses from investments of funds in a Servicer Custodial Account are required to be deposited by the applicable Servicer out of its own funds to the Servicer Custodial Account immediately as realized.

     Each Servicer will be required to remit to the Trustee for deposit to the Distribution Account for each series of Certificates on the date the Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by it due after the applicable Cut-off Date but received on or prior thereto. Each Servicer will be required to remit to the Master Servicer for deposit in an Eligible Custodial Account maintained by the Master Servicer in the name of the Trustee (the "Master Servicer Custodial Account") or, if there is no Master Servicer, to remit to the Trustee for deposit in the Distribution Account, the following payments and collections received or made by it relating to the Mortgage Loans serviced by it subsequent to the applicable Cut-off Date (other than (a) payments due on or before the Cut-off Date and (b) amounts held for future distribution):

          (i) all payments on account of principal, including prepayments, and interest;

          (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired relating to the defaulted Mortgage Loan, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("Liquidation Proceeds") less, to the extent permitted under the applicable pooling and servicing agreement or Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of the applicable Mortgage Loans;


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

          (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the applicable pooling and servicing agreement or Underlying Servicing Agreement;

          (iv) all Periodic Advances made by the Servicer;

          (v) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to the Mortgage Loans, in accordance with the terms of the applicable agreements;

          (vi) all proceeds of any Mortgage Loans or property acquired relating to the Mortgage Loan purchased or repurchased pursuant to the pooling and servicing agreement or the Underlying Servicing Agreement; and

          (vii) all other amounts required to be deposited to the Distribution Account pursuant to the applicable pooling and servicing agreement or the Underlying Servicing Agreement.

     Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited.

     Each Servicer is also permitted, from time to time, to make withdrawals from the applicable Servicer Custodial Account for the following purposes, to the extent permitted in the applicable pooling and servicing agreement or Underlying Servicing Agreement:

          (i) to pay to itself, to the extent not previously retained, the servicing compensation to which it is entitled;

          (ii) to reimburse itself for Advances, to the extent of amounts received on the Mortgage Loan(s) relating to which the Advances were made;

          (iii) to reimburse itself for any Nonrecoverable Advance previously made, to the extent of amounts received on the Mortgage Loans in the same loan group as the Mortgage Loan(s) relating to which the Nonrecoverable Advances were made;

          (iv) to reimburse itself for expenses covered by insurance policies from proceeds of those policies;

          (v) to pay itself or the Depositor any indemnification payments described under "The Depositor" and "Servicing of the Mortgage Loans--The Servicers";

          (vi) to pay to the Depositor, itself or the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Depositor or purchased by it or the Master Servicer all amounts received after the date of repurchase or purchase;

          (vii) to withdraw from the Servicer Custodial Account any amount deposited in that account that was not required to be deposited therein; and

          (viii) to clear and terminate the Servicer Custodial Account.

     If there is a Master Servicer for a series of Certificates, the Master Servicer will be permitted by the pooling and servicing agreement to make withdrawals from the Master Servicer Custodial Account to the extent described above for a Servicer, to the extent permitted in the applicable pooling and servicing agreement. The Master Servicer or Trustee will be required to deposit in the Distribution Account any Periodic Advances made by the Master Servicer or


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Trustee,  as applicable,  in the event of a Servicer  default not later than the
Distribution Date on which the Periodic Advances are required to be distributed. All other amounts deposited in the Master Servicer Custodial Account (other than Master Servicing Fees and, to the extent the Master Servicer is entitled thereto under the applicable pooling and servicing agreement, interest on amounts in the Master Servicer Custodial Account) are required to be remitted by the Master Servicer to the Trustee for deposit in the Distribution Account not later than the applicable Distribution Date. On each Distribution Date, the Trustee will withdraw from the Distribution Account and remit to Certificateholders all amounts constituting the available funds for that Distribution Date.

     If a Servicer, the Master Servicer or the Trustee deposits in the Distribution Account for a series any amount not required to be deposited, the Trustee may at any time withdraw the amount from the Distribution Account for itself or for remittance to the applicable Servicer or the Master Servicer, as applicable. Funds on deposit in the Distribution Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next Distribution Date (except that if the Eligible Investment is an obligation of the institution that maintains the Distribution Account, then the Eligible Investment may mature not later than the next Distribution Date). In the event that one or more elections has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a series as one or more REMICs, no Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Trustee has received an opinion of counsel or other evidence satisfactory to it that the sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause any REMIC to fail to qualify as a REMIC while any Certificates of the series are outstanding. All income and gain realized from any investment of funds in the Distribution Account will generally be for the account of the Trustee as additional compensation and all losses from investments of funds in the Distribution Account will be deposited by the Trustee out of its own funds to the Distribution Account immediately as realized.

     The Trustee is permitted, from time to time, to make withdrawals from the Distribution Account for the following purposes, to the extent permitted in the applicable pooling and servicing agreement:

          (i) to pay itself the applicable trustee fee and to pay to the owner thereof any Fixed Retained Yield;

          (ii) to reimburse itself for certain expenses and to pay itself any amounts representing indemnification, each as described under "--The Trustee";

          (iii) to pay to itself any interest earned on or investment income earned with respect to funds in the Distribution Account (all of this interest or income to be withdrawn not later than the next Distribution
     Date);

          (iv) to withdraw from the Distribution Account any amount deposited in that account that was not required to be deposited therein; and

          (v) to clear and terminate the Distribution Account.

     The Trustee will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Trustee, to Certificateholders of a series. If the Paying Agent for a series is not the Trustee for that series, the Trustee will, on each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on that Distribution Date.

     The Trustee will cause any Paying Agent to execute and deliver to the Trustee an instrument in which the Paying Agent agrees with the Trustee that the Paying Agent will hold all amounts deposited with it by the Trustee for distribution to Certificateholders in trust for the benefit of Certificateholders until the amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable pooling and servicing agreement.


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

Periodic Advances and Servicing Advances

     Generally each Servicer will be required to make (i) an advance prior to each Distribution Date of an amount equal to the payment of principal and interest on each Mortgage Loan (net of the related Servicing Fee) which was due on the related Due Date on the Mortgage Loans and which was delinquent on the related Determination Date (a "Periodic Advance") and (ii) other advances of cash ("Servicing Advances" and, collectively with Periodic Advances, "Advances") to cover (a) delinquent payments of taxes, insurance premiums, and other escrowed items and (b) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless the Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse it for those amounts.

     Advances by each Servicer will be made from its own funds or funds in the applicable Servicer Custodial Account that do not constitute a portion of the applicable available funds for that Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to the Mortgage Loan unless the Servicer determines, based on its estimation of the value of the Mortgaged Property in relation to the sum of the unpaid principal balance of the related Mortgage Loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, that the advance (a "Nonrecoverable Advance") would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the Mortgage Loan or otherwise. An "REO Property" is a Mortgaged Property that has been acquired by a Servicer on behalf of the Trust through foreclosure or grant of a deed in lieu of foreclosure.

     The failure of a Servicer to make any required Periodic Advances or Servicing Advances under an Underlying Servicing Agreement or a pooling and servicing agreement constitutes a default for which the Servicer will be subject to termination. Upon default by a Servicer, the Master Servicer, if any, or the Trustee will be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Servicing Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it from proceeds of the related Mortgaged Property. In the case of Certificates of any series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Depositor may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under the endorsement to the extent the mortgagor fails to make his or her payment and the Master Servicer or Trustee fails to make a required advance.

     Any Periodic Advances made by the Servicers, the Master Servicer or Trustee must be deposited into the applicable Servicer Custodial Account, Master Servicer Custodial Account or the Distribution Account and will be due no later than the business day before the Distribution Date to which the delinquent payment relates. Advances by the Servicers, the Master Servicer or Trustee will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Servicing Advances, future payments on, the Mortgage Loans for which the amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Servicer, the Master Servicer or the Trustee, to be unrecoverable, the Servicer, the Master Servicer or the Trustee will be entitled to reimbursement from funds in the applicable Servicer Custodial Account, the Master Servicer Custodial Account or the Distribution Account prior to the distribution of payments to the Certificateholders to the extent provided in the Underlying Servicing Agreement or pooling and servicing agreement.

     Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee relating to Mortgage Loans included in the Trust Estate for any series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of the series. However, none of the Master Servicer, the Trustee or any Servicer will insure or guarantee the Certificates of any series or the Mortgage Loans included in the Trust Estate for any Certificates.

Collection and Other Servicing Procedures

     Each  Servicer  will  be  required  by  the  related  Underlying  Servicing
Agreement or pooling and servicing agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement or the pooling and servicing agreement and any applicable agreement governing any form of credit enhancement,


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to follow the collection procedures as it follows for mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment premiums, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 120 days (or any longer period to which the Master Servicer, if any, and any applicable pool insurer or primary mortgage insurer have consented) after the applicable Due Date.

     Under each Underlying Servicing Agreement or the pooling and servicing agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each account, an "Escrow Account") in which it will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Escrow Account may be made to make timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account, if required, and to clear and terminate the Escrow Account. Each Servicer will be responsible for the administration of its Escrow Account. A Servicer will be obligated to advance certain tax and insurance amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Escrow Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related series of Certificates, covering loss occasioned by the failure to escrow amounts.

     Any Pledged Assets will be administered by one or more third parties in accordance with the related pledge agreement or guaranty agreement, as applicable. The Servicer of the Pledged Asset Loan will be required to attempt to realize on any Pledged Assets if the related Pledged Asset Loan is liquidated on default. In such instance, either the Servicer or the administrator(s) of the Pledged Assets, will be responsible for making all reasonable efforts to realize on any security interest in Pledged Assets. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Pledged Assets. Proceeds from the liquidation of any such Pledged Assets will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" and "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders."

Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans

     With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement or pooling and servicing agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of the prospective conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under the "due-on-sale" clause in the Mortgage Note, if any, unless it is not exercisable under applicable law or if the exercise would result in loss of insurance coverage relating to the Mortgage Loan or would, in the Servicer's judgment, be reasonably likely to result in litigation by the mortgagor and the Servicer, if applicable, has not obtained the Master Servicer's consent to the exercise of the clause. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor also remains liable under the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the mortgage interest rate relating to the Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been or is about to be conveyed, under which the original mortgagor is released from liability and the person is substituted as mortgagor and becomes liable under the Mortgage Note.

     Each Underlying Servicing Agreement and pooling and servicing agreement with respect to a series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for the series and to take reasonable steps as are necessary to permit recovery under the insurance policies relating to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.


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

     Each Servicer is obligated to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, each Servicer is authorized to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets the applicable underwriting guidelines. In connection with any assumption, the mortgage interest rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, if any, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on those Mortgage Loans; provided that no modification shall forgive principal owing under a Mortgage Loan or permanently reduce the interest rate on a Mortgage Loan. Further, a Servicer may encourage the refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

     In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that the foreclosure or restoration will increase the proceeds to Certificateholders of the series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that its expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy relating to the Mortgage Loan. In the event that a Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the applicable Servicer Custodial Account an amount equal to all costs and expenses incurred by it.

     No Servicer will be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations." If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if the Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to the Mortgaged Property, and thereafter the Mortgaged Property is determined to be so contaminated or affected.

     The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement or the pooling and servicing agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling the Mortgaged Property.

     If the defaulted Mortgage Loan is a Pledged Asset Loan, the Master Servicer, or the related Servicer, if the lien on the Pledged Assets for that Pledged Asset Loan is not assigned to the Trustee on behalf of the securityholders, may proceed against the related Mortgaged Property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which those Pledged Assets are held, including any third-party guarantee.

     With respect to a Trust Estate (or any segregated pool of assets within a Trust Estate) as to which one or more REMIC elections has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by the Mortgaged Property, the Trustee or Master Servicer will be required to dispose of the property prior to the close of the third calendar year following the year the Trust Estate acquired the property (or any shorter period as is provided in the applicable Underlying Servicing Agreement or pooling and servicing agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code
Section  860F(a)(1)  or cause  any  REMIC to fail to  qualify  as a REMIC or (b)


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applies for and is granted an extension of the  applicable  period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code
Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in property or the receipt of rental income based on the profits of the lessee of the property. See "Federal Income Tax Consequences."

Insurance Policies

     Each Servicer will generally be required to cause to be maintained for each Mortgage Loan (other than Mortgage Loans secured by cooperative shares and condominium apartments) a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying each Mortgage Loan against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). A Standard Hazard Insurance Policy will be required to be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of the Mortgage Loan; provided, however, that the amount may not be less than the minimum amount required to avoid the application of any coinsurance clause. Each Servicer will also generally maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of the property plus liability insurance and, if applicable, flood insurance as described below. Any amounts collected under any of these insurance policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Distribution Account by the applicable Servicer.

     The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar. Most of these policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

     In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management
Agency as having special flood hazards (and flood insurance has been made available) each Underlying Servicing Agreement or the pooling and servicing agreement, as applicable, will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of Fannie Mae or Freddie Mac with a generally acceptable insurance carrier.

     Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if that amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

     Any losses incurred relating to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.


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

Primary Mortgage Insurance

     If specified in the related prospectus supplement, a Mortgage Loan secured by a Mortgaged Property having a loan-to-value ratio in excess of 80% may have a primary mortgage insurance policy insuring against default on all or a specified portion of the principal amount thereof in excess of that percentage of the value of the Mortgaged Property, as specified in the related prospectus supplement.

     Evidence of each primary mortgage insurance policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. Each Servicer, on behalf of the Trust Estate, is required to present claims to the insurer under any primary mortgage insurance policy or mortgage pool insurance policy and to take the reasonable steps that are necessary to permit recovery with respect to defaulted Mortgage Loans. Amounts collected by each Servicer on behalf of the Trust Estate will be deposited in the Servicer Custodial Account for distribution as set forth above. Each Servicer will not cancel or refuse to renew any primary mortgage insurance policy required to be kept in force by the pooling and servicing agreement.

Recoveries Under Primary Mortgage Insurance Policies

     Each Servicer will exercise its reasonable efforts to keep each primary mortgage insurance policy in full force and effect at least until the outstanding principal balance of the related Mortgage Loan is equal to the percentage of the appraised value of the Mortgaged Property specified in the related prospectus supplement. Each Servicer will generally be required to pay the premium for each primary mortgage insurance policy on a timely basis if the mortgagor does not make the required payments.

     Each Servicer, on behalf of the Trust Estate, will present claims to the insurer under any applicable primary mortgage insurance policy and will take necessary reasonable steps to permit recovery under those insurance policies respecting defaulted Mortgage Loans. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable primary mortgage insurance policy, each Servicer will not be required to expend its own funds to restore the damaged property unless the applicable Servicer determines:

     o that restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses; and

     o that those expenses will be recoverable to it through liquidation proceeds.

     Regardless of whether recovery under any primary mortgage insurance policy is available or any further amount is payable under the credit support for a series of Certificates, each Servicer is obligated to follow the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If at any time no further amount is payable under the credit support for a series of Certificates, and if the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loans plus accrued interest, certificateholders will realize a loss in the amount of that difference plus the aggregate of unreimbursed Advances of the Servicer with respect to that Mortgage Loan and expenses incurred by the Servicer in connection with those proceedings and which are reimbursable under the pooling and servicing agreement.

Fixed Retained Yield, Servicing Compensation and Payment of Expenses

     "Fixed Retained Yield" for any Mortgage Loan is that portion, if any, of interest at the mortgage interest rate that is not included in the related Trust Estate and is retained by the Depositor or the Sponsor. The prospectus supplement for a series will describe the Fixed Retained Yield, if any, relating to the Mortgage Loans of the series. Any Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable pooling and servicing agreement. If the Sponsor or the Depositor retains Fixed Retained Yield, the Sponsor, if it is the Servicer, may deduct the Fixed Retained Yield from mortgagor payments as received and retain or remit the Fixed Retained Yield to the Depositor, as the case may be. Otherwise, the Servicer will deposit the Fixed Retained Yield in the Master Servicer Custodial Account or Distribution


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

Account, and the Master Servicer or the Trustee will withdraw and remit the Fixed Retained Yield to the owner thereof. Notwithstanding the foregoing, with respect to any payment of interest received relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to the Mortgage Loan, the owner of the Fixed Retained Yield for the Mortgage Loan will bear a ratable share of the interest shortfall.

     For each series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by it until termination of the applicable Underlying Servicing Agreement or the pooling and servicing agreement. A Servicer, at its election, will pay itself the Servicing Fee for a series relating to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of the payment in the Servicer Custodial Account for the series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited. A Servicer may also pay itself out of the Liquidation Proceeds or other recoveries of a Mortgage Loan. The Servicing Fee or the range of Servicing Fees relating to the Mortgage Loans underlying the Certificates of a series will be set forth in an expense table in the applicable prospectus supplement. Additional servicing compensation in the form of prepayment premiums, assumption fees, late payment charges, Foreclosure Profits or otherwise will be retained by the Servicers.

     Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by it underlying a series, including, without limitation, payment of the Standard Hazard Insurance Policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Servicer Custodial Account of Periodic Advances, of Servicing Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of the related Mortgaged Property) and of certain losses against which it is indemnified by the Trust Estate as described above under "Servicing of the Mortgage Loans--The Servicers."

     As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that those fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

Evidence as to Compliance

     Each Servicer and Master Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable pooling and servicing agreement or Underlying Servicing Agreement, an officer's certificate stating that (i) a review of the Servicer's or Master Servicer's activities during the preceding calendar year and of performance under the applicable pooling and servicing agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, the Servicer or Master Servicer has fulfilled all its obligations under the applicable pooling and servicing agreement or Underlying Servicing Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and other assets comprising a Trust will deliver annually to the Depositor and the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. ss. 229.1122) and that contains the following:

     o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

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

     o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

     o a statement that a registered public accounting firm has issued an Attestation Report on the party's Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

     Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Depositor, the Sponsor and the Master Servicer

     The pooling and servicing agreement for each series of Certificates backed in whole or in part by Mortgage Loans will generally provide that the Master Servicer may not resign from its obligations and duties as Master Servicer, except upon a determination that its duties are no longer permissible under applicable law. No resignation under this clause is effective until the Trustee or a successor has assumed the Master Servicer's obligations and duties under the pooling and servicing agreement.

     The pooling and servicing agreement will also provide that none of the Depositor, the Master Servicer or the Sponsor, or any directors, officers, employees or agents of any of them will be under any liability to the Trust Estate or certificateholders or the Trustee, any subservicer or others for any action taken or not taken by any of those parties, any subservicer or the Trustee in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the Depositor, the Sponsor, the Master Servicer or any of the parties described above will be protected against any liability that otherwise would be imposed on one of those parties by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties. The pooling and servicing agreement will provide that each of the parties described above is entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates for a series, other than any loss, liability or expense related to any specific Mortgage Loan (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that party's duties or by reason of reckless disregard by that party of its obligations and duties. In addition, the pooling and servicing agreement will provide that none of the Depositor, the Sponsor or the Master Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the Depositor, the Sponsor or the Master Servicer, its duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Each of the Depositor, the Sponsor and the Master Servicer may, however, in its discretion, undertake any action that it deems necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of certificateholders. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate, and the Depositor, the Sponsor and the Master Servicer will be entitled to be reimbursed from the Master Servicer Custodial Account or Servicer Custodial Account, as applicable.

Events of Default

     Events of default by the Master Servicer or a Servicer under the pooling and servicing agreement for each series of Certificates evidencing an interest in Mortgage Loans will consist of:

     o any failure by the Master Servicer or, if a Servicer has executed the pooling and servicing agreement, that Servicer, to deposit amounts in the Distribution Account, Master Servicer Custodial Account or Servicer

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

        Custodial Account, as applicable, in the amount and manner provided in the pooling and servicing agreement so as to enable the Trustee to distribute to Certificateholders any required payment (other than Periodic Advances) which continues unremedied for a specified time period;

     o any failure by the Master Servicer or a Servicer that has executed the pooling and servicing agreement duly to observe or perform in any material respects any other of its covenants or agreements in the Certificates or the pooling and servicing agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the Master Servicer or Servicer by the Trustee or the Depositor, or, if specified in the pooling and servicing agreement, to the Master Servicer or the Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate voting rights of all the Certificates affected thereby;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer or a Servicer that has executed the pooling and servicing agreement indicating insolvency, reorganization or inability to pay its obligations; and

     o the failure of the Master Servicer or a Servicer to remit any Periodic Advance required to be remitted by it which failure continues unremedied at 3:00 p.m. on the related Distributed Date.

Rights Upon Event of Default

     As long as an event of default under the pooling and servicing agreement remains unremedied, the Trustee may, and upon direction of holders of Certificates evidencing not less than 51% of the aggregate voting rights, will be required to terminate all of the rights and obligations of the Master Servicer or Servicer under the pooling and servicing agreement. Upon a termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer or Servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements and limitations on liability. If the Trustee is unwilling or unable to act, it may appoint or petition a court of competent jurisdiction for the appointment of an institution with a net worth of at least $10,000,000 to act as successor Master Servicer or Servicer; provided, however, that the appointment not adversely affect the rating then assigned to any class of Certificates and that until a successor Master Servicer or Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer or the Servicer under the pooling and servicing agreement, unless prohibited by law, the Trustee will continue as the successor to the Master Servicer or the Servicer as described above. Pending any appointment, the Trustee is obligated to act as successor Master Servicer or Servicer. The Trustee and the successor may agree upon the servicing compensation to be paid, which will not be greater than the compensation of the Master Servicer or Servicer under the pooling and servicing agreement. The Trustee or the successor Master Servicer or Servicer will be entitled to be reimbursed from the predecessor Master Servicer or Servicer (or the Trust if the predecessor Master Servicer or Servicer is unable to fulfill its obligations under the pooling and servicing agreement) for all costs associated with the transfer of servicing.

Enforcement

     No certificateholder of any series will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the Trustee written notice of default and the continuance thereof and unless holders of Certificates evidencing not less than 25% of each class of certificates affected thereby have made written requests to the Trustee to institute a proceeding in its own name as Trustee and have offered and provided to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement for any series or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any certificateholders, unless those certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.


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

Amendment

     The pooling and servicing agreement for each series may be amended by the Depositor, the Sponsor (if a party thereto), the Master Servicer, the Servicer and the Trustee, without notice to or the consent of any certificateholder to, among other things:

     o  cure any ambiguity or mistake;

     o correct or supplement any provision that may be inconsistent with any other provision of the pooling and servicing agreement or the related prospectus supplement;

     o  comply with any requirements imposed by the Code or any tax regulation;
        or

     o make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions of the pooling and servicing agreement;

provided that the amendment will not adversely affect in any material respect the interests of any certificateholder of that series.

Any amendment should be deemed not to adversely affect in any material respect the interests of any certificateholders if the Trustee receives written confirmation from the rating agency rating the certificates that the amendment will not cause that rating agency to reduce its then-current rating of the Certificates. The pooling and servicing agreement for each series may also be amended by the Depositor, the Sponsor (if a party thereto), the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the aggregate voting rights of each class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of holders of Certificates of that series. However, no amendment of this type may:

     o reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans or distributions that are required to be made in respect of any Certificate without the consent of the holder of the Certificate; or

     o with respect to any series of Certificates, reduce the percentage of Certificates the holders of which are required to consent to any amendment without the consent of the holders of all outstanding Certificates of the series.

List of Certificateholders

     If the Trustee is not the certificate registrar for a series of Certificates, upon written request of the Trustee, the certificate registrar will provide to the Trustee within 30 days after the receipt of that request a list of the names and addresses of all certificateholders of record of a series as of the most recent record date. Upon written request of three or more certificateholders of record of a series of Certificates, for purposes of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement for that series, the Trustee will afford those certificateholders access during business hours to the most recent list of certificateholders of that series held by the Trustee.

Termination; Repurchase of Mortgage Loans and Mortgage Certificates

     The obligations of the Depositor, the Sponsor (if a party thereto), the Master Servicer, the Servicer and the Trustee created by the pooling and servicing agreement will terminate upon the earlier of:

     o the maturity or other liquidation of the last Mortgage Loan or Mortgage Certificate in the related Trust Estate and the disposition of all property acquired upon foreclosure of any Mortgage Loan; and

     o the payment to certificateholders of that series of all amounts required to be paid to them pursuant to the pooling and servicing agreement.


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

In no event, however, will the Trust Estate created by any pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. For each series of Certificates, the Trustee will give written notice of termination of the pooling and servicing agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in the notice of termination. The termination of the Trust is required to be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of any REMIC.

     The pooling and servicing agreement for each series may permit the Master Servicer or any other entity specified in the related prospectus supplement to repurchase, or permit or require the Trustee to auction, all or a portion of the remaining Mortgage Loans or Mortgage Certificates and property acquired in respect of a Mortgage Loan, at a purchase price generally equal to the unpaid principal balance of the Mortgage Loans in the applicable group or groups plus the fair market value of any related Mortgaged Properties acquired upon foreclosure of the related Mortgage Loans, together with accrued and unpaid interest at the applicable mortgage interest rate on the related Mortgage Loans. However, if the pooling and servicing agreement for a series permits the Depositor to exercise the purchase option, for so long as the Depositor is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, the Depositor may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the purchase price described in the preceding sentence. The exercise of this right will effect early retirement of the Certificates of that series, but the Master Servicer's or other party's right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage of the aggregate initial principal amount of all
Certificates of that series at the Cut-off Date specified in the related prospectus supplement.

     Distributions in respect of an optional purchase described above will be paid to Certificateholders (or in the case of the optional purchase of one or more, but less than all, groups of Mortgage Loans, to Certificateholders entitled to distributions from that group or groups) in order of their priority of distribution as described in the applicable prospectus supplement. The proceeds from an optional purchase may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the fair market value of the REO Property and this fair market value is less than the unpaid principal balance of the related Mortgage Loan.

     The holders of the Residual Certificates of a series of REMIC Certificates may have the option to purchase the remaining Mortgage Assets included in the Trust Estate. This option will be exercisable, in the case of holders of Residual Certificates, at the time and under the circumstances specified in the related prospectus supplement. For this type of purchase to take place, the Trustee must receive an opinion of counsel that the repurchase and related distributions to certificateholders:

     o will be part of a "qualified liquidation" as defined in Code Section 860F(a)(4)(A);

     o will not cause the REMIC to be treated as an association taxable as a corporation; and

     o  will not otherwise subject the REMIC to tax.

     For each series, the Trustee will give written notice of termination of the pooling and servicing agreement to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in the notice of termination.

The Trustee

     The Trustee for each series of Certificates will be named in the related prospectus supplement. The Trustee may have normal banking relationships with the Depositor, any Originator, any Master Servicer, any Servicer and/or any subservicer. With respect to certain series of Certificates, a securities administrator or other entity specified in the related prospectus supplement may perform certain duties and functions normally performed by the Trustee. Any securities administrator or other such entity will be a party to the pooling and servicing agreement and will be named in the applicable prospectus supplement.


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

Any securities administrator or other such entity will have obligations and rights similar to the Trustee as described herein.

     The Trustee generally will be responsible under each pooling and servicing agreement for providing general administrative services for the Trust Estate for any series, including, among other things, (i) establishing and maintaining the Distribution Account; (ii) calculation of the amounts payable to certificateholders on each Distribution Date; (iii) making distributions to certificateholders; (iv) preparation of federal and applicable state and local tax and information returns; (v) preparation of reports, if any, required under the Securities Exchange Act of 1934, as amended; (vi) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vii) making Periodic Advances on the Mortgage Loans to the limited extent described under "The Pooling and Servicing Agreement--Periodic Advances and Servicing Advances," if those amounts are not advanced by a Servicer or the Master Servicer.

     The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification by the Trust Estate and held harmless against any loss, liability or expense (including reasonable attorney's fees)
(a) incurred in connection with any claim or legal action relating to (i) the pooling and servicing agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties under the pooling and servicing agreement, unless the loss, liability or expense was incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties under the pooling and servicing agreement, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the applicable Servicer, Master Servicer or securities administrator and (c) arising out of the transfer of any Certificate not in compliance with ERISA, the Code or other applicable law.

     The Trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as Trustee under the pooling and servicing agreement or for any other expenses. If, however, one or more REMIC elections have been made, the expense is unanticipated and did not arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trustee shall be entitled to reimbursement from the Trust Estate for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the pooling and servicing agreement to the extent permitted by Treasury regulations Section 1.860G-1(b)(3)(ii), which allows reimbursement for "unanticipated expenses."

     The Trustee may resign at any time, in which event the Master Servicer or, if there is no Master Servicer, the Servicer(s) will be obligated to appoint a successor trustee. The Master Servicer or, if there is no Master Servicer, the Servicer(s) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the pooling and servicing agreement, is incapable of acting or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Master Servicer or, if there is no Master Servicer, the Servicer(s) will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights in the Trust Estate, except that any Certificate registered in the name of the Depositor or any affiliate thereof will not be taken into account in determining whether the requisite Voting Rights in the Trust Estate necessary to effect this removal have been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee. The Trustee, and any successor trustee, must be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee, either an institution (i) the long term unsecured debt obligations meet certain minimum ratings of the applicable rating agencies or
(ii) whose serving as Trustee would not result in the lowering of the ratings originally assigned to any class of Certificates.

     Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related Trust. Notwithstanding the foregoing, if the predecessor Trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related Trust.


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

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal aspects of mortgage loans. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries are not exhaustive, do not reflect the laws of any particular state and do not encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

     The Mortgages Loans will be secured by either deeds of trust, mortgages, security deeds or deeds to secure debt creating a first lien, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording in a county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-homeowner, called the trustor (similar to a mortgagor), a lender (similar to a mortgagee), called the beneficiary, and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law, by the express provisions of the document and, in some cases, with respect to some deeds of trust, by the directions of the beneficiary.

Condominiums

     Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperatives

     Certain of the Mortgage Loans may be cooperative loans. The Cooperative either owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the Cooperative incurs a blanket mortgage in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.

     The Cooperative is owned by tenant stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant stockholder's pro rata share


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

of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. In a cooperative loan, an ownership interest in a Cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     See "Risk Factors--Collateral Securing Cooperative Loans May Diminish in Value" in this prospectus.

Foreclosure

     Mortgages and Deeds of Trust

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings sometimes are not contested by any of the parties. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court may issue a judgment of foreclosure and appoint a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower or any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limiting attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender then will assume the burdens of ownership, including obtaining casualty insurance and making repairs at its expense that are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.


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

     Cooperatives

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

     Recognition   agreements   also  provide  that  upon  a  foreclosure  on  a
cooperative loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to the reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

     Leaseholds

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's


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liabilities  under the new lease;  and the right of the  leasehold  mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

     In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states where the right of redemption is available, redemption may occur only upon payment of the foreclosure purchase price, expenses of foreclosure, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency  Legislation,  the  Bankruptcy  Code and  Other  Limitations  On
Lenders

     Certain states have imposed statutory prohibitions that restrict or eliminate the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be the shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the pledged assets may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on pledged assets consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that pledged assets will be governed by state laws applicable to those pledged assets rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether


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realization on any pledged assets is governed by the UCC or by other state laws, the ability of secured parties to realize on the pledged assets may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the pledged assets concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related pledged assets, including any
third-party  guarantees.   Other  state  statutes  require  secured  parties  to
foreclose on mortgaged properties and pledged assets concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related pledged assets, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of those pledged assets. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or pledged assets first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

     The Master Servicer generally will not be required under the pooling and servicing agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the
Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, which is an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose.

     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code.

     o Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure."

     o Under Chapter 11, a homeowner can reorganize his or her debts through his or her reorganization plan.

     o Under Chapter 13, a homeowner can address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11.

     The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the


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outstanding   balance  of  the   secured   portion  of  the  loan.   In  certain
circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, with the term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

     Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

     The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of this type of loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

     State statutes and general principles of equity may also provide a mortgagor with a means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the
Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     The Code provides priority to certain tax liens over the lien of the mortgage. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on those pledged assets. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.


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Texas Home Equity Loans

     Generally, any "cash-out" refinance or other non-purchase money transaction (except for certain rate or term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas and its implementing statutes and regulations (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for:

     o  certain disclosure requirements,

     o  caps on allowable fees,

     o  required loan closing procedures and

     o  certain other restrictions.

Failure, inadvertent or otherwise, to comply with any requirement may render a Mortgage Loan unenforceable and/or the lien on a Mortgaged Property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosures as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of those loans. If a court were to find that any requirement of the Texas Home Equity Laws was not satisfied, the court could:

     o  refuse to allow foreclosure to proceed,

     o  declare the lien on a Mortgaged Property to be void, and/or

     o require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan.

Title insurance generally available on those Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

"Due-on-Sale" Clauses

     The forms of note, mortgage and deed of trust relating to Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. Court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS, as successor to the Federal Home Loan Bank Board, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans


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which it has purchased,  that the Window Period States were: Arizona,  Arkansas,
California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among these states.

     By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that the lien or encumbrance is not created pursuant to a contract for deed); (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Currently, fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Forfeiture for Drug, RICO and Money Laundering Violations

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that this defense will be successful.


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Homeowners Protection Act of 1998

     The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance. The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. The termination provisions govern when a mortgagor may cancel the requirement to maintain primary mortgage insurance and when the requirement to maintain primary mortgage insurance is automatically terminated. In general, voluntary termination is permitted when the principal balance of a mortgage loan is reduced to 80% of the original property value and automatic termination occurs when the principal balance of a mortgage loan is reduced to 78% of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. These disclosure requirements include notification of the circumstances under which a mortgagor may cancel primary mortgage insurance, the date when primary mortgage insurance automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of primary mortgage insurance, the servicer shall provide written notification that primary mortgage insurance is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

Servicemembers Civil Relief Act and Similar Laws

     Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of their Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive this interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon the application of the lender. It is possible that the Relief Act could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Certificates of the related series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that an affected Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application of the mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a mortgage loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in these states who are active or reserve members of the armed services or national guard. For example, California has extended legislation providing protection equivalent to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

Environmental Considerations

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things:

     o  emissions of air pollutants;

     o  discharges of wastewater or storm water;

     o generation, transport, storage or disposal of hazardous waste or hazardous substances;

     o  operation, closure and removal of underground storage tanks;


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     o  removal and disposal of asbestos-containing materials; and/or

     o management of electrical or other equipment containing polychlorinated biphenyls.

     Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on a property are subordinated to these environmental liens and, in some states, even prior recorded liens are subordinated to these liens. In the latter states, the security interest of the Trustee in a property that is subject to this type of lien could be adversely affected. Environmental contamination on a property is likely to have a negative impact on the value of the property, which may lead to losses on the related series of Certificates.

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action or cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. The cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, as well as jointly and severally, liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

     The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender like a Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "CERCLA Secured-Creditor Exemption"). This exemption for holders of a security interest like a secured lender applies only if a lender seeks to protect its security interest in the contaminated facility or property. Accordingly, if a lender's activities begin to encroach on the actual management of a facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains an exemption similar to the CERCLA Secured-Creditor Exemption (the "RCRA Secured-Creditor Exemption")for those lenders who hold a security interest in a petroleum underground storage tank or in real estate containing an underground storage tank, or that acquire title to a petroleum underground storage tank or facility or property on which a underground storage tank is located. As under CERCLA, a lender may lose its RCRA Secured-Creditor Exemption and be held liable under RCRA as a underground storage tank owner or operator if the lender or its employees or agents participate in the management of the underground storage tank. In addition, if the lender takes title to or possession of the underground storage tank or the real estate containing the underground storage tank, under certain circumstances the RCRA Secured-Creditor Exemption may be deemed to be unavailable.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed the CERCLA Secured-Creditor Exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the


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facility or participated  in decisions  relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence those decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act") was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more clearly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the CERCLA Secured-Creditor Exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the RCRA Secured-Creditor Exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. As a result, it is possible that cleanup or other environmental liability costs could become a liability of a Trust Estate and occasion a loss to a Trust Estate and to certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the CERCLA Secured-Creditor Exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated these evaluations were not required, nor are these evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to:

     o  the environmental condition of a mortgaged property;

     o the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property;

     o any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from a mortgaged property;

     o the impact on certificateholders of any environmental condition or presence of any substance on or near a mortgaged property; or

     o  the compliance of any mortgaged property with any environmental laws.

     In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any similar representation, warranty or assumption or liability relative to any Mortgaged Property. See "The Trust Estates--The Mortgage Loans" and "--'Due-on-Sale' Clauses" above.


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Enforceability of Certain Provisions

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the pooling and servicing agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                          BENEFIT PLAN CONSIDERATIONS

General

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Code Section 4975 impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to these employee benefit plans and arrangements. The following is a general discussion of these requirements, and certain applicable exceptions to and administrative exemptions from these requirements.

     For purposes of this discussion, employee benefit plans and arrangements to which both Title I of ERISA and the Code apply are referred to as "ERISA Plans." An individual retirement account established under Code Section 408 (an "IRA") is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively, "Non-ERISA Plans"), are not considered ERISA Plans, but these Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of Code Section 4975. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) (collectively, "Exempt Plans") are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of Code Section 4975. Accordingly, Exempt Plans also are not considered ERISA Plans, but these Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as "Benefit Plans."

     Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether any prohibition to its purchase exists under the requirements of ERISA or the Code, whether any prohibited transaction exemption such as U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption ("PTCE") 83-1 or any individual administrative exemption (as described below) applies to its purchase, including whether the required conditions for the exemption would be met, or whether any statutory prohibited transaction exemption is applicable to that purchase. In addition, an ERISA Plan fiduciary should consult the discussion relating to Benefit Plans in the prospectus supplement relating to a series of Certificates.


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

Certain ERISA and Code Requirements

     General

     In accordance with ERISA's general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing instruments of the ERISA Plan and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed under "Prepayment and Yield Considerations".

     Parties in Interest/Disqualified Persons

     The provisions of Section 406 of ERISA (and corresponding provisions of Code Section 4975) prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA
Plan  (so-called   "parties  in  interest"   within  the  meaning  of  ERISA  or
"disqualified persons" within the meaning of the Code). The Depositor, an Originator, the Sponsor, a Master Servicer, a Servicer or the Trustee or certain of their affiliates might be or might become "parties in interest" or "disqualified persons" with respect to an ERISA Plan. As a result, the acquisition or holding of Certificates by or on behalf of an ERISA Plan could give rise to a "prohibited transaction" within the meaning of ERISA and Code
Section 4975 unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of an ERISA Plan (including assets that may be held in an insurance company's separate or general accounts where assets in those accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to those assets, the Depositor, an Originator, the Sponsor, a Master Servicer, a Servicer or the Trustee or one of their affiliates either (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and will be based on the particular investment needs of the ERISA Plan.

     Delegation of Fiduciary Duty

     If an investing ERISA Plan's assets were deemed to include an undivided ownership interest in the assets included in a Trust Estate, an ERISA Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and Code Section 4975. Neither ERISA nor the Code define the term "plan assets."

     DOL regulations at 29 CFR Section 2510.101, as modified by Section 3(42) of ERISA (the "DOL Regulations") describe whether an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and Code Section 4975, if the ERISA Plan acquires an "equity interest" (such as a Certificate) in the entity.

     Certain exceptions are provided in the DOL Regulations whereby an investing ERISA Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of the related Trust Estate. However, it cannot be predicted in advance, nor can there be any continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the DOL Regulations. For example, one of the exceptions in the DOL Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which term is defined to include such ERISA Plans and any entity whose assets include "plan assets" of such plans (or are deemed to include "plan assets" of such plans pursuant to the application of the DOL Regulations) by reason of benefit plan investments in that entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.


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

     The DOL Regulations provide that where an ERISA Plan acquires a "guaranteed governmental mortgage pool certificate," the ERISA Plan's assets include that certificate, but do not, solely by reason of the ERISA Plan's holdings of that certificate, include any of the mortgage loans underlying that certificate. The DOL Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" the types of Freddie Mac Certificates, Ginnie Mae Certificates and Fannie Mae Certificates that may be included in a Trust Estate underlying a series of Certificates. Accordingly, even if a "guaranteed governmental mortgage pool certificates" included in a Trust Estate were deemed to be assets of Plan investors, the mortgage loans underlying those "guaranteed governmental mortgage pool certificates" would not be treated as plan assets of those ERISA Plans. Private Certificates are not "guaranteed governmental mortgage pool certificates." Potential ERISA Plan investors should consult the discussion relating to Benefit Plans in the related prospectus supplement before purchasing any those Certificates.

     Applicability to Non-ERISA Plans

     Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons" and prohibited transactions applies to Non-ERISA Plans as well as ERISA Plans.

ERISA Administrative Exemptions

     Individual Administrative Exemptions

     Several underwriters of mortgage-backed securities have received individual administrative exemptions (each, an "Underwriter's Exemption") from certain of the prohibited transaction provisions of ERISA and Code Section 4975. These Underwriter's Exemptions are broader in some respects than PTCE 83-1, which is discussed below. These Underwriter's Exemptions apply only to mortgage-backed securities that, among other conditions, are sold in an offering for which the applicable underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter's Exemption might be applicable to a series of Certificates, the related prospectus supplement will discuss that possibility.

     Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

     o the acquisition of the Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     o the Certificates acquired by the ERISA Plan have received a rating at the time of acquisition that is one of the four highest generic rating categories from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings, Inc. ("Fitch");

     o the Trustee must not be an affiliate of any other member of the Restricted Group (as described below) other than an underwriter;

     o the sum of all payments made to and retained by the underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of the Mortgage Loans; the sum of all payments made to and retained by the Master Servicer or any Servicer represents not more than reasonable compensation for the person's services under the agreement pursuant to which the loans are pooled and reimbursements of the person's reasonable expenses; and


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

     o the ERISA Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Trust Estate must also meet the following requirements:

     o the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

     o certificates in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or Fitch for at least one year prior to the ERISA Plan's acquisition of the Certificates; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Certificates.

     Notwithstanding the discussion above, special rules apply for the application of an Underwriter's Exemption in the case of certificates backed by pools containing residential or home equity loans with loan-to-value ratios in excess of 100%.

     (a) The rights and interests evidenced by the certificates acquired by ERISA Plans cannot be subordinated to the rights and interests evidenced by other certificates of the same Trust;

     (b) The certificates acquired by ERISA Plans must have received a rating from S&P, Moody's or Fitch at the time of th e acquisition that is in one of the two highest generic rating categories; and

     (c) The loan-to-value ratio (where the loan amount equals the sum of (i) the outstanding principal balance due under any obligation which is held by the issuing entity and (ii) the outstanding principal balance(s) of any other obligation(s) of higher priority (whether or not held by the issuing entity) which are secured by the same collateral) of the loans does not exceed 125%.

     Moreover, an Underwriter's Exemption generally can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold Certificates in a Trust Estate as to which the fiduciary (or its affiliate) is an obligor on the Mortgage Assets held in the Trust Estate; provided that, among other requirements:

     o in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group;

     o the fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Trust Estate;

     o the ERISA Plan's investment in Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than 25% of the assets of the ERISA Plan with respect to which that person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     An Underwriter's Exemption does not apply to ERISA Plans sponsored by the Depositor, the related underwriter, the Trustee, any Master Servicer, any insurer with respect to the Mortgage Assets, any obligor with respect to Mortgage Assets included in the Trust Estate constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of those parties (collectively, the "Restricted Group").


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

         The prospectus supplement for each series of Certificates will indicate the classes of Certificates, if any, as to which an Underwriter's Exemption should apply.

     Other Exemptions

     In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemptions, an ERISA Plan fiduciary should consider the possible availability of any other prohibited transaction exemptions and, in particular, PTCE 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts. PTCE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan's assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool, and whether or not the transactions would otherwise be prohibited under ERISA or Code Section 4975.

     The term "mortgage pool pass-through certificate" is defined in PTCE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of the certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single class or in multiple classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

     However, it appears that PTCE 83-1 does not or might not apply to the purchase and holding of:

     o Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) from a Trust Estate or only of a specified percentage of future principal payments from a Trust Estate;

     o  Residual Certificates;

     o Certificates evidencing ownership interests in a Trust Estate that includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations;

     o  Subordinate Certificates;

     o Certificates evidencing ownership interests in a Trust Estate containing Mortgage Certificates; or

     o Certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related Servicer Custodial Account, Master Servicer Custodial Account or Distribution Account.

     PTCE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTCE 83-1 sets forth the following general conditions to the application of the exemption:

          (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and the property securing the loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;

          (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

          (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.


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

     The system of insurance or protection referred to in clause (i) above must provide protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTCE 83-1 (and a predecessor exemption), the DOL did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

Non-ERISA Plans and Exempt Plans

     Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the preceding discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of Code Section 4975, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. As a result, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of its investment under the Code or other applicable law.

Unrelated Business Taxable Income--Residual Certificates

     The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of Benefit Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511 through 515 and Code Section 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to the transferor, the Trustee and the Depositor that it is not, nor is it purchasing a Residential Certificate on behalf of, a "disqualified organization," which term as defined herein includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans. In addition, prior to the transfer of a Residual Certificate, the Trustee may require an opinion of counsel to the effect that the transferee is not a "disqualified organization" and that the transfer will not subject the Trustee, the Depositor, the Master Servicer or any Servicer to additional obligations imposed by ERISA or the Code.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are acting on behalf of a benefit plan or any other employee benefit plan or arrangement or using assets of any such employee benefit plan or arrangement consult with their legal counsel regarding the consequences under ERISA, the Code and other applicable law of their acquisition and ownership of certificates.

     The sale of certificates to a Benefit Plan or any other employee benefit plan or arrangement is in no respect a representation by the depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by employee benefit plans generally or any particular plan or arrangement, or that this investment is appropriate for employee benefit plans generally or any particular plan or arrangement.

                         LEGAL INVESTMENT CONSIDERATIONS

     If so specified in the related prospectus supplement, certain classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of Offered Certificates which will qualify as "mortgage related securities" will be those that (i) are rated in one of the two highest rating categories by at least one nationally-recognized statistical rating organization and (ii) are part of a series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including state-chartered depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.ss. 24 (Seventh), subject in each case to regulations the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R.ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities" which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. This policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any of the Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The preceding discussion does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.


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     Except as to the status of certain classes of the Certificates as "mortgage
related   securities,"   no   representations   are   made  as  to  the   proper
characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by
regulatory   authorities  should  consult  with  their  own  legal  advisors  in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based on the advice of Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. As to any Securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Consequences", if any, in the prospectus supplement accompanying this prospectus with respect to those Securities, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence is the only opinion being rendered with respect to tax matters affecting the Securities offered hereunder by Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP. The opinion stated above and the opinions specifically identified as such in the following discussion are the only opinions that Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the securities offered under this prospectus and prospectus supplement. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.

     The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, or the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary, or those opinions, to exculpate them from the asserted penalties. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State Tax Considerations."

     If a series of Certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code. The tax treatment of


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Exchangeable  Certificates is discussed under "--Federal Income Tax Consequences for Exchangeable Certificates" below.

     For purposes of this discussion, where the applicable prospectus supplement provides for a Fixed Retained Yield on the Mortgage Loans of a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

Federal Income Tax Consequences for REMIC Certificates

     General

     With respect to a series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets in the Trust Estate as one or more real estate mortgage investment conduits (each, a "REMIC") within the meaning of Code Section 860D. A Trust Estate or a portion or portions of a Trust Estate as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool" For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. For each series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP, each as counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the pooling and servicing agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to "REMIC" or "REMIC Pool" in this prospectus shall be deemed to refer to each REMIC Pool.

     Status of REMIC Certificates

     REMIC  Certificates  held by a domestic  building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment.

     Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of the assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buydown Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).


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     Qualification as a REMIC

     For the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor under which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool (i) to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of that reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the Startup Day. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service.

     In addition to requirements described above, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular


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interest,  and  unconditionally  entitles  the  holder to  receive  a  specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. A specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal on the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower
than  reasonably  expected  returns  on  permitted  investments,   unanticipated
expenses  incurred  by  the  REMIC  Pool  or  prepayment  interest   shortfalls.
Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that
series  will   constitute  a  single  class  of  residual   interests  on  which
distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and any following year. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that corporation. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

     General

     In general, interest, Original Issue Discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting they otherwise use.

     Original Issue Discount

     Accrual Certificates will be, and other classes of Regular Certificates may be, issued with "Original Issue Discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having Original Issue Discount generally must include Original Issue Discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent these issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an antiabuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors


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are  advised to consult  their own tax  advisors as to this  discussion  and the appropriate method for reporting interest and Original Issue Discount for the Regular Certificates.

     Each Regular Certificate (except to the extent described below for a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the Original Issue Discount includible in a Regular Certificateholder's income. The total amount of Original Issue Discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of the class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest on the Regular Certificates as qualified stated interest. Distributions of interest on a Accrual Certificate, or on other Regular Certificates for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal. Likewise, it is anticipated that the Trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, Original Issue Discount on a Regular Certificate will be considered to be zero if the Original Issue Discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis Original Issue Discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis Original Issue Discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the Original Issue Discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Certificate, a calculation will be made of the Original


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Issue  Discount  that accrues  during each  successive  full accrual  period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of Original Issue Discount is intended to be based on the Prepayment Assumption. Other than as discussed below for a Non-Pro Rata Certificate, the Original Issue Discount accruing in a full accrual period would be the excess, if any, of (i) the sum of
(a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the
Regular   Certificate  at  the  issue  date,  (ii)  events   (including   actual
prepayments)  that have  occurred  prior to the end of the accrual  period,  and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of Original Issue Discount for the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The Original Issue Discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of Original Issue Discount for each day in the period. If an initial accrual period is shorter than a full accrual period, the daily portions of Original Issue Discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of Original Issue Discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans for a series of Regular Certificates can result in both a change in the priority of principal payments for certain classes of Regular Certificates and either an increase or decrease in the daily portions of Original Issue Discount for the Regular Certificates.

     In the case of a Non-Pro Rata Certificate, it is anticipated that the Trustee will determine the yield to maturity of that Certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the Original Issue Discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the Original Issue Discount for the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of this unpaid principal balance), (a) the remaining unaccrued Original Issue Discount allocable to the Certificate (or to the portion) will accrue at the time of that distribution, and (b) the accrual of Original Issue Discount allocable to each remaining Certificate of that class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of Original Issue Discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record dates and Distribution Dates. Under the proposed regulations, the period over which original issue discount accrues would coincide with the period over which the right of Regular Certificateholders to interest payments accrues under the pooling and servicing agreement for a series or indenture for a series rather than over the period between Distribution Dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the closing date of the series to the first record date for such series, but would not be required to accrue interest after the last record date for such series. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.


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     Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the Original Issue Discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuing entity or a related party or (ii) unique to the circumstances of the issuing entity or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class like this may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more of these variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for Original Issue Discount reporting purposes.

     The amount of Original Issue Discount for a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat this interest as qualified stated interest, except for variable interest on an interest-only


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or super-premium  class, which will be treated as non-qualified  stated interest
includible  in  the  stated  redemption  price  at  maturity.   Ordinary  income
reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     It is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except if initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis Original Issue Discount. The yield on these Regular Certificates for purposes of accruing Original Issue Discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on these Regular Certificates.

     Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of Original Issue Discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having Original Issue Discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. That purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding that distribution. This market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until those regulations are issued, this market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with Original Issue Discount, in the ratio of Original Issue Discount accrued for the relevant period to the sum of the Original Issue Discount accrued for the period plus the remaining Original Issue Discount as of the end of the period. That purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. That purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of that interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or following taxable years, in which case the interest deferral rule will not apply. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which this election may be deemed to be made.

     By analogy to the OID Regulations, market discount on a Regular Certificate will be considered to be zero if that market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis Original Issue Discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued and, as a result, investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


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     Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds its Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize its premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or following taxable years, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, Original Issue Discount, de minimis Original Issue Discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or following taxable years. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their tax advisors regarding the advisability of making this election.

     Treatment of Losses

     Regular Certificateholders will be required to report income on Regular Certificates using the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that those amounts are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that, while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that Original Issue Discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code
Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any of their Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Certificateholders should be allowed a bad debt deduction at the time the principal balance of their Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service,


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however,  could take the position that  non-corporate  holders will be allowed a bad debt deduction to reflect those losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer these deductions for all holders, such as reducing future cash flow for purposes of computing Original Issue Discount this may have the effect of creating "negative" Original Issue Discount which would be deductible only against future positive Original Issue Discount or otherwise upon termination of the class. Regular Certificateholders are urged to consult their tax advisors regarding the appropriate timing, amount and character of any
loss  sustained  with  respect  to  the  Regular   Certificates.   While  losses
attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued Original Issue Discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

     Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any Original Issue Discount or market discount previously included in the seller's gross income for the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above relating to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). This gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,
(ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) if the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on its Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to its Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Residual Certificates

     Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except,


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in  addition  to  certain  other  adjustments,   that  (i)  the  limitations  on
deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, Original Issue Discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment  of cash  flows  and  reserve  assets,  plus  any  cancellation  of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and Original Issue Discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and Original Issue Discount or market discount income or amortization of premium on the Mortgage Loans, on the one hand, and the timing of deductions for interest (including Original Issue Discount) or income from amortization of issue premium on the Regular Certificates on the other hand. If an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon distributions of principal on those Regular Certificates on account of any unaccrued Original Issue Discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates if those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years because interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed-rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of this mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by the Residual Holder for those periods in accordance with generally accepted accounting principles. Investors should consult their accountants concerning the accounting treatment of their investment in Residual Certificates.

     Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. This basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely for a Residual Holder as to whom a loss was disallowed and may be used by that Residual Holder only to offset any income generated by the same REMIC Pool.


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

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price for this type of residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued regarding the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the Residual Holder uses for financial reporting purposes, provided that this period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on those interests under the applicable prepayment assumption. If the Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. A prospective purchaser of a Residual Certificate should consult with its tax counsel regarding the effect of these regulations.

     Further, if the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not provide for that outcome. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income for the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for Original Issue Discount and income from amortization of issue premium will be determined in the same manner as Original Issue Discount income on Regular Certificates as described above under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Market Discount. The REMIC Pool will have market discount income on the Mortgage Loans if, in general, the basis of the REMIC Pool in those Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that this basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to Original Issue Discount. Market discount income generally should accrue in the manner described above under "--Taxation of Regular Certificates--Market Discount."


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

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the Mortgage Loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium on those Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by their holder. The allocation of this premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that this premium should be allocated in a different manner, such as allocating this premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made on the Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the


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

present value of the total anticipated excess inclusions for that Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for the tax for a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income on a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period the interest is held by that Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual
Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an Electing Large Partnership" holds a Residual Certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code
Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an Electing Large Partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that this term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any similar governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing the Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to these restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition


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

of ownership thereof, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Sponsor or the Trustee may charge a fee for computing and providing this information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied: either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

         (1) the present value of any consideration given to the transferee to acquire the residual interest;

         (2) the present value of the expected future distributions on the residual interest; and

         (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

     (b) (1) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

         (2) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirement for a safe harbor transfer; and

         (3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

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

     For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

     The pooling and servicing agreement for each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under "--Disqualified Organizations." The pooling and servicing agreement will not require that transfers of the Residual Certificates meet requirement (iv) above. Consequently, those transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below) and may apply to United States partnerships that have any non-U.S. Persons as partners, unless that transferee's or that non-U.S. Person partner's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses") of the Residual Holder in its Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income if any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. That income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds its Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of its remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (ii) in the case of a


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non-corporate  taxpayer, if the taxpayer has made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after that sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Mark-to-Market Regulations

     The Internal Revenue Service has issued final regulations (the "Mark-to-Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

     Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable-rate Mortgage Loan.

     Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or cleanup call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.


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     Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

     Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

     Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for this income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer or the Trustee, as specified in the related pooling and servicing agreement, will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer or the Trustee to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

     Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate or trust will be subject to limitation on certain itemized deductions described in Code Section 67, if those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable Code Section 68 reduction is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of these expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause these investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders


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of Residual Certificates,  where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. All of those expenses generally will be allocable to the Residual Certificates. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates for a
REMIC  Pool.  As  a  result,  individuals,   estates  or  trusts  holding  REMIC
Certificates   (either   directly  or  indirectly   through  a  grantor   trust,
partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

     Regular Certificates

     Interest, including Original Issue Discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Certificateholder, and (ii) such non-U.S. Person is not a "10-percent shareholder" within the meaning of Code
Section  871(h)(3)(B)  or a  controlled  foreign  corporation  described in Code
Section 881(c)(3)(C). To avoid withholding tax, such Certificateholders must provide certain documentation. The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or IRS Form W-8IMY, if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding, on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certificate. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such non-U.S. Person. In the latter case, such non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only if (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets in the Trust Estate (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder


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will not be entitled to any  exemption  from the 30%  withholding  tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates-- Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have Original Issue Discount. See "--Taxation of
Residual   Certificates--Tax-Related   Restrictions   on  Transfer  of  Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential."

     The Internal Revenue Service issued temporary regulations on August 1, 2006 (the "Temporary Regulations") modifying the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The Temporary Regulations are effective generally for interests in a REMIC residual interest first acquired on or after August 1, 2006, and accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The Temporary Regulations also provide that excess inclusions are United States source income.

     In the case of REMIC residual interests held by a foreign person through a partnership, the Temporary Regulations deem the amount of excess inclusion income allocated to the foreign partner to be received by the foreign partner on the last day of the partnership's taxable year, except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

     In the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the foreign person must include in income the amount of excess inclusion allocated to it at the same time that other income from the trust, company, fund, or organization would be taken into account.

     The Temporary Regulations also expressly make subject to withholding tax excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity). In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary Regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

     Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

     Backup Withholding

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on "reportable payments" (including interest distributions, Original Issue Discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular


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Certificates  would be  refunded  by the IRS or allowed as a credit  against the
Regular Certificateholder's federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Prospective investors are encouraged to consult their own tax advisors regarding the application to them of information reporting.

     Reporting Requirements

     Reports of accrued interest, Original Issue Discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, nonexempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request this information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request this information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to these holders. Furthermore, under the Treasury regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

     General

     If no election is made to treat a Trust Estate (or a segregated pool of assets in the Trust Estate) with respect to a series of Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield on the Mortgage Loans underlying the Certificates of a series, and where those Certificates are not designated as Stripped Certificates, the holder of each Certificate in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the mortgage interest rate on the Mortgage Loans, Original Issue Discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with that certificateholder's method of accounting. A certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Trust Estate, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if


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any, of adjusted gross income over a statutory  threshold  amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. These limitations will be phased out and eliminated by 2010. As a result, investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on their Certificates relating to interest at the pass-through rate or as discount income on their Certificates. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield on the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of Servicing Fees."

     Tax Status

     Each of Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP and Hunton & Williams LLP has advised the Depositor that, except as described below with respect to Stripped Certificates:

          (i) A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in that section of the Code.

          (ii) A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
     Section 856(c)(4)(A) to the extent the assets of the related Trust Estate consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

          (iii) A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is correct. Accordingly, Certificateholders are urged to consult their tax advisors concerning the effects of these arrangements on the characterization of their investment for federal income tax purposes.

     Premium and Discount

     Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or afterwards.

     Premium

     The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."


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     Original Issue Discount

     The Original Issue Discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of Original Issue Discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, Original Issue Discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Certificates" below regarding Original Issue Discount on Stripped Certificates.

     Original Issue Discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Generally, no Prepayment Assumption will be assumed for purposes of this accrual. However, Code Section 1272 provides for a reduction in the amount of Original Issue Discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued Original Issue Discount, less prior payments of principal. Accordingly, if Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of those Mortgage Loans, no Original Issue Discount attributable to the difference between the issue price and the original principal amount of those Mortgage Loans (i.e., points) will be includible by the holder.

     Market Discount

     Certificateholders also will be subject to the market discount rules if the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Generally, no Prepayment Assumption will be assumed for purposes of that accrual.

     Recharacterization of Servicing Fees

     If the servicing fees paid to a Master Servicer were deemed to exceed reasonable servicing compensation, the amount of any excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a Master Servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the Original Issue Discount rules of the Code would apply to its holder. While certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax


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purposes,  the corpus of the  grantor  trust  could be viewed as  excluding  the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including this portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Certificates

     Upon sale or exchange of a Certificate, a certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the certificateholder's cost for the Certificate, increased by the amount of any income previously reported relating to the Certificate and decreased by the amount of any losses previously reported for the Certificate and the amount of any distributions received on the certificate. Except as provided above relating to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

     General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans because it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Recharacterization of Servicing Fees" above), or (iii) a series of Certificates is issued in two or more classes or subclasses that represent the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" for its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" relating to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Master Servicer, if these fees represent reasonable compensation for services rendered. See the discussion above under "--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--General," subject to the limitation described in that section.


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     Code Section 1286 treats a stripped bond or a stripped coupon  generally as an obligation issued at an Original Issue Discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where those Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating Original Issue Discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any Original Issue Discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with Original Issue Discount or market discount (as described below), at a de minimis Original Issue Discount, or, presumably, at a premium. This treatment indicates that the interest component of this type of Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of this type of Stripped Certificate will be required to account for any discount as market discount rather than Original Issue Discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any of this market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule discussed in that section, assuming that a prepayment assumption is employed in the computation.

     In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the related closing date for the series, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped
Certificates generally will be different than that reported to Certificateholders and the Internal Revenue Service. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to you if you should fail to do so.

     Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including Original Issue Discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on the Mortgage Loans qualify for that treatment. The application of these Code provisions to Buy-Down Loans is uncertain. See "--Tax Status" above.


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     Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "--General," each Stripped Certificate will be considered to have been issued at an Original Issue Discount for Federal income tax purposes. Original Issue Discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the Original Issue Discount sections of the Code made by the 1986 Act, the amount of Original Issue Discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of Original Issue Discount will be either accelerated or decelerated and the amount of the Original Issue Discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by the Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize a loss (which may be a capital loss) equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities like as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in the Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." If a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were Original Issue Discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest


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on each Mortgage Loan, (ii) as many stripped bonds or stripped  coupons as there are scheduled  payments of principal  and/or  interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made on the Mortgage Loan. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.
Regulations regarding Original Issue Discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether Original Issue Discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

     Reporting Requirements and Backup Withholding

     The Master Servicer or the Trustee, as specified in the related prospectus supplement, will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during that year, the information (prepared on the basis described above) as is necessary to enable those certificateholders to prepare their federal income tax returns. This information will include the amount of Original Issue Discount accrued on Certificates held by persons other than certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer or the Trustee may not be equal to the proper amount of Original Issue Discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, this reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Master Servicer or the Trustee will also file the Original Issue Discount information with the Internal Revenue Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

     On January 24, 2006, the Internal Revenue Service published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulation Section 301.7701-4(c) which is a U.S. Person and in which any interest is held by a middleman, which includes, but is not limited to
(i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The Trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the related Trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The Trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

     Taxation of Certain Foreign Investors

     If a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or Original Issue Discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("Foreign Persons") generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued Original Issue Discount recognized by the certificateholder on the sale or exchange of a Certificate also will be subject to federal income tax at the same rate.


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     Treasury  regulations provide that interest or Original Issue Discount paid by the Trustee or other withholding agent to a Foreign Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."

Federal Income Tax Consequences for Exchangeable Certificates

     Tax Status

     The Exchangeable Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C) to the extent the underlying REMIC regular interests represented by such Exchangeable Certificates would be qualifying if held directly. Original Issue Discount and interest accruing on Exchangeable Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) to the extent income on the underlying REMIC regular interests represented by such Exchangeable Certificates would be qualifying if held directly. Exchangeable Certificates will be "qualified mortgages" under Code Section 860G(a)(3) for a REMIC to the extent the underlying REMIC regular interests represented by such Exchangeable Securities would be qualifying if held directly. Prospective investors should consult their own tax advisors regarding the proper treatment of Exchangeable Certificates in respect of the above discussion.

     Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests

     The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in two or more REMIC regular interests corresponding to that
Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as described under "-Federal Income Tax Consequences for REMIC Certificates." The beneficial owner must allocate its basis among the underlying REMIC regular interests in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Exchangeable Certificate, the beneficial owner must allocate the amount received on the sale among the underlying REMIC regular interests in accordance with their relative fair market values as of the time of sale.

     Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests

     The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in a REMIC regular interest corresponding to that Exchangeable Certificate (a "Disproportionate Exchangeable Certificate"). The beneficial owner of such an Exchangeable Certificate will be treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such REMIC regular interest. Under Code Section 1286, each beneficial owner of a Disproportionate Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and having Original Issue Discount equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for a Disproportionate Exchangeable Certificate is determined in the same manner as described with respect to REMIC regular interests under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount."

     Each beneficial owner of a Disproportionate Exchangeable Certificate should calculate Original Issue Discount and include it in ordinary income as it accrues, which may be prior to the receipt of cash attributable to such income, in accordance with a method analogous to that described with respect to a REMIC regular interest under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates-Original Issue Discount." A beneficial owner should determine its yield to maturity based on the purchase price for the Exchangeable Certificate and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. It is not clear whether the prepayment assumption a beneficial owner should use to calculate Original Issue Discount would be one determined at the time the Exchangeable Certificate is acquired or would be the original prepayment assumption with respect to the underlying REMIC regular interest.

     While the matter is not free from doubt, if a beneficial owner acquires a combination of Exchangeable Certificates in separate transactions which in the aggregate represent a single REMIC regular interest, it appears that the owner should account for each such Exchangeable Certificate separately, even if it exchanges the Exchangeable Certificates for the underlying REMIC regular interest. However, if a beneficial owner acquires such a combination in a single transaction, it is possible that the beneficial owner's interests should be aggregated, with the beneficial owner treated as owning the underlying REMIC regular interest (regardless of whether it has exchanged the Exchangeable Certificates for the underlying REMIC regular interest). Accounting separately for the Exchangeable Certificates may lead to significantly different accruals of interest and Original Issue Discount than would be the case if the owner aggregated such interests. Prospective investors should consult their own tax advisors as to the proper treatment of an Exchangeable Certificate in either of these circumstances.

     Sales, Exchanges and Other Dispositions of Exchangeable Certificates

     If a beneficial owner exchanges one or more underlying REMIC regular interests for one or more Exchangeable Certificates in the manner described under "Description of the Certificates--Exchangeable REMIC and Exchangeable Certificates" in this prospectus, the exchange will not be taxable. Likewise, if a beneficial owner exchanges one or more Exchangeable Certificates for the corresponding REMIC regular interest or interests, the exchange will not be taxable.

     Upon the sale, exchange or other disposition of an Exchangeable Certificate other than an exchange described in the preceding paragraph, a beneficial owner generally will recognize gain or loss equal to the difference between the amount realized and the beneficial owner's adjusted basis or bases in the REMIC regular interest or interests underlying the Exchangeable Certificate. The adjusted basis of each such REMIC regular interest will be determined as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates."


                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the
Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Certificates.

                              PLAN OF DISTRIBUTION

     The Certificates are being offered by this prospectus and the applicable prospectus supplement through one or more of the various methods described below. The applicable prospectus supplement for each series will describe the method of offering being used for that series. The prospectus supplement will state the public offering or purchase price of each class of Certificates of that series, or the method by which the price is to be determined, and the net proceeds to the Depositor from the sale of the Certificates.

     The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a series of Certificates may be made through a combination of two or more of the following methods:

     o by negotiated firm commitment underwriting and public offering by an underwriter specified in the related prospectus supplement;

     o by placements by the Depositor with institutional investors through dealers;

     o by direct placements by the Depositor with investors, in which event the Depositor will be an underwriter with respect to the Certificates; and

     o by inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities.

     If underwriters are used in a sale of any Certificates, these Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, for the offer and sale of a series of Certificates will be set forth on the cover of the prospectus supplement applicable to that series and members of the underwriting syndicate, if any, will be named in that prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of Certificates will be obligated to purchase all of those Certificates if any are purchased. The Depositor and, if specified in the applicable prospectus supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     The prospectus supplement for any series of Certificates offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer or sale.

     If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any affiliate thereof may purchase some or all of one or more classes of Certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement. That purchaser may then from time to time offer and sell, pursuant to this prospectus, some or all of the Certificates purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the manner specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a purchaser's offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of Certificates will be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and any commissions and discounts received by that dealer and any profit on the resale of Certificates by that dealer will be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds from the sale of each series of Certificates for the purchase of the Mortgage Assets serving as security for those Certificates.

                              FINANCIAL INFORMATION

     A new Trust will be formed by the Depositor for each series of Certificates. As a result, no Trust will engage in any business activity or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements for any Trust will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The legality of, and certain federal income tax matters related to, the Certificates of a series will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., Cadwalader, Wickersham & Taft LLP, New York, New York or Hunton &Williams LLP, Charlotte, North Carolina, as specified in the related prospectus supplement.

                                     RATING

     The Certificates of any series offered pursuant to this prospectus and a prospectus supplement will be rated in one of the four highest categories by one or more nationally-recognized statistical rating agencies listed in the related prospectus supplement.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                          REPORTS TO CERTIFICATEHOLDERS

     The Trustee or the Master Servicer will prepare and make available to the certificateholders of each series statements containing information with respect to principal and interest payments and the related Trust Estate, as described under "Description of Certificates--Reports to Certificateholders." Copies of these statements will be filed with the Commission through its EDGAR system located at http://www.sec.gov under the name of the Trust as an exhibit to the Trust's monthly distribution reports on Form 10-D for each series of Certificates for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Monthly distribution reports on Form 10-D are generally due within 15 days after each Distribution Date, unless such due date falls on a weekend or holiday, in which case the due date extends to the first business day following. In addition, each party to the servicing function, for a series of Certificates (generally the Trustee and the Servicer (any Master Servicer)) will furnish to the Trustee or Master Servicer, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under "The Pooling and Servicing Agreement--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the Trust as an exhibit to the Trust's annual statement on Form 10-K for each series of Certificates.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Securities and Exchange Commission (the "Commission") allows the Depositor to "incorporate by reference" information it files with the Commission, which means that the Depositor can disclose important information to you by referring you to documents which contain that information. Information incorporated by reference is considered to be part of this prospectus. Certain information that the Depositor will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The Depositor incorporates by reference any future monthly distribution reports on Form 10-D and any current reports on Form 8-K filed by or on behalf of the issuing entity until the Depositor terminates the offering of the related Certificates.

     At your request, the Depositor will send copies of these documents and reports to you at no charge. You may contact the Depositor by writing or calling it at the address and phone number listed under "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

     The  Depositor  has  filed  a  registration   statement   relating  to  the
Certificates with the Commission. This prospectus is part of the registration statement, but the registration statement contains additional information.

     Copies of the registration statement and any other materials the Depositor files with the Commission, including distribution reports on Form 10-D, annual reports, on Form 10-K, current reports on Form 8-K and amendments to these reports (collectively, "Periodic Reports"), may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the Commission's Public Reference Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains an Internet Web site at http://www.sec.gov at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0000934377. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus. The Depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore those materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Banc of America Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: Secretary, telephone number (704) 386-2400.

     Copies of filed Periodic Reports relating to an issuing entity will also be available on the applicable Trustee's website promptly after they are filed through the EDGAR system (which may not be the same day) as described in the related prospectus supplement.

     At such time as may be required under relevant SEC rules and regulations, we may provide static pool information otherwise required to be set forth in this prospectus through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.

                                             INDEX OF TERMS



                                                  Page                                                         Page
                                                  ----                                                         ----
1986 Act                                            98         Fannie Mae Certificates                           26
Accretion Directed Certificates                     36         FHA                                               23
Accrual Certificates                                39         FHA Loans                                         23
Advances                                            66         Financial Intermediary                            30
Assessment of Compliance                            71         Fitch                                             90
Asset Conservation Act                              87         Fixed Retained Yield                              70
Attestation Report                                  72         Fixed-Rate Certificates                           39
Auction Administrator                               41         Floating-Rate Certificates                        40
Auction Certificates                                41         Foreign Persons                                  121
Auction Distribution Date                           41         Freddie Mac Act                                   24
Balloon Loans                                       20         Freddie Mac Certificates                          25
Balloon Period                                      20         Garn Act                                          83
Bank of America                                     55         Ginnie Mae Certificates                           23
Bankruptcy Code                                     80         Ginnie Mae I Certificates                         24
Beneficial Owners                                   29         Ginnie Mae II Certificates                        24
Benefit Plans                                       88         Graduated Pay Mortgage Loans                      19
Book-Entry Certificates                             29         Gross Margin                                      18
Buy Down Fund                                       20         Growing Equity Mortgage Loans                     19
Buy Down Loans                                      20         HOPA                                              85
Cash Flow Agreement                                 51         Housing Act                                       23
CERCLA                                              86         HUD                                               23
CERCLA Secured-Creditor Exemption                   86         Indirect Participants                             29
Certificates                                        28         Interest Only Certificates                        40
class balance                                       36         Interest Only Mortgage Loans                      19
Code                                                95         Inverse Floating-Rate Certificates                40
Combination                                         41         IRA                                               88
Commission                                         125         Liquidation Proceeds                              63
Companion Certificates                              36         Lockout Certificates                              37
Component Certificates                              37         Mark-to Market Regulations                       111
Cooperatives                                        22         Master Servicer                                   57
Cut-Off Date                                        60         Master Servicer Custodial Account                 63
Deferred Interest                                   18         MERS                                              60
Definitive Certificates                             29         Moody's                                           90
Depositor                                           56         Mortgage Assets                                   17
Disproportionate Exchangeable Certificate          122         Mortgage Certificates                             17
Disqualified Organization                          108         Mortgage Loans                                    17
Distribution Account                                28         Mortgaged Properties                              22
Distribution Date                                   35         NCUA                                              94
DOL                                                 88         Non-ERISA Plans                                   88
DOL Regulations                                     89         Non-Pro Rata Certificate                          99
Due-on-Sale                                         83         Nonrecoverable Advance                            66
Electing Large Partnership                         108         Non-SMMEA Certificates                            93
Eligible Custodial Account                          63         Notional Amount Certificates                      37
Eligible Investments                                63         OCC                                               55
ERISA                                               88         OID Regulations                                   98
ERISA Plans                                         88         Option ARM Mortgage Loans                         18
Escrow Account                                      67         Original Issue Discount                           98
Euroclear Operator                                  31         PAC Certificates                                  38
European Depositaries                               30         PAC I                                             38
Exchangeable Certificates                           37         PAC II                                            38
Exchangeable Combination                            41         Par Price                                         41
Exchangeable REMIC Certificates                     37         Participants                                      29
Exempt Plans                                        88         Pass-Through Certificates                         37

                                             INDEX OF TERMS



                                                        Page                                                   Page
                                                        ----                                                   ----
Pass-through Entity                                      108       Servicer                                      58
Paying Agent                                              65       Servicer Custodial Account                    63
PC Agreement                                              26       Servicing Advances                            66
PC Servicer                                               26       SMMEA                                         93
PC Sponsor                                                26       Sponsor                                       55
PC Trustee                                                26       Standard Hazard Insurance Policy              69
Periodic Advance                                          66       Startup Day                                   97
Periodic Reports                                         126       Step Coupon Certificates                      40
Planned Amortization Certificates                         38       Stripped Certificateholder                   120
Pledged Asset Loans                                       20       Stripped Certificates                        118
Pledged Assets                                            20       Subordinate Certificates                      39
Prepayment Assumption                                     99       Subsidy Account                               19
Principal Only Certificates                               40       Subsidy Loans                                 19
Private Certificates                                      26       Subsidy Payments                              19
PTCE                                                      88       Super Senior Certificates                     39
Ratio Strip Certificates                                  38       Super Senior Support Certificates             39
RCRA                                                      86       Support Certificates                          36
RCRA Secured-Creditor Exemption                           86       TAC Certificates                              39
Regular Certificateholder                                 98       Targeted Amortization Certificates            39
Regular Certificates                                      96       Temporary Regulations                        114
Related                                                   41       Texas Home Equity Laws                        83
Relevant Depositary                                       30       Tiered Payment Mortgage Loans                 19
Relief Act                                                85       Title V                                       84
REMIC                                                     96       Trust                                         17
REMIC Certificates                                        96       Trust Estate                                  17
REMIC Combination                                         41       Trustee                                       17
REMC Pool                                                 96       U.S. Person                                  110
REO Property                                              66       UCC                                           79
Residual Certificates                                     96       Underlying Loans                              26
Residual Holders                                         104       Underlying Servicing Agreement                58
Restricted Group                                          91       Underwriter's Exemption                       90
Rules                                                     30       VA                                            23
S&P                                                       90       Variable Rate Certificates                    40
Scheduled Amortization Certificates                       38       Window Period                                 84
Senior Certificates                                       38       Window Period Loans                           83
Sequential Pay Certificates                               39       Window Period States                          83

                       Banc of America Funding Corporation
                                    Depositor

                      Bank of America, National Association
                                     Sponsor

                      Banc of America Funding 2006-J Trust
                                 Issuing Entity

                             Wells Fargo Bank, N.A.
                                 Master Servicer

                                 $1,156,229,100
                                  (Approximate)

                              Mortgage Pass-Through
                           Certificates, Series 2006-J

                                 ---------------

                              PROSPECTUS SUPPLEMENT

                                 ---------------

                  The Offered Certificates are not being offered in any state where the offer is not permitted.

                  The Depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

                  Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission. In addition, all dealers selling the Offered Certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.


                         Banc of America Securities LLC

                                December 28, 2006